Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NETSPEND HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.001, of NetSpend Holdings, Inc.
(2)	Aggregate number of securities to which transaction applies:
89,552,412 shares of common stock, which consists of: (i) 69,696,288 shares of common stock issued and outstanding as of March 4, 2013, (ii) 7,000,000 shares of common stock issuable upon the conversion of Series A Convertible Preferred Stock as of March 4, 2013, (iii) 10,658,052 shares of common stock issuable upon the exercise of options to purchase shares of common stock outstanding as of March 4, 2013 and (iv) 2,198,072 shares of common stock subject to transfer restrictions as of March 4, 2013.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined based upon the sum of (i) 69,696,288 shares of common stock multiplied by $16.00 per share, (ii) 700,000 shares of Series A Convertible Preferred Stock multiplied by $160.00 per share, (iii) 10,658,052 shares of common stock issuable upon the exercise of options multiplied by $10.03 per share (which is the difference between $16.00 per share and the weighted average exercise price of such options of $5.97 per share), and (iv) 2,198,072 restricted shares multiplied by $16.00 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the proposed maximum aggregate value of the transaction by .00013640.
	(4)	Proposed maximum aggregate value of transaction: $1,369,210,021.60.
	(5)	Total fee paid: $186,760.25.
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION

NETSPEND HOLDINGS, INC.
701 Brazos Street, Suite 1300
Austin, Texas 78701

To the Stockholders of NetSpend Holdings, Inc.:

        On behalf of the board of directors of NetSpend Holdings, Inc. (the "Company"), I cordially invite you to attend a special meeting of stockholders of the Company, to be held on [    •    ] at [    •    ] Central Time, at the Omni Hotel, 701 Brazos Street, Second Floor, Lonestar Room, Austin, Texas 78701.

        On February 19, 2013, the Company entered into an agreement and plan of merger providing for the merger of the Company with General Merger Sub, Inc., a wholly-owned subsidiary of Total System Services, Inc. The special meeting is being held in connection with the transactions contemplated by the merger agreement. If the merger is completed, you will be entitled to receive $16.00 in cash, without interest, less any required withholding taxes, for each share of common stock, par value $0.001 per share, of the Company that you own (unless you have properly exercised your appraisal rights with respect to such shares). At the special meeting, you will be asked to consider and vote upon proposals:

  1.
  To adopt the Agreement and Plan of Merger, dated as of February 19, 2013, by and among Total System Services, Inc., General Merger Sub, Inc. and the Company, as it may be amended from time to time (the "Merger Agreement");

  2.
  To adjourn the special meeting, if necessary or appropriate, including to solicit additional votes in favor of the proposal to adopt the Merger Agreement, if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting; and

  3.
  To approve a non-binding advisory proposal to approve certain agreements with, and items of compensation that may be paid or become payable to, our named executive officers in connection with the merger.

        After due and careful discussion and consideration, the Company's board of directors has unanimously (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger, (ii) declared that it is in the best interests of the Company and the Company's stockholders that the Company enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth in the Merger Agreement, (iii) declared that the terms of the merger are advisable and fair to the Company and the Company's stockholders, (iv) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the Company's stockholders and (v) recommended that the Company's stockholders vote to adopt the Merger Agreement. Accordingly, the Company's board of directors unanimously recommends that you vote "FOR" the proposal to adopt the Merger Agreement and "FOR" any proposal to adjourn the special meeting. In addition, the Company's board also recommends that you vote "FOR" the non-binding advisory proposal to approve certain agreements with, and items of compensation that may be paid or become payable to, our named executive officers in connection with the merger (also known as "merger-related compensation" or "golden parachute compensation").

        Adoption of the Merger Agreement and approval of the "merger-related compensation" are subject to separate votes by the Company's stockholders, and approval of the merger-related compensation is not a condition to completion of the merger. Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote thereon. Any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies and the non-binding advisory proposal to approve certain agreements with, and items of compensation that may be paid or become payable to, our named executive officers in connection with the merger will each be approved if a majority in voting power of the shares represented in person or by proxy at the special meeting and entitled to vote on the subject matter vote in favor of these proposals.

        Certain stockholders of the Company, which as of [    •    ] held an aggregate of approximately [    •    ] shares of Company common stock, representing approximately [    •    ]% of the shares entitled to vote at the special meeting, have entered into a voting agreement with Total System Services, Inc. Under the voting agreement, unless the voting agreement is terminated, these stockholders have irrevocably agreed, among other things and on the terms and subject to the conditions specified in the voting agreement, to vote all shares of stock owned by them (to the extent the shares are entitled to vote) in favor of the adoption of the Merger Agreement and against any competing acquisition proposal.

        Your vote is very important, regardless of the number of shares of Company common stock you own. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. The failure to vote your shares of our common stock with respect to the adoption of the Merger Agreement will have the same effect as a vote "AGAINST" approval of the proposal to adopt the Merger Agreement.

        If your shares of our common stock are held in "street name" by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of our common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of our common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of our common stock "FOR" approval of the proposal to adopt the Merger Agreement will have the same effect as voting "AGAINST" the proposal to adopt the Merger Agreement.

        The accompanying proxy statement provides you with detailed information about the special meeting, the Merger Agreement and the merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement and its annexes, including the Merger Agreement, carefully. You may also obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission.

Best regards,
Dan Henry Chief Executive Officer

[    •    ]

        The proxy statement is dated [    •    ], and is first being mailed to our stockholders on or about [    •    ].

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION

NETSPEND HOLDINGS, INC.

701 Brazos Street, Suite 1300
Austin, Texas 78701

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held [    •    ]

        A special meeting of stockholders of NetSpend Holdings, Inc., a Delaware corporation (the "Company"), will be held on [    •    ] at [    •    ] Central Time, at the Omni Hotel, 701 Brazos Street, Second Floor, Lonestar Room, Austin, Texas 78701.

        The special meeting will be held for the following purposes:

          1.     To consider and vote on a proposal to adopt the Agreement and Plan of Merger dated, as of February 19, 2013, by and among Total System Services, Inc., General Merger Sub, Inc. and the Company, as it may be amended from time to time (the "Merger Agreement"). A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement.

          2.     To consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

          3.     To consider and approve a non-binding advisory proposal to approve certain agreements with, and items of compensation that may be paid or become payable to, our named executive officers in connection with the merger.

        The board of directors of the Company has fixed the close of business on [    •    ] as the record date for determining stockholders entitled to notice of and to vote at the special meeting.

        Your vote is very important, regardless of the number of shares of Company common stock you own. The merger cannot be completed unless the Merger Agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon. The proposal to adjourn the special meeting and the non-binding advisory proposal to approve certain agreements with, and items of compensation that may be paid or become payable to, our named executive officers in connection with the merger will each be approved if a majority in voting power of the shares represented in person or by proxy at the special meeting and entitled to vote on the subject matter vote in favor of these proposals.

        Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares of Company common stock will be represented at the special meeting if you are unable to attend. If you do not attend and vote your shares at the special meeting and you fail to return your proxy card or fail to submit your proxy by phone or the Internet, your shares of Company common stock will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement.

        After due and careful discussion and consideration, the Company's board of directors has unanimously (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger, (ii) declared that it is in the best interests of the Company and the Company's stockholders that the Company enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth in the Merger Agreement, (iii) declared that the terms of the merger are advisable and fair to the Company and the Company's stockholders, (iv) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the Company's stockholders and (v) recommended that the Company's stockholders vote to adopt the Merger Agreement. Accordingly, the Company's board of directors unanimously recommends that you vote "FOR" the proposal to adopt the Merger Agreement and "FOR" any proposal to adjourn the special meeting. In addition, the Company's board also recommends that you vote "FOR" the non-binding advisory proposal to approve certain agreements with, and items of compensation that may be paid or become payable to, our named executive officers in connection with the merger.

        WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

By Order of the Board of Directors,
Steven F. Coleman Secretary and General Counsel

i

ii

SUMMARY

        The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information" beginning on page 116.

 Parties to the Merger (Page 29)

  NetSpend Holdings, Inc.
  701 Brazos Street, Suite 1300
  Austin, Texas 78701
  (512) 532-8200

        NetSpend Holdings, Inc. (NASDAQ: NTSP), a Delaware corporation, which we refer to in this proxy statement as the "Company", "we", "our", or "us", is a leading provider of general-purpose reloadable prepaid debit cards and related financial services to the estimated 68 million underbanked consumers in the United States who do not have a traditional bank account or who rely on alternative financial services. The Company's mission is to develop products and services that empower underbanked consumers with the convenience, security and freedom to be self-banked.

        For additional information about the Company and our business, see "Where You Can Find More Information" on page 116.

  Total System Services, Inc.
  One TSYS Way
  Columbus, GA 31901
  (706) 649-2310

        Total System Services, Inc. (NYSE: TSS), a Georgia corporation, which we refer to in this proxy statement as "TSYS", was formed on December 22, 1982, and is the direct and sole shareholder of Sub. TSYS is in the business of providing global payment services to financial and nonfinancial institutions, generally under long-term processing contracts.

  General Merger Sub, Inc.
  One TSYS Way
  Columbus, GA 31901
  (706) 649-2310

        General Merger Sub, Inc. a Delaware corporation, which we refer to in this proxy statement as "Sub", is a wholly-owned subsidiary of TSYS formed on February 4, 2013 solely for the purpose of completing the proposed merger. Sub has conducted no business activities other than those related to the structuring and negotiation of the merger and arranging the debt financing in connection with the merger.

        In this proxy statement, we refer to the Agreement and Plan of Merger, dated February 19, 2013, as it may be amended from time to time, among the Company, TSYS and Sub, as the "Merger Agreement", and the merger of Sub with and into the Company, as the "merger."

        The merger and the other transactions contemplated by the Merger Agreement are collectively referred to as the "transaction" or "transactions."

 The Special Meeting (Page 24)

  Time, Place and Purpose of the Special Meeting (Page 24)

        The special meeting will be held on [    •    ] at [    •    ] Central Time, at the Omni Hotel, 701 Brazos Street, Second Floor, Lonestar Room, Austin, Texas 78701.

        At the special meeting, holders of common stock of the Company, par value $0.001 per share, which we refer to as "Company common stock", will be asked to approve the proposal to adopt the Merger Agreement and to approve the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement. In addition, holders of Company common stock will be asked to approve, on an advisory (non-binding) basis, the existing compensatory arrangements between the Company and its named executive officers providing for "merger-related compensation" or "golden parachute compensation" that may be paid or become payable in connection with the merger.

  Record Date and Quorum (Page 24)

        You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Company common stock at the close of business on [    •    ], which the Company has set as the record date for the special meeting and which we refer to as the "record date." You will have one vote for each share of Company common stock that you owned on the record date. As of the record date, there were [    •    ] shares of Company common stock outstanding and entitled to vote at the special meeting. A majority of the shares of Company common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting.

  Vote Required (Page 25)

        Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon (referred to as the "Stockholder Approval"). Failure to vote, by proxy or in person, broker non-votes and abstentions will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement.

        Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of holders of a majority of the shares of Company common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting.

        The non-binding advisory proposal to approve certain agreements with, and items of compensation that may be paid or become payable to, our named executive officers in connection with the merger will be approved if a majority in voting power of the shares represented in person or by proxy and entitled to vote on the subject matter vote in favor of the proposal. For purposes of this proposal and the proposal to adjourn the special meeting, if your shares of Company common stock are present at the special meeting but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted "AGAINST" the proposals. Broker non-votes will not have any effect on the proposal to adjourn the special meeting or on the non-binding advisory proposal to approve certain agreements with, and items of compensation that may be paid or become payable to, our named executive officers in connection with the merger. Failure to submit a proxy or vote in person at the special meeting will also not have any effect on the proposal to adjourn the special meeting or, assuming a quorum is present, on the non-binding advisory proposal to approve certain agreements with, and items of compensation that may be paid or become payable to, our named executive officers in connection with the merger.

        As of the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, [    •    ] shares of Company common stock (excluding shares issuable upon the vesting and exercise of stock options as of such date (collectively representing [    •    ]% of the outstanding shares of Company common stock on the record date)). The directors and executive officers have informed the Company that they currently intend to vote all of their shares of Company common stock (other than shares of Company common stock as to which such holder does not have discretionary authority) "FOR" the proposal to adopt the Merger Agreement and "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

  Proxies and Revocation (Page 27)

        Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting. If your shares of Company common stock are held in "street name" through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares of Company common stock will not be voted on the proposal to adopt the Merger Agreement, which will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement, and your shares of Company common stock will not have an effect on approval of any proposal to adjourn the special meeting or on the non-binding advisory proposal to approve certain agreements with, and items of compensation that may be paid or become payable to, our named executive officers in connection with the merger.

        You may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

  •
  submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy;

  •
  signing another proxy card with a later date and returning it to us prior to the special meeting; or

  •
  attending the special meeting and voting in person.

        If you hold your shares of Company common stock in "street name," you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee.

The Merger (Page 29)

        The Merger Agreement provides that Sub will merge with and into the Company. The Company will be the surviving company in the merger (which we refer to as the "Surviving Corporation") and will continue to do business following the merger as a wholly owned subsidiary of TSYS. Following the closing of the merger (the "Closing"), the Company will cease to be a publicly traded company. If the merger is completed, you will no longer have any interest in our future earnings or growth or benefit from any increases in the value of the Company.

Merger Consideration (Page 30)

        In the merger, each outstanding share of Company common stock (other than any dissenting shares, treasury shares, or shares held by the Company, TSYS or Sub and their respective subsidiaries) will be converted into the right to receive $16.00 in cash, without interest thereon and less any required withholding taxes, which amount we refer to as the "per share merger consideration."

Treatment of Preferred Stock, Stock Options and Restricted Shares (Page 76-77)

        If the merger occurs, the Company Series A convertible preferred stock, par value 0.001 (the "Series A Convertible Preferred Stock"), the Company stock options (the "Options") and the Company restricted stock awards (the "Restricted Shares") will be treated as described below:

  •
  At the effective time of the merger each share of Series A Convertible Preferred Stock (other than any dissenting shares) will be cancelled and retired and converted into the right to receive from the Surviving Corporation, an amount in cash, without interest, equal to $160.00 (the "Preferred Stock merger consideration") (which is the product of (i) ten, which is the number of shares of Company common stock into which a share of Series A Convertible Preferred Stock is convertible, and (ii) the merger consideration).

  •
  Each vested Option as of the effective time of the merger (including certain options for which the vesting is to be all or partially accelerated in connection with the merger), will be canceled, terminated and converted into the right to receive a cash payment (less any applicable federal or withholding taxes and without interest) equal to, for each share of Company common stock subject to the vested Option, the excess, if any, of (x) the merger consideration over (y) the exercise price payable in respect of each share of Company common stock issuable under such Option. Vested Options with an exercise price that is equal to or greater than the merger consideration and Options with only a performance-based vesting condition for which such performance vesting condition has not been satisfied at or prior to the effective time of the merger will be cancelled without any cash payment being made to the holder of such Option. Each unvested Option as of the effective time of the merger will be assumed by TSYS and converted into a stock option (a "Converted Option") that represents the right to acquire common shares of TSYS equal to the product of (x) the number of shares of Company common stock subject to the unvested Option multiplied by (y) a conversion ratio, which is based on the ratio between the merger consideration over the average closing price for a share of TSYS common stock on the New York Stock Exchange over the five consecutive trading days immediately preceding the Closing Date of the merger. The Converted Options will generally continue to be governed by the same material terms and conditions as were applicable to the unvested Option immediately prior to the effective time of the merger (including any relevant provisions regarding vesting and vesting acceleration events).

  •
  Each Restricted Share that will be vested as of the effective time of the merger (including certain Restricted Shares for which the vesting is to be partially accelerated in connection with the merger), will be canceled and terminated in exchange for the right to receive a cash payment (less any applicable federal or withholding taxes and without interest) equal to the merger consideration. Each unvested Restricted Share as of the effective time of the merger will be converted into a number of shares of TSYS common stock (a "Converted Restricted Share") equal to the product of (x) the number of the unvested Restricted Shares multiplied by (y) the conversion ratio. The Converted Restricted Shares will generally continue to be governed by the same material terms and conditions as were applicable to the unvested Restricted Shares immediately prior to the effective time of the merger (including any relevant provisions regarding vesting and acceleration events). In general, unvested Restricted Shares, which, under their original terms were, in whole or in part, subject to vesting based on the achievement of certain performance conditions will be modified so that such performance conditions no longer apply to the corresponding Converted Restricted Shares and such Converted Restricted Shares will vest on December 31, 2015, if the holder remains continuously employed with TSYS or one of its subsidiaries through such date; provided that (1) certain unvested performance-based Restricted Shares held by some of our executives will remain performance-based following their conversion into Converted Restricted Shares and (2) certain unvested performance-based Restricted Shares held by some of our executives will be forfeited in connection with the merger. See "Interests of Our Directors and Officers in the Merger—Individual Employment and Change in Control Arrangements."

Recommendation of the Board; Reasons for the Transaction (Page 41)

        After due and careful discussion and consideration, the Company's board of directors (the "Board") has unanimously (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger, (ii) declared that it is in the best interests of the Company and the Company's stockholders that the Company enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth in the Merger Agreement, (iii) declared that the terms of the merger are advisable and fair to the Company and the Company's stockholders, (iv) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the Company's stockholders and (v) recommended that the Company's stockholders vote to adopt the Merger Agreement. Accordingly, the Board unanimously recommends that you vote "FOR" the proposal to adopt the Merger Agreement and "FOR" any proposal to adjourn the special meeting. In addition, the Board also recommends that you vote "FOR" the non-binding advisory proposal to approve certain agreements with, and items of compensation that may be paid or become payable to, our named executive officers in connection with the merger.

        To review the factors that our Board considered when deciding whether to approve the Merger Agreement and the transactions contemplated thereby, see "The Merger—Recommendation of the Board; Reasons for the Transaction."

The Role of the Private Equity Firms (Page 69-70)

        As a condition to the willingness of TSYS and Sub to enter into the Merger Agreement, TSYS required that JLL Partners Fund IV, L.P. and JLL Partners Fund V, L.P. (together, the "JLL Funds") and Oak Investment Partners X, L.P. and Oak X Affiliates Fund, L.P. (together, the "Oak Funds") enter into a voting agreement pursuant to which and, subject to certain conditions contained therein, they agreed to vote all shares of stock owned by them (to the extent the shares are entitled to vote) for the adoption of the Merger Agreement and any other proposal in favor of the merger and against any other competing acquisition proposals. As of the record date, the JLL Funds and the Oak Funds are entitled to vote (or control the vote of), an aggregate of [    •    ] shares of Company common stock, representing approximately [    •    ]% of the shares entitled to vote at the special meeting. No separate consideration was paid to the JLL Funds or the Oak Funds in exchange for their commitment to vote their shares in favor of the Merger Agreement.

        As of the record date the JLL Funds also held [    •    ] shares of Series A Convertible Preferred Stock, representing 100% of the shares of Series A Convertible Preferred Stock outstanding as of the record date. No vote on the part of the holders of the outstanding shares of Series A Convertible Preferred Stock is required in connection with the merger.

        Two directors on our Board, Francisco J. Rodriguez and Alexander R. Castaldi, are managing directors of JLL Partners Inc., which is the management company associated with the JLL Funds, and two directors on our Board, Andrew W. Adams and Ann Huntress Lamont, are employees of Oak Management Corporation, which is the investment manager of each of the Oak Funds.

        The JLL Funds own approximately 97% of ACE Cash Express, Inc. ("ACE"), the Company's largest distributor. Pursuant to an existing services agreement with ACE, the Company incurred expenses from transactions with ACE of $47.0 million, $40.5 million and $31.0 million for the years ended December 31, 2012, 2011 and 2010, respectively. Although revenues generated from cardholders acquired at ACE locations represented more than one-third of the Company's revenues, the portion of those revenues earned from transactions directly with ACE were $5.5 million, $4.8 million and $4.4 million for the years ended December 31, 2012, 2011 and 2010, respectively. As of December 31, 2012 and December 31, 2011, $3.5 million and $3.2 million, respectively, was payable to ACE.

        In connection with the execution of the Merger Agreement and as required by TSYS, the Company entered into an addendum to its existing services agreement with ACE which, among other things:

  •
  extends the terms of such agreement an additional five years;

  •
  contemplates a $3 million cash payment to ACE payable in connection with the consummation of the merger;

  •
  adopts new commission tiers for the fees payable by the Company to ACE in connection with the loading of cards at ACE stores ("in-store load commission tiers") and the loading of ACE cards via direct deposit ("direct deposit commission tiers" and, together with the in-store load commission tiers, the "new commission tiers");

  •
  provides financial incentives to ACE to increase cardholder acquisition, including ACE's acquisition of cardholders through its website;

  •
  adopts new tiers for the fees ACE pays to the Company when cardholders withdraw cash from their cards at ACE stores; and

  •
  increases the annual marketing allowance payable to ACE in connection with the card program.

        The $3 million cash payment to ACE payable in connection with the consummation of the merger and the extension of the ACE contract is payable within 10 days following the closing of the merger and is intended to compensate ACE for expenses incurred in connection with the negotiation of the addendum and any potential litigation or other costs associated with or resulting from the proposed transaction. With respect to the new commission tiers that were added by the addendum, to the extent that ACE achieves one of these new tiers, it will be entitled to incremental commissions at a rate that is 25% higher than the highest commission tier under the existing services agreement. The new commission tiers were added to incent ACE to increase its cardholder acquisition activities.

        Under the existing services agreement, ACE pays fees to the Company when cardholders withdraw cash from their cards at ACE stores using the in-store load commission tiers. Because ACE generally achieves a higher direct deposit commission tiers than the in-store load commission tier it achieves for a particular month, ACE currently has the opportunity to benefit when cardholders have funds directly deposited onto their cards (thereby earning ACE a commission at a higher tier) and then make a cash withdrawal at an ACE store (which results in ACE making payments to the Company at a lower tier). Pursuant to the addendum, the fees payable by ACE to the Company associated with cash withdrawals made by cardholders at ACE stores will no longer be based on the in-store load commission tiers, but instead will be based on the direct deposit commission tiers. This change could result in lower net commissions becoming payable to ACE. To offset this result, the Company agreed to increase the annual marketing allowance payable to ACE in connection with its card program.

        The effectiveness of the addendum is conditioned in all respects upon the consummation of the merger.

        As noted in under "Opinion of the Company's Financial Advisor", from January 1, 2011 through January 31, 2013, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Company's financial advisor, and its affiliates received aggregate revenues from JLL Partners and certain of its affiliates and portfolio companies of approximately $42.8 million, and from Oak Investment Partners and certain of its affiliates and portfolio companies of approximately $3.3 million, for corporate, commercial and investment banking services unrelated to the proposed transaction.

Opinion of the Company's Financial Advisor (Page 45)

        In connection with the merger, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("BofA Merrill Lynch"), the Company's financial advisor, delivered to the Board a written opinion, dated February 19, 2013, as to the fairness, from a financial point of view and as of the date of the opinion, of the per share merger consideration to be received by holders of Company common stock (other than JLL Partners and its affiliates, Oak Investment Partners and its affiliates and TSYS and its affiliates, which we refer to collectively as the "excluded holders"). The full text of the written opinion, dated February 19, 2013, of BofA Merrill Lynch, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this document and is incorporated by reference herein in its entirety. BofA Merrill Lynch provided its opinion to the Board (in its capacity as such) for the benefit and use of the Board in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch's opinion does not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the merger. BofA Merrill Lynch's opinion does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed merger or any related matter.

Financing of the Merger (Page 54)

        TSYS anticipates that the total funds required to complete the merger, to repay certain existing debt of the Company and to pay related transaction fees and expenses at the Closing will be approximately $1.4 billion. TSYS received a commitment from JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC and The Bank of Tokyo-Mitsubishi UFJ, Ltd. to provide TSYS with a 364-day bridge term loan facility for $1.2 billion. The proceeds of loans under the term loan facility may be used to pay a portion of the aggregate consideration for the merger to the extent TSYS has not obtained alternative financing to pay the merger consideration on or prior to the date of consummation of the merger. TSYS' obligation to complete the merger is not contingent on its ability to obtain financing.

Confidentiality Agreement (Page 92)

        On November 14, 2012, the Company and TSYS entered into a confidentiality agreement. Under the confidentiality agreement, each party has agreed, among other things, to keep non-public information furnished to them or to their representatives by or on behalf of the other party confidential and to use such information solely for purposes of evaluating a possible transaction (subject to certain exceptions) until two years after the date of the confidentiality agreement. The confidentiality agreement also contains certain "standstill" provisions, which prohibit TSYS from making acquisition proposals, acquiring equity securities of the Company, and certain other actions relating to the Company or its equity for a period of one year.

Interests of our Directors and Officers in the Merger (Page 56) and Merger-Related Compensation (Page 67)

        In considering the recommendation of the Board with respect to the proposal to adopt the Merger Agreement, you should be aware that all of our directors and executive officers have interests in the merger that are different from, or in addition to, your interests as a stockholder. These differing interests include, without limitation, the acceleration and "cash-out" of certain Options and Restricted Shares, certain severance payments and other benefits that may be payable upon termination following, or in some cases preceding, a change in control, the right to continued indemnification and directors' and officers' liability insurance for our directors and officers by the Surviving Corporation for events occurring prior to the time of the merger, and individual employment arrangements and change in control agreements between TSYS and certain executive officers that are effective post-Closing.

        Four of our seven executive officers (three of whom, Messrs. Henry and Harris and Ms. Hatzapoulos, are also considered "named executive officers," as described under "Proposal 3—Advisory Vote Regarding Merger-Related Compensation Proposal") have entered into new employment agreements with TSYS which will become effective upon the consummation of the transaction. Under current equity compensation arrangements and the new or existing employment agreements, as applicable, the five "named executive officers" are potentially entitled to receive merger-related compensation of approximately $41 million in the aggregate which is triggered by or is contingent on the consummation of the transaction and/or the executive being terminated within one year following the consummation of the transaction (or in certain cases, within 30 days prior to the consummation of the transaction). The Board was aware of and considered all of these interests, among other matters, in evaluating and negotiating the Merger Agreement and the merger, and in recommending that the Merger Agreement be adopted by the stockholders of the Company.

Material U.S. Federal Income Tax Consequences of the Merger (Page 70)

        The exchange of shares of Company common stock for cash pursuant to the merger generally will be a taxable transaction to U.S. holders for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local, non-U.S. and other tax laws. Holders of Company common stock should consult their own tax advisors to determine the specific tax consequences to them of the merger, including federal estate, gift and other non-income tax consequences, and tax consequences under state, local, non-U.S. and other tax laws.

Regulatory Approvals and Notices (Page 72)

  United States Antitrust Compliance (Page 72)

        Pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), TSYS, as the ultimate parent entity of Sub, and the Company filed on March 5, 2013 Premerger Notification and Report Forms with the Federal Trade Commission ("FTC") and the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division") in connection with the purchase of shares of Company common stock in the merger. On March 14, 2013, the Company and TSYS received notice from the FTC that early termination of the waiting period under the HSR Act was granted in connection with TSYS' proposed acquisition of the Company.

  State Regulation of Licensed Money Transmitters (Page 73)

        Because certain of the Company's subsidiaries are licensed as money transmitters, the merger is also subject to the receipt of necessary approvals from various U.S. state regulatory authorities. These state licensing laws and regulations (generally referred to as "money transmitter licensing laws") generally require that, prior to the direct or indirect acquisition of control of a licensed money transmitter domiciled or doing business in a state, the licensee and/or acquiror must first notify the state regulatory authority and, in some cases, obtain the prior approval of the state regulatory authority. In this regard, the Company's, TSYS' and Sub's respective obligations to effect the merger under the Merger Agreement are conditioned on obtaining all consents from, or making filings with and notices to, certain state governmental authorities with respect to the licenses held by the Company's subsidiaries as a "money transmitter" in those states.

        The Company and TSYS are in the process of providing the necessary notices and/or making the necessary filings. TSYS and the Company have agreed that, if any such consent or approval has not been obtained by June 19, 2013, TSYS and the Company will use reasonable best efforts to identify possible alternatives reasonably satisfactory to TSYS that eliminate the need to obtain such approvals or consents including, without limitation, entering into certain alternate arrangements described in the Merger Agreement.

Litigation Relating to the Merger (Page 74)

        There are two putative class action lawsuits currently pending in connection with TSYS' proposed acquisition of the Company. A putative class action entitled Litwin v. NetSpend Holdings, Inc. et al. was filed on February 22, 2013 in the Court of Chancery of the State of Delaware, but was voluntarily dismissed by the plaintiff by order granted on March 1, 2013. On February 25, 2013, a putative class action lawsuit entitled Bushansky v. NetSpend Holdings, Inc. et al. ("Bushansky" action) was filed in the District Court of Travis County, Texas. On March 1, 2013, a putative class action lawsuit was filed in the Court of Chancery of the State of Delaware, entitled Koehler v. NetSpend Holdings, Inc. et al. ("Koehler action").

        The Bushansky and Koehler actions name as defendants the Company, our Board, TSYS, and Sub. Both of these actions were brought individually and on behalf of a putative class of the Company's stockholders, and each alleges that the members of the Board breached their fiduciary duties in connection with TSYS' proposed acquisition of the Company by depriving the Company's stockholders of the full and fair value of their ownership interest in the Company. The Bushansky action further alleges that the Company has failed to inform the Company's stockholders of material facts regarding the proposed acquisition. Both actions additionally allege that the Company, TSYS, and Sub aided and abetted the alleged breaches by the Board. Both lawsuits seek equitable relief, including, among other things, to enjoin consummation of TSYS' acquisition of the Company, rescission of the related Merger Agreement, and an award of all costs, including reasonable attorneys' fees and other expenses. The Koehler action also seeks an award of compensatory damages and/or recissory damages.

The Merger Agreement (Page 75)

  Conditions to the Merger (Page 96)

        The respective obligations of each of the Company, TSYS and Sub to effect the merger are subject to the satisfaction (or waiver if permissible under applicable law) on or prior to the date of Closing (the "Closing Date") of the following conditions:

  •
  the approval of the Merger Agreement by the holders of a majority of the outstanding shares of Company common stock;

  •
  the absence of any statute, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any governmental entity or other legal restraint or prohibition preventing, or imposing a "Burdensome Effect" (as defined below) in connection with the consummation of the merger;

  •
  the applicable waiting period (and any extension thereof) under the HSR Act must have expired or been terminated; and

  •
  certain required registrations and consents (including those involving the licenses held by NetSpend Corporation as a money transmitter required in connection with the consummation of the merger) must have been made or obtained in certain jurisdictions, unless alternate arrangements reasonably acceptable to TSYS have been implemented by the Company in the jurisdictions where such required registration or consent has not been made or obtained.

        The obligation of TSYS and Sub to effect the merger is subject to the satisfaction (or waiver if permissible under applicable law) on or prior to the Closing Date of the following additional conditions:

  •
  (i) the representations and warranties of the Company set forth in the Merger Agreement relating to its capital structure must be true and correct in all respects as of the date of the Merger Agreement and at the Closing as if made on and at the Closing (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties must be true and correct in all respects as of such date, and except where the failure of such representations and warranties to be true and correct as of the date of the Merger Agreement and at the Closing, or such specific date, as applicable, does not result in additional aggregate consideration payable by TSYS or the Surviving Corporation pursuant to the Merger Agreement in excess of $500,000 in the aggregate), (ii) with certain exceptions, the representations and warranties of the Company contained in the Merger Agreement with respect to organization, standing and power; authority and non-contravention; the proxy statement; takeover statutes; brokers and finders; and Core Business Contracts (as defined below) must be true and correct in all material respects as of the Closing Date as though made at the Closing (except to the extent such representations and warranties expressly relate to a specific date or as of the date hereof, in which case such representations and warranties must be true and correct in all material respects as of such date) and (iii) each of the other representations and warranties of the Company set forth in the Merger Agreement (other than those contained in the preceding clauses (i) and (ii)) must be true and correct (without giving effect to any limitation as to "knowledge", "materiality" or "Material Adverse Effect" (as defined below)) on the date of the Merger Agreement and at the Closing (except to the extent that such representation and warranty speaks as of a particular date, in which case such representation and warranty must be true and correct as of that date), except where the failure of the representations and warranties referred to in this clause (iii) to so be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have a Material Adverse Effect;

  •
  the Company must have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing;

  •
  between the date of the Merger Agreement and the Closing Date, there shall not have been any event, change, circumstance, effect, occurrence, condition, state of facts or development, which, either individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

  •
  there shall not have occurred an actual breach of security of systems under the control of the Company or any of its subsidiaries involving the acquisition, use, loss, destruction, compromise or disclosure of any personal information, confidential or proprietary data or any other such information maintained or stored by the Company or any of its subsidiaries with respect to which the Company or any of its subsidiaries has a duty or obligation under applicable law, the network rules or any contract to maintain the security or confidentiality thereof, which breach, either individually or collectively with all related breaches, has resulted in, or is reasonably expected to result in, losses, damages, claims, costs, expenses, interest, awards, judgments or penalties to the Company or any of its subsidiaries of more than $25.6 million (a "Material Security Breach"); and

  •
  paragraph 3 of a specified contract of the Company (the "Section 7.2 Contract") shall have become operative such that no party to that contract has any obligations or rights under the Services Agreement (as defined in the Section 7.2 Contract) except as expressly provided for in the Section 7.2 Contract. This condition was satisfied on February 26, 2013.

        The obligation of the Company to effect the merger is subject to the satisfaction (or waiver if permissible under applicable law) on or prior to the Closing Date of the following additional conditions:

  •
  (i) the representations and warranties of TSYS and Sub set forth in the Merger Agreement relating to the proxy statement must be true and correct in all material respects as of the Closing Date as though made at the Closing (except to the extent that such representations and warranties expressly relate to a specific date or as of the date hereof, in which case such representations and warranties must be true and correct in all material respects as of such date), and (ii) each of the other representations and warranties of TSYS and Sub set forth in the Merger Agreement (other than those contained in the preceding clause (i)) must be true and correct (without giving effect to any limitation as to "knowledge" or "materiality") on the date of the Merger Agreement and at the Closing (except to the extent that such representation and warranty speaks as of a particular date, in which case such representation and warranty must be true and correct as of that date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a material adverse effect on the ability of TSYS or Sub to consummate the merger and the other material transactions contemplated by the Merger Agreement; and

  •
  TSYS and Sub must have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to Closing.

        The merger does not contain a condition related to financing.

  Restriction on Solicitation of Acquisition Proposals (Page 92)

        The Merger Agreement contains customary no solicitation provisions that become effective as of the date of the Merger Agreement, as well as termination provisions, which, in the view of the Board, should not preclude third parties from making unsolicited acquisition proposals. Despite the general prohibition against soliciting acquisition proposals, prior to adoption of the Merger Agreement by our stockholders, if (i) the Company or any of its representatives receives an unsolicited bona fide Acquisition Proposal (as defined below) that the Board determines in good faith (after consultation with its outside legal counsel and financial advisor) constitutes or would reasonably be expected to lead to, a Superior Proposal (as defined below), (ii) the Board concludes in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to take action with respect to such Acquisition Proposal would be inconsistent with the Board's fiduciary obligations to the Company's stockholders, (iii) such Acquisition Proposal was not the result of a breach of the Merger Agreement and (iv) the Company provides information to TSYS as required under the Merger Agreement, then the Company may, subject to certain conditions, furnish information to the person making such a proposal and engage in discussions and negotiations with the person making such a proposal. If the Company terminates the Merger Agreement in order to accept a Superior Proposal, the Company is required to pay a termination fee equal to $52.6 million.

  Termination (Page 99)

        The Merger Agreement may be terminated prior to the effective time of the merger as follows:

  •
  by mutual written consent of TSYS and the Company;

  •
  by either TSYS or the Company if:

  •
  the effective time of the merger has not occurred on or before October 31, 2013, except that this right to terminate is not available to any party whose failure to fulfill any of its obligations under the Merger Agreement was the cause of, or resulted in, the failure of the effective time to occur on or before October 31, 2013;

    •
    any governmental entity issues a final nonappealable order or takes any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the merger; except that this right to terminate is not available to any party whose failure to fulfill any of its obligations under the Merger Agreement was the cause of, or resulted in, such action; or

    •
    upon a vote at a duly held meeting to obtain the Stockholder Approval (as defined below) in accordance with the Merger Agreement, the Stockholder Approval is not obtained; except that this right to terminate the Merger Agreement is not available to the Company if it has breached in any material respect any of its material obligations under the Merger Agreement and such breach was the cause of, or resulted in, the failure to obtain the Stockholder Approval;

  •
  by the Company:

  •
  if TSYS or Sub breaches or fails to perform any of its representations, warranties or covenants contained in the Merger Agreement, in any case, as a result of which, the closing conditions relating to (i) the representations and warranties of TSYS and Sub or (ii) the performance by TSYS and Sub of their obligations would not have been satisfied prior to or as of October 31, 2013 and, in any such case, such breach (if curable) has not been cured within 30 days after notice to TSYS (provided that the Company is not then in material breach of any representation, warranty or covenant contained in the Merger Agreement); or

  •
  prior to obtaining the Stockholder Approval, in order to concurrently enter into an agreement for an Acquisition Transaction that is a Superior Proposal (as defined below), and the Company, concurrently with, and as a condition to, any such termination, pays TSYS the Termination Amount (as defined below); except that the Company may not terminate the Merger Agreement pursuant to this provision if the Company has breached in any material respect or failed to perform in any material respect any of its material obligations under the provisions of the Merger Agreement relating to: (i) Stockholder Approval, filing the proxy statement and holding the stockholder meeting and (ii) non-solicitation of alternative Acquisition Proposals (such termination, a "Section 8.1(f) Termination");

  •
  by TSYS if:

  •
  the Company breaches or fails to perform any of its representations, warranties or covenants contained in the Merger Agreement (other than with respect to the no solicitation and board recommendation provision in the Merger Agreement), in any case, as a result of which the closing conditions relating to (i) the representations and warranties of the Company or (ii) the performance by the Company of its of obligations would not have been satisfied prior to or as of October 31, 2013 and, in any such case, such breach (if curable) has not been cured within 30 days after notice to the Company (provided that TSYS or Sub is not then in material breach of any representation, warranty or covenant contained in the Merger Agreement); or

  •
  either (i) the Board (or any committee thereof) fails to include the Board Recommendation in the proxy statement or makes a Board Recommendation Change or publicly announces or proposes an intent to do so or (ii) the Company breaches in any material respect any of its material obligations under the (A) Stockholder Approval and Proxy Statement provision of the Merger Agreement or (B) No Solicitation and the Board Recommendation Change provision of the Merger Agreement.

  Effect of Termination (Page 100)

        If the Merger Agreement is terminated, the Merger Agreement will become void and have no effect without liability or obligation on any party to the Merger Agreement, subject to certain exceptions specified in the Merger Agreement, including, without limitation, the applicable remedies described in "The Merger Agreement—Termination—Termination Fees and Expenses" below and in the confidentiality agreement between the Company and TSYS, which will survive the termination of the Merger Agreement in accordance with its terms and except to the extent the termination results from fraud or a willful breach by a party, in which case the party at fault will not be released or relieved from liabilities or damages.

  Termination Fees/Expenses (Page 100)

        The Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company may be required to pay a termination amount of $52.6 million (the "Termination Amount"). In addition, the Merger Agreement provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to reimburse TSYS for its documented out-of-pocket expenses up to $10 million reasonably incurred in connection with the Merger Agreement.

  Availability of Specific Performance (Page 101)

        The Company, TSYS and Sub are each entitled to seek an injunction to prevent breaches of the Merger Agreement or to enforce specifically the performance of the provisions of the Merger Agreement.

Market Price of Company Common Stock and Dividend Information (Page 108)

        The Company common stock is listed on the NASDAQ Global Select Market under the symbol "NTSP." On February 19, 2013, the last trading day prior to the announcement of the merger, the Company common stock closed at $12.29 per share. On [    •    ], the latest practicable trading day before the printing of this proxy statement, the Company common stock closed at $[    •    ] per share.

        Since the date the Company went public, the Company has never declared or paid any cash dividend on the Company common stock. Following the merger, there will be no further market for the Company common stock.

Appraisal Rights (Page 112)

        Stockholders are entitled to appraisal rights under the Delaware General Corporation Law (the "DGCL") in connection with the merger, provided that stockholders meet all of the conditions set forth in Section 262 of the DGCL. This means that you are entitled to have the fair value of your shares of Company common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the Merger Agreement.

        To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the Merger Agreement and you must not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement. If you fail to comply with these conditions and the merger is completed, you will be entitled to receive payment for your shares of Company common stock as provided for in the Merger Agreement, but you will have no appraisal rights with respect to your shares of Company common stock. See "Appraisal Rights" beginning on page 110 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex C to this proxy statement. If you hold your shares of Company common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee. In view of the complexity of the process under Section 262 of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly. However, it is not a requirement of Section 262 that each stockholder asserting appraisal rights be separately represented by their own attorney.

        While one or more stockholders must initiate an appraisal proceeding by filing a petition with the Delaware Court of Chancery demanding a determination of the fair value of the shares of Company common stock held by all stockholders entitled to appraisal (because the surviving corporation is under no obligation to do so), an appraisal proceeding under Section 262 consists of a single legal proceeding in which all the stockholders seeking appraisal will have the value of their shares judicially determined in the manner prescribed by Section 262. Costs of the appraisal proceeding (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Company common stock entitled to appraisal.

Delisting and Deregistration of Company Common Stock (Page 116)

        If the merger is completed, the Company's common stock will be delisted from the NASDAQ Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended, or the "Exchange Act." As such, we would no longer file periodic reports with the SEC on account of Company common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the Merger Agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the "Summary" and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference or referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information" beginning on page 116.

Q.    What is the proposed transaction and what effects will it have on the Company?

A.
The proposed transaction is the acquisition of the Company by TSYS pursuant to the Merger Agreement. If the proposal to adopt the Merger Agreement is approved by our stockholders and the other closing conditions under the Merger Agreement have been satisfied (or waived if permissible under applicable law), Sub will merge with and into the Company. Upon completion of the merger, Sub will cease to exist and the Company will continue as the Surviving Corporation. As a result of the merger, the Company will become a wholly owned direct subsidiary of TSYS and will no longer be a publicly traded corporation, and you will no longer have any interest in our future earnings or growth or benefit from any increases in the value of the Company. In addition, the Company common stock will be delisted from the NASDAQ and deregistered under the Exchange Act, and we will no longer be required to file periodic reports with the SEC on account of Company common stock.

Q.    What will I receive if the merger is completed?

A.
Upon completion of the merger, you will be entitled to receive the per share merger consideration of $16.00 in cash, without interest and less any required withholding taxes, for each share of Company common stock that you own, unless you have properly exercised and not lost or withdrawn your appraisal rights under the DGCL with respect to such shares. For example, if you own 100 shares of Company common stock, you will receive $1,600.00 in cash in exchange for your shares of Company common stock, less any required withholding taxes. You will not own any shares of the capital stock in the Surviving Corporation.

Q.    When do you expect the merger to be completed?

A.
We are working towards completing the merger as soon as possible. We currently anticipate completing the merger in mid-2013, subject to the receipt of Stockholder Approval and the satisfaction of the other closing conditions, including the receipt of all required regulatory approvals and consents, and, under certain circumstances, the provision of additional time to TSYS in connection with its financing of the merger. However, there can be no assurance as to the actual timing of the Closing.

Q.    When will I receive the cash payment for my shares of Company common stock?

A.
Assuming that you do not elect to exercise your appraisal rights, shortly after the effective time of the merger, [    •    ] will send to you a letter of transmittal with instructions regarding the surrender of your shares of Company common stock in exchange for the merger consideration. Once you have delivered an executed copy of the letter of transmittal together with any other required documentation to [    •    ], it will promptly pay, on behalf of TSYS, the merger consideration owing to you, less any required withholding taxes.

Q.    What happens if the merger is not completed?

A.
If the Merger Agreement is not adopted by the stockholders of the Company or if the merger is not completed for any other reason, the stockholders of the Company will not receive any payment for their shares of Company common stock. Instead, the Company will remain an independent public company, and Company common stock will continue to be listed and traded on NASDAQ. Under specified circumstances, the Company may be required to reimburse TSYS for its expenses incurred in connection with the transaction and/or to pay to TSYS a fee with respect to the termination of the Merger Agreement, as described under "The Merger Agreement—Termination Fee and Expenses" beginning on page 98.

Q.    Is the merger expected to be taxable to me?

A.
Yes. The exchange of shares of Company common stock for cash pursuant to the merger generally will be a taxable transaction to U.S. holders for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local, non-U.S. and other tax laws. In general, a U.S. holder who receives cash in exchange for shares of Company common stock pursuant to the merger will recognize gain or loss equal to the difference, if any, between (1) the amount of cash received and (2) the U.S. holder's adjusted tax basis in such shares. Gain or loss will be determined separately for each block of Company common stock (generally, shares of Company common stock acquired at the same cost in a single transaction) held by such U.S. holder. Backup withholding may also apply, unless a U.S. holder provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed IRS Form W-9) or otherwise establishes an exemption from backup withholding tax. Certain U.S. holders that are individuals, estates or trusts and whose income exceeds certain thresholds will also be subject to a 3.8% Medicare contribution tax on unearned income, subject to certain limitations and exceptions.

  You should read "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 68 for the definition of "U.S. holder" and for a more detailed discussion of the material U.S. federal income tax consequences of the merger. You should consult your own tax advisors to determine the specific tax consequences of the merger to you, including federal estate, gift and other non-income tax consequences, and tax consequences under state, local, non-U.S. and other tax laws.

Q.    Do any of the Company's directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A.
Yes. In considering the recommendation of the Board with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the merger, and in recommending that the Merger Agreement be adopted by the stockholders of the Company. For a description of these interests, see "The Merger—Interests of Our Directors and Officers in the Merger" beginning on page 55.

Q.    Why am I receiving this proxy statement and proxy card or voting instruction form?

A.
You are receiving this proxy statement and proxy card or voting instruction form because you owned shares of Company common stock as of [    •    ], or the record date. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Company common stock with respect to such matters.

Q.    When and where is the special meeting?

A.
The special meeting of stockholders of the Company will be held on [    •    ] at [    •    ] Central Time, at the Omni Hotel, 701 Brazos Street, Second Floor, Lonestar Room, Austin, Texas 78701. This proxy statement for the special meeting will be mailed to stockholders on or about [    •    ].

Q.    Who may attend the special meeting?

A.
All stockholders of record at the close of business on [    •    ], or the record date, or their duly appointed proxies, and our invited guests may attend the special meeting. Seating is limited and admission is on a first-come, first-served basis. Please be prepared to present valid photo identification for admission to the special meeting.

  If you hold shares of Company common stock in "street name" (that is, in a brokerage account or through a bank or other nominee) and you plan to vote in person at the special meeting, you will need to bring a valid photo identification and a copy of a statement reflecting your share ownership as of the record date, or a legal proxy from your broker or nominee.

  Stockholders of record will be verified against an official list available in the registration area at the meeting. We reserve the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date.

Q.    When will the stockholders' list be available for examination?

A.
A complete list of the stockholders of record as of the record date will be available for examination by stockholders of record beginning on [    •    ] at the Company's headquarters and will continue to be available through and during the meeting at [    •    ].

Q.    Who may vote?

A.
You may vote if you owned Company common stock as of the close of business on the record date. Each share of Company common stock is entitled to one vote. As of the record date, there were [    •    ] shares of Company common stock outstanding and entitled to vote at the special meeting.

Q.    What will I be voting on?

A.
You will be voting on the following:

•
A proposal to adopt the Merger Agreement, as it may be amended from time to time;

•
A proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement; and

•
A non-binding advisory proposal to approve certain agreements with, and items of compensation that may be paid or become payable to, our named executive officers in connection with the merger.

Q.    What are the voting recommendations of the Board?

A.
The Board recommends that you vote your shares of Company common stock "FOR" the proposal to adopt the Merger Agreement, "FOR" any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, and "FOR" the non-binding advisory proposal to approve certain agreements with, and items of compensation that may be paid or become payable to, our named executive officers in connection with the merger.

Q.    How do I vote?

A.
If you are a stockholder of record (that is, if your shares of Company common stock are registered in your name with Computershare, our transfer agent), there are four ways to vote:

  Telephone Voting:    You may vote by calling the toll-free telephone number indicated on your proxy card. Please follow the voice prompts that allow you to vote your shares of Company common stock and confirm that your instructions have been properly recorded.

  Internet Voting:    You may vote by logging on to the website indicated on your proxy card. Please follow the website prompts that allow you to vote your shares of Company common stock and confirm that your instructions have been properly recorded.

  Return Your Proxy Card By Mail:    You may vote by completing, signing and returning the proxy card in the postage-paid envelope provided with this proxy statement. The proxy holders will vote your shares of Company common stock according to your directions. If you sign and return your proxy card without specifying choices, your shares of Company common stock will be voted by the persons named in the proxy in accordance with the recommendations of the Board as set forth in this proxy statement. If you vote by returning your proxy card by mail, your proxy card must be received by us before 11:59 p.m. Eastern Standard Time on [    •    ].

  Vote at the Meeting:    You may cast your vote in person at the special meeting. Written ballots will be passed out to stockholders or legal proxies who want to vote in person at the meeting.

  Telephone and Internet voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Standard Time on [    •    ]. Telephone and Internet voting is convenient, provides postage and mailing cost savings and is recorded immediately, minimizing the risk that postal delays may cause votes to arrive late and therefore not be counted.

  Even if you plan to attend the special meeting, you are encouraged to vote your shares of Company common stock by proxy. You may still vote your shares of Company common stock in person at the meeting even if you have previously voted by proxy. If you are present at the meeting and desire to vote in person, your previous vote by proxy will not be counted.

Q.    What if I hold my shares of Company common stock in "street name"?

A.
You should follow the voting directions provided by your bank, brokerage firm or other nominee. You may complete and mail a voting instruction card to your bank, brokerage firm or other nominee or, in most cases, submit voting instructions by telephone or the Internet to your bank, brokerage firm or other nominee. If you provide specific voting instructions by mail, telephone or the Internet, your bank, brokerage firm or other nominee will vote your shares of Company common stock as you have directed. Please note that if you wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

  If you do not instruct your bank, brokerage firm or other nominee to vote your shares of Company common stock, your shares will not be voted and the effect will be the same as a vote "AGAINST" the proposal to adopt the Merger Agreement, and your shares of Company common stock will not have an effect on the proposal to adjourn the special meeting or the non-binding advisory proposal to approve certain agreements with, and items of compensation that may be paid or become payable to, our named executive officers in connection with the merger.

Q.    Can I change my mind after I vote?

A.
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•
submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy;

•
signing another proxy card with a later date and returning it to us prior to the special meeting; or

•
attending the special meeting and voting in person.

  If you hold your shares of Company common stock in "street name", you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee.

Q.    Who will count the votes?

A.
A representative of Computershare will count the votes and will serve as the independent inspector of elections.

Q.    What does it mean if I receive more than one proxy card?

A.
It means that you have multiple accounts with brokers or our transfer agent. Please vote all of these shares of Company common stock. We encourage you to register all of your shares of Company common stock in the same name and address. You may do this by contacting your broker or our transfer agent. Our transfer agent may be reached at (866) 353-3955 or at the following address:

  Computershare
  P.O. Box 43006
  Providence, RI 02940-3006

Q.    Will my shares of Company common stock be voted if I do not provide my proxy?

A.
If you are the stockholder of record and you do not vote or provide a proxy, your shares of Company common stock will not be voted.

  If your shares of Company common stock are held in "street name", they may not be voted if you do not provide the bank, brokerage firm or other nominee with voting instructions. Currently, banks, brokerage firms or other nominees have the authority under NASDAQ rules to vote shares of Company common stock for which their customers do not provide voting instructions on certain "routine" matters.

  However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the Merger Agreement, the proposal to approve the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies and the non-binding advisory proposal to approve certain agreements with, and items of compensation that may be paid or become payable to, our named executive officers in connection with the merger and, as a result, absent specific instructions from the beneficial owner of such shares of Company common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company common stock on non-routine matters, which we refer to generally as "broker non-votes."

Q.    May stockholders ask questions at the special meeting?

A.
Yes. Our representatives will answer stockholders' questions of general interest following the meeting consistent with the rules distributed at the meeting.

Q.    How many votes must be present to hold the meeting?

A.
A majority of the outstanding shares of Company common stock entitled to vote at the special meeting, represented in person or by proxy, will constitute a quorum. Shares of Company common stock represented in person or by proxy, including abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present.

  As a condition to the willingness of TSYS and Sub to enter into the Merger Agreement, TSYS required that each of JLL Partners Fund IV, L.P., JLL Partners Fund V, L.P., Oak Investment Partners X, L.P. and Oak X Affiliates Fund, L.P. enter into the voting agreement pursuant to which such stockholders committed to appear at the special meeting for purposes of establishing a quorum. As of the record date, these stockholders are entitled to vote (or control the vote of), an aggregate of [    •    ] shares of Company common stock, representing approximately [    •    ]% of the shares entitled to vote at the special meeting.

Q.    What vote is required to approve each proposal?

A.
The adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon. Because the affirmative vote required to approve the proposal to adopt the Merger Agreement is based upon the total number of outstanding shares of Company common stock, if you fail to submit a proxy or vote in person at the special meeting, or abstain, or you do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, this will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement.

  Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of the holders of a majority of the shares of Company common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting. Abstaining will have the same effect as a vote "AGAINST" the proposal to adjourn the special meeting, if necessary or appropriate. If you fail to submit a proxy or to vote in person at the special meeting or if your shares of Company common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock, your shares of Company common stock will not be voted, but this will not have an effect on the proposal to adjourn the special meeting.

  Approval of the non-binding advisory proposal to approve certain agreements with, and items of compensation that may be paid or become payable to, our named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of the shares of Company common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting. Abstaining will have the same effect as a vote "AGAINST" the non-binding advisory proposal to approve the merger-related compensation. If you fail to submit a proxy or to vote in person at the special meeting or if your shares of Company common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock, your shares of Company common stock will not be voted, but this will not have an effect on the non-binding advisory proposal to approve the merger-related compensation that may be paid or become payable to our named executive officers in connection with the merger.

Q.    Have any stockholders already agreed to vote to adopt the Merger Agreement?

A:
Yes. On February 19, 2013 each of JLL Partners Fund IV, L.P., JLL Partners Fund V, L.P., Oak Investment Partners X, L.P. and Oak X Affiliates Fund, L.P. entered into a voting agreement with TSYS (the "Voting Agreement"). Under the Voting Agreement, among other things, these stockholders have irrevocably agreed, on the terms and subject to the conditions specified in the Voting Agreement, to vote all shares of stock owned by them (to the extent the shares are entitled to vote) in favor of the adoption of the Merger Agreement and against any competing acquisition proposal. The Voting Agreement will terminate upon termination of the Merger Agreement, including if the Company terminates the Merger Agreement in order to enter into an agreement providing for a Superior Proposal (as defined in the Merger Agreement). The Voting Agreement is attached as Annex D hereto. As of the record date, these stockholders held an aggregate of [    •    ] shares of Company common stock, representing approximately [    •    ]% of the shares entitled to vote at the special meeting. Pursuant to the Voting Agreement, if such stockholders acquire beneficial or record ownership of any additional shares of Company common stock, those shares will also be subject to the Voting Agreement.

Q.    How are votes counted?

A.
For the proposal to adopt the Merger Agreement, you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions and broker non-votes will have the same effect as votes "AGAINST" the proposal to adopt the Merger Agreement.

  For the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions will have the same effect as if you voted "AGAINST" the proposal, but broker non-votes will not have an effect on the proposal.

  For the non-binding proposal to approve certain agreements with, and items of compensation that may be paid or become payable to, our named executive officers in connection with the merger, you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions will have the same effect as if you voted "AGAINST" the proposal, but broker non-votes will not have an effect on the proposal.

Q.    Why am I being asked to cast a vote on a non-binding advisory proposal to approve compensation that may be paid or become payable to our named executive officers in connection with the merger?

A.
In accordance with the rules promulgated by the SEC, under Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast a vote on a non-binding advisory proposal to approve certain agreements with, and items of compensation that may be paid or become payable to, our named executive officers in connection with the merger (generally referred to as "merger-related compensation," and also known as "golden parachute compensation").

Q.    What is the "merger-related compensation"?

A.
The "merger-related compensation" is compensation arising from any agreement or understanding, whether written or unwritten, between our named executive officers and the acquiring company or the target company, concerning any type of compensation, whether deferred or contingent, that is based upon or otherwise relates to the merger, and that may be paid or become payable to our named executive officers in connection with the merger. See "Proposal 3—Advisory Vote Regarding Merger-Related Compensation Proposal."

Q.    What will happen if stockholders do not approve the "merger-related compensation" at the special meeting?

A.
Approval of the "merger-related compensation" proposal is not a condition to the completion of the merger. The vote with respect to the "merger-related compensation" proposal is an advisory vote and will not be binding on us or TSYS. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the non-binding advisory vote, if the Merger Agreement is adopted by the stockholders and completed, our named executive officers will receive the "merger-related compensation" to which they may be entitled.

Q.    Will any other matters be voted on at the special meeting?

A.
As of the date of this proxy statement, our management knows of no other matter that will be presented for consideration at the special meeting other than those matters discussed in this proxy statement.

Q.    What is the Company's website address?

A.
Our corporate website address is www.netspend.com. We make this proxy statement, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act available on our website in the Investors-SEC Filings section, as soon as reasonably practicable after electronically filing such material with the SEC.

  This information is also available free of charge at www.sec.gov, an Internet site maintained by the SEC that contains reports, proxy and information statements, and other information regarding issuers that is filed electronically with the SEC. Stockholders may also read and copy any reports, statements and other information filed by us with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC's website for further information on its public reference room. In addition, stockholders may obtain free copies of the documents filed with the SEC by contacting our Company Investor Relations at (866) 979-1996.

  The references to our website address and the SEC's website address do not constitute incorporation by reference of the information contained in these websites and should not be considered part of this document.

  Our SEC filings are available in print to any stockholder who requests a copy at the phone number or address listed above.

Q.    What happens if I sell my shares of Company common stock before the special meeting?

A.
The record date for stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the merger. If you transfer your shares of Company common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares of Company common stock and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares of Company common stock at the special meeting but will transfer the right to receive the per share merger consideration to the person to whom you transfer your shares of Company common stock.

Q.    Who will pay for this proxy solicitation?

A.
We will bear the cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees, fiduciaries and other custodians for out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares of Company common stock.

Q.    Who will solicit and pay the cost of soliciting proxies?

A.
The Board is soliciting your proxy. The Company is paying the cost of soliciting these proxies. Upon request, we will reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding these proxy materials to the beneficial owners of Company common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may solicit proxies in person or by telephone, mail, facsimile, email or otherwise, but they will not receive additional compensation for their services. We agreed to pay AST Phoenix Advisors a fee of approximately $8,500 for its services and to reimburse reasonable out of pocket expenses.

Q.    What do I need to do now?

A.
Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please vote promptly to ensure that your shares of Company common stock are represented at the special meeting. If you hold your shares of Company common stock in your own name as the stockholder of record, please vote your shares of Company common stock by (i) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, (ii) using the telephone number printed on your proxy card or (iii) using the Internet voting instructions printed on your proxy card. If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.    Should I send in my stock certificates now?

A.
No. You will be sent a letter of transmittal as soon as practicable after the completion of the merger, describing how you may exchange your shares of Company common stock for the per share merger consideration. If your shares of Company common stock are held in "street name" by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your "street name" shares of Company common stock in exchange for the per share merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.    Am I entitled to exercise appraisal rights under the DGCL instead of receiving the per share merger consideration for my shares of Company common stock?

A.
Yes. As a holder of Company common stock, you are entitled to exercise appraisal rights under Section 262 of the DGCL in connection with the merger if you follow precisely all the steps required to perfect your appraisal rights under Delaware law. See "Appraisal Rights" beginning on page 110.

Q.    Who can help answer my other questions?

A.
If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of Company common stock, or need additional copies of the proxy statement or the enclosed proxy card, please call AST Phoenix Advisors Toll-Free for Shareholders: (877) 478-5038; Banks and Brokers: (212) 493-3910.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, may contain forward-looking statements. These forward-looking statements involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding information regarding the intent, belief or current expectation of the Company and members of its senior management team. Forward-looking statements include, without limitation, statements regarding prospective performance and opportunities and the outlook for the Company's businesses, performance and opportunities and regulatory approvals, the anticipated timing of filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward looking statements include: uncertainties as to the timing of the merger; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the Company's control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in this proxy statement, the Company's filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended 2012, filed with the SEC on February 22, 2013, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K (and any amendments thereto). All of the materials related to the transaction (and all other transaction documents filed with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed by the Company with the SEC by contacting Company Investor Relations at 701 Brazos Street, Suite 1300, Austin, Texas 78701, telephone number (866-979-1996) or http://investor.netspend.com/contactus.cfm. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

 THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the special meeting to be held on [    •    ], starting at [    •    ], Central Time, at the Omni Hotel, 701 Brazos Street, Second Floor, Lonestar Room, Austin, Texas 78701, or at any postponement or adjournment thereof. At the special meeting, holders of Company common stock will be asked to approve the proposal to adopt the Merger Agreement, to approve the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement, and to approve a non-binding advisory proposal to approve certain agreements with, and items of compensation that may be paid or become payable to, our named executive officers in connection with the merger.

        Our stockholders must approve the proposal to adopt the Merger Agreement in order for the merger to occur. If our stockholders fail to approve the proposal to adopt the Merger Agreement, the merger will not occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

Record Date and Quorum

        We have fixed the close of business on [    •    ] as the record date for the special meeting, and only holders of record of Company common stock on the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Company common stock at the close of business on the record date. On the record date, there were [    •    ] shares of Company common stock outstanding and entitled to vote. Each share of Company common stock entitles its holder to one vote on all matters properly coming before the special meeting.

        As a condition to the willingness of TSYS and Sub to enter into the Merger Agreement, TSYS required that each of JLL Partners Fund IV, L.P., JLL Partners Fund V, L.P., Oak Investment Partners X, L.P. and Oak X Affiliates Fund, L.P. enter into the voting agreement pursuant to which such stockholders committed to appear at the special meeting for purposes of establishing a quorum. As of the record date, these stockholders held an aggregate of [    •    ] shares of Company common stock, representing approximately [    •    ]% of the shares entitled to vote at the special meeting.

        A majority of the shares of Company common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. Shares of Company common stock represented at the special meeting but not voted, including shares of Company common stock for which a stockholder directs an "abstention" from voting, as well as broker non-votes, will be counted for purposes of establishing a quorum. A quorum is necessary to transact business at the special meeting. Once a share of Company common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or postponed.

Attendance

        Only stockholders of record or their duly authorized proxies have the right to attend the special meeting. To gain admittance, you must present a valid photo identification, such as a driver's license or passport. If your shares of Company common stock are held through a bank, brokerage firm or other nominee, please bring to the special meeting a copy of your brokerage statement evidencing your beneficial ownership of Company common stock and a valid photo identification. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Vote Required

        Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon. For the proposal to adopt the Merger Agreement, you may vote FOR, AGAINST or ABSTAIN. Abstentions will not be counted as votes cast in favor of the proposal to adopt the Merger Agreement but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting, or abstain, it will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement.

        If your shares of Company common stock are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares of Company common stock, the "stockholder of record." This proxy statement and proxy card have been sent directly to you by the Company.

        If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you are considered the "beneficial owner" of shares of Company common stock held in "street name." In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Company common stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares of Company common stock by following their instructions for voting.

        Under NASDAQ rules, banks, brokerage firms or other nominees who hold shares in "street name" for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the Merger Agreement, and, as a result, absent specific instructions from the beneficial owner of such shares of Company common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company common stock on non-routine matters. These broker non-votes will be counted for purposes of determining a quorum, but will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement.

        The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of Company common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting. For the proposal to adjourn the special meeting, if necessary or appropriate, you may vote FOR, AGAINST or ABSTAIN. For purposes of this proposal, if your shares of Company common stock are present at the special meeting but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted "AGAINST" the proposal. Failure to submit a proxy or vote in person at the special meeting and broker non-votes on the issue will not be counted in respect of, and will not have an effect on, the proposal to adjourn the special meeting.

        The non-binding advisory proposal to approve certain agreements with, and items of compensation that may be paid or become payable to, our named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of the shares of Company common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting. For the non-binding proposal to approve compensation that may be paid or become payable to our named executive officers in connection with the merger, you may vote FOR, AGAINST or ABSTAIN.

For purposes of this proposal, if your shares of Company common stock are present at the special meeting but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted "AGAINST" the proposal. Broker non-votes on the issue will not be counted in respect of, and will not have an effect on, the non-binding proposal to approve certain agreements with, and items of, compensation that may be paid or become payable to, our named executive officers in connection with the merger. Assuming a quorum is present, failure to submit a proxy or vote in person at the special meeting will also not have any effect on the proposal.

        Most of our stockholders have three options for submitting their votes: (i) by telephone, (ii) via the Internet or (iii) by mail. If your stock is held by a broker, bank or other nominee (i.e., in "street name"), you will receive instructions from the registered holder that you must follow in order to have your shares of Company common stock voted. If you hold your shares of Company common stock in your own name (i.e., as a holder of record), you may instruct the persons named as proxies how to vote your shares of Company common stock by signing, dating and mailing the proxy card in the envelope provided. Of course, you are always welcome to come to the meeting and vote your shares of Company common stock in person.

        If you are a beneficial owner, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of Company common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares of Company common stock voted. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee.

        Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for voting over the Internet or by telephone. If you choose to vote by mailing a proxy card, your proxy card must be filed with our General Counsel and Secretary by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. When the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the per share merger consideration in exchange for your stock certificates.

        If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, or your proxies, will vote your shares of Company common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Company common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

        If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares of Company common stock represented by your properly signed proxy will be voted "FOR" the proposal to adopt the Merger Agreement, "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, and "FOR" the non-binding proposal to approve certain agreements with, and items of compensation that may be paid or become payable to, our named executive officers in connection with the merger.

        If you have any questions or need assistance voting your shares, please call AST Phoenix Advisors Toll-Free for Shareholders: (877) 478-5038; Banks and Brokers: (212) 493-3910.

        IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF COMPANY COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

        As of [    •    ], the record date, JLL Partners Fund IV, L.P., JLL Partners Fund V, L.P., Oak Investment Partners X, L.P. and Oak X Affiliates Fund, L.P. (together, the "Stockholder Parties") beneficially owned and were entitled to vote, in the aggregate, [    •    ] shares of Company common stock, representing approximately [    •    ]% of the shares entitled to vote at the special meeting. Concurrently with the execution of the Merger Agreement, the Stockholder Parties entered into a Voting Agreement to vote all of their shares of Company common stock "FOR" the proposal to adopt the Merger Agreement and "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

        As of [    •    ], the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, [    •    ] shares of Company common stock (excluding any shares of Company common stock deliverable upon exercise or conversion of any options or restricted stock units), representing approximately [    •    ]% of the shares entitled to vote at the special meeting. The directors and executive officers have informed the Company that they currently intend to vote all of their shares of Company common stock "FOR" the proposal to adopt the Merger Agreement and "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

        The Company also maintains an employee stock purchase plan ("ESPP"), pursuant to which a total of 56,549 shares of Company common stock have been issued to employees since its inception in June 2012 (including 5,982 shares issued to executive officers of the Company and included in the 3.0% figure referenced above). Shares purchased by employees under the ESPP are issued and distributed to employees at the end of each quarterly offering period and there is no trustee or other nominee who retains control or voting power over the shares. Although the Company does not know how many of those shares continue to be owned by its employees, if these employees continue to own all of the shares purchased from the ESPP and vote those shares in favor of the proposal to adopt the Merger Agreement, then shares representing an additional approximately 0.07% of the shares of Company common stock entitled to vote at the special meeting would be voted in favor of the adoption of the Merger Agreement. When added to the shares of Company common stock held by the Stockholder Parties and the directors and executive officers, this would result in approximately 40.3% of the shares of Company common stock being voted in favor of the adoption of the Merger Agreement, which makes approval of this proposal by holders of the required majority of the outstanding shares of Company common stock significantly more likely.

Proxies and Revocation

        Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person at the special meeting. If your shares of Company common stock are held in "street name" by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or vote in person at the special meeting, or abstain, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares of Company common stock will not be voted on the proposal to adopt the Merger Agreement, which will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement.

        If you are a stockholder of record, you have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is voted at the special meeting by:

  •
  submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy;

  •
  signing another proxy card with a later date and returning it to us prior to the special meeting; or

  •
  attending the special meeting and voting in person.

        If you hold your shares of Company common stock in "street name", you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee.

Adjournments and Postponements

        Although it is not currently expected, the special meeting may be adjourned or postponed, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement or if a quorum is not present at the special meeting. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company's stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Anticipated Date of Completion of the Merger

        We are seeking to complete the merger as soon as practicable. We currently anticipate completing the merger in mid-2013, subject to the receipt of Stockholder Approval and the satisfaction of the other closing conditions, including the receipt of all required regulatory approvals and consents, and, under certain circumstances, the provision of additional time to TSYS in connection with its financing of the merger. However, there can be no assurance as to the actual timing of the Closing.

Rights of Stockholders Who Seek Appraisal

        Stockholders that do not vote for the adoption of the Merger Agreement, and who precisely comply with the procedures specified under the DGCL, are entitled to appraisal rights under the DGCL in connection with the merger. This means that you are entitled to have the fair value of your shares of Company common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the right to receive $16.00 per share of Company common stock in cash, without interest and less any required withholding taxes. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the Merger Agreement.

        To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the Merger Agreement and you must not vote in favor of the proposal to adopt the Merger Agreement. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. See "Appraisal Rights" beginning on page 110 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex C to this proxy statement. If you hold your shares of Company common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

Payment of Solicitation Expenses

        The Company is paying the cost of soliciting these proxies. The Company may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of Company common stock for their reasonable out-of-pocket expenses in forwarding soliciting materials to beneficial owners of Company common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. We agreed to pay AST Phoenix Advisors a fee of approximately $8,500 for its services and to reimburse its reasonable out of pocket expenses.

Questions and Additional Information

        If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our Secretary at telephone number 512-532-8200.

PROPOSAL 1
ADOPTION OF THE MERGER AGREEMENT
THE MERGER

        This discussion of the merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the merger.

        The Merger Agreement provides that Sub will merge with and into the Company. The Company will be the Surviving Corporation after the merger and will continue to do business following the merger as a wholly owned subsidiary of TSYS. As a result of the merger, the Company will cease to be a publicly traded company, and you will no longer have any interest in our future earnings or growth or benefit from any increases in the value of the Company.

Parties to the Merger

  NetSpend Holdings, Inc.
  701 Brazos Street, Suite 1300
  Austin, Texas 78701
  (512) 532-8200

        The Company was organized on February 18, 2004 and became a public company on October 19, 2010. Its principal offices are located at 701 Brazos Street, Suite 1300 Austin, Texas 78701 and its telephone number is 512-532-8200.

        The Company is a leading provider of general-purpose reloadable prepaid debit cards and related financial services to the estimated 68 million underbanked consumers in the United States who do not have a traditional bank account or who rely on alternative financial services. The Company's mission is to develop products and services that empower underbanked consumers with the convenience, security and freedom to be self-banked.

        For additional information about the Company and our business, please visit our website at www.netspend.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. Additional information regarding the Company is contained in our filings with the SEC which are available to the public at the SEC website at www.sec.gov. See also "Where You Can Find More Information" on page 116. Company common stock is publicly traded on the NASDAQ Global Select Market under the symbol "NTSP."

  Total System Services, Inc.
  One TSYS Way
  Columbus, GA 31901
  (706) 649-2310

        Total System Services, Inc., a Georgia corporation, which we refer to in this proxy statement as "TSYS," was formed on December 22, 1982, and is the direct and sole shareholder of Sub. TSYS is in the business of providing global payment services to financial and nonfinancial institutions, generally under long-term processing contracts. The services TSYS provides are divided into three operating segments, North America Services, which accounted for 51% (or $954 million) of its total revenues in 2012, International Services, which accounted for 22% (or $412 million) of its total revenues in 2012, and Merchant Services, which accounted for 27% (or $505 million) of its total revenues in 2012. Through TSYS' North America Services and International Services segments, it processes information through its cardholder systems to financial institutions throughout the United States and internationally. TSYS' North America Services segment provides these services to clients in the United States, Canada, Mexico and the Caribbean. TSYS' International Services segment provides services to clients in Europe, India, Middle East, Africa, Asia Pacific and Brazil. TSYS' Merchant Services segment provides merchant services to merchant acquirers and merchants in the United States. TSYS' net income attributable to its common shareholders was $244.3 million, $220.6 million and $193.9 million for the years ended December 31, 2012, 2011 and 2010, respectively. TSYS' total assets were $2.02 billion, $1.86 billion and $1.95 billion for the years ended December 31, 2012, 2011 and 2010, respectively.

        Additional information regarding TSYS is contained in its filings with the SEC which are available to the public at the SEC website at www.sec.gov.

  General Merger Sub, Inc.
  One TSYS Way
  Columbus, GA 31901
  (706) 649-2310

        General Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of TSYS, was formed on February 4, 2013, solely for the purpose of completing the proposed merger and has conducted no business activities other than those related to the structuring and negotiation of the merger and arranging the debt financing in connection with the merger. Upon completion of the merger, Sub will be merged with and into the Company and will cease to exist.

Merger Consideration

        If the merger is consummated, each outstanding share of Company common stock (excluding shares of Company common stock held (i) by the Company (including treasury shares), TSYS or Sub or any other direct or indirect wholly owned subsidiary of TSYS or the Company and (ii) by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law with respect to such shares) will be converted into the right to receive the per share merger consideration of $16.00 in cash, without interest and less any required withholding taxes.

Background of the Merger Agreement

        The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. The following chronology does not purport to catalogue every conversation among the Board or the representatives of the Company and other parties.

        The Company went public in October 2010 when it completed an offering of Company common stock at $11 per share. Since that time, we have pursued a strategy of seeking to generate value for our stockholders by operating as a public company and focusing on growth in our core businesses. Nevertheless, our Board and management have periodically reviewed and assessed our business strategy and developments in the industries in which we operate as well as credit and merger and acquisitions markets in general with a view to being able to respond to opportunities that might be in our stockholders' best interests.

        As a result of declines in the market price of Company common stock beginning in early 2011, our Board and management occasionally discussed the disparity between the market valuation of our business and their view of the value of our Company based upon our perceived growth opportunities, analyst forecasts and our internal business plans. In June 2011 the Board announced a $25 million share repurchase program that was completed in September 2011 and in November 2011 the Board announced another $25 million share repurchase program that was completed in February 2012. Although our stock price recovered somewhat in early 2012, in early spring of 2012 it was trading in the $7 to $9 per share range. Our Board continued to believe that the market price of our stock did not reflect our expected financial results for 2012 and our longer-term prospects based upon our business model and perceived opportunities for growth. In April and May of 2012, the Board invited BofA Merrill Lynch to informally provide views in the Board's review of possible stock repurchase programs and other potential opportunities for enhancing stockholder value. At these meetings, our Board reviewed possible share repurchase programs of various sizes, including a possible self-tender, the then-prevailing conditions in the credit and financial markets, and the mergers and acquisitions environment and also considered a list of parties in related industries that, in its judgment, might have a possible interest in acquiring the Company, including private equity firms. Once again our Board affirmed its commitment to the strategy of generating stockholder value by operating the Company as a publicly-traded entity without significant leverage. The Board also concluded that pursuing a sale of the

Company or a similar transaction at a time when our stock price was trading in the $7 to $9 per share range likely would not result in full recognition of the inherent value of the Company and, therefore, that stockholders would realize greater long-term value through our continuation as a publicly-owned entity.

        In early 2012 our two largest stockholders, the JLL Funds (as defined below) and the Oak Funds (as defined below), indicated that they were potentially interested in disposing of all or a significant portion of their ownership interests in the Company, whether through market sales, sales to one or more private purchasers or, if consistent with the interests of the Company and its stockholders, as part of a stock purchase program or leveraged recapitalization by the Company or other possible transactions providing our stockholders with an opportunity to sell at least a portion of their shares of Company common stock. In connection with the foregoing the Board considered a number of alternatives including the repurchase of a portion of the stock held by these large stockholders or a self-tender offer, but determined not to proceed with any such transaction at that time.

        On February 27, 2012, the Oak Funds announced that they had distributed to investors in its funds an aggregate of 11,219,355 shares of our stock, reducing their interest in our Company to approximately 32% of the Company common stock.

        In late May 2012, our Chief Executive Officer, Daniel Henry, received a telephone call from the chief executive officer of another public company expressing interest in a possible transaction with us and a desire to meet with him. Mr. Henry promptly advised our Board of this conversation and on May 31, 2012 the Board instructed Mr. Henry to invite the other chief executive officer to meet with him and provide details on any proposed transaction. Mr. Henry, Mr. Harris and Mr. Gresham met with this chief executive officer and another officer of this public company on June 7, 2012. At this meeting, the representatives of the other company expressed interest in a "merger of equals" combination of the Company and their company in which our stock would be converted into equity of the combined company at little to no premium to its market price and management of the other company would manage the combined entity. No detailed proposal was presented to the officers of the Company. On June 11, 2012, Mr. Henry advised our directors of this conversation at a meeting of our Board. Our Board considered the business of the other public company, its financial condition, the track record of its management team in operating that company, prior unsuccessful acquisition efforts by that company and the possible risks and benefits to our stockholders of pursuing a combination of the two companies and concluded that it was not in the best interests of our stockholders to pursue the proposed transaction. Mr. Henry advised the other company that our Board had decided to continue to pursue its strategy as a stand-alone publicly-owned company and that the Board had instead approved a $75 million share repurchase program that was completed in August 2012.

        Also on June 19, 2012, Mr. Henry had lunch with Troy Woods, President and Chief Operating Officer of TSYS, in Kansas City. The parties discussed developments in the prepaid industry generally, with Mr. Henry responding to a general inquiry from Mr. Woods by informing him that the Company was not for sale. Mr. Woods requested that Mr. Henry inform him if this position was changed.

        On August 6, 2012, the Oak Funds announced that they had distributed to investors in their funds an aggregate of 11,219,354 shares of our stock, reducing their interest in our Company to approximately 16% of the Company common stock.

        In late August and early September of 2012, the JLL Funds advised our Board of their possible interest in selling all or a significant portion of their ownership interest in the Company. Recognizing that market sales over an extended period of time could artificially depress our stock price to the disadvantage of other stockholders, both the JLL Funds and our Board concluded in October 2012 that a sale of the JLL Funds' ownership interest to a single purchaser committed to the long-term plan of the Company would be desirable. The Board authorized Mr. Henry to provide the Company's preliminary 2013 projections to two private equity firms that had previously expressed an interest in acquiring the JLL Funds' stock with the express instruction that the entire Company was not for sale. In November 2012, representatives of the two private equity firms that had expressed preliminary interest in acquiring the JLL Funds' interest in the Company met with our non-management Board members who are not affiliated with either the Oak Funds or the JLL Funds (the "Disinterested Directors") and then executed confidentiality agreements with the Company, which included customary standstill provisions that, among other things, provided that they could only make proposals relating to the JLL Funds' stock interest in the Company and would not request a waiver of the standstill provisions. These firms were provided non-public information regarding the Company and expressed interest in continuing to pursue a possible purchase of the JLL Funds' ownership interest in the Company. As part of this process, the JLL Funds were advised by Mr. Henry that the Company's efforts to facilitate a sale of the stock owned by the JLL Funds would be conditioned upon an extension of the term of the Company's existing services agreement with ACE, the Company's largest distributor. Funds managed by the JLL Funds own approximately 97% of ACE. Concurrently with the interaction with these private equity firms, beginning in October 2012, our management, under the supervision of the Disinterested Directors, engaged in negotiations with the management of ACE regarding a three-year extension of the terms of our existing services agreement with ACE.

        In late September or early October 2012, after discussing the process related to JLL Funds' possible interest in selling all or a significant portion of their ownership interest in the Company with representatives of the Houlihan Lokey Capital Inc. ("Houlihan Lokey"), an investment bank that regularly held discussions with TSYS and was subsequently engaged as TSYS' financial advisor. Mr. Woods called Mr. Henry and expressed an interest in acquiring the Company in a negotiated transaction acceptable to the boards of both companies. Mr. Henry advised Mr. Woods that he would discuss the matter with the Board. Our Board met on October 30, 2012 and decided that, although no decision to seek a sale of the Company had been made, in light of TSYS' financial resources and the strategic fit between the two companies, providing TSYS with the opportunity to make a compelling proposal to acquire the Company might result in an attractive opportunity for the Company's stockholders. Accordingly, our Board instructed management to meet with representatives of TSYS to discuss the Company's business and prospects and to provide TSYS with a summary of the Company's 2013 business plan, subject to TSYS entering into a customary confidentiality agreement. On November 14, 2012, TSYS executed a confidentiality agreement (the "Confidentiality Agreement") containing a one-year standstill provision and a restriction on requesting any waiver of the standstill provision. Representatives of TSYS met with representatives of our management on November 15, 2012 and we provided financial information relating to our 2013 business plan to TSYS at this meeting.

        In late November, one of the private equity firms that previously met with our non-management Board members indicated that it had an interest in acquiring all of the JLL Funds' stock in the Company for $12 per share subject to further due diligence, negotiating acceptable agreements with the JLL Funds and the Company and finalization of the extension of the ACE agreement.

        On December 3, 2012, Mr. Henry received a letter from Mr. Woods containing a non-binding indicative offer to acquire all of the outstanding shares of Company common stock for $14.50 per share in the form of 100% cash consideration subject to the conditions in the letter (the Company's common stock closed at $11.65 on the last trading day prior to the receipt of this letter). The letter stated that TSYS was considering provisions relating to an acquisition that would permit the Company to retain its name, result in the Company being operated as a newly created operating segment of TSYS, keep our headquarters in Austin, Texas, and provide compensation arrangements for unspecified members of the Company's senior management team. The letter did not specify any terms of such compensation arrangements. In the letter, TSYS requested access to the management of the Company and certain non-public information over a period of four weeks in order for TSYS to finalize its analysis and confirm its indicative offer. In addition, TSYS requested a six week exclusivity period in order to complete its diligence review, provide a final offer price to our Board, and reach a mutually acceptable definitive agreement for a transaction. The letter conditioned the indicative proposal on satisfactory completion of a due diligence review of the Company and the execution of definitive agreements satisfactory to the parties, including employment agreements with certain members of the Company's senior management team. TSYS required that the terms of its proposal and the discussions between the two companies be kept confidential in accordance with the mutual confidentiality provisions contained in the Confidentiality Agreement. The letter also requested a response by December 17, 2012.

        On December 4, 2012, our Board met by teleconference with members of our management and a representative of Fried, Frank, Harris, Shriver & Jacobson LLP ("Fried Frank"), our outside legal counsel. During the conference call, the members of management presented and reviewed their contacts with TSYS. Fried Frank reviewed the legal responsibilities of directors in considering an acquisition proposal and related matters. The terms of TSYS' December 3rd letter were reviewed and discussed. Our Board concluded that it should defer any decision on how to respond to TSYS until it had retained a financial advisor, had the benefit of the financial advisor's advice and had further Board level discussions. Our Board instructed our management to contact BofA Merrill Lynch because of its familiarity with the Company as a result of its previous interactions with the Board, its expertise in the industries in which the Company operates and its national reputation and to determine whether to engage BofA Merrill Lynch as the Company's financial advisor in connection with the proposed transaction. At this meeting the members of the Board associated with the JLL Funds indicated that they had no further interest in pursuing a sale of their shares to the private equity firm that had previously expressed interest in acquiring the shares held by the JLL Funds and this process was terminated.

        On December 7, 2012, our Board met by teleconference with our management, and representatives of BofA Merrill Lynch and Fried Frank. Based on discussions with representatives of BofA Merrill Lynch regarding its material relationships with TSYS and its affiliates and the factors described above, the Board concluded that BofA Merrill Lynch was qualified to act as our financial advisor in connection with the proposed transaction, and the Board approved the retention of BofA Merrill Lynch as the Company's financial advisor in connection with the proposed transaction. The Board also approved the retention of Fried Frank as the Company's outside legal counsel in connection with the proposed transaction. Our management provided an update on the Company's current performance and business developments. Representatives of Fried Frank again reviewed the directors' legal responsibilities. Representatives of BofA Merrill Lynch reviewed certain financial aspects of TSYS' indicative, non-binding proposal. Our Board, management and its advisors also reviewed considerations relating to the possibility that other parties might be interested in acquiring the Company. After a discussion of possible responses to TSYS and the possible implications of engaging in further discussions with TSYS, our Board instructed a representative of BofA Merrill Lynch to contact representatives of Houlihan Lokey TSYS' financial advisor and advise them that the Company had not been put up for sale and that, while the Company would be willing to consider discussions with TSYS, convincing the Board to depart from the Company's existing business strategy would require a substantial improvement in TSYS' proposed price. Our Board authorized our management to make additional information available to TSYS in order to assist TSYS in developing a more compelling proposal for further consideration by our Board. Our management was instructed not to engage in any discussions with TSYS regarding possible employment arrangements with TSYS following an acquisition of the Company by TSYS in order to avoid any conflict of interest. The Board decided not to enter into any exclusivity agreement with TSYS because it had not presented a compelling offer; however, our Board also decided not to contact other potential acquirers of the Company because of the risk of leaks and rumors regarding a potential sale of the Company that could adversely affect prospects with existing and potential customers and the morale of our employees.

        On December 14, 2012, we began providing TSYS access to certain diligence materials in a virtual data room. Additional information was added to the virtual data room throughout discussions with TSYS.

        On December 19, 2012, senior members of TSYS' management team and members of our executive management met to discuss our operations, finances and related matters. These meetings lasted for two days.

        On December 27, 2012, we provided TSYS with a draft merger agreement, which included a so-called "go-shop" provision permitting the active solicitation of potential purchasers of the Company following execution of the merger agreement. Also on that date, we provided a company with which we have a contractual relationship entered into in the ordinary course of business and which we considered to be a potential acquirer of the Company with a notice required by that contract, which gave that other company the opportunity to participate in any sale process conducted by the Company. The notice stated that the Company was considering a change of control transaction on an expedited basis, but did not disclose TSYS' identity or any of the terms of TSYS' proposal. Following delivery of the notice, the Company's representatives made several follow-up phone calls to the other company. The party never indicated interest in a possible transaction with the Company.

        On December 31, 2012, our general counsel and representatives of Fried Frank discussed the draft merger agreement and other considerations relating to a possible transaction in a telephone call with King & Spalding LLP ("King & Spalding"), outside legal counsel to TSYS, and TSYS' senior deputy general counsel. At that time, King & Spalding indicated that TSYS would require voting agreements in support of any transaction from the JLL Funds, the Oak Funds and possibly other parties and that TSYS would be unwilling to accept an agreement with a go-shop provision.

        On January 3, 2013, Mr. Woods advised Mr. Henry that TSYS was preparing a revised written proposal to acquire the Company and that, although TSYS was willing to increase its offer price in response to our Board's request for an improved offer, it would be unwilling to proceed with a transaction at a price per share that Mr. Henry understood to be $17.00 or more.

        On January 4, 2013, TSYS submitted a revised written non-binding indicative offer to acquire the Company for $15.25 per share in cash, subject to satisfactory completion of additional due diligence and negotiation of a satisfactory merger agreement. TSYS requested a response to its revised proposal by January 8, 2013.

        Our Board met by teleconference on January 6, 2013. TSYS' revised proposal was discussed with representatives of our management, and representatives of BofA Merrill Lynch and Fried Frank. Management also reviewed our December performance and other business developments and BofA Merrill Lynch reviewed certain financial aspects of the revised TSYS offer. After discussion of various possible responses to TSYS, our Board instructed management and a representative of BofA Merrill Lynch to inform TSYS and its financial advisor that our Board would be willing to accept a cash price per share of $16.75, with a go shop provision, as a negotiating strategy intended to elicit a higher price from TSYS. Our Board also instructed management to offer to meet with TSYS' executives in order to enable them to better understand the rationale for a $16.75 per share valuation and to make available the remaining due diligence items requested by TSYS and its advisors in an effort to either finalize agreement on a transaction on acceptable terms quickly or terminate the process with TSYS. At this meeting, our Board again considered whether to contact other potential purchasers of the Company. It considered (i) the possible adverse effect that a leak of information regarding a potential sale of the Company would have on existing and potential customers and on employee morale, including the uncertainty created by the possibility of a competitor acquiring our Company, (ii) the absence of any indication of interest in a transaction from the company we had advised of a possible change of control transaction even though that company has substantial financial resources, and was previously considered a potential strategic acquirer of the Company, (iii) the possible negative effect on the Company's negotiating leverage with TSYS if we were unsuccessful in soliciting interest from other parties, (iv) various factors suggesting that financial purchasers were unlikely to offer prices near TSYS' proposed offer price, including analysis from the Company's financial advisor regarding the range of prices at which a transaction might be economically attractive for such financial purchasers, taking into account, among other things, likely equity returns required, equity capital required and reasonably available leverage, (v) the fact that any agreement with TSYS would permit the Company to accept a more favorable acquisition proposal from a third party, notwithstanding customary "no shop" and termination fee provisions, and (vi) that other possible strategic acquirers of the Company had very substantial financial resources and were unlikely to be deterred from making an acquisition proposal for the Company after a transaction agreement with TSYS was announced and that customary "no shop" and termination fee provisions were unlikely to affect these parties given such parties' substantial financial resources.

        Representatives of BofA Merrill Lynch communicated our Board's position to representatives of TSYS' financial advisor on the evening of January 6, 2013, in accordance with the Board's instructions.

        On January 7, 2013, Mr. Henry advised Mr. Woods of our Board's $16.75 per share price proposal and its desire to promptly determine whether a transaction was possible. Mr. Woods stated that he was unwilling to further negotiate the price of a possible transaction until his management team and advisors had substantially completed their due diligence review of the Company; however, he stated that TSYS would be unwilling to proceed with a transaction valuing the Company at $16.75 per share. He also indicated that TSYS would be unable to enter into a definitive merger agreement until the end of January or early February in order to enable it to complete due diligence and arrange for binding financing commitments for the acquisition. Mr. Woods reiterated TSYS' unwillingness to agree to any transaction agreement with a go-shop provision and suggested that, in light of the delay in entering into a definitive agreement, the Company might contact other potential acquirers of the Company instead of including a go-shop provision in a merger agreement. After further discussions, Mr. Henry and Mr. Woods agreed to continue to work to see if a mutually acceptable transaction could be agreed upon. Later on January 7 and again on January 9, 2013, Mr. Henry spoke to a representative of TSYS' financial advisor who encouraged Mr. Henry to meet with Mr. Woods and TSYS management in person.

        Beginning on January 8, 2013, representatives of the Company and its advisors provided additional due diligence information to TSYS and its advisors, began negotiating the terms of a merger agreement, and discussed TSYS' financing arrangements and possible timing of reaching a binding agreement on any transaction. Our Board's determination not to solicit interest in an acquisition of the Company from other parties because of its potentially adverse impact on our business, including on existing and potential customers and on employee morale, was communicated to representatives of TSYS.

        On January 8, 2013, TSYS provided us with a revised draft of the merger agreement. This draft of the merger agreement eliminated the "go shop" provision and also included a termination provision that would permit TSYS to terminate the merger agreement upon payment of a reverse termination fee, if TSYS were unable to obtain financing.

        On January 15, 2013, our Board met by teleconference with representatives of our management, BofA Merrill Lynch and Fried Frank to review the status of discussions with TSYS, including proposed timing, issues relating to the proposed merger agreement and the voting agreement covering the Oak Funds and the JLL Funds, and TSYS' financing arrangements. Our Board instructed management and our advisors to again advise TSYS and its advisors of the Board's desire for improved financial terms from TSYS and to conclude the process quickly.

        Shortly after the Board Meeting Mr. Henry and Mr. Harris met with Mr. Woods in Columbus, Georgia and again communicated our Board's desire for a higher price and reviewed our prospects and other bases for justifying an increased valuation by TSYS. Mr. Woods noted that TSYS had some concerns about so-called "concentration risk" resulting from the fact that ACE represented a significant portion of our existing business.

        TSYS sent a revised written proposal to Mr. Henry on January 18, 2013. In its letter, TSYS increased its offer price to $15.40 per share in cash, subject to the conditions in the letter. The letter expressed "serious concern" over the Company's continued inclusion of a go shop provision in the draft merger agreement and stated that "we are simply unprepared to move forward...with a merger agreement with that provision. Accordingly, our offer is contingent upon your withdrawing your request that the merger agreement include a 'go shop' provision." In addition, the letter stated that TSYS would remove from the draft merger agreement its right to terminate the merger agreement upon a financing failure by paying a reverse termination fee. The letter further noted that TSYS' offer was conditioned upon, among other things, its entering into employment agreements with key members of the Company's management team, equity incentive awards being treated in accordance with the existing terms of the relevant Company plans in connection with the proposed merger, TSYS' obligation to complete the merger being conditioned upon the non-occurrence of a "Material Security Breach" or the loss of certain specified business relationships, a five-year extension of our agreement with ACE, and the entry into voting agreements supporting the TSYS transaction by the JLL Funds, the Oak Funds and our directors in their capacity as stockholders. TSYS stated that it had additional confirmatory due diligence to complete. The letter requested a response by January 22, 2013 and stated that the offer would expire on February 5, 2013 if a mutually acceptable merger agreement had not been executed by that date.

        On January 19, 2013, our Board met by teleconference and reviewed the revised TSYS proposal with representatives of management, Fried Frank and BofA Merrill Lynch. During the meeting, the Board expressed its desire to continue to seek a higher price from TSYS and again instructed management and its advisors not to engage in discussions regarding employment arrangements for our management team with TSYS until price and the material terms of a merger agreement were agreed upon. During the meeting, directors affiliated with the JLL Funds expressed strong opposition to seeking an extension of the agreement with ACE as part of a transaction with TSYS and stated that the JLL Funds were not seeking any arrangements or consideration other than the same price per share that would be paid to all stockholders in a merger. Other directors also expressed concerns about the potential delays that might be associated with negotiating with ACE and the possible costs of such an extension. After discussion, our Board authorized a representative of BofA Merrill Lynch to advise representatives of TSYS that the Board was unwilling to proceed with a transaction at a price of $15.40 per share and that it strongly preferred to avoid seeking an extension of the ACE contract. Our Board also instructed Fried Frank to continue to negotiate the terms of the merger agreement. The Disinterested Directors met separately to discuss the implications of TSYS conditioning a transaction upon an extension of the agreement with ACE, possible procedural guidelines for seeking such an extension, and possible contract terms for an extension if TSYS did not withdraw its insistence upon the ACE extension.

        On January 21, 2013, Mr. Woods communicated to a representative of BofA Merrill Lynch that TSYS was willing to proceed with a transaction only if there were a five year extension of our agreement with ACE (which it believed could be obtained at no or de minimis cost), that it did not believe that a further increase in price was warranted, that a "go shop" provision in a merger agreement was unacceptable, and that the timing of entering into a binding merger agreement was likely to be early February.

        On January 22, 2013, our Board met by teleconference with representatives of our management, BofA Merrill Lynch and Fried Frank. The Board discussed TSYS' continued insistence on a five year extension of our agreement with ACE and its unwillingness to increase the proposed merger price as well as unresolved issues relating to the merger agreement. The directors affiliated with the JLL Funds again expressed their strong opposition to seeking an extension of the ACE agreement in the context of merger negotiations with TSYS. However, after concluding that it was likely that no agreement on a transaction with TSYS would be possible without an extension of our ACE agreement, it was agreed that Fried Frank would discuss with counsel to the JLL Funds whether there was a mutually acceptable process to explore the possibility of an extension of the ACE agreement and that the Disinterested Directors would be responsible for all matters relating to ACE. Our Board then discussed possible responses to TSYS' positions on price and certain provisions in the merger agreement. Our directors determined that they would be willing to proceed with a transaction at a cash price per share of $16 with a customary no shop and termination fee provision as well as customary closing conditions, and instructed representatives of BofA Merrill Lynch to communicate this. The Disinterested Directors then met separately with representatives of Fried Frank and discussed the possibility of using the Company's prior negotiations with ACE for an extension in October, November and early December of 2012 as a basis for obtaining the five year extension required by TSYS because this earlier negotiation reflected terms that the Company believed were commercially reasonable and reflected arms'-length negotiations. These negotiations had resulted in draft extension terms revising commission tiers for new business generated by ACE so that ACE would be motivated to accelerate growth to receive higher commissions and the Company would benefit from that accelerated growth. No cash payment for the extension or increased commissions to ACE for existing levels of business were contemplated under this proposal.

        Following the Board meeting, representatives of Fried Frank discussed the process for seeking an extension of the ACE agreement with counsel for the JLL Funds. It was agreed, among other things, that negotiations with ACE would not begin until there was agreement between the Company and TSYS on the price per share to be paid by TSYS in the proposed transaction and that the Disinterested Directors would formally comprise a special committee to supervise the negotiations with ACE. Counsel for the JLL Funds also indicated that ACE would be willing to consider an extension of its agreement with the Company that would only be effective upon consummation of the transaction with TSYS. Representatives of Fried Frank advised King & Spalding of the proposed process to seek the extension of the ACE agreement and these firms continued to negotiate the terms of the merger agreement.

        Later on January 22, 2013, in accordance with the Board's instructions, a representative of BofA Merrill Lynch communicated to Mr. Woods our Board's response to TSYS' positions, including our Board's willingness to proceed at a per share price of $16 per share, with a customary no shop provision and a termination fee of approximately 3% of the equity value of the transaction, that the JLL Funds and the Oak Funds would enter into customary voting agreements in support of a transaction, and that after agreement on price and the material merger agreement terms, the Company would attempt to obtain the requested five year extension of the ACE agreement and TSYS could begin discussions with the Company's management team regarding employment arrangements to become effective upon consummation of the acquisition of the Company by TSYS. It was also suggested to Mr. Woods that an ACE extension of just two or three years might be more easily obtained.

        Also, on January 22, 2013, King & Spalding provided Fried Frank with a draft of the voting agreement, and King & Spalding subsequently entered into negotiations with counsel to JLL Funds and counsel to Oak Funds regarding the terms of the voting agreement.

        On January 23, 2013, the Disinterested Directors held a telephonic meeting with Fried Frank to discuss the process of seeking an extension of our agreement with ACE and received an update from BofA Merrill Lynch.

        On January 25, 2013, Mr. Woods spoke with a representative of BofA Merrill Lynch and communicated two proposals for our Board to consider. The first proposal offered, among other things, a cash price of $15.60 per share, a 3.2% termination fee, and a similar 3.2% threshold for a closing condition relating to security breaches. This proposal was conditioned upon a four year extension of our agreement with ACE. The second proposal offered, among other things, a cash price of $16.00 per share, a 4.2% termination fee, and a 2% threshold for the security breach condition. This proposal was conditioned upon a five year extension of our agreement with ACE.

        Later in the day on January 25, 2013, our Board met by teleconference with representatives of our management, BofA Merrill Lynch and Fried Frank. TSYS' two proposals were reviewed. Representatives of Fried Frank reported on their discussions with counsel for the JLL Funds and the agreed-upon process for seeking an extension of the ACE agreement. After discussion of various possible responses to TSYS, our Board decided to make a counterproposal to TSYS providing for, among other things, a cash price of $16.00 per share, a 3.9% termination fee, a 3.2% security breach threshold and a four year extension of the ACE agreement. Our Board authorized the communication of this counterproposal to TSYS and negotiation relating to these terms. Our Board also formally created a special committee comprised of the Disinterested Directors to supervise the negotiation of the ACE extension. Our Board did not determine to form a special committee in connection with TSYS' proposals prior to this time because the Board did not believe that such a committee was necessary other than to supervise the negotiation of the ACE extension.

        A meeting of the special committee of Disinterested Directors followed during which they discussed strategies to attempt to quickly obtain the extension of the ACE agreement on terms that were generally the same as those terms that were discussed in the negotiations with ACE in late 2012 and the possible compromises of issues unresolved as of the termination of those negotiations. The committee discussed with our management the potential economic benefits of the extension to ACE and the possible effects of the revised commission tiers on the Company. The use of new commission tiers was expected to provide ACE with higher income only if ACE's future growth rate is faster than forecast by the Company and, consequently, would potentially benefit the Company by causing an acceleration of business growth generated by ACE. The committee instructed management to prepare materials to be provided to ACE containing the extension proposal, which was to become effective only upon consummation of the merger with TSYS, and to present these materials to the committee for review.

        On January 26, 2013, Mr. Woods contacted a representative of BofA Merrill Lynch by teleconference and indicated TSYS would be willing to proceed on the basis of, among other things, a cash price of $16.00 per share, a customary "no shop" provision, a 3.9% (or approximately $53 million) termination fee, a 1.9% security breach threshold and a targeted announcement date for a definitive agreement during the week of February 4, 2013. These terms were expressly conditioned by TSYS upon the Company obtaining a five year extension of its agreement with ACE.

        Our directors and management were advised of this conversation shortly thereafter, and our Board decided to proceed with negotiations on that basis.

        The special committee of Disinterested Directors met by teleconference on January 26, 2013 with our management and representatives of Fried Frank and reviewed the materials prepared by management. The committee requested certain changes in these materials and instructed management to send the revised materials to ACE with the clear message that our management was not authorized to negotiate or change the proposed terms of the contract extension and that the committee considered the terms non-negotiable absent clear error. The committee adopted this approach as the method most likely to result in a prompt agreement with ACE on terms that were fair and reasonable to both ACE and the Company. Shortly after the meeting, the extension materials were provided to management of ACE.

        During this time, further negotiations relating to the merger agreement and voting agreement continued.

        On January 27, 2013, since the price and material terms of the Merger Agreement had been agreed upon, Mr. Henry met with Mr. Woods to discuss TSYS' proposals regarding employment of certain members of senior management following consummation of the proposed merger and retention plans for the Company employees. Mr. Henry was advised that he and all of operating management were expected to continue with the Company following the merger and proposed compensation arrangements were discussed.

        On January 29, 2013, our Board met by teleconference and received an update on discussions with TSYS and the anticipated timing of the possible execution of definitive transaction agreements.

        Also on January 29, 2013, our management received a counterproposal from ACE regarding the terms for an extension of our agreement with ACE that included, among other things, significant new annual cash payments from the Company in addition to the new commission tiers. The special committee of Disinterested Directors met by teleconference early on January 31 to discuss ACE's counterproposal. The committee reaffirmed its position that its proposal was non-negotiable and instructed management to communicate this to ACE management.

        From January 31 through February 4, 2013 under the supervision of the special committee of Disinterested Directors, our management, in collaboration with representatives of TSYS, negotiated with representatives of management of ACE revisions to the proposed terms of the five year extension of the ACE agreement. ACE management noted that an unintended consequence of the new commission tiers proposed by the Company was a possible loss of payments to ACE. By February 5, 2013, agreement was reached on the final terms of the five year extension, which was to become effective only upon consummation of our acquisition by TSYS. As approved by the special committee of Disinterested Directors, this final agreement reflected the terms originally proposed by the committee as well as a $3 million cash payment to ACE payable upon consummation of the acquisition of the Company by TSYS and an increase in the annual marketing allowance payable to ACE in an amount intended to compensate for the loss of annual revenue which ACE might suffer as a result of the revised commission structure.

        On February 1, 2013, our Board met by teleconference and was updated on the status of discussions with TSYS and the anticipated schedule for entering into a merger agreement with TSYS.

        On February 2 and 3, 2013, TSYS provided forms of employment agreements and term sheets including future equity incentive awards for members of the Company's senior executives including Mr. Henry, Charles Harris, our President and Chief Operating Officer, Anh Hatzopoulos, our Executive Vice President of Online Business Development, and James DeVoglaer, our Executive Vice President of Information Technology. Also, on February 2 and 3, 2013, TSYS provided forms of change of control agreements to Mr. Henry and Mr. Harris. A representative of TSYS met with approximately twelve members of our management team on February 3, 2013 to discuss their anticipated role and compensation following completion of the acquisition of the Company by TSYS. On February 4, 2013, TSYS delivered to the Company its Change of Control Plan, which provides benefits to certain executives if such persons do not have an individual change of control agreement. The Company shared the TSYS Change of Control Plan with its executives shortly thereafter.

        On February 4, 2013, we received a notice from a state regulator that it had issued a cease and desist order instructing us to cease transmitting money in its state. Representatives of the Company promptly contacted the regulator and explained why the Company believed it was not engaged in money transmitting activities in their state and requested an informal stay of the cease and desist order pending our provision of information and resolution of the matter. That day, we informed TSYS of this development. TSYS advised us that it would defer entering into a definitive merger until this situation was resolved to its satisfaction.

        On February 5, 2013, our Board met by teleconference. At this meeting, our management reviewed recent developments, including events relating to the state regulator and our operating and financial performance. The Board then considered the proposed transaction. Representatives of BofA Merrill Lynch reviewed its financial analysis of the proposed per share merger consideration and indicated that it would be prepared to deliver a fairness opinion in connection with execution of a merger agreement with respect to the per share merger consideration to be received by the holders of Company common stock (other than the excluded holders), assuming no material changes in the terms of the proposed transaction and subject to various assumptions and limitations described in its opinion. Representatives of Fried Frank reviewed the terms of the merger agreement, the negotiation of which had been substantially completed, and the remaining unresolved issues. The terms of the voting agreement with the JLL Funds and the Oak Funds also were reviewed, including provisions providing for the termination of the voting agreement if the Company terminated the merger agreement to accept a superior transaction proposal and permitting ACE to discuss the extension of its agreement with the Company with a party which makes a superior proposal. Our Board also received reports on the interests of management in the transaction arising from their options and restricted stock awards, employment agreements, stock ownership and the change of control provisions in our equity plans as well as by TSYS' proposed employment and compensation arrangements with most members of the management team after the merger is consummated. The interest of the JLL Funds in the transaction, by virtue of its stock ownership and ownership interests in ACE, was also reviewed as was the process involving the special committee of Disinterested Directors with respect to ACE. Our Board also reviewed information relating to other parties that might have an interest in acquiring the Company and again considered whether the no shop, termination fee and related provisions of the merger agreement would deter the making of acquisition proposals and, in that regard, received information relating to the range of termination fees agreed to in recent transactions. Presentations were made regarding the regulatory approvals, including state banking and finance commission approvals, which would be required in connection with the merger. After discussion, our Board unanimously approved the merger agreement and voting agreement, subject to appropriate resolution of the open issues with respect to the merger agreement and resolution of the state regulatory issues, and subject to satisfaction of such issues, recommended that our stockholders approve the merger. Subject to satisfaction of such issues, each director also indicated his or her intention to vote his or her shares of Company common stock in favor of the merger.

        On February 6, 2013, our Board received an update on the situation with the state regulator and confirmation of TSYS' position that it would defer entering into the merger agreement until that situation was resolved.

        The remaining open issues in the merger agreement and various due diligence matters continued to be discussed from February 6 through February 17, 2013.

        On February 12, 2013, the compensation committee of our Board met. It reviewed the tax consequences of the proposed transaction on those members of senior management whose employment is expected to be terminated in connection with the merger, including George Gresham, our Chief Financial Officer, and Steven Coleman, our General Counsel. In particular, these two executives might become subject to a 20% excise tax on so called "excess parachute payments." After reviewing information relating to the payments to these officers in connection with the merger, the anticipated tax consequences and the cost of providing a gross-up for the excise tax, the committee approved gross-up arrangements for these two officers, subject to approval by TSYS.

        Also on February 12, 2013, our Board met again to review the status of the transaction and authorized a proposed resolution with the state regulator, which would remove an obstacle to finalizing the merger agreement and did not involve fines or penalties to the Company. Our management reported on preliminary January results and reviewed disclosures to be made in connection with the Company's 2012 fourth quarter earnings release and conference call the following day.

        On February 13, 2013, we issued our fourth quarter earnings release and guidance for 2013 financial performance and held our earnings conference call.

        On February 15, 2013, we resolved all issues related to the cease and desist order without affecting our current business operations.

        From February 15 through February 19, 2013 we and TSYS finalized the terms of the merger agreement and related matters. On February 19, 2013, TSYS indicated its satisfaction with the terms of the resolution of the cease and desist order. TSYS also consented to the gross-up arrangements with two of our executive officers, Messrs. Gresham and Coleman.

        On February 19, 2013 our Board met to review the changes to the merger agreement since its February 5th meeting and unanimously confirmed its approval of the transaction. At this meeting, representatives of BofA Merrill Lynch updated its financial analysis of the per share merger consideration and orally delivered its opinion to our Board as described under "Opinion of Financial Advisor." The directors also approved the amendments to the equity awards of the two officers whose employment is expected to be terminated immediately prior to consummation of the merger, as described in "Interests of our Directors and Officers in the Merger."

        The Merger Agreement and other related agreements were executed by TSYS and us on February 19, 2013 and we issued a joint press release with TSYS announcing the Merger Agreement on that date.

Recommendation of the Board; Reasons for the Transaction

        At meetings held on February 5 and February 19, 2013, our Board unanimously approved the Merger Agreement, the merger, the Voting Agreement, and the transactions contemplated by the Merger Agreement. At those meetings, our Board unanimously determined that the merger is advisable, fair to, and in the best interests of, the stockholders of the Company.

        In reaching its determination, our Board consulted with and received the advice of the Company's senior management team, independent financial advisors and legal counsel and considered a number of potentially positive factors that it believed supported its decision to enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement, including the following:

  •
  The current and historical trading prices of our common stock and the fact that the merger consideration of $16.00 per share in cash represents a premium of approximately 26% over the closing price of our common stock on February 15, 2013, approximately 45% over the closing price of our common stock on February 8, 2013 and approximately 35% over the closing price of our common stock on January 15, 2013;

  •
  our Board's understanding of the business operations, financial condition, historical performance, earnings and prospects of the Company on a standalone basis;

  •
  the possible alternatives to the merger, including continuing as an independent, publicly-traded company, and the risks and uncertainties associated with these alternatives, including the risks associated with our ability to meet our projections for future results of operations and to achieve our business plan, compared to the certainty provided to our stockholders by the merger of their realizing a fair value in cash for their investment in the Company;

  •
  the $16.00 per share price to be paid upon Closing of the merger in comparison to possible future trading prices for our common stock, based upon anticipated operating results and our current trading multiples, and the present value of these possible future trading prices;

  •
  the fact that public market emphasis on quarterly performance could impact the Company's ability to pursue its long-term plans and investment strategy if such plans or strategy adversely impact short-term results;

  •
  the consideration to be paid in the merger is all cash, which provides certainty of value and liquidity to the Company's stockholders immediately upon the Closing of the merger;

  •
  the timing of the merger may be favorable in the context of current conditions in the public trading markets, financing environment, interest rate levels and spreads and the general mergers and acquisitions market and the possibility that these favorable conditions might not continue and general economic conditions might worsen;

  •
  our Board's views and opinions on the business segments in which the Company participates and market competition, including (not in any relative order of importance):

  •
  consolidation in payments industries and the growing significance of scale have made it more challenging to remain independent unless the Company pursues a significant acquisition;

  •
  the risk that competitors may combine with each other or with third parties and become stronger competitors;

  •
  possible innovations in money transfer and payments technologies might reduce the attractiveness of the Company's products and services;

  •
  the risk of becoming a marginal "niche" player over the long term; and

    •
    the risk that significant distributors may contract with processing companies and act as their own program manager, essentially eliminating our role;

  •
  the fact that the $16.00 per share price and other final terms of the Merger Agreement were the result of extensive arms'-length negotiations with the assistance of our independent financial and legal advisors, including the fact that:

  •
  the negotiation of the Merger Agreement was supervised by our Board, which is comprised of a majority of independent directors, none of whom has any affiliation or business relationship with TSYS; and

  •
  completion of the merger is subject to a vote of our outstanding Company common stock vote in favor of the transaction and that the affirmative vote of the holders of approximately 13% of our outstanding Company common stock in addition to the shares held by the JLL Funds and the Oak Funds will be required to complete the merger;

  •
  the Company's prior contacts with select private equity firms in connection with its exploration of the possible sale by the JLL Funds of all or a portion of its ownership stake in the Company;

  •
  the fact that all holders of shares of our Company common stock (other than dissenting shares and shares held by TSYS and its subsidiaries, if any) will receive the same form and amount of consideration per share of common stock in connection with the merger and, in that regard, our Board's and the Special Committee's determination that the terms of the extension of our agreement with ACE and the process followed in connection with that extension reflected fair and commercially reasonable terms;

  •
  the support of merger by the Company's two largest stockholders, the JLL Funds and the Oak Funds, which control approximately 37.5% of the aggregate voting power of the outstanding common stock, as evidenced by their entry into the Voting Agreement with TSYS and our Board's determination that the interests of the JLL Funds and the Oak Funds as stockholders of the Company in seeking the most favorable terms, including price, in connection with a sale of the Company were consistent with those of our public stockholders;

  •
  the availability of appraisal rights under the DGCL to holders of our common stock who comply with all of the required procedures under the DGCL, which allows such holders to seek appraisal of the fair value of their shares of our Company common stock as determined by the Delaware Court of Chancery;

  •
  the process followed by our Board in permitting our management to discuss the terms of their possible employment with TSYS only after a final price of $16.00 per share and the material terms of the Merger Agreement had been finalized as a means of reasonably assuring that their interests did not diverge from those of the stockholders and that the terms of these employment arrangements would not reduce the price obtainable for our stockholders;

  •
  the process followed by our Board in connection with the negotiation of the extension of our agreement with ACE, which was required by TSYS as a condition to its entering into the Merger Agreement, including the formation of the special committee of Disinterested Directors, the initiation of negotiations with ACE only after the $16 per share merger consideration had been negotiated (in order to reasonably assure that any cost associated with the contract extension would not reduce the merger consideration), and the use of prior negotiations regarding an extension of the ACE agreement as a basis for the extension required by TSYS;

  •
  the opinion of BofA Merrill Lynch, dated February 19, 2013, to the Board as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of Company common stock (other than the excluded holders), as more fully described below in the section entitled "Opinion of the Company's Financial Advisor";

  •
  the terms of the Merger Agreement, including:

  •
  the conditions to the Merger Agreement, which our Board viewed as providing a reasonable level of assurance that the merger could be completed, including the absence of any financing condition to the obligations of TSYS;

  •
  the Merger Agreement does not preclude unsolicited offers for the Company from parties other than TSYS and the Company's ability to consider and respond to unsolicited written acquisition proposals, to furnish information to the person making such a proposal and to engage in discussions and negotiations with the person making such a proposal, as well as the Company's ability, under certain circumstances, to terminate the Merger Agreement in order to accept a Superior Proposal (as defined below), subject to the payment to TSYS of a termination fee of $52.6 million;

  •
  the termination fee and expenses payable to TSYS under certain circumstances, including as described above, in connection with a termination of the Merger Agreement (amounting to approximately 3.9% of the equity value of the merger), which our Board concluded were reasonable in the context of termination fees and expenses payable in comparable transactions, the nature and size of parties that might have a possible interest in acquiring the Company, and in light of the overall terms of the Merger Agreement, including the per share consideration, and which the Board determined should not reasonably be expected to deter possible acquisition proposals from new parties or our ability to pursue such proposals;

  •
  our Board's ability, under certain circumstances, to withhold, withdraw, qualify or modify its recommendation that our stockholders vote to adopt the Merger Agreement, even in the absence of another acquisition proposal, if our Board determines that a failure to do so would be inconsistent with its fiduciary duties (subject to, in certain circumstances, a subsequent obligation under the Merger Agreement to pay TSYS the termination fee); and

  •
  our ability, under certain circumstances, to seek specific performance to prevent breaches of the Merger Agreement and to require TSYS to consummate the merger upon satisfaction of the conditions to its obligations;

  •
  the terms of the Voting Agreement provide for (i) its termination upon the termination of the Merger Agreement and that (ii) the JLL Funds and the Oak Funds will be permitted to enter into discussions with third parties regarding support for alternative acquisition proposals to the extent our Board is permitted to do so under the Merger Agreement (and in connection therewith ACE would be permitted to discuss with such third parties the extension of its agreement with us), and, therefore the entry by the JLL Funds and the Oak Funds into the Voting Agreement should not reasonably be expected to deter possible acquisition proposals from new parties or our ability to pursue these proposals;

  •
  the fact that among the third parties most likely to be interested in acquiring the Company, none of the likely corporate or strategic parties and only a limited number of the financial sponsor parties are subject to any restriction on making an unsolicited acquisition proposal; and

  •
  the business reputation and capabilities of TSYS and its management and TSYS' financial resources.

        In the course of its deliberations, our Board also considered certain uncertainties, risks and potentially negative factors, including:

  •
  that the public stockholders of the Company will have no ongoing equity interest in the Surviving Corporation following the merger, and therefore the Company's stockholders will cease to participate in the Company's future earnings or growth or to benefit from any increases in the value of the Company;

  •
  that the receipt of cash in exchange for shares of Company common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes;

  •
  the restrictions in the Merger Agreement on the Company actively soliciting competing bids to acquire the Company, and the possibility that the deal protection provisions in the Merger Agreement, including the no solicitation covenant, "matching rights" and the $52.6 million termination fee payable by the Company upon the termination of the Merger Agreement in connection with a Superior Proposal (as defined below) could discourage other potential acquirors from making a competing bid to acquire the Company;

  •
  the risk that the transactions might not be consummated in a timely manner or at all, including if a Material Adverse Effect (as defined below) or a Material Security Breach occurs regarding the Company;

  •
  the risks and costs to the Company if the merger does not close, including possible negative effects on the trading price of the common stock, the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on the Company's business relationships with third parties;

  •
  the restrictions on the conduct of the Company's business prior to the consummation of the merger, which may delay or prevent the Company from taking advantage of business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending consummation of the merger; and

  •
  if the merger is not consummated, the Company will be required to pay its own expenses associated with the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement as well as, under certain circumstances, to pay TSYS a termination fee of $52.6 million and/or to reimburse TSYS for the reasonable and documented out-of-pocket fees and expenses incurred by TSYS in connection with the termination of the Merger Agreement, up to $10 million.

        In addition, our Board also considered the following factors:

  •
  the fact that the Company's executive officers and directors may have interests in the merger that are different from, or in addition to, those of our stockholders; see "Interests of our Directors and Officers in the Merger"; and

  •
  the possible conflict of interest of directors designated by the JLL Funds in light of TSYS' demand that we obtain an extension of our existing services agreement with ACE.

        The foregoing discussion of the factors considered by our Board is not intended to be exhaustive, but rather includes the principal factors considered by our Board. Our Board collectively reached the conclusion to approve the Merger Agreement, the merger and the transactions contemplated by the Merger Agreement in light of the various factors described above and other factors that the members of our Board believed, in their business judgment, were appropriate. In view of the wide variety of factors considered by our Board in connection with its evaluation of the merger and the complexity of these matters, our Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of our Board. Rather, our Board made its recommendation based on the totality of information presented to it and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

        After considering these factors, our Board concluded that the positive factors and potential benefits of merger and the Merger Agreement outweighed the risks and potential negative factors and declared the advisability of the Merger Agreement and the merger based upon the totality of the information presented to and considered by it.

Opinion of the Company's Financial Advisor

        The Company has retained BofA Merrill Lynch to act as the Company's financial advisor in connection with the merger. BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Company selected BofA Merrill Lynch to act as the Company's financial advisor in connection with the merger on the basis of BofA Merrill Lynch's experience in transactions similar to the merger, its reputation in the investment community and its familiarity with the Company and its business.

        On February 19, 2013, at a meeting of the Board held to evaluate the merger, BofA Merrill Lynch delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion dated February 19, 2013, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the per share merger consideration to be received by holders of Company common stock (other than the excluded holders) was fair, from a financial point of view, to such holders.

        The full text of BofA Merrill Lynch's written opinion to the Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this document and is incorporated by reference herein in its entirety. The following summary of BofA Merrill Lynch's opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to the Board for the benefit and use of the Board (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch's opinion does not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the merger. BofA Merrill Lynch's opinion does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed merger or any related matter.

        In connection with rendering its opinion, BofA Merrill Lynch:

  (i)
  reviewed certain publicly available business and financial information relating to the Company;

  (ii)
  reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with BofA Merrill Lynch by the management of the Company, including certain financial forecasts relating to the Company prepared by the management of the Company;

  (iii)
  discussed the past and current business, operations, financial condition and prospects of the Company with members of senior management of the Company;

  (iv)
  reviewed the trading history for Company common stock and a comparison of that trading history with the trading histories of other companies BofA Merrill Lynch deemed relevant;

  (v)
  compared certain financial and stock market information of the Company with similar information of other companies BofA Merrill Lynch deemed relevant;

  (vi)
  compared certain financial terms of the merger to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

  (vii)
  reviewed a draft, dated February 17, 2013, of the Merger Agreement; and

  (viii)
  performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

        In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the Company's management that it was not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Company's management forecasts, BofA Merrill Lynch was advised by the Company, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor did it make any physical inspection of the properties or assets of the Company. BofA Merrill Lynch did not evaluate the solvency or fair value of the Company, TSYS or any of their respective affiliates under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at the direction of the Company, that the merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on the Company or the merger.

        BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects or implications of the merger (other than the per share merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger, the voting agreement entered into by TSYS and the Stockholder Parties, the proposed amendment, in connection with the merger, of a commercial arrangement between the Company and a company which, BofA Merrill Lynch was informed by the Company, is majority owned by JLL Partners or one or more of its affiliates, or any terms, aspects or implications of any other agreement, arrangement or understanding entered into in connection with or related to the merger or otherwise. BofA Merrill Lynch was not requested to, and did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of the Company or any alternative transaction. BofA Merrill Lynch's opinion was limited to the fairness, from a financial point of view, of the per share merger consideration to be received by the holders of Company common stock (other than the excluded holders) and no opinion or view was expressed with respect to any consideration received in connection with the merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the merger, or class of such persons, relative to the per share merger consideration or otherwise. Furthermore, no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the merger. In addition, BofA Merrill Lynch expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the merger or any related matter. Except as described above, the Company imposed no other limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

        BofA Merrill Lynch's opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. It should be understood that subsequent developments may affect its opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch's opinion was approved by BofA Merrill Lynch's Americas Fairness Opinion Review Committee.

        The following represents a brief summary of the material financial analyses presented by BofA Merrill Lynch to the Board in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch.

        Selected Publicly Traded Companies Analysis.    BofA Merrill Lynch reviewed publicly available financial and stock market information for the Company and the following fifteen publicly traded companies in the payments, transaction processing and prepaid sectors, thirteen of which had market capitalizations (as of February 15, 2013) of between approximately $561 million and $11.1 billion and two of which (Visa Inc. and Mastercard Incorporated) had market capitalizations (as of February 15, 2013) of approximately $65.6 billion and $105.3 billion, respectively:

  •
  Euronet Worldwide Inc.

  •
  Fidelity National Information Services, Inc.

  •
  Fiserv, Inc.

  •
  FleetCor Technologies, Inc.

  •
  Global Payments Inc.

  •
  Green Dot Corporation

  •
  Heartland Payment Systems, Inc.

  •
  Higher One Holdings, Inc.

  •
  Mastercard Incorporated

  •
  Moneygram International Inc.

  •
  The Western Union Company

  •
  Total System Services, Inc.

  •
  Vantiv, Inc.

  •
  Visa Inc.

  •
  WEX Inc.

BofA Merrill Lynch reviewed, among other things, per share equity values, based on closing stock prices on February 15, 2013, of the selected publicly traded companies as a multiple of calendar year 2013 estimated earnings per share, commonly referred to as EPS. BofA Merrill Lynch also reviewed enterprise values of the selected publicly traded companies, calculated as equity values based on closing stock prices on February 15, 2013 plus net debt and noncontrolling interest, as a multiple of calendar year 2013 estimated earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. EPS and EBITDA for the selected companies were calculated net of intangible amortization and stock-based compensation expenses, where applicable, and are referred to, respectively, as adjusted EPS and adjusted EBITDA. The following chart shows adjusted EPS and adjusted EBITDA multiples for the selected publicly traded companies referenced above.

Publicly Traded Companies	2013 Estimated Adjusted EBITDA Multiples	2013 Estimated Adjusted EPS Multiples
• Euronet Worldwide Inc.	• 7.5x	• 12.9x
• Fidelity National Information Services, Inc.	• 8.2x	• 13.0x
• Fiserv, Inc.	• 8.5x	• 13.1x
• FleetCor Technologies, Inc.	• 14.7x	• 18.6x
• Global Payments Inc.	• 7.7x	• 11.8x
• Green Dot Corporation	• 3.4x	• 12.7x
• Heartland Payment Systems, Inc.	• 8.6x	• 16.6x
• Higher One Holdings, Inc.	• 10.9x	• 16.0x
• Mastercard Incorporated	• 12.9x	• 19.7x
• Moneygram International Inc.	• 5.5x	• 12.2x
• The Western Union Company	• 7.7x	• 9.0x
• Total System Services, Inc.	• 7.5x	• 15.1x
• Vantiv, Inc.	• 11.2x	• 15.3x
• Visa Inc.	• 13.3x	• 20.7x
• WEX Inc.	• 9.8x	• 15.9x

        The overall low, high and mean calendar year 2013 estimated adjusted EPS multiples observed for the selected companies were 9.0x, 20.7x and 14.8x, respectively. The overall low, high and mean calendar year 2013 estimated adjusted EBITDA multiples observed for the selected companies were 3.4x, 14.7x and 9.2x, respectively. BofA Merrill Lynch applied calendar year 2013 adjusted EPS multiples of 15.0x to 17.0x derived from the selected publicly traded companies to the Company's calendar year 2013 estimated adjusted EPS and applied calendar year 2013 adjusted EBITDA multiples of 8.0x to 10.0x derived from the selected publicly traded companies to the Company's calendar year 2013 estimated adjusted EBITDA. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts' estimates, and estimated financial data of the Company were based on the Company's management forecasts. This analysis indicated the following approximate implied per share equity value reference ranges for the Company, as compared to the per share merger consideration:

Implied Per Share Equity Value Reference Ranges for the Company
		Per Share Merger Consideration
2013E EPS	2013E EBITDA
$12.70 - $14.35	$11.70 - $14.75	$16.00

        No company used in this analysis is identical or directly comparable to the Company. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which the Company was compared.

        Selected Precedent Transactions Analysis.    BofA Merrill Lynch reviewed, to the extent publicly available, financial information relating to the following twelve selected transactions involving companies in the payment and transaction processing sectors announced between April 1, 2003 and

January 14, 2013. The following chart shows the latest twelve months adjusted EBITDA multiples for the selected transactions.

Announcement Date	Acquiror	Target	Latest 12 Months Adjusted EBITDA Multiples(1)
• April 1, 2003	• First Data Corp.	• Concord EFS, Inc.	• 9.9x
• July 13, 2004	• Bank of America Corporation	• National Processing, Inc.	• 9.7x
• December 27, 2005	• Management of iPayment, Inc.	• iPayment, Inc.	• 10.0x
• October 16, 2006	• The Carlyle Group & Providence Equity Partners Inc.	• Open Solutions Inc.	• 13.4x
• April 2, 2007	• Kohlberg Kravis Roberts & Co.	• First Data Corp.	• 12.9x
• June 26, 2007	• Fidelity National Information Services, Inc.	• EFD/eFunds Corporation	• 13.7x
• August 2, 2007	• Fiserv, Inc.	• CheckFree Corporation	• 14.0x
• March 27, 2009	• Advent International Corporation	• Fifth Third Bancorp	• 8.3x
• June 30, 2010	• Apollo Management, L.P.	• EVERTEC, Inc.	• 8.3x
• September 15, 2010	• Vantiv, Inc.	• NPC Group, Inc.	• 8.4x
• July 2, 2012	• Cielo S.A.	• Merchant eSolutions Inc.	• 12.0x
• January 14, 2013	• Fiserv, Inc.	• Open Solutions Inc.	• 10.2x

(1)
In deriving the adjusted EBITDA multiples for the selected transactions, BofA Merrill Lynch made adjustments to latest twelve months adjusted EBITDA to reflect certain circumstances of certain of the companies or transactions.

The overall low, high and mean latest 12 months adjusted EBITDA multiples observed for the selected transactions were 8.3x,14.0x and 10.9x, respectively. Based on its professional judgment and after taking into consideration, among other things, the observed data for the selected companies, the time elapsed between the respective dates of the selected transactions and the date of BofA Merrill Lynch's opinion and the market conditions prevailing at the respective dates of the selected transactions, BofA Merrill Lynch then applied a selected range of latest 12 months adjusted EBITDA multiples of 10.0x to 14.0x derived from the selected transactions to the Company's calendar year 2012 adjusted EBITDA, as reported by the Company on February 13, 2013. Financial data of the selected transactions were based on publicly available research analysts' estimates, public filings and other publicly available information. Financial data of the Company were based on the Company's management forecasts and the Company's public filings. This analysis indicated the following approximate implied per share equity value reference ranges for the Company, as compared to the per share merger consideration:

Implied Per Share Equity Value Reference Range for the Company 2013E Adjusted EBITDA	Per Share Merger Consideration
$10.85 - $15.40	$16.00

        No company, business or transaction used in this analysis is identical or directly comparable to the Company or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which the Company and the merger were compared.

        Discounted Cash Flow Analysis.    BofA Merrill Lynch performed a discounted cash flow analysis of the Company to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that the Company was forecasted to generate during the Company's fiscal years 2013 through

2017 based on the Company's management forecasts. BofA Merrill Lynch calculated terminal values for the Company by applying terminal forward multiples of 8.0x to 10.0x to the Company's fiscal year 2017 estimated adjusted EBITDA and implied perpetuity growth rates ranging from 2.6% to 3.9% (in the case of a 9.5% discount rate), 3.6% to 4.9% (in the case of a 10.5% discount rate) and 5.0% to 6.3% (in the case of a 12.0% discount rate). The cash flows and terminal values were then discounted to present value as of March 31, 2013 using discount rates ranging from 9.5% to 12.0%, derived by using a weighted average cost of capital analysis based on certain financial metrics, including betas for the Company and the fifteen companies listed under the heading "Selected Publicly Traded Companies Analysis" above, a marginal tax rate of 40%, a 2.8% risk-free rate based on the yield on 20-year U.S. treasury bills as of February 15, 2013, an estimated market risk premium for stocks generally and an estimated risk premium for stocks based on market capitalizations of between $423 million and $1,621 million. This analysis indicated the following approximate implied per share equity value reference range for the Company as compared to the per share merger consideration:

Implied Per Share Equity Value Reference Range for the Company	Per Share Merger Consideration
$19.20 - $25.50	$16.00

        Other Factors.    In rendering its opinion, BofA Merrill Lynch also reviewed and considered other factors, including:

  •
  closing prices of Company common stock during the 52-week period ended February 15, 2013, noting that during such period the Company's closing stock prices ranged from $6.89 to $12.69 per share;

  •
  one-year forward stock price targets for Company common stock in publicly available Wall Street research analyst reports, noting that one-year forward low and high stock price targets for the Company, discounted to present value using a discount rate equivalent to a midpoint estimate of the Company's cost of equity of 11.3%, ranged from $9.00 to $14.35 per share (or $10.00 to $16.00 per share on an undiscounted basis);

  •
  the level of competition in the prepaid card market in which the Company primarily operates, with numerous existing well-established competitors of the Company and additional well-capitalized companies that have recently entered, or could potentially enter, the market; and

  •
  legal and regulatory risks affecting the Company's industry, including potential regulations and investigations with respect to banking laws, anti-money laundering laws and money transmitter and payment instrument laws.

  Miscellaneous

        As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Merrill Lynch to the Board in connection with its opinion and is not a comprehensive description of all analyses undertaken by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that its analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch's analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

        In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The estimates of the future performance of the Company in or underlying BofA Merrill Lynch's analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch's analyses. These analyses were prepared solely as part of BofA Merrill Lynch's analysis of the fairness, from a financial point of view, of the per share merger consideration and were provided to the Board in connection with the delivery of BofA Merrill Lynch's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch's view of the actual values of the Company.

        The type and amount of consideration payable in the merger was determined through negotiations between the Company and TSYS, rather than by any financial advisor, and was approved by the Board. The decision to enter into the Merger Agreement was solely that of the Board. As described above, BofA Merrill Lynch's opinion and analyses were only one of many factors considered by the Board in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Board or management with respect to the merger or the merger consideration.

        The Company has agreed to pay BofA Merrill Lynch for its services in connection with the merger an aggregate fee currently estimated to be approximately $14.0 million, a portion of which was payable in connection with its opinion and approximately $13.0 million of which is contingent upon the completion of the merger. The Company also has agreed to reimburse BofA Merrill Lynch for its expenses incurred in connection with BofA Merrill Lynch's engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

        BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Merrill Lynch and its affiliates invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in the equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, TSYS and certain of their respective affiliates.

        BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to the Company and/or certain of its affiliates, including JLL Partners and Oak Investment Partners, beneficial owners of approximately 26% and 13%, respectively, of the Company's outstanding common stock (on an as-converted basis with respect to the issued and outstanding shares of the Company's Series A Convertible Preferred Stock), and/or certain of JLL Partners' and Oak Investment Partners' respective affiliates and portfolio companies, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as administrative agent, joint lead arranger and joint bookrunner for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of the Company, certain of the respective affiliates of the Company, JLL Partners and Oak Investment Partners and/or certain of the respective portfolio companies of JLL Partners and Oak Investment Partners, (ii) having acted as joint bookrunner and/or underwriter for an equity offering of the Company, an equity offering of a portfolio company of Oak

Investment Partners and a debt offering of a portfolio company of JLL Partners, (iii) having acted as dealer-manager and solicitation agent of a debt tender offer of a portfolio company of JLL Partners, (iv) having acted as financial advisor to certain portfolio companies of JLL Partners and Oak Investment Partners in certain mergers and acquisitions transactions, (v) having provided or providing certain foreign exchange, derivatives and other trading services to the Company, certain of the respective affiliates of the Company, JLL Partners and Oak Investment Partners and/or certain of the respective portfolio companies of JLL Partners and Oak Investment Partners, and (vi) having provided or providing certain treasury management services and products to certain of the respective affiliates of the Company, JLL Partners and Oak Investment Partners and/or certain of the respective portfolio companies of JLL Partners and Oak Investment Partners. From January 1, 2011 through January 31, 2013, BofA Merrill Lynch and its affiliates received aggregate revenues from the Company and certain of its subsidiaries of approximately $1 million, from JLL Partners and certain of its affiliates and portfolio companies of approximately $42.8 million, and from Oak Investment Partners and certain of its affiliates and portfolio companies of approximately $3.3 million, for corporate, commercial and investment banking services unrelated to the transaction.

        In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to TSYS and/or certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as administrative agent, joint lead arranger and joint book manager for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of TSYS and/or certain of its affiliates, (ii) having provided or providing certain foreign exchange and other trading services to TSYS and/or certain of its affiliates and (iii) having provided or providing certain treasury management services and products to TSYS and/or certain of its affiliates. In addition, BofA Merrill Lynch and/or certain of our affiliates have maintained, currently are maintaining, and in the future may maintain, commercial (including vendor and/or customer) relationships with TSYS and/or certain of its affiliates. From January 1, 2011 through January 31, 2013, BofA Merrill Lynch and its affiliates received aggregate revenues from TSYS and certain of its affiliates of approximately $1.4 million for corporate, commercial and investment banking services unrelated to the transaction.

Certain Company Projections

        The Company does not as a matter of course make public long-term projections as to future sales, earnings or other results due to the unpredictability of the underlying assumptions and estimates. However, in late December 2012 the Company prepared and provided to (i) TSYS, Sub and their advisors, in connection with their review of a possible transaction involving the Company, certain projected financial information for fiscal years 2013, 2014 and 2015 and (ii) BofA Merrill Lynch, for its use in connection with the rendering of its opinion to the Board and performing its related financial analysis, as described under "Opinion of the Company's Financial Advisor" above, certain projected financial information for fiscal years 2013, 2014, 2015, 2016 and 2017 (the "Projections").

        The Projections were not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC regarding projections or U.S. GAAP or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the Company's management, were prepared on a reasonable basis, reflected the best estimates and judgments available to the Company's management, and presented, to the best of the Company's management's knowledge and belief, the expected course of action and the expected future financial performance of the Company. However, the Projections are not facts and should not be relied upon as being necessarily predictive of actual future results.

        None of the Company's independent auditors, nor any other independent accountants, had compiled, examined or performed any procedures with respect to the Projections, nor had they expressed any opinion or any other form of assurance on the Projections or their achievability, and such parties assume no responsibility for, and disclaim any association with, the Projections. The ultimate achievability of the Projections is also subject to numerous risks and uncertainties including, but not limited to, the risks and uncertainties described in the Company's Annual Report on Form 10-K for the fiscal year ended 2012, and subsequent filings made with the SEC. The Projections are not being included in this proxy statement in order to influence a stockholder's decision or for any other purpose, but are being included solely to give stockholders access to certain non-public information that was made available to TSYS, Sub and their advisors for the purpose of considering and evaluating a possible transaction with respect to the Company, and to BofA Merrill Lynch.

        The Projections, while presented with numerical specificity, necessarily reflect numerous estimates and assumptions made by the Company with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company's business, all of which are difficult or impossible to predict and many of which are beyond the Company's control. The Projections reflect subjective judgment in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Projections constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted, including, but not limited to, the Company's performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, and the various risks set forth in the Company's reports filed with the SEC. None of the Company, the Board, TSYS, Sub or their respective affiliates, advisors, officers, directors or representatives can give any assurance that the Projections will be realized or that actual results will not be significantly higher or lower than the Projections. The Projections cover multiple years and therefore by their nature become less predictive with each successive year.

        In addition, the Projections reflect assumptions of the Company's management as to certain business decisions that were and are subject to change. The Projections also may be affected by the Company's ability to achieve strategic goals, objectives and targets over the applicable periods. The Projections cannot, therefore, be considered a guarantee of future operating results, and the information should not be relied on as such. The inclusion of the Projections should not be regarded as an indication that the Company, the Board, TSYS, Sub or any of their respective advisors or representatives or anyone who received this information then considered, or now considers, them as necessarily predictive of actual future events, and should not be relied upon as such. None of TSYS, Sub, the Board or any of their or the Company's respective advisors or representatives or any of their affiliates assumes any responsibility for the validity or completeness of the prospective financial information described above.

        The Projections do not take into account any circumstances or events occurring after the date they were prepared, including the transactions contemplated by the Merger Agreement or the announcement thereof. Furthermore, the Projections do not take into account the effect of any failure of the transactions described in the Merger Agreement to occur and should not be viewed as accurate or continuing in that context. None of the Company, the Board, Sub, TSYS or their respective affiliates, advisors, officers, directors or representatives intends to, and each of them disclaims any obligation to, update, revise or correct the Projections, including if the Projections are or become inaccurate (even in the short term).

        The inclusion in this proxy statement of the Projections should not be deemed an admission or representation by the Company, the Board, TSYS, Sub or the respective affiliates that such information is viewed by the Company, the Board, TSYS, Sub or their respective affiliates as material information of the Company. Such information should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained in the Company's public filings with the SEC.

        None of the Company, the Board, TSYS, Sub or their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder of the Company or other person regarding the ultimate performance of the Company compared to the information contained in the Projections or that forecasted results will be achieved. The Company has made no representation to TSYS, Sub or their affiliates in the Merger Agreement or otherwise, concerning the Projections. Furthermore, none of the Company, the Board, TSYS, Sub or their respective affiliates, advisors, officers, directors or representatives makes any representation to any stockholder regarding the Projections.

        In light of the foregoing factors and the uncertainties inherent in the information provided below, stockholders are cautioned not to place undue, if any, reliance on the Projections or the fact that they are included in this proxy statement.

        Certain of the Projections, including adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies.

        The Projections in the table below were provided to TSYS, Sub and their advisors as well as BofA Merrill Lynch.

	Year Ending December 31,
(dollars in millions, except per share amounts)	2013E	2014E	2015E
Revenue	$435	$510	$595
Operating Income	101	128	163
Adjusted EBITDA(1)	129	157	193
Adjusted Net Income(1)	70	88	109
Adjusted EPS(1)	$0.85	$1.03	$1.24

(1)
Adjusted EBITDA (earnings before interest, tax, depreciation and amortization), Adjusted Net Income and Adjusted EPS (earnings per share) exclude stock-based compensation expenses and intangible purchase amortization, where applicable.

        The additional Projections in the table below were provided to BofA Merrill Lynch.

	Year Ending December 31,
(dollars in millions)	2016E	2017E
Revenue	$684	$787

        The additional Projections in the table below were provided to BofA Merrill Lynch.

	Year Ending December 31,
(dollars in millions)	2013E	2014E	2015E	2016E	2017E
Free Cash Flow(1)	$78	$96	$117	$137	$167

(1)
Free Cash Flow represents earnings before interest and tax, less taxes, plus depreciation and amortization, less capital expenditures, less the amount of any increase or plus the amount of any decrease in net working capital.

 Financing of the Merger

        TSYS and Sub estimate that the total funds required to complete the merger, to repay certain existing debt of the Company and to pay related transaction fees and expenses at the Closing of the merger will be approximately $1.4 billion. TSYS has received a commitment from certain lenders to provide it with a 364-day $1.2 billion bridge term loan facility pursuant to a commitment letter, subject to the satisfaction of various conditions set forth in the commitment letter. TSYS' obligation to complete the merger is not contingent on its ability to obtain financing.

  Bridge Term Loan Facility

        TSYS entered into a commitment letter, dated as of February 19, 2013 (the "Commitment Letter"), with JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC and The Bank of Tokyo-Mitsubishi UFJ, Ltd. (the "Commitment Parties"), pursuant to which TSYS obtained commitments from the Commitment Parties to provide a 364-day bridge term loan facility. The proceeds of loans under the term loan facility may be used to pay a portion of the aggregate consideration for the merger to the extent TSYS has not obtained alternative financing to pay the merger consideration on or prior to the date of consummation of the merger.

        The availability and initial funding of the bridge term loan facility is subject to the following key conditions (subject to limited conditionality provisions specified in the Commitment Letter), among others:

  •
  since September 30, 2012, there must not have been a "target material adverse effect" as defined in the Commitment Letter;

  •
  execution and delivery of definitive term loan facility documentation;

  •
  the absence of material indebtedness for borrowed money of TSYS, subject to certain exceptions, including among others TSYS' existing credit agreement, the term loan facility, indebtedness of the Company and its subsidiaries permitted under the Merger Agreement and indebtedness as to which the net proceeds have been used to fund a portion of the merger and have reduced the commitments of the Commitment Parties by a corresponding amount;

  •
  the merger must have been consummated substantially concurrently with the initial funding of the term loan facility, and no provision of the Merger Agreement has been amended or waived, and no consent has been given, by TSYS or its affiliates, in any manner materially adverse to the interests of the Commitment Parties or the lenders without the prior written consent of the Commitment Parties;

  •
  certain representations in the Merger Agreement must be true and correct and as described in the Commitment Letter;

  •
  the Commitment Parties must have received certain audited financial statements and pro forma financial statements; and

  •
  the payment of fees and expenses due to the Commitment Parties and the lenders pursuant to the Commitment Letter and fee letters.

        The commitments under the bridge term loan facility terminate automatically on the earlier of (i) October 31, 2013, (ii) the closing of the merger without the use of the bridge term loan facility, and (iii) the termination or public abandonment of the Merger Agreement prior to the closing of the merger.

        The definitive documentation governing the bridge term loan facility has not been finalized. Accordingly, the actual terms of the term bridge loan facility may differ from those described in the Commitment Letter.

Closing and Effective Time of Merger

        Unless otherwise agreed by the Company and TSYS, the parties are required to close the merger on the third business day after the satisfaction or waiver of the conditions described under "The Merger Agreement—Conditions to the Merger" below, provided that if the closing were to occur prior to the date that is 12 business days after the later of (x) the date on which Stockholder Approval is obtained, (y) the date on which the Company has provided all required financial information to TSYS in accordance with the Merger Agreement and (z) the date on which TSYS' closing condition relating to receipt of all required consents and approvals has been satisfied (such date being referred to as the "threshold date"), then the parties will not be obligated to close until the earlier of (i) the threshold date and (ii) a date prior to the threshold date specified by TSYS on no fewer than two business days' written notice to the Company. The purpose of the threshold date is to provide TSYS with a reasonable period of time during which they can market and place the permanent debt financing contemplated by the Commitment Letter for the purposes of financing the merger.

        We are seeking to complete the merger as soon as practicable. We currently anticipate completing the merger in mid-2013, subject to the receipt of Stockholder Approval and the satisfaction of the other closing conditions, including the receipt of all required regulatory approvals and consents, and, under certain circumstances, the provision of additional time to TSYS in connection with its financing of the merger. However, there can be no assurance as to the actual timing of the Closing. Unless earlier terminated, the Merger Agreement generally remains in effect until at least October 31, 2013.

        The effective time of the merger will occur as soon as practicable following the Closing of the merger upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date as we and TSYS may agree) (the "Effective Time").

Payment of Merger Consideration and Surrender of Stock Certificates

        At the Effective Time, each share of Company common stock issued and outstanding immediately prior to the Effective Time (excluding shares owned (i) by the Company (including treasury shares), TSYS or Sub or any direct or indirect wholly owned subsidiary of TSYS or the Company and (ii) by stockholders who have perfected and not withdrawn demand for appraisal rights under Delaware law) will be converted into and become the right to receive the merger consideration.

        If the merger is consummated, each outstanding share of Series A Convertible Preferred Stock (excluding shares held by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law with respect to such shares) will be cancelled and retired and converted into the right to receive from the Surviving Corporation, $160.00 in cash, without interest and less any required withholding taxes.

        At or prior to the Closing, TSYS will deposit, or cause to be deposited with the paying agent, an amount in cash sufficient to pay the aggregate merger consideration for all shares of Company common stock and the aggregate consideration for all shares of Series A Convertible Preferred Stock. As soon as practicable after the Effective Time, TSYS will cause the paying agent to mail to each registered holder of a certificate or book-entry shares which, immediately prior to the Effective Time, represented Company common stock (i) a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the certificates or book-entry shares, as applicable, will pass, only upon delivery of the certificates (or affidavits in lieu thereof) or book-entry shares to the paying agent, and which will be in such form and have such other customary provisions as TSYS may reasonably specify) and (ii) instructions for use in effecting the surrender of such certificates or book-entry shares, as applicable, in exchange for payment of the merger consideration in the case of Company common stock and the Preferred Stock merger consideration in the case of Series A Convertible Preferred Stock. Upon surrender of certificates or book-entry shares (or delivery of such customary affidavits and indemnities with respect to a lost certificate which the paying agent and/or the Company's transfer agent may reasonably require) for cancellation to the paying agent or to such other agent or agents as may be appointed by TSYS, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the paying agent, the holder of such certificate or book-entry shares will be entitled to receive the amount of cash into which the shares of common stock or Series A Convertible Preferred Stock previously represented by such certificate or book-entry shares shall have been converted, as applicable, and the certificates or book-entry shares so surrendered will be canceled.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

        You will not be entitled to receive the per share merger consideration or the Preferred Stock merger consideration until you deliver a duly completed and executed letter of transmittal to the paying agent. If your shares are certificated, you must also surrender your certificate or certificates to the paying agent. If ownership of your shares is not registered in the transfer records of the Company, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required by the Company to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

Interests of our Directors and Officers in the Merger

  Overview

        Our executive officers and directors may be deemed to have interests in the transaction that may be different from, or in addition to, those of the Company's stockholders generally. In considering the recommendations of the Board, including that you vote to adopt the Merger Agreement, you should be aware of these interests. In reaching its decision to make such recommendations and to approve the Merger Agreement and the merger, the Board was aware of these interests and considered them, along with other matters described in "Recommendation of the Board; Reasons for the Transaction." As described in more detail below, these interests, for the executive officers and directors as a group, include:

  •
  the cancellation of vested Options outstanding as of the Effective Time (including certain Options for which vesting is to be accelerated in connection with the Closing of the merger), with a value of approximately $53.9 million based on the $16.00 per share merger consideration, and the conversion of such vested Options into the right to receive a cash payment equal to their spread value;

  •
  the conversion of unvested Options into Converted Options with a value of approximately $8.4 million based on the $16.00 per share merger consideration, into the right to acquire TSYS common stock under generally the same material terms and conditions as were applicable to the unvested Options immediately prior to the Effective Time and assuming such Converted Options retain the same value immediately following the Effective Time;

  •
  the cancellation of approximately $9.4 million worth of vested Restricted Shares outstanding as of the Effective Time (including certain Restricted Shares for which the vesting is to be accelerated in connection with the Closing of the merger) in exchange for a cash payment equal to the merger consideration for each share subject to the award;

  •
  the conversion of approximately $11.1 million worth of unvested time-based Restricted Shares into time-based Converted Restricted Shares of TSYS common stock under generally the same material terms and conditions as were applicable to the unvested Restricted Shares immediately prior to the Effective Time, as well as the conversion of certain performance-based unvested Restricted Shares into time-based Converted Restricted Shares under generally the same terms and conditions as were in effect immediately prior to the Effective Time, except that vesting shall be modified so that the Converted Restricted Shares shall vest on December 31, 2015 so long as the holder remains continuously employed with TSYS or one of its subsidiaries through such date and that such vesting will no longer be subject to performance-based vesting conditions;

  •
  the execution of individual employment agreements between TSYS and four of our executive officers (three of whom are "named executive officers" as described under "Proposal 3—Advisory Vote Regarding Merger-Related Compensation Proposal") with aggregate salaries of approximately $1.4 million ($401,500, $360,500, $292,049 and $372,906 for Messrs. Henry, Harris and DeVoglaer and Ms. Hatzopoulos, respectively) and, assuming annual bonus payout is at the maximum level of 150% of base salary, aggregate annual bonus opportunity of approximately $2.1 million (such figures do not include the value of any new equity awards that may become payable under such employment agreements in the future, as such amounts are not quantifiable at this time), such base salaries and bonus opportunities being generally consistent with each executive's current base salary and bonus opportunity; and the execution of change in control agreements between TSYS and two of our executive officers (both of whom are also "named executive officers"), all of which are effective post-Closing;

  •
  the receipt of certain payments and benefits under the seven executive officers' current or new executive employment agreements, as applicable, and equity award agreements upon certain types of potential terminations of employment following, and in some cases, preceding, the Effective Time, including approximately $6,000,000 in aggregate cash severance payments to the executives;

  •
  the entitlement to the indemnification and exculpation benefits in favor of directors and officers of the Company under the Merger Agreement as described in more detail in "The Merger Agreement—Directors' and Officers' Insurance and Indemnification" on page 85, which (subject to limitations specified in the Merger Agreement) require TSYS to maintain in effect for a period six years after closing the policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company and its subsidiaries as of the date of the Merger Agreement, for which the Company currently pays an annual premium of approximately $415,000;

  •
  the right of ACE, an entity controlled by affiliates of the JLL Funds, to receive a $3 million cash payment, an increase in the annual marketing allowance payable to it and other revised terms under an existing services agreement with the Company in exchange for a five year extension of that agreement, effective upon consummation of the merger; and

  •
  the directors appointed by the JLL Funds and Oak Funds do not receive a direct benefit as a director, but the aggregate value of the benefits to be received by the JLL Funds and Oak Funds in their capacity as stockholders is described in "Agreements with JLL Funds" on page 69 and "Agreement with Oak Funds" on page 70. Director Ann Lamont is affiliated with Oak Funds and directly holds approximately 36,076 shares of Company common stock, but she receives no benefit due to her affiliation or status as a director that is in addition to or differs from the benefit being received by shareholders generally.

        For all Company employees who continue to be employed by TSYS following the consummation of the transaction, the Merger Agreement provides that TSYS will, for a period of not less than 12 months, maintain base salaries or base wages at a level that is no less favorable to such employees than the base salaries or base wages in effect prior to the consummation of the transaction. Furthermore, the Merger Agreement provides that TSYS will maintain employee benefits (other than any equity-based plans) for such employees that are, in the aggregate, substantially comparable to either the current employee benefits under the employee benefit plans of the Company or the employee benefits in effect for similarly situated employees of TSYS. The Merger Agreement also provides that TSYS will generally honor the Company's employment agreements and policies in effect prior to the consummation of the transaction, including a severance policy providing employees with between two weeks and three months base salary depending on the employee's position and years of prior service (subject to withholding and reduced by any amounts to which the employee is entitled under a separate employment agreement). Upon the consummation of the transaction, the employees' option agreements generally provide for the automatic acceleration and vesting of 25% of the shares of Company common stock subject to their Options.

  Cash Consideration Payable for Shares of Company Common Stock in the Merger

        The executive officers and directors of the Company who own shares of Company common stock will receive the same cash consideration on the same terms and conditions as the other stockholders of the Company. As of February 28, 2013 the executive officers and directors of the Company beneficially owned, in the aggregate, 821,594 shares, excluding shares issuable upon the vesting and exercise of Options or the future vesting of Restricted Shares, as of such date. The executive officers and directors of the Company who own such shares would receive an aggregate amount of $13,149,632 in cash, without interest thereon. For a further description of the treatment of Options and Restricted Shares held by the directors and executive officers of the Company, please see below under the heading "Treatment of Equity—Based Awards under the Merger Agreement."

        The following table sets forth the number of shares of Company common stock beneficially owned as of March 4, 2013 by each of our executive officers and directors, excluding shares of Company common stock issuable upon the exercise of Options or the vesting of Restricted Shares, and the aggregate merger consideration that would be payable for such shares. Since March 4, 2013, certain of our executive officers and directors may have engaged in transactions involving shares of Company common stock, including sales of shares of Company common stock owned by them on March 4, 2013. Our executive officers and directors may continue to engage in similar transactions involving shares of Company common stock prior to the Effective Time.

Name	Shares Beneficially Owned (#)		Aggregate Merger Consideration ($)
Executive Officers
Daniel R. Henry	229,694	(1)	$3,675,104
George W. Gresham	66,937		$1,070,992
Charles J. Harris	162,679		$2,602,864
Ann Hatzopoulos	0		$—
Steven F. Coleman	6,340		$101,440
James DeVoglaer	2,283		$36,528
James P. Jerome	3,390		$54,240
Directors(2)
Ann Lamont	36,076		$577,216
Thomas A. McCullough	48,674		$778,784
Daniel M. Schley	209,610		$3,353,760
Stephen Vogel	56,169		$898,704

(1)
Includes 40,500 shares purchased by minor children of Mr. Henry. Mr. Henry disclaims beneficial ownership of these shares.

(2)
Messrs. Andrews, Castaldi and Rodriguez do not directly own any shares of Company common stock.

  Treatment of Equity-Based Awards under the Merger Agreement

        Certain of our executive officers and directors hold one or more of the following awards: Options and Restricted Shares (including Restricted Shares that, under their terms in effect immediately prior to the merger, vest upon the achievement of certain performance-based conditions).

  Stock Options

        Pursuant to the Merger Agreement, each vested Option outstanding (including certain Options for which the vesting is to be all or partially accelerated in connection with the merger) as of the Effective Time will be canceled, terminated and converted into the right to receive a cash payment (less any applicable federal or state withholding tax and without interest) equal to, for each share of Company common stock subject to the vested Option, the excess, if any, of (x) the merger consideration over (y) the exercise price payable in respect of each share of Company common stock issuable under such Option. Vested Options with an exercise price that is equal to or greater than the merger consideration and Options with only a performance-based vesting condition which has not been satisfied at or prior to the Effective Time will be cancelled at the Effective Time without any cash payment being made to the holder of such Option. The cash payment with respect to the vested Options will be delivered reasonably promptly following the Effective Time but no later than the next payroll date occurring after the date that is seven business days following the Effective Time.

        Pursuant to the Merger Agreement, each unvested Option as of the Effective Time (other than unvested performance-based Options which are cancelled) shall be assumed by TSYS and converted into a Converted Option that represents the right to acquire the number of shares of TSYS common stock equal to the product of (x) the number of shares of Company common stock subject to the unvested Option multiplied by (y) the conversion ratio. The Converted Options will generally continue to be governed by the same material terms and conditions as were applicable to the unvested Options immediately prior to the Effective Time.

        Outstanding Option award agreements, including those held by the executive officers, for Options that generally vest in equal installments over 4 years, provide for the automatic acceleration of 25% of the shares of Company common stock subject to their Options upon a change in control of the Company. In general, if, within twelve months following a change in control, an executive is terminated by the Company without "cause" (as defined in the applicable executive's employment agreement) or by the executive for "good reason" (as defined in the applicable executive's employment agreement), then the vesting of any unvested portion of such Options would accelerate in connection with such termination. For a discussion of the treatment of certain options held by Messrs. Gresham, Coleman and Jerome, see "Interests of Our Directors and Officers in the Merger—Individual Employment and Change in Control Arrangements."

        The table below sets forth, for each of our executive officers and directors holding Options (a) the aggregate number of shares of Company common stock subject to vested Options and (b) the aggregate number of shares of Company common stock subject to unvested Options, in each case as of May 1, 2013, the estimated Closing Date solely for the purposes of providing this information. The number of "Vested Shares" in the table below includes that portion of an Option the vesting for which will accelerate automatically in connection with the merger. For more information on the number and value of this accelerated vesting, see "Proposal 3—Advisory Vote Regarding Merger-Related Compensation Proposal" beginning on page 101.

	Stock Options
Name	Vested (#)	Unvested (#)
Executive Officers
Daniel R. Henry	2,219,585	1,825,938
George W. Gresham	1,004,041	0
Charles J. Harris	577,021	127,020
Steven F. Coleman	241,508	0
Anh Hatzopoulos	405,168	21,336
James DeVoglaer	138,681	21,336
James Jerome	209,662	0
Directors
Thomas A. McCullough	150,000	0
Daniel M. Schley	150,000	0

  Restricted Shares

        Pursuant to the Merger Agreement, each Restricted Share that is vested as of the Effective Time (including certain Restricted Shares for which the vesting is to be all or partially accelerated in connection with the merger) will be canceled and terminated in exchange for the right to receive a cash payment (less any applicable federal or withholding tax and without interest) equal to the merger consideration. The cash payment with respect to the vested Restricted Shares will be delivered reasonably promptly follow the Effective Time but no later than the next payroll date occurring after the date that is seven business days following the Effective Time. The vested Restricted Shares held by the executive officers and directors of the Company are included in the beneficial ownership table set forth under "Interests of Our Directors and Officers in the Merger—Cash Consideration Payable for Shares of Company Common Stock in the Merger."

        Pursuant to the Merger Agreement, each unvested Restricted Share as of the Effective Time will be converted into a number of Converted Restricted Shares equal to the product of (x) the number of shares of the unvested Restricted Shares multiplied by (y) the conversion ratio. The Converted Restricted Shares will generally continue to be governed by the same material terms and conditions as were applicable to the unvested Restricted Shares immediately prior to the Effective Time. In general, Converted Restricted Shares which under their original terms, were in whole or in part, subject to vesting based on the achievement of certain performance conditions shall no longer be subject to performance-based vesting conditions and shall vest on December 31, 2015 if the holder remains continuously employed with TSYS or one of its subsidiaries through such date; provided that (1) certain unvested performance-based Restricted Shares held by some of our executives will remain performance-based following their conversion into Converted Restricted Shares and (2) certain unvested performance-based Restricted Shares held by some of our executives will be forfeited in connection with the merger.

        Generally the current Restricted Share award agreements to do not provide for accelerated vesting in the event of a change in control, so most unvested Restricted Shares will not vest solely on the occurrence of a change in control. In general, if, within twelve months following a change in control, an executive is terminated by the Company without "cause" (as defined in the applicable executive's employment agreement) or by the executive for "good reason" (as defined in the applicable executive's employment agreement), then the vesting of any unvested portion of such Restricted Shares would accelerate in connection with such termination. For a discussion of the treatment of certain Restricted Shares held by certain executives, see "Interests of Our Directors and Officers in the Merger—Individual Employment and Change in Control Arrangements."

        The table below sets forth, for each of our executive officers and directors holding Restricted Shares as of May 1, 2013, the estimated Closing Date solely for the purposes of providing this information, the aggregate number of shares of Company common stock subject to unvested Restricted Shares. The number of "Vested Shares" in the table below includes the number of Restricted Shares the vesting for which will accelerate automatically in connection with the merger. For more information on the number and value of this accelerated vesting, see "Proposal 3—Advisory Vote Regarding Merger-Related Compensation Proposal" beginning on page 101.

	Restricted Shares
Name	Vested Shares	Unvested Shares
Executive Officers
Daniel R. Henry	0	150,000
George W. Gresham	238,902	0
Charles J. Harris	203,125	186,818
Steven F. Coleman	93,379	0
Anh Hatzopoulos	0	305,377
James DeVoglaer	0	51,836
James Jerome	51,836	0

  Employee Stock Purchase Plan

        Pursuant to the Merger Agreement, prior to the Effective Time, the Company will take all reasonable actions necessary to (i) suspend the Company's ESPP as of immediately prior to the Closing Date, (ii) ensure that no new offering period under the ESPP is commenced on or after the date of the Merger Agreement, (iii) prohibit ESPP participants from altering their payroll deductions from those in effect on the date of the Merger Agreement and (iv) provide that the amount of the accumulated contributions of each participant under the ESPP shall be applied to the purchase of Company common stock upon the conclusion of the purchase period expiring March 31, 2013. The forgoing discussion assumes that the Effective Time will not occur during the first quarter of 2013. Mr. Henry, Mr. Gresham and Mr. Coleman are the only executive officers that participate in the ESPP, and they will be treated in the same manner as all other participants.

  Individual Employment and Change in Control Arrangements

        Each of our named executive officers is a party to an individual employment arrangement. In the case of Messrs. Henry and Harris, each executive has entered into a new employment agreement and a change in control agreement with TSYS that will become effective at the Effective Time. Ms. Hatzopoulos and Mr. DeVoglaer have also entered into new employment agreements with TSYS that will become effective at the Effective Time. Messrs. Gresham, Coleman and Jerome did not enter into new arrangements, but are parties to existing employment agreements. Each of these new or existing arrangements, as applicable, are described below.

  Employment Agreement and Change in Control Agreement with Daniel Henry

        Mr. Henry previously entered into an employment agreement with NetSpend Corporation and the Company. Mr. Henry has entered into a new employment agreement with TSYS and Sub that will become effective at the Effective Time (the "Henry Employment Agreement").

        The Henry Employment Agreement provides that Mr. Henry is entitled to a retention award of 225,000 performance restricted shares of TSYS to be granted as soon as practicable after the Effective Time. Generally these restricted shares would vest based on the achievement of performance goals pertaining to the Surviving Corporation. In the event Mr. Henry's employment with Sub is terminated by Sub without "cause" or by Mr. Henry for "good reason" (as such terms are defined in the applicable award agreement) in either event within the 12-month period following the Closing of the merger, 102,000 of the restricted shares would vest. Under the terms of the Henry Employment Agreement, Mr. Henry is forfeiting his unvested performance-based Restricted Share award (150,000 shares) which would have vested upon the achievement of certain performance conditions (instead of having the award convert into an award that would vest on December 31, 2015, as is being done for similar awards held by other Company executives).

        The Henry Employment Agreement provides for a severance payment in the event Mr. Henry's employment is terminated by Sub without "cause" (as described below) or by Mr. Henry for "good reason" (as described below) prior to December 31, 2015. The severance payment consists of:

  •
  a lump sum cash severance payment two times the sum of Mr. Henry's base salary in effect on his date of termination and target bonus for the year that includes his date of termination; and

  •
  if Mr. Henry elects to continue his participation in all Sub's group health and/or dental plans in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), for up to 18 months Sub will contribute to the premium cost of Mr. Henry's coverage and that of his eligible dependents.

        The foregoing severance payments and benefits are conditioned on Mr. Henry's execution and delivery of a release of claims in favor of Sub and his compliance with certain restrictive covenants as specified in the Henry Employment Agreement. In addition, for two years following his termination of employment, Mr. Henry would be bound by a restriction that prohibits him from competing against TSYS or Sub and, for three years following his termination of employment, he would be bound by a restriction that prohibits the solicitation of customers or employees of TSYS or Sub.

        For purposes of the Henry Employment Agreement, "cause" is generally defined to mean (i) being convicted of, pleading guilty to, pleading nolo contendere, or otherwise admitting to any felony or act of fraud, misappropriation or embezzlement or otherwise engaging in a fraudulent act or course of conduct; (ii) any act or omission involving malfeasance or negligence in the performance of Mr. Henry's duties and responsibilities or any exercise of Mr. Henry's powers reasonably likely to materially and adversely affect the business of TSYS, Sub or any affiliate of either entity; or (iii) a breach of any restrictive covenant in the Henry Employment Agreement or a violation of any code of conduct if the consequences of such violation would ordinarily subject an employee to termination.

        For purposes of the Henry Employment Agreement, "good reason" is generally defined to mean (i) a material reduction in Mr. Henry's base salary or opportunity to receive an annual bonus unless such reduction is applied to all similarly situated employees; (ii) Mr. Henry being required to be based at any office or location more than 35 miles from his principal place of employment; or (iii) a breach by TSYS or Sub of any material term of the Henry Employment Agreement.

        Mr. Henry also entered into a change in control agreement with TSYS that will become effective at the Effective Time (the "Henry Change in Control Agreement"). In the event that Mr. Henry is terminated within two years following (or in anticipation of) the change in control of TSYS by TSYS, Sub or any of their wholly-owned subsidiaries for any reason other than "cause", death or disability or by Mr. Henry for "good reason" (as such terms are defined in the Henry Change in Control Agreement), then Mr. Henry is entitled to certain other severance payments and benefits. These payments and benefits will not be triggered by a termination in connection with the merger.

  Employment Agreement and Change in Control Agreement with Charles Harris

        Mr. Harris previously entered into an employment agreement with NetSpend Corporation. Mr. Harris has entered into a new employment agreement with TSYS and Sub that will become effective at the Effective Time (the "Harris Employment Agreement").

        The Harris Employment Agreement provides that Mr. Harris is entitled to a signing bonus of $200,000 within 30 days after the Effective Time and grants him a retention award of 43,000 restricted shares of TSYS to be granted within 30 days after the Effective Time, 50% of which will vest on December 31, 2016 and 50% of which will vest on December 31, 2017. Under the terms of the Harris Employment Agreement, Mr. Harris' unvested Restricted Share awards which would have vested upon the achievement of certain performance conditions will be converted into a new performance-based award (instead of converting into an award that would vest on December 31, 2015, as is being done for similar awards held by other Company executives). Generally these restricted shares would vest based on the achievement of performance goals pertaining to the Surviving Corporation. In the event Mr. Harris's employment with Sub is terminated by Sub without "cause" or by Mr. Henry for "good reason" (as such terms are defined in the applicable award agreement) in either event within the 12-month period following the Closing of the merger, the restricted shares would vest.

        The Harris Employment Agreement provides for a severance payment in the event Mr. Harris' employment is terminated by Sub without "cause" or by Mr. Harris for "good reason" prior to December 31, 2017. The severance payments and benefits consist of:

  •
  a cash severance payment equal to two times the sum of Mr. Harris' base salary as in effect on his date of termination and target bonus for the year that includes the termination date, to be paid in monthly installments over a 12-month period; and

  •
  if Mr. Harris elects to continue his participation in all Sub's group health and/or dental plans in accordance with COBRA, for up to 12 months Sub will contribute to the premium cost of Mr. Henry's coverage and that of his eligible dependents.

        The definition of "cause" and "good reason" in the Harris Employment Agreement are substantially similar to such definitions in the Henry Employment Agreement.

        The foregoing severance payments and benefits are conditioned on Mr. Harris' execution and delivery of a release of claims in favor of Sub and his compliance with certain restrictive covenants as specified in the Harris Employment Agreement. In addition, for two years following his termination of employment, Mr. Harris would be bound by a restriction that prohibits him from competing against TSYS or Sub and, for three years following his termination of employment, he would be bound by a restriction that prohibits the solicitation of customers or employees of TSYS or Sub.

        Mr. Harris also entered into a change in control agreement with TSYS that will become effective at the Effective Time (the "Harris Change in Control Agreement"). Similar to the Henry Change in Control Agreement, the Harris Change in Control Agreement would provide certain benefits to Mr. Harris in the event he is terminated within two years following the change in control of TSYS. These benefits will not be triggered by the Closing of the merger.

        In addition, under the terms of a Restricted Share award granted July 1, 2010, 50% of the unvested portion of such award will vest in connection with the merger.

  Employment Agreement with Anh Hatzopoulos

        Ms. Hatzopoulos previously entered into an employment agreement with NetSpend Corporation. Ms. Hatzopoulos has entered into a new employment agreement with TSYS and Sub that will become effective at the Effective Time (the "Hatzopoulos Employment Agreement").

        The Hatzopoulos Employment Agreement provides for a severance payment in the event Ms. Hatzopoulos' employment is terminated by Sub without "cause" or by Ms. Hatzopoulos for "good reason" prior to December 31, 2015. The severance payment consists of:

  •
  a cash severance payment equal to two times Ms. Hatzopoulos' base salary as in effect on her date of termination to be paid in monthly installments over a 12-month period;

  •
  a cash severance payment in an amount equal to a prorated target annual bonus for the year that includes Ms. Hatzopoulos' date of termination, payable when such bonuses are paid to executives generally; and

  •
  if Ms. Hatzopoulos elects to continue her participation in all Sub group health and/or dental plans in accordance with COBRA, for up to 12 months Sub will contribute to the premium cost of Ms. Hatzopoulos' coverage and that of her eligible dependents.

        Sub's provision of the foregoing severance payment is conditioned on Ms. Hatzopoulos' execution and delivery of a release of claims in favor of Sub and her compliance with certain restrictive covenants as specified in the Hatzopoulos Employment Agreement. In addition, for one year following her termination of employment, Ms. Hatzopoulos would be bound by a restriction that prohibits the solicitation of customers or employees of TSYS or Sub. The definition of "cause" and "good reason" in the Hatzopoulos Employment Agreement are substantially similar to such definitions in the Henry Employment Agreement, except that the "good reason" definition does not include a change of office location trigger.

  Employment Agreement with James DeVoglaer

        Mr. DeVoglaer previously entered into an employment agreement with NetSpend Corporation. Mr. DeVoglaer has entered into a new employment agreement with TSYS and Sub that will become effective at the Effective Time (the "DeVoglaer Employment Agreement").

        The DeVoglaer Employment Agreement provides that Mr. DeVoglaer is entitled to a cash retention bonus of $292,049 conditioned on him remaining employed with Sub or an affiliate for one year following the Effective Time.

        The DeVoglaer Employment Agreement provides for a severance payment in the event Mr. DeVoglaer's employment is terminated by Sub without "cause" or by Mr. DeVoglaer for "good reason" prior to expiration of the term of the agreement after the Effective Time. The severance payment is substantially similar to the severance payment provided for under the Hatzopoulos Employment Agreement, as are the definitions of "cause" and "good reason." Sub's provision of the foregoing severance payment is conditioned on Mr. DeVoglaer's execution and delivery of a release of claims in favor of Sub and his compliance with certain restrictive covenants as specified in the DeVoglaer Employment Agreement. In addition, for two years following his termination of employment, Mr. DeVoglaer would be bound by a restriction that prohibits him from competing against TSYS or Sub and which prohibits the solicitation of customers or employees of TSYS or Sub.

  Employment Agreement with George Gresham

        Mr. Gresham previously entered into an employment agreement with NetSpend Corporation (the "Gresham Employment Agreement"). Mr. Gresham's employment with NetSpend Corporation will terminate without "cause" in connection with the Closing of the merger. The Gresham Employment Agreement provides for a severance payment in the event Mr. Gresham's employment is terminated by NetSpend Corporation without "cause" (as described below) or by Mr. Gresham for "good reason" (as described below). The severance payment consists of:

  •
  a cash severance payment equal to Mr. Gresham's base salary as in effect on his date of termination, to be paid in monthly installments over a 12-month period.

  •
  a cash severance payment equal to any accrued but unpaid bonus payable when such bonuses are paid to executives generally.

  •
  a cash severance payment equal to Mr. Gresham's bonus at target that would have been received by Mr. Gresham for the fiscal year had Mr. Gresham remained employed with NetSpend Corporation for the entire fiscal year in which he was terminated.

  •
  if Mr. Gresham elects to continue his participation in all NetSpend Corporation group health and/or dental plans in accordance with COBRA, for up to 12 months NetSpend Corporation will contribute to the premium cost of Mr. Gresham's coverage and that of his eligible dependents.

        NetSpend Corporation's provision of the foregoing severance payment is conditioned on Mr. Gresham's execution and delivery of a release of claims in favor of NetSpend Corporation. In addition, for one year following his termination of employment, Mr. Gresham would be bound by a restriction that prohibits him from competing against NetSpend Corporation and which would also prohibit the solicitation of customers or employees of NetSpend Corporation.

        The Gresham Employment Agreement was amended on February 19, 2013 to provide for a payment to Mr. Gresham in the amount of any excise tax that may be imposed under Section 4999 of the Code in connection with any "excess parachute payments" that may be paid to Mr. Gresham under Section 280G of the Code as the result of a change in control that occurs on or prior to December 31, 2013. For a discussion and quantification of this amount, see "Proposal 3—Advisory Vote Regarding Merger-Related Compensation Proposal."

        The outstanding Option and Restricted Share award agreements for Mr. Gresham were amended on February 19, 2013 to provide that if his employment is terminated by the Company, in the 30-day period prior to the effective time of a change in control of the Company that occurs on or prior to December 31, 2013, by the Company for any reason other than "cause" (as defined in his employment agreement) or disability or by the executive for "good reason," (as defined in his employment agreement) then the vesting of any unvested portion of such Options and Restricted Shares would accelerate in connection with such termination.

        For purposes of the Gresham Employment Agreement, "cause" is generally defined as (i) the commission of any felony or other offense involving moral turpitude or any crime relating to Mr. Gresham's employment; (ii) a violation of the Gresham Employment Agreement or any other written agreement with NetSpend Corporation by Mr. Gresham that he fails to cure within 14 days after notice; (iii) the commission of any act of fraud, theft or personal dishonesty with respect to NetSpend Corporation or which is otherwise detrimental to NetSpend Corporation or any affiliate; (iv) Mr. Gresham's failure to perform his duties or the performance of such duties in a grossly negligent manner or with willful malfeasance; (v) the failure of Mr. Gresham to observe material company policies applicable to executives; or (vi) the violation of any state or federal law relating to sexual harassment or any prohibited discrimination.

        For purposes of the Gresham Employment Agreement, "good reason" is generally defined as (i) a material violation by NetSpend Corporation of the Gresham Employment Agreement, including the failure to pay base salary or any reduction in base salary or target bonus percentage; (ii) a material reduction in Mr. Gresham's duties; (iii) Mr. Gresham being required to relocate to a facility or location outside of Austin, Texas; or (iv) the sale or transfer of all or substantially all of the assets of NetSpend Corporation to another entity in a transaction in which the other entity does not assume all of the obligations of NetSpend Corporation under the Gresham Employment Agreement.

  Employment Agreement with Steven Coleman

        Mr. Coleman previously entered into an employment agreement with NetSpend Corporation (the "Coleman Employment Agreement"). Mr. Coleman's employment with NetSpend Corporation will terminate without "cause" in connection with the Closing of the merger. The Coleman Employment Agreement provides for a severance payment in the event Mr. Coleman's employment is terminated by NetSpend Corporation without "cause" or by Coleman for "good reason." The severance payment consists of:

  •
  a cash severance payment equal to Mr. Coleman's base salary as in effect on his date of termination to be paid in monthly installments over a 12-month period;

  •
  a cash severance payment equal to any accrued but unpaid bonus, payable when such bonuses are paid to executives generally;

  •
  a cash severance payment in an amount equal to a prorated target annual target bonus for the year that includes Mr. Coleman's date of termination, payable when such bonuses are paid to executives generally; and

  •
  if Mr. Coleman elects to continue his participation in all NetSpend Corporation group health and/or dental plans in accordance with COBRA, for up to 12 months NetSpend Corporation will contribute to the premium cost of Mr. Coleman's coverage and that of his eligible dependents.

        NetSpend Corporation's provision of the foregoing severance payment is conditioned on Mr. Coleman's execution and delivery of a release of claims in favor of NetSpend Corporation and his compliance with certain restrictive covenants as specified in the Coleman Employment Agreement. In addition, for one year following his termination of employment, Mr. Coleman would be bound by a restriction that prohibits him from competing against NetSpend Corporation and which would also prohibit the solicitation of customers or employees of NetSpend Corporation.

        The definition of "cause" and "good reason" in the Coleman Employment Agreement are substantially similar to such definitions in the Gresham Employment Agreement.

        The Coleman Employment Agreement was amended on February 19, 2013 to provide for a payment to Mr. Coleman in the amount of any excise tax that may be imposed under Section 4999 of the Code in connection with any "excess parachute payments" that may be paid to Mr. Coleman under Section 280G of the Code as the result of a change in control that occurs on or prior to December 31, 2013. For a discussion and quantification of this amount, see "Proposal 3—Advisory Vote Regarding Merger-Related Compensation Proposal."

        The outstanding Option and Restricted Share award agreements for Mr. Coleman were amended on February 19, 2013 to provide that if his employment is terminated by the Company, in the 30-day period prior to the effective time of a change in control of the Company that occurs on or prior to December 31, 2013, by the Company for any reason other than "cause" (as defined in his employment agreement) or disability or by the executive for "good reason," (as defined in his employment agreement) then the vesting of any unvested portion of such Options and Restricted Shares would accelerate in connection with such termination.

  Employment Agreement with James Jerome

        Mr. Jerome previously entered into an employment agreement with NetSpend Corporation (the "Jerome Employment Agreement"). Mr. Jerome's employment with NetSpend Corporation will terminate without "cause" in connection with the Closing of the merger. The Jerome Employment Agreement provides for a severance payment in the event Mr. Jerome's employment is terminated by NetSpend Corporation without "cause" or by Mr. Jerome for "good reason." The severance payment is substantially similar to the severance payment provided for under the Coleman Employment Agreement, as are the definitions of "cause" and "good reason," except that the "good reason" definition does not include a change of office location trigger.

        NetSpend Corporation's provision of the foregoing severance payment is conditioned on Mr. Jerome's execution and delivery of a release of claims in favor of NetSpend Corporation and his compliance with certain restrictive covenants as specified in the Jerome Employment Agreement. In addition, for one year following his termination of employment, Mr. Jerome would be bound by a restriction that prohibits him from competing against NetSpend Corporation and which would also prohibit the solicitation of customers or employees of NetSpend Corporation.

        The outstanding Option and Restricted Share award agreements for Mr. Jerome were amended on February 19, 2013 to provide that if his employment is terminated by the Company, in the 30-day period prior to the effective time of a change in control of the Company that occurs on or prior to December 31, 2013, by the Company for any reason other than "cause" (as defined in his employment agreement) or disability or by the executive for "good reason," (as defined in his employment agreement) then the vesting of any unvested portion of such Options and Restricted Shares would accelerate in connection with such termination.

  Stock Option and Restricted Share Awards

  Amendments to Stock Option and Restricted Share Awards of George Gresham, Steven Coleman and James Jerome

        Messrs. Gresham, Coleman and Jerome have each been previously granted Options and Restricted Shares and currently hold unvested Options and unvested Restricted Shares. For a description of their equity award holdings, see "Interests of our Directors and Officers in the Merger—Treatment of Equity-Based Awards under the Merger Agreement." As discussed above, the agreements underlying these awards were amended on February 19, 2013 to provide for the accelerated vesting of any unvested Options and unvested Restricted Shares in the event the executive's employment with the Company is terminated by the Company without cause (as defined in the executive's respective employment agreement) or by the executive for good reason (as defined in the executive's respective employment agreement), in either case, during the 30-day period prior to a change in control of the Company that occurs on or prior to December 31, 2013, if such termination is in connection with the change in control.

  Stock Option and Restricted Share Awards for the Other Executives

        Messrs. Harris, Henry and DeVoglaer and Ms. Hatzopoulos have also been previously granted Options and Restricted Shares and currently hold unvested Options and unvested Restricted Shares. For a description of their equity award holdings, see "Interests of our Directors and Officers in the Merger—Treatment of Equity-Based Awards under the Merger Agreement." Except as described above for each individual executive, in general, these equity award agreements provide for the accelerated vesting of any unvested Options and unvested Restricted Shares in the event an executive's employment is terminated by the Company without cause or by the executive for good reason within the 12-month period following a change in control of the Company.

  Merger-Related Compensation

        Our five named executive officers, as defined under "Proposal 3—Advisory Vote Regarding Merger-Related Compensation Proposal," are entitled to receive potential merger-related compensation of approximately $41 million in the aggregate, such compensation triggered by or contingent on the consummation of the transaction and/or the executive's termination within one year following the consummation of the transaction (or, in certain cases, within 30 days prior to the consummation of the transaction). See the discussion under "Proposal 3—Advisory Vote Regarding Merger-Related Compensation Proposal" for further information regarding amounts that may be paid or become payable to the Company's named executive officers in connection to the merger.

  Director Compensation

        The Company reimburses non-employee directors for their out-of-pocket expenses related to their service on the Board. Each director who is not an employee of the Company or designated by the JLL Funds or the Oak Funds receives an annual retainer of $190,711. In addition, the lead director receives an annual supplemental retainer of $15,914, the chair of the Audit Committee receives an annual supplemental retainer of $15,914, the chair of the Compensation Committee receives an annual supplemental award of $10,609 and the chair of the Nominating and Corporate Governance Committee receives an annual supplemental retainer of $5,305. In previous years, directors could elect to receive the value of any cash compensation in equity securities in the form of Restricted Shares, which are generally subject to a one-year vesting period. For 2013, all annual retainers are to be paid in equal monthly installments in advance.

  Indemnification and Exculpation of Directors and Officers

        The Company is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the DGCL authorizes a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to a corporation or its stockholders for monetary damages for breach or alleged breach of the director's "duty of care." While this statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its certificate of incorporation that have the effect of eliminating, to the fullest extent permissible under Delaware law, the personal liability of its directors to the Company and its stockholders for monetary damages for breach of their duty of care.

        Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), and, other than in case of an action brought by or on behalf of the corporation, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. The Company's bylaws provide for indemnification of its directors and to the full extent permitted by Delaware law (subject to certain conditions). The Company has entered into agreements with its directors that require it to indemnify such persons against out-of-pocket costs actually and reasonably incurred (including expenses of a derivative action) and advance expenses to such person in connection with any proceeding, whether threatened, pending or completed, to which any such person is or may be made a party by reason of the fact that such person is or was a director or an officer of the company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. Section 145 of the DGCL provides for indemnification in terms sufficiently broad to permit the Company to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933. The Company has also obtained policies insuring it and its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

        The Merger Agreement provides for certain indemnification and insurance rights in favor of any person who is or prior to the Effective Time becomes, or has been at any time prior to the date of the Merger Agreement, an officer or director, employee, or agent of the Company, any of its subsidiaries or any of their respective predecessors. To review additional information regarding insurance and indemnification rights, see "The Merger Agreement—Directors' and Officers' Insurance and Indemnification."

  Employee Matters

        During a twelve-month period after the Effective Time, the Merger Agreement provides that TSYS will cause the Surviving Corporation to (i) maintain the base salary or base wages of each employee of the Company and its subsidiaries in an amount that is no less favorable than the base salary or base wages such employee had immediately prior to the Effective Time and (ii) maintain employee benefits (other than equity-based plans) that are substantially comparable in the aggregate to either (x) the employee benefits provided by the Company (other than equity-based plans) in effect on the Effective Time or (y) the employee benefits (other than equity-based plans) in effect for similarly situated employees of TSYS, at TSYS' election. In addition, TSYS will, or will cause the Company or the Surviving Corporation to honor all the Company's employment, severance, change in control, retention, transition and termination agreements, as in effect prior to the Effective Time. Furthermore, to the extent employees of the Company and its subsidiaries become eligible to participate in any employee benefit plans or arrangements maintained by TSYS or any of its subsidiaries, then for all purposes service with the Company or any of its subsidiaries prior to the Effective Time shall be treated as service with the TSYS or any of its subsidiaries (except in regards to any benefit accrual or eligibility for early retirement under any defined benefit plan or eligibility for retiree welfare benefit plans or if it would result in the duplication of benefits).

  The Role of the Private Equity Firms

  Agreements with JLL Funds

        The JLL Funds collectively own [    •    ] shares of Company common stock and [    •    ] shares of Series A Convertible Preferrd Stock as of the record date. The aggregate merger consideration that would be payable for such shares is $[    •    ]. Two of the Company's board members, Francisco J. Rodriguez and Alexander R. Castaldi, are managing directors of JLL Partners Inc., which is the management company associated with the JLL Funds. The JLL Funds or one or more of their affiliates are parties to the following agreements.

        ACE Addendum.    The JLL Funds own approximately 97% of ACE, the Company's largest distributor. Pursuant to an existing service agreement with ACE, the Company incurred expenses from transactions with ACE of $47.0 million, $40.5 million and $31.0 million for the years ended December 31, 2012, 2011 and 2010, respectively. Although revenues generated from cardholders acquired at ACE locations represented more than one-third of the Company's revenues, the portion of those revenues earned from transactions directly with ACE were $5.5 million, $4.8 million and $4.4 million for the years ended December 31, 2012, 2011 and 2010, respectively. As of December 31, 2012 and December 31, 2011, $3.5 million and $3.2 million, respectively, was payable to ACE.

        In connection with the execution of the Merger Agreement and as required by TSYS, the Company entered into an addendum to its existing services agreement with ACE which, among other things:

  •
  extends the terms of such agreement an additional five years;

  •
  contemplates a $3 million cash payment to ACE payable in connection with the consummation of the merger;

  •
  adopts new commission tiers for the in-store load commission tiers and the direct deposit commission tiers;

  •
  provides financial incentives to ACE to increase cardholder acquisition, including ACE's acquisition of cardholders through its website;

  •
  adopts new tiers for the fees ACE pays to the Company when cardholders withdraw cash from their cards at ACE stores; and

  •
  increases the annual marketing allowance payable to ACE in connection with the card program.

        The $3 million cash payment to ACE payable in connection with the consummation of the merger and the extension of the ACE contract is payable within 10 days following the closing of the merger and is intended to compensate ACE for expenses incurred in connection with the negotiation of the addendum and any potential litigation or other costs associated with or resulting from the proposed transaction. With respect to the new commission tiers that were added by the addendum, to the extent that ACE achieves one of these new tiers, it will be entitled to incremental commissions at a rate that is 25% higher than the highest commission tier under the existing services agreement. The new commission tiers were added to incent ACE to increase its cardholder acquisition activities.

        Under the existing services agreement, ACE pays fees to the Company when cardholders withdraw cash from their cards at ACE stores using the in-store load commission tiers. Because ACE generally achieves a higher direct deposit commission tier than the in-store load commission tier it achieves for a particular month, ACE currently has the opportunity to benefit when cardholders have funds directly deposited onto their cards (thereby earning ACE a commission at a higher tier) and then make a cash withdrawal at an ACE store (which results in ACE making payments to the Company at a lower tier). Pursuant to the addendum, the fees payable by ACE to the Company associated with cash withdrawals made by cardholders at ACE stores will no longer be based on the in-store load commission tiers, but instead will be based on the direct deposit commission tiers. This change could result in lower net commissions becoming payable to ACE. To offset this result, the Company agreed to increase the annual marketing allowance payable to ACE in connection with its card program.

        The effectiveness of the addendum is conditioned in all respects upon the consummation of the merger.

        The actual cost or benefit of the extension of the ACE contract is dependent upon the future rate of growth of the revenues the Company derives from its relationship with ACE. Absent significant increases in the growth rate of ACE-related revenues above the rates budgeted by the Company before the extension of the ACE contract, the Company believes that the revised terms of the ACE contract will result in only a relatively modest cost or benefit to either ACE or the Company. For example, if the growth rate of future revenues the Company receives from ACE are consistent with growth rates budgeted by the Company prior to the extension of the ACE agreement, then the Company believes the revised contract terms should not result in any incremental cost or benefit to the Company or ACE (other than the $3 million payable to ACE upon consummation of the merger). If, for illustrative purposes, the growth rate of revenues the Company receives for ACE is assumed to increase by 11% over the previously budgeted growth rates, then the net present value, using a discount rate of 15%, of the net cost of the revised ACE contract terms would be approximately $2.2 million over the term of the remaining contract period (excluding the $3 million payable to ACE upon consummation of the Merger).

        Voting Agreement.    In connection with the execution of the Merger Agreement, the JLL Funds entered into the Voting Agreement pursuant to which, among other things, the JLL Funds agreed to vote all of their shares (to the extent such shares are entitled to vote) in favor of the adoption of the Merger Agreement. No separate consideration was paid to the JLL Funds in exchange for their commitment to vote their shares in favor of the Merger Agreement.

  Agreement with Oak Funds

        The Oak Funds own [    •    ] shares of Company common stock as of the record date. The aggregate merger consideration that would be payable for such shares is $[    •    ]. Two of the Company's board members, Andrew W. Adams and Ann Huntress Lamont, are employees of Oak Management Corporation, which is the investment manager of each of the Oak Funds. In addition, Ann Huntress Lamont is a managing member of the general partner of each of the Oak Funds. Such general partners maintain investment and voting control over the shares held or controlled by each of the Oak Funds.

        In connection with the execution of the Merger Agreement, the Oak Funds entered into the Voting Agreement pursuant to which, among other things, the Oak Funds agreed to vote all of their shares (to the extent such shares are entitled to vote) in favor of the adoption of the Merger Agreement. No separate consideration was paid to the Oak Funds in exchange for their commitment to vote their shares in favor of the Merger Agreement.

  Future Arrangements

        To the best knowledge of the Company, except for those agreements described in this proxy statement between the Company and its executive officers and directors and those agreements entered into between TSYS, Sub and one of the executive officers, as described above, no other employment, equity contribution or other agreement, arrangement or understanding between any executive officer or director of the Company, on the one hand, and TSYS or the Company, on the other hand, existed as of the date of this proxy statement. Under the arrangements, TSYS expects that Mr. Henry will continue to serve as the Chief Executive Officer of the Surviving Corporation, Mr. Harris will continue to serve as the President of the Surviving Corporation, and Ms. Hatzopoulos and Mr. DeVoglaer, along with a number of other key employees, will also continue in their roles with the Surviving Corporation.

Material U.S. Federal Income Tax Consequences of the Merger

        The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of shares of Company common stock whose shares are exchanged for cash pursuant to the merger. This discussion does not address U.S. federal income tax consequences with respect to non-U.S. holders. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated under the Code, judicial decisions and administrative rulings and published positions of the Internal Revenue Service (the "IRS"), each as in effect as of the date of this proxy statement. These authorities are subject to change, with possible retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not describe any tax consequences arising under the laws of any local, state or non-U.S. jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of shares of Company common stock that is, for U.S. federal income tax purposes:

  •
  a citizen or individual resident of the United States;

  •
  a corporation (or any other entity or arrangement treated as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a "United States person."

        This discussion applies only to U.S. holders of shares of Company common stock who hold such shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their particular circumstances and does apply to any holder of Company common stock that may be subject to special treatment under the U.S. federal income tax laws, including:

  •
  a bank or other financial institution;

  •
  a tax-exempt organization;

  •
  a retirement plan or other tax-deferred account;

  •
  an entity treated as a partnership, a S corporation or other pass-through entity for U.S. federal income tax purposes (or an investor in a partnership, S corporation or other pass-through entity);

  •
  an insurance company;

  •
  a mutual fund;

  •
  a real estate investment trust;

  •
  a dealer or broker in stocks and securities, or currencies;

  •
  a trader in securities that elects mark-to-market treatment;

  •
  a holder of shares of Company common stock subject to the alternative minimum tax provisions of the Code;

  •
  a holder of shares of Company common stock that received such shares through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

  •
  a U.S. holder that has a functional currency other than the U.S. dollar;

  •
  a person that holds shares of Company common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction; or

  •
  certain former U.S. citizens or long-term residents.

        If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Company common stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partner and the partnership. A partner of a partnership that holds shares of Company common stock should consult its own tax advisors regarding the tax consequences of exchanging such shares for cash pursuant to the merger.

        The exchange of shares of Company common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local, non-U.S. and other tax laws. In general, a U.S. holder who receives cash in exchange for shares of Company common stock pursuant to the merger will recognize gain or loss equal to the difference, if any, between (1) the amount of cash received and (2) the U.S. holder's adjusted tax basis in such shares. Gain or loss will be determined separately for each block of Company common stock (generally, shares of Company common stock acquired at the same cost in a single transaction) held by such U.S. holder. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if such U.S. holder's holding period for the shares of Company common stock is more than one year as of the date of the merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations.

  Information Reporting and Backup Withholding Tax

        Payments made to a U.S. holder in exchange for shares of Company common stock pursuant to the merger generally will be subject to information reporting and may be subject to backup withholding tax at the applicable rate (currently 28%). To avoid backup withholding, a U.S. holder must provide a valid taxpayer identification number and comply with certain certification procedures (generally, by providing a properly completed IRS Form W-9) or otherwise establish an exemption from backup withholding tax.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

  Additional Tax on Investment Income

        Certain U.S. holders that are individuals, estates or trusts and whose income exceeds certain thresholds will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, capital gains from the sale or taxable disposition of shares of Company common stock, subject to certain limitations and exceptions. U.S. holders should consult their tax advisors with respect to the potential application of this additional tax.

        Holders of Company common stock should consult their own tax advisors to determine the specific tax consequences to them of the merger, including federal estate, gift and other non-income tax consequences, and tax consequences under state, local, non-U.S. and other tax laws.

 Regulatory Approvals and Notices

  United States Antitrust Compliance

        Under the HSR Act, certain transactions may not be consummated until specified information and documentary material ("Premerger Notification and Report Forms") have been filed with the FTC and the Antitrust Division and certain waiting period requirements have been satisfied. These requirements of the HSR Act apply to the acquisition of Company common stock in the merger.

        Under the HSR Act, the merger may not be completed until the expiration of a prescribed waiting period under the HSR Act following the filing by TSYS, as the ultimate parent entity of Sub, and the Company of Premerger Notification and Report Forms concerning the merger with the FTC and the Antitrust Division, unless the waiting period is earlier terminated by the FTC and the Antitrust Division. Pursuant to the HSR Act, TSYS and the Company filed on March 5, 2013 Premerger Notification and Report Forms with the FTC and the Antitrust Division in connection with the purchase of shares of Company common stock. On March 14, 2013, the Company and TSYS received notice from the FTC that early termination of the waiting period under the HSR Act was granted in connection with TSYS' proposed acquisition of the Company.

        The FTC and the Antitrust Division will scrutinize the legality under the antitrust laws of Sub's proposed acquisition of the Company. At any time before or after the closing of the merger, if the Antitrust Division or the FTC believes that the merger would violate the U.S. federal antitrust laws by substantially lessening competition in any line of commerce affecting U.S. consumers, the agency having clearance to investigate the transaction has the authority to seek a federal court order to enjoin the transaction or, if the merger has occurred, requiring disposition of such Company common stock, or the divestiture of substantial assets of Sub, the Company, or any of their respective subsidiaries or affiliates or requiring other conduct relief. United States state attorneys general and private persons may also bring legal action under the antitrust laws seeking similar relief or seeking conditions to the completion of the merger. While TSYS and the Company believe that consummation of the merger would not violate any antitrust laws, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, what the result will be. If any such action by the FTC, the Antitrust Division, or any state or any other person is commenced and results in an order that has the effect of enjoining or otherwise preventing the consummation of the merger, Sub may not be obligated to consummate the merger.

  State Regulation of Licensed Money Transmitters

        Because one of the Company's subsidiaries is licensed as a money transmitter, the merger is also subject to the receipt of necessary approvals from various U.S. state and District of Columbia regulatory authorities. These state and District of Columbia licensing laws and regulations (generally referred to as "money transmitter licensing laws") generally require that, prior to the direct or indirect acquisition of control of a licensed money transmitter, the licensee and/or acquirer must, in some cases, notify or obtain the approval of the applicable regulatory authority prior to such acquisition of control. In this regard, the Company's, TSYS' and Sub's respective obligations to effect the merger under the Merger Agreement are conditioned on obtaining all required approvals from, or making all required filings with and providing all required notices to, certain state and District of Columbia regulatory authorities with respect to the indirect change of control of the Company's subsidiary that is a money transmitter. The Company anticipates that notifications and/or approvals of the indirect change of control of the Company's subsidiary that is a licensed money transmitter will need to be made to or obtained from the following jurisdictions in connection with the merger: Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, the District of Columbia, Florida, Georgia, Idaho, Iowa, Kentucky, Louisiana, Maine, Maryland, Michigan, Minnesota, Nebraska, Nevada, New Hampshire, New Jersey, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, West Virginia and Wyoming.

        In connection with this condition, under the terms of the Merger Agreement the Company, TSYS and Sub are required to use reasonable best efforts to do all things and take all actions reasonably necessary, proper or advisable to consummate the merger, including making all filings and obtaining all approvals required under applicable money transmitter licensing laws. The Company and TSYS are in the process of providing the necessary notices and/or making the necessary filings to obtain the necessary approvals. TSYS and the Company have agreed that, if any necessary approval has not been obtained by June 19, 2013, TSYS and the Company will use reasonable best efforts to identify possible alternatives reasonably satisfactory to TSYS that eliminate the need to obtain such approvals, including, without limitation, entering into certain alternate arrangements described in the Merger Agreement. For a detailed description of the parties' respective obligations under the Merger Agreement with respect to regulatory consents and approvals see "The Merger Agreement—Reasonable Best Efforts; Notification."

Litigation Relating to the Merger

        There are two putative class action lawsuits currently pending in connection with TSYS' proposed acquisition of the Company. A putative class action entitled Litwin v. NetSpend Holdings, Inc. et al. was filed on February 22, 2013 in the Court of Chancery of the State of Delaware, but was voluntarily dismissed by the plaintiff by order granted on March 1, 2013. On February 25, 2013, a putative class action lawsuit entitled Bushansky v. NetSpend Holdings,  Inc. et al. was filed in the District Court of Travis County, Texas. On March 1, 2013, a putative class action lawsuit was filed in the Court of Chancery of the State of Delaware, entitled Koehler v. NetSpend Holdings,  Inc. et al.

        The Bushansky and Koehler actions name as defendants the Company, our Board, TSYS, and Sub. Both of these actions were brought individually and on behalf of a putative class of the Company's stockholders, and each alleges that the members of the Board breached their fiduciary duties in connection with TSYS' proposed acquisition of the Company by depriving the Company's stockholders of the full and fair value of their ownership interest in the Company. The Bushansky action further alleges that the Company has failed to inform the Company's stockholders of material facts regarding the proposed acquisition. Both actions additionally allege that the Company, TSYS, and Sub aided and abetted the alleged breaches by the Board. Both lawsuits seek equitable relief, including, among other things, to enjoin consummation of TSYS' acquisition of the Company, rescission of the related Merger Agreement, and an award of all costs, including reasonable attorneys' fees and other expenses. The Koehler action also seeks an award of compensatory damages and/or recissory damages.

THE MERGER AGREEMENT

        This section describes the material terms of the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled, "Where You Can Find More Information", beginning on page 116.

 Explanatory Note Regarding the Merger Agreement

        The Merger Agreement has been provided solely to inform investors of its terms. The Merger Agreement contains various representations, warranties and covenants made by the Company to TSYS and Sub and made by TSYS and Sub to the Company. The representations, warranties and covenants contained in the Merger Agreement were made as of specific dates only for the purposes of such agreement, were the product of negotiations among the Company, TSYS and Sub, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement that are not reflected in the Merger Agreement, including in the Disclosure Schedule that the Company delivered to TSYS and Sub in connection with the signing of the Merger Agreement. The Disclosure Schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations, warranties and covenants were made solely for the benefit of the parties to the Merger Agreement and certain representations and warranties in the Merger Agreement are intended solely to allocate risk, if those statements prove to be inaccurate, between the Company, on the one hand, and TSYS and Sub, on the other hand, rather than to establish matters of fact. Additionally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, TSYS or Sub and should not be relied upon as disclosure about the Company, TSYS or Sub.

The Merger

        The Merger Agreement provides that, following completion of the merger and subject to the terms and conditions of the Merger Agreement, and in accordance with the applicable provisions of the DGCL, at the Effective Time:

  •
  Sub will be merged with and into the Company, and the separate corporate existence of Sub will cease;

  •
  the Company will continue as the Surviving Corporation after the merger under the name "NetSpend Holdings, Inc."; and

  •
  the Surviving Corporation will continue to be governed by the laws of the state of Delaware.

        At the Effective Time, the certificate of incorporation of Sub as in effect immediately prior thereto will be the certificate of incorporation of the Surviving Corporation, and the bylaws of Sub as in effect immediately prior thereto will be the bylaws of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof, the certificate of incorporation or the applicable provisions of the DGCL.

 Board of Directors and Officers

        Pursuant to the terms of the Merger Agreement, the directors of Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal, in accordance with the Surviving Corporation's certificate of incorporation and bylaws.

        The persons designated by TSYS prior to the Closing Date shall be the initial officers of the Surviving Corporation and will hold office until their earlier death, disability, resignation or removal, or until their respective successors are duly elected and qualified.

Conversion of Shares

  Treatment of Common Stock

        At the Effective Time, each share of Company common stock issued and outstanding immediately prior to the Effective Time (excluding (i) shares held in the treasury of the Company and each share owned by TSYS, Sub or any other direct or indirect wholly owned subsidiary of TSYS or the Company and (ii) shares held by holders who have neither voted in favor of the merger nor consented thereto in writing and who have properly exercised and not withdrawn a demand for appraisal rights or otherwise lost appraisal rights with respect thereto in accordance with Section 262 of the DGCL ("Dissenting Shares")) will be converted into the right to receive from the Surviving Corporation an amount in cash, without interest, equal to $16.00 (the "merger consideration").

        All such shares of Company common stock that have been converted into the right to receive the merger consideration will no longer be outstanding and will automatically be cancelled and retired, and each holder of any such shares of Company common stock will cease to have any rights with respect thereto, except the right to receive the merger consideration, without interest, upon surrender of such shares of Company common stock.

  Treatment of Series A Convertible Preferred Stock

        Each share of Series A Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) will be converted into the right to receive from the Surviving Corporation, an amount in cash, without interest, equal to $160.00 (which is the product of (i) ten, which is the number of shares of Company common stock into which a share of Series A Convertible Preferred Stock is convertible, and (ii) the merger consideration).

        All such shares that have been converted into the right to receive the merger consideration will no longer be outstanding and will automatically be cancelled and retired and each holder of any such shares will cease to have any rights with respect thereto, except the right to receive the Preferred Stock merger consideration with respect to which each share of Series A Convertible Preferred Stock is convertible, without interest, upon surrender of such shares.

        At or before Closing, TSYS or Sub will deposit (or cause to be deposited) with the paying agent cash in an aggregate amount sufficient to pay the aggregate merger consideration for all shares of Company common stock and the aggregate Preferred Stock merger consideration for all shares of Series A Convertible Preferred Stock.

  Treatment of Options

        Each vested Option as of the Effective Time (including certain options for which the vesting is to be all or partially accelerated in connection with the merger) will be canceled, terminated and converted at the Effective Time into the right to receive a cash payment (less any applicable federal or withholding taxes and without interest) equal to, for each share of Company common stock subject to the vested Option, the excess, if any, of (x) the merger consideration over (y) the exercise price payable in respect of each share of Company common stock issuable under such Option. Vested Options with an exercise price that is equal to or greater than the merger consideration shall be cancelled at the Effective Time without any cash payment being made to the holder of such Option. Options with only a performance-based vesting condition for which such performance vesting condition has not been satisfied at or prior to the Effective Time shall be cancelled at the Effective Time without any cash payment being made to the holder of such Option. The only holder of such an option is Daniel Henry, the Chief Executive Officer of the Company. Each time-based unvested Option as of the Effective Time shall be assumed by TSYS and converted into a Converted Option that represents the right to acquire the number of shares of TSYS common stock equal to the product of (x) the number of shares of Company common stock subject to the unvested Option multiplied by (y) the conversion ratio. The Converted Options will generally continue to be governed by the same material terms and conditions as were applicable to the unvested Option immediately prior to the Effective Time (including any relevant provisions regarding vesting and vesting acceleration events).

  Treatment of Restricted Shares

        Each Restricted Share that will be vested as of the Effective Time (including certain Restricted Shares for which the vesting is to be partially accelerated in connection with the merger) will be canceled and terminated in exchange for the right to receive a cash payment (less any applicable federal or withholding taxes and without interest) equal to the merger consideration. Each unvested Restricted Share as of the Effective Time will be converted into Converted Restricted Shares with respect to a number of shares of TSYS common stock equal to the product of (x) the number of unvested Restricted Shares multiplied by (y) the conversion ratio. The Converted Restricted Shares will generally continue to be governed by the same material terms and conditions as were applicable to the unvested Restricted Share immediately prior to the Effective Time (including any relevant provisions regarding vesting and acceleration events). In general, Converted Restricted Shares that were to have vested under their original terms, in whole or in part, based on the achievement of certain performance conditions shall, following the Effective Time, be modified so that all performance conditions shall no longer apply and such Converted Restricted Shares shall vest on December 31, 2015, provided that the holder remains continuously employed with TSYS or one of its subsidiaries through such date, provided that (1) certain unvested performance-based Restricted Shares held by some of our executives will remain performance-based following their conversion into Converted Restricted Shares and (2) certain unvested performance-based Restricted Shares held by some of our executives will be forfeited in connection with the merger.

  Employee Stock Purchase Plan

        Pursuant to the Merger Agreement, prior to the Effective Time, the Company will take all actions necessary to (i) suspend the Company's ESPP as of immediately prior to the Closing Date, (ii) ensure that no new offering period under the ESPP is commenced on or after the date of the Merger Agreement, (iii) prohibit ESPP participants from altering their payroll deductions from those in effect on the date of the Merger Agreement and (iv) provide that the amount of the accumulated contributions of each participant under the ESPP shall be applied to the purchase of Company Common Stock upon the conclusion of the purchase period expiring March 31, 2013. The forgoing discussion assumes that the Effective Time will not occur during the first quarter of 2013.

 Representations and Warranties

        In the Merger Agreement, the Company has made representations and warranties to TSYS and Sub with respect to, among other things:

  •
  corporate matters related to the Company and its subsidiaries, such as organization, standing, and power;

  •
  its capital structure;

  •
  authority relative to the Merger Agreement;

  •
  required consents and approvals, and no violations of organizational or governance documents;

  •
  its financial statements, SEC filings, internal controls and financial reporting;

  •
  absence of undisclosed liabilities;

  •
  accuracy of information supplied for purposes of the proxy statement;

  •
  absence of certain changes or events;

  •
  litigation;

  •
  required permits and compliance with laws;

  •
  tax matters;

  •
  employee benefit plans and labor matters;

  •
  environmental matters;

  •
  affiliate transactions;

  •
  intellectual property matters;

  •
  the inapplicability of state takeover statutes;

  •
  properties and title to tangible assets;

  •
  non-competition and non-solicitation provisions;

  •
  the opinion of its financial advisor;

  •
  brokers' and finders' fees;

  •
  insurance;

  •
  material contracts; and

  •
  card association matters, security breaches, and outages.

        Some of the representations and warranties in the Merger Agreement made by the Company are qualified as to "materiality" or "Material Adverse Effect." For purposes of the Merger Agreement, a "Material Adverse Effect" means any event, change, circumstance, effect, occurrence, condition, state of facts or development, either individually or in the aggregate with any such other item, that is materially adverse to (I) the business, assets, liabilities, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, or (II) the ability of the Company to consummate the transactions contemplated by the Merger Agreement. The definition of "Material Adverse Effect" provides that in no event will any of the following, and no event, change, circumstance, effect, occurrence, condition, state of facts or development (individually or in the aggregate) arising out of or resulting from, any of the following, will constitute or be taken into account in determining whether a Material Adverse Effect has occurred or may occur:

  (a)
  a decrease in the market price or the trading volume of shares of Company common stock, in and of itself, or any failure by the Company to meet any published public estimates of the Company's revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the facts or occurrences giving rise or contributing to any such changes or failures, which may be taken into account in determining whether there is a Material Adverse Effect);

  (b)
  general political, tax, economic or business conditions in the United States or any country or region in the world in which the Company or any of its subsidiaries does business, or any changes therein, or general financial, securities, credit or capital market conditions, including interest rates or exchange rates, or any changes therein, and including, in each case, any such event, change, circumstance, effect, occurrence, condition, state of facts or development arising out of or resulting from acts of war (whether or not declared) or the commencement, continuation or escalation of a war, acts of armed hostility or terrorism;

  (c)
  changes in U.S. GAAP, applicable law or authoritative interpretations thereof;

  (d)
  any change or effect generally affecting the industries or business segments in which the Company operates;

  (e)
  any hurricane, earthquake, flood or other natural disasters or acts of God;

  (f)
  any change or effect attributable to the execution or announcement of the Merger Agreement or the performance by the Company of its express obligations under the Merger Agreement (including compliance with its covenants set forth in the Merger Agreement), other than (1) the termination of relationships with any individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act) (each, a "Person") or group of related Persons (each, a "Core Counterparty") under the contracts with certain Core Counterparties set forth in the Disclosure Schedule (collectively, the "Core Business Contracts"), or (2) any inaccuracy or breach of the representation relating to authority and non-contravention;

  (g)
  the performance by TSYS or any of its affiliates of its or their express obligations under the Merger Agreement or the transactions contemplated by the Merger Agreement; or

  (h)
  any action or omission by the Company taken at the express written request or with the prior written consent of TSYS;

provided that any event, change, circumstance, effect, occurrence, condition, state of facts or development described in clauses (b) through (e) above will not be excluded to the extent that such event, change, circumstance, effect, occurrence, condition, state of facts or development disproportionately and adversely affects the Company as compared to other Persons engaged in the businesses in which the Company engages.

        In the Merger Agreement, TSYS and Sub have made customary representations and warranties to the Company with respect to:

  •
  corporate matters, such as organization, standing, and power;

  •
  the ownership and operations of TSYS and Sub;

  •
  authority relative to the Merger Agreement;

  •
  required consents and approvals, and no violations of organizational or governance documents;

  •
  accuracy of information supplied for purposes of the proxy statement;

  •
  financial capacity, including the Commitment Letter and the debt financing;

  •
  litigation;

  •
  brokers' fees;

  •
  inapplicability of DGCL Section 203 and ownership of the securities of the Company; and

  •
  solvency of TSYS and the Surviving Corporation as of the Effective Time.

        None of the representations and warranties of the parties to the Merger Agreement contained in the Merger Agreement or in any other document, instrument or certificate delivered pursuant to or in connection with the Merger Agreement will survive the (i) Effective Time or (ii) subject to certain exceptions, the termination of the Merger Agreement. This limitation does not apply to any covenant or agreement of the parties to the Merger Agreement contained in the Merger Agreement or in any document or instrument delivered pursuant to or in connection with the Merger Agreement by its terms applies in whole or in part after the Effective Time.

Conduct of Business by the Company Pending the Merger

        The Merger Agreement provides that, except as otherwise expressly contemplated by the Merger Agreement or as set forth in the Disclosure Schedule, during the period from the date of the Merger Agreement to the earlier to occur of (i) the date of the termination of the Merger Agreement or (ii) the Effective Time, the Company will, and will cause each of its subsidiaries to, in all material respects carry on its business in the regular and ordinary course consistent with past practice and use its reasonable best efforts to preserve intact its current business organization and management, retain the services of its key officers and employees and preserve its business relationships with third parties.

        During the period from the date of the Merger Agreement to the earlier of the termination of the Merger Agreement and the Effective Time, except (w) as otherwise expressly contemplated by the Merger Agreement, as set forth in specific line items in the Company's 2013 budget (previously provided to TSYS), or as set forth in the Disclosure Schedule, (x) as required by applicable law or the terms of any contract of the Company or any subsidiary of the Company, (y) as may be required to comply with any order or any written notice from any domestic (federal or state), foreign or supranational, court, arbitrator, commission, governmental body, regulatory or administrative agency or tribunal (a "Governmental Entity") or (z) as consented to in writing by TSYS (which consent will not be unreasonably withheld or delayed with respect to matters referred to in clauses (f), (i), (j) and (p) below) and subject to the obligations of each party described under "Reasonable Best Efforts; Notification" below and the termination provisions in the Merger Agreement, the Company will not:

  (a)
  (x) declare, set aside or pay any dividends (whether in cash, assets, stock, property or other securities) on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (except for the withholding of shares of Company common stock in connection with taxes payable in respect of the exercise of Options or the conversion of Restricted Shares pursuant to their terms);

  (b)
  (x) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or other equity equivalent or any stock appreciation rights, "phantom" stock rights, performance units, or other rights that are linked to the value of the Company common stock or to any subsidiary of the Company (other than (i) the issuance of Company common stock upon the exercise of Options, (ii) the conversion of Restricted Shares, (iii) the issuance of Options or Restricted Shares to new hires and employees receiving promotions in amounts consistent with its past practices; provided, that in no event will (I) the aggregate number of Options issued pursuant to this clause (iii) exceed 75,000 or (II) the aggregate number of Restricted Shares issued pursuant to this clause (iii) exceed 37,500, (iv) the issuance of Company common stock upon the conversion of the Series A Convertible Preferred Stock in accordance with the existing terms of such Series A Convertible Preferred Stock outstanding as of the date of the Merger Agreement, or (v) in connection with the ESPP and for pledges of the stock of the subsidiaries of the Company which are required or may be required under the existing terms of the credit agreement), (y) amend, waive or otherwise modify the terms of any such rights, warrants or options, or (z) accelerate the vesting of any Options or Restricted Shares (other than acceleration which occurs pursuant to the terms thereof as in effect on the date of the Merger Agreement in connection with the merger);

  (c)
  amend its certificate of incorporation or bylaws or other organizational documents, or alter through merger, consolidation, liquidation, reorganization, restructuring or in any other fashion, the corporate structure or ownership of any subsidiary of the Company;

  (d)
  (i) acquire or agree to acquire, except for purchases of inventory in the ordinary course of business consistent with past practice, by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (tangible or intangible) that have a value in excess of $2 million individually or $10 million in the aggregate or (ii) enter into any new line of business;

  (e)
  sell, lease or otherwise dispose of or mortgage, pledge or encumber, any of its property or assets (tangible or intangible and including company intellectual property rights that are material to the Company or any of its subsidiaries, or create any lien (other than by operation of law in the ordinary course of business) of any kind with respect to such property or assets, except sales of obsolete assets or inventory in the ordinary course of business consistent with past practice;

  (f)
  (x) enter into, renew, amend or otherwise modify in any material respect in a manner which is adverse to the Company, or unilaterally terminate other than in accordance with its terms, any material contract listed in the Disclosure Schedule (other than (i) the Core Business Contracts or (ii) contracts with respect to capital expenditures, each of which are addressed separately) it being understood that extensions of existing contracts will not constitute material modifications or amendments of such contracts for purposes of the foregoing, or (y) waive, release or assign, in any material respect in a manner which is adverse to the Company, any rights under any material contract listed in the Disclosure Schedule (other than the Core Business Contracts);

  (g)
  (i) incur any indebtedness (including for this purpose any indebtedness evidenced by notes, debentures, bonds, capitalized leases or other similar instruments, or secured by any lien on any property, obligations under any title retention agreement and obligations under letters of credit or similar credit transaction), (ii) other than any customer overdraft programs in the ordinary course consistent with past practice, make any loans, advances or capital contributions to, or investments in, or receive any capital contributions from, any Person other than to or in the Company or any wholly owned subsidiary of the Company and except signing, milestone, progress or other similar bonus payments to customers in connection with the sale of the products of the Company and its subsidiaries, consistent with past practice or the creation of accounts payable in the ordinary course of business consistent with past practice or (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of another Person, enter into any "keep well" or other agreement to maintain the financial condition of another Person or cancel or forgive any debts owed to it by any Person other than the Company or any of its wholly owned subsidiaries (except if determined in good faith not to be collectible or consistent with past practice) or waive any rights or claims of material value, except for (A) indebtedness incurred in the ordinary course of business and consistent with past practice under the Company's credit agreement which at any time will not exceed $90 million, (B) as required by existing contracts, (C) indebtedness for borrowed money incurred to replace, renew, extend, or refinance any existing indebtedness for borrowed money on terms materially no less favorable than those of the Company's credit agreement, or (D) guarantees by the Company of indebtedness for borrowed money of subsidiaries of the Company, which indebtedness is incurred in compliance with this clause;

  (h)
  except as may be required as a result of a change in law or in U.S. GAAP (or any interpretation thereof) after the date hereof, change any of the accounting principles, methods or practices used by it;

  (i)
  commence, waive, release, settle or compromise any material pending or threatened suit, action or claim, other than suits, actions or claims requiring payments by the Company or any of its subsidiaries of no more than $1,500,000 individually and $5,000,000 in the aggregate (excluding any amounts that may be paid under existing insurance policies); provided, however, that in no event will the Company or any of its subsidiaries waive, release, settle or compromise any pending or threatened suit, action or claim (regardless of the dollar amount involved) if such waiver, release, settlement or compromise (A) imposes any material restriction on, or otherwise materially adversely affects, the business or operations of the Company, its subsidiaries or the Surviving Corporation or (B) relates to the failure of funds on hand with a financial institution that sponsors the Company or one or more of its subsidiaries as a participant in a card association or issues cards (or maintains deposits) in connection with a prepaid, payroll or other card program marketed or distributed by the Company or one or more of its subsidiaries (an "Issuing Bank") to correspond in any material respect with the loaded value attributable to cards issued by such Issuing Bank in connection with the business or operations of the Company or any of its subsidiaries; provided, further, that nothing in this clause will affect the litigation covenant in the Merger Agreement;

  (j)
  (x) increase in any manner the compensation and employee benefits (including severance benefits) of any of its current or former directors, executive officers and other key employees or pay any pension or retirement allowance not required by law or any existing plan or agreement to any such persons, (y) become a party to, amend or commit itself to any employee benefit plan or any employment, change-in-control, retention, and severance agreement pursuant to which the Company or any of its subsidiaries has or would have any obligation to provide compensation and/or benefits (each, a "Material Employment Agreement"), other than, in the case of (x) (A) annual merit adjustments to the compensation of employees and independent directors of the Company in the ordinary course of business consistent with past practice and in any event not to exceed, in the aggregate, 3% total compensation for such Persons, (B) increases in the compensation of employees who are not executive officers or directors of the Company or any of its subsidiaries made in connection with transfers and promotions in the ordinary course of business consistent with past practice and (C) the establishment of terms of employment (including compensation) of newly hired employees other than executive officers in the ordinary course of business consistent with past practice, and in the case of (y), amendments to an existing employee benefit plan or Material Employment Agreement required to cause such plans or agreements to not be subject to Section 409A of the Code or, if subject to Section 409A of the Code, to not result in the application of the additional tax thereunder (provided, that any such amendment does not materially expand the benefits to be received thereunder), or (z) except to the extent required by law, voluntarily accelerate the vesting of any compensation or benefit; provided, however, that the Company and any of its subsidiaries may pay (i) cash bonuses and other cash incentive compensation (including, but not limited to, sales commissions) in respect of calendar year 2012 in the aggregate amount set forth on the Disclosure Schedule to their respective employees, including their executive officers, at the times contemplated by their bonus and incentive compensation arrangements as in effect as of the date hereof prior to the Effective Time, and (ii) sales commissions in respect of calendar year 2013 in the ordinary course of business consistent with past practice;

  (k)
  except as may be required by applicable law or U.S. GAAP (w) change its material tax accounting policies or practices, (x) make, change or revoke any material tax election, (y) settle any material audit, examination or litigation with respect to taxes, or (z) surrender any right to claim a material tax refund;

  (l)
  change fiscal years;

  (m)
  authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, recapitalization, restructuring or other reorganization of the Company or any material subsidiary of the Company or complete any of the actions that would be contemplated by any such plan, or organize any new subsidiary (other than actions in connection with the winding down of NetSpend Payment Services);

  (n)
  enter into any material collective bargaining agreement;

  (o)
  make or agree to make any new capital expenditures in excess of 110% of the amounts of such expenditures as reflected in the capital expenditure budgets set forth in the Disclosure Schedule;

  (p)
  commence or settle any claims, with respect to any material IP Rights (as defined in the Merger Agreement), which would reasonably be expected to result in the receipt or expenditure of more than $1,500,000 individually and $5,000,000 in the aggregate by the Company or any of its subsidiaries; provided, however, that in no event will the Company or any of its subsidiaries waive, release, settle or compromise any pending or threatened suit, action or claim (regardless of the dollar amount involved) if such waiver, release, settlement or compromise imposes any restriction on, or otherwise adversely affects, the business or operations of the Company, its subsidiaries or the Surviving Corporation, other than as required by applicable law;

  (q)
  enter into any lease of any real property, except any renewals or replacements of existing leases in the ordinary course consistent with past practice;

  (r)
  enter into any contract that purports to limit, curtail or restrict the ability of the Company or any of its existing or future subsidiaries or affiliates to compete in any geographic area or line of business or limit the Persons to whom the Company or any of its existing or future subsidiaries or affiliates may sell products or services;

  (s)
  modify, amend, cancel, terminate renew or extend, or request any change in, or agree to any change in, or waive, release or assign, in any material respect in a manner which is adverse to the Company, any rights under any Core Business Contract;

  (t)
  write up, write down or write off the book value of any of its assets, other than (i) in the ordinary course of business and consistent with past practice or (ii) as may be required by U.S. GAAP;

  (u)
  (i) modify, amend or change any of the Company's or its subsidiaries' credit review or underwriting guidelines for Persons through which the Company or any of its subsidiaries distributes, markets, offers or makes available cards for sale or distribution to cardholders or other end-users ("Distributors") in a manner which is materially less restrictive than those in place as of the date hereof, or (ii) other than in compliance with the Company's or its subsidiaries' credit review or underwriting guidelines (including the exceptions criteria and process contemplated thereby), authorize any new Distributor or vendor or card program to process transactions through the Company's or its subsidiaries' processing system or otherwise enter into a Distributor contract or relationship with any new Distributor;

  (v)
  knowingly take or fail to take any action in breach of the Merger Agreement that is intended to materially delay or prevent the consummation of the transactions contemplated thereby (other than as required by law); and

  (w)
  authorize, or agree in writing or otherwise to take, any of the foregoing actions.

No Fundamental TSYS Changes

        TSYS and Sub have agreed that, except as expressly contemplated or permitted by the Merger Agreement or as required by applicable law, during the period from the date of the Merger Agreement to the Effective Time, neither TSYS or Sub will, without the prior written consent of the Company, knowingly (a) take any action that would reasonably be expected to result in any of the Company's conditions to the merger to not be satisfied, (b) take any action, or fail to take any action, in either case the result of which would reasonably be expected to materially and adversely impair or materially delay the consummation of the transactions contemplated by the Merger Agreement or (c) agree to, or make any commitment to, take certain actions specified in the Merger Agreement. Specifically, TSYS and Sub (A) will not acquire or agree to acquire any business of any Person or otherwise acquire or agree to acquire any assets of any Person if such business or assets materially compete with the business of the Company such that the acquisition would reasonably be expected to materially and adversely impair or materially delay the receipt by TSYS or Sub of any consents from any Governmental Entities required in connection with the transactions, (B) will not enter or agree to enter into any definitive agreement for the acquisition of any business, or take any other action otherwise prohibited by the Commitment Letter, in either case, that would reasonably be expected to materially interfere with TSYS' ability to satisfy any condition to funding in the Commitment Letter or otherwise comply with its financing covenants under the Merger Agreement, and (C) will maintain sufficient unrestricted cash on hand and/or financing available through its existing credit facilities so that, upon funding of the available financing, TSYS and Sub will have funds sufficient to pay all amounts required to be paid in connection with the consummation of the transactions contemplated by the Merger Agreement.

Directors' and Officers' Insurance and Indemnification

        The Merger Agreement provides for certain indemnification and insurance rights in favor of any person who is or prior to the Effective Time becomes, or has been at any time prior to the date of the Merger Agreement, an officer or director, employee, or agent of the Company, any of its subsidiaries or any of their respective predecessors.

        For a period of six years after the Effective Time, TSYS will cause the Surviving Corporation and its subsidiaries (and their respective successors) to establish and maintain provisions in its certificate of incorporation, bylaws or other organizational documents concerning the indemnification and exculpation of the former and current officers, directors, employees, and agents of the Company and its subsidiaries that are no less favorable to those persons than the provisions of the certificate of incorporation, bylaws and other organizational documents of the Company and its subsidiaries as are in effect as of the date of the Merger Agreement. From and after the Effective Time the Surviving Corporation will assume those certain indemnification rights contracts between the Company and/or its subsidiaries and certain of their respective directors and officers which are set forth in the Disclosure Schedule, and the Surviving Corporation, from and after the Effective Time, will not amend or modify any such contracts assumed in any manner that would adversely affect any rights of the director or officer party thereto. TSYS will guaranty the payment and performance by the Surviving Corporation of, and will cause the Surviving Corporation to honor its obligations under, this provision without limit as to time.

        For a period of 6 years after the Effective Time, TSYS will cause to be maintained in effect, without any lapse in coverage, the policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company and its subsidiaries as of the date of the Merger Agreement (provided that TSYS may instead substitute policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the present and former director and officer of the Company or any of its subsidiaries (each such present and former director or officer, together with such person's heirs, executors or administrators, an "Indemnified Party" and collectively, the "Indemnified Parties") than the current policies) with respect to matters arising at or before the Effective Time; provided, however, that (i) in lieu of the purchase of such insurance by TSYS, the Company will, at TSYS' option and expense, if reasonably available, prior to the Effective Time, purchase a 6-year extended reporting period endorsement under its existing directors' and officers' liability insurance coverage, and (ii) during this period, TSYS will not be required to procure any coverage in excess of the amount that can be obtained for the remainder of the period for an annual premium of 300% of the current annual premium paid by the Company for its existing coverage. Notwithstanding the foregoing, the Company may elect in lieu of the foregoing insurance, prior to the Effective Time, to obtain and fully pay for a policy (providing coverage for the Indemnified Parties and such officers) with a claims period of at least 6 years from the Effective Time from an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to directors' and officers' liability insurance in an amount and scope no less favorable than the Company's existing policies with respect to matters existing or occurring at or prior to the Effective Time, provided that the cost of such policy does not exceed 300% of the aggregate amount per annum that the Company and its subsidiaries paid for such coverage in the last full fiscal year. If such "tail" policy has been obtained by the Company prior to the Effective Time, TSYS and the Surviving Corporation will maintain such policy in full force and effect for its full term and will continue to honor the Company's obligations thereunder.

        The Surviving Corporation will (and TSYS will use its reasonable best efforts to cause the Surviving Corporation to) indemnify and hold harmless, to the fullest extent a Delaware corporation is permitted to indemnify its directors and officers under applicable law, each Indemnified Party against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement (to the extent such settlement is consented to by the

Surviving Corporation) in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with (i) any acts or omissions occurring or alleged to occur at or prior to the Effective Time in their capacities as officers or directors of the Company or any of its subsidiaries or taken by them at the request of the Company or any of its subsidiaries (including, without limitation, acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any other entity (including as trustee of any employee benefit plan) if such service was at the request or for the benefit of the Company or any of its subsidiaries) or (ii) any acts or omissions occurring in connection with the adoption and approval of the Merger Agreement, the merger or the transactions contemplated by the Merger Agreement. The Surviving Corporation will (and TSYS will use its reasonable best efforts to cause the Surviving Corporation to) pay all reasonable expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in enforcing these indemnity obligations to the same extent as (and subject to the requirements of) comparable expense reimbursement provisions of the Company's bylaws as in effect on the date of the Merger Agreement (or to such greater extent as any amendment to the Company's bylaws after the Effective Time may permit).

        TSYS and the Surviving Corporation have joint and several liability with respect to the foregoing indemnification and insurance obligations.

Access to Information

        The Company will (and will cause each of its subsidiaries to) provide to TSYS and to TSYS' subsidiaries and their respective officers, employees, accountants, counsel, financial advisors, financing sources and other representatives, during the period from the date of the Merger Agreement to the earlier of the Effective Time and the termination of the Merger Agreement, upon reasonable prior notice and during normal business hours, reasonable access to all of their respective properties, facilities, agents, personnel, books, contracts, commitments and records, subject to certain limitations provided in the Merger Agreement. In addition, subject to certain exceptions the Company will, and will cause each of its subsidiaries to, furnish reasonably promptly to TSYS (a) a copy of each report, schedule, registration statement and other document filed or furnished by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as TSYS may reasonably request, subject in each case, to certain limitations provided in the Merger Agreement. The Company will also consult in good faith on a regular and frequent basis with representatives of TSYS and Sub with regard to material operational developments and the general status of ongoing operations.

Reasonable Best Efforts; Notification

        Each of the Company, TSYS and Sub has agreed to use its reasonable best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, as promptly as practicable, the merger, including (i) the identification and obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations, declarations or filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, including the filing under the HSR Act and any required filings, notices or consents with state banking departments or similar agencies required in connection with a change of control of any subsidiary of the Company that holds a money transmitter license, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) subject to the Merger Agreement, the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the merger, including, when reasonable, seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the merger and to fully carry out the purposes of the Merger Agreement. With respect to the obligations to obtain a consent or an approval relating to a change of control of the money transmitter licenses held by any subsidiary of the Company (or any pending registrations for money transmitter licenses) in any jurisdiction, if such consent or approval in such jurisdiction is not obtained prior to June 19, 2013, TSYS and the Company agree to use reasonable best efforts to identify possible alternatives reasonably satisfactory to TSYS that eliminate the need to obtain such approvals or consents in such jurisdiction, including, without limitation, by (x) entering into arrangements reasonably satisfactory to TSYS (or consenting to the entry by subsidiaries of the Company into arrangements reasonably satisfactory to TSYS) with third parties that possess the necessary licenses providing the ability to create agency relationships to enable the Company and its subsidiaries and the Distributors and reloaders of cards managed by the Company and its subsidiaries to provide money transmission services for the Company and its subsidiaries from and after the Effective Time to permit the continued servicing of business relationships of subsidiaries of the Company until receipt of such consents or approvals, (y) to the extent feasible, ceasing operations of the Company and its subsidiaries, as of the Effective Time, in one or more jurisdictions to the extent the operations in such jurisdiction require the Company or any of its subsidiaries to have a money transmitter license, so long as such cessation of operations is not reasonably expected to result in the loss of 1.9% or more of the aggregate revenues of the Company and its subsidiaries for the 12-month period ending on the first anniversary of the Closing Date, and/or (z) obtaining reasonable written assurances from the applicable state banking department or similar agency that such consent or approval is forthcoming and no adverse action will be taken against the Company or any of its subsidiaries in connection with the continued conduct of the operations of the Company or any of its subsidiaries (or the Surviving Corporation or any of its subsidiaries, as applicable) in the applicable jurisdiction notwithstanding the pendency of any such approval or consent (clauses (x), (y) and (z) collectively, "Alternate Arrangements"). Each of the Company and TSYS agreed to use reasonable best efforts to implement and cause any Alternate Arrangements reasonably satisfactory to it to become effective as promptly as reasonably practicable after July 19, 2013 in order to permit the Effective Time to occur as promptly as reasonably practicable thereafter (subject to the satisfaction or waiver of the closing conditions set forth in Article VII of the Merger Agreement).

        Without limitation of the foregoing, each of TSYS and the Company undertakes and agrees to (x) use its reasonable best efforts to cooperate with each other and submit in good faith (based on the Company's past practices with respect to such filings) as soon as practicable, and in any event within 45 days after the date of the Merger Agreement, all required filings, notices or consents in connection with the money transmitter licenses for jurisdictions with the applicable state banking departments or similar agencies, and (y) file as soon as practicable, and in any event prior to 10 business days after the date of the Merger Agreement, a Notification and Report Form under the HSR Act with the FTC and the Antitrust Division.

        If any objections are asserted with respect to the transactions contemplated by the Merger Agreement under any applicable regulatory law or if any order, judgment, decree or injunction of any Governmental Entity is instituted or any private party challenging any of the transactions as violative of any regulatory law: (x) each of the parties will use its reasonable best efforts to (i) oppose or defend against any such objection, order, judgment, decree or injunction to prevent or enjoin consummation of the Merger Agreement and the transactions contemplated by the Merger Agreement and/or (ii) take such action as reasonably necessary to overturn any action by any Governmental Entity or private party to block consummation of the Merger Agreement and the transactions, including by defending any objection, order, judgment, decree or injunction brought by any Governmental Entity or private party in order to avoid entry of, or to have vacated, overturned or terminated, including by appeal if necessary, any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that would restrain, prevent or delay the Closing or the other transactions contemplated by the Merger Agreement, or, subject to other provisions of the Merger Agreement, in order to resolve any such objections, proposing, negotiating, committing to and effecting, by consent decree, hold separate order, trust or otherwise, the sale, divestiture or disposition of such assets or businesses of TSYS or its subsidiaries or of the Company or its subsidiaries; provided, that each of the parties will cooperate with one another in connection with all proceedings related to the foregoing and TSYS will have final decision-making authority with respect thereto; and (y) TSYS agrees to take certain actions as set forth on the Disclosure Schedule with regard to objections asserted with respect to the transactions. Notwithstanding the foregoing, the Company and its subsidiaries will not be obligated to amend or waive the provisions of any contract, or to pay any consent or similar fees or payments, or divest any assets or enter into commitments regarding the conduct of its business or licensing of technology or know-how, in each case unless such action is conditioned upon the consummation of the merger.

        Notwithstanding certain provisions of the Merger Agreement and Disclosure Schedule, nothing will require any party or its subsidiaries to (i) propose, negotiate, or offer to commit or agree to or effect by consent decree, hold separate order, or otherwise, the sale, divestiture, license, disposition or hold separate of (A) any asset of TSYS or its subsidiaries, or (B) any asset of the Company or its subsidiaries, in the case of this clause (B) only, if such sale, divestiture, license, disposition or hold separate with respect thereto would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the expected benefits of the transactions contemplated by the Merger Agreement to TSYS, (ii) (A) conduct or agree to conduct the business of TSYS or its subsidiaries in any particular manner or agree to any restrictions or limitations with respect to the business of TSYS or its subsidiaries, or (B) conduct or agree to conduct the business of the Company or its subsidiaries in any particular manner or agree to any restrictions or limitations with respect to the business of the Company or its subsidiaries if, in the case of this clause (B) only, such conduct, agreement, restrictions or limitations with respect thereto, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the expected benefits of the transactions contemplated by the Merger Agreement to TSYS, or (iii) agree to any other order, action or regulatory condition of any regulatory body, whether in an approval proceeding or another regulatory proceeding that if effected, would be adverse to TSYS, the Company or any of their respective subsidiaries and would have an effect that is material measured in relation to the Company and its subsidiaries taken as a whole (any of the foregoing, a "Burdensome Effect"). Neither the Company nor subsidiaries will propose, negotiate or offer to commit to any sale, divestiture, license, disposition or hold separate of any asset contemplated to be held by the Surviving Corporation following the consummation of the merger or agree to conduct the business of the Surviving Corporation or its subsidiaries in any particular manner or agree to any restrictions or limitations with respect to the business of the Surviving Corporation or its subsidiaries, in each case without the prior written consent of TSYS.

        Each party has agreed that it will (i) promptly notify the other party of any written communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other Governmental Entity and, subject to applicable law, permit the other party and its outside counsel to review in advance any proposed written communication to any of the foregoing; (ii) not agree to participate in any substantive meeting or discussion with any Governmental Entity in respect of any filings, investigation or inquiry concerning the Merger Agreement or the merger unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat, in each case to the extent reasonably practicable; and (iii) furnish as promptly as reasonably practicable the other party with copies of all correspondence, filings, and written communications (and a reasonable explanation of the substance of oral communications) between them and their affiliates and their respective representatives on the one hand, and any government or regulatory authority or members or their respective staffs on the other hand, with respect to the Merger Agreement and the merger.

        In addition to the foregoing, each of the Company, TSYS and Sub has agreed to give notice as promptly as reasonably practicable to the other parties of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause (A) any representation or warranty contained in the Merger Agreement made by it (and in the case of TSYS, made by Sub) to be untrue or inaccurate in any material respect or (B) any covenant, condition or agreement contained in the Merger Agreement not to be complied with or satisfied by it (and in the case of TSYS, by Sub) in any material respect; (ii) any written notice or other communication from any Governmental Entity in connection with the merger; and (iii) in the case of the Company, any change or development that is reasonably likely to have a Material Adverse Effect or materially impair or delay the ability of the Company and its subsidiaries to consummate the merger or, in the case of TSYS and Sub, any change or development that is reasonably likely to materially impair or delay the ability of TSYS or Sub to consummate the merger.

Publicity

        TSYS, Sub and the Company will use reasonable efforts to consult with each other, and provide each other the opportunity to review and comment upon, before issuing any press release with respect to the merger or the transactions contemplated by the Merger Agreement and, unless it has made reasonable efforts to do the foregoing, will not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange (including NASDAQ) or regulatory or Governmental Entity to which the relevant party is subject or submits, in which case the party required to make the release or public statement will use its reasonable best efforts to allow the other party or parties reasonable time to comment on such release or public statement in advance of such issuance.

Employee Matters

        For a period of not less than twelve-months after the Effective Time, the Merger Agreement provides that TSYS will cause the Surviving Corporation to (i) maintain the base salary or base wages of each employee of the Company and its subsidiaries in an amount that is no less favorable than the base salary or base wages such employee had immediately prior to the Effective Time and (ii) maintain employee benefits (other than equity-based plans) that are substantially comparable in the aggregate to either (x) the employee benefits provided by the Company (other than equity-based plans) in effect on the Effective Time or (y) the employee benefits (other than equity-based plans) in effect for similarly situated employees of TSYS, at TSYS' election. In addition, TSYS will, or will cause the Company or the Surviving Corporation to honor all the Company's employment, severance, change in control, retention, transition and termination agreements, as of the date of the Merger Agreement. Furthermore, to the extent employees of the Company and its subsidiaries become eligible to participate in any employee benefit plans or arrangements maintained by TSYS or any of its subsidiaries, then for all purposes service with the Company or any of its subsidiaries prior to the Effective Time shall be treated as service with the TSYS or any of its subsidiaries (except in regards to any benefit accrual or eligibility for early retirement under any defined benefit plan or eligibility for retiree welfare benefit plans, or if it would result in the duplication of benefits). In the event the employment of an employee who was an employee of the Company or its subsidiaries immediately prior to the Effective Time, is terminated by the TSYS or Surviving Corporation for any reason other than for "cause" within 90 days following the Closing Date, such employee shall be entitled to a payment within 15 days of such termination in the amount of his or her annual cash bonus that has been properly accrued on the books of the Surviving Corporation. In addition, the ESPP will be terminated in connection with the merger immediately prior to the Effective Time and contributions to such plan will be discontinued in anticipation of the plan's termination.

Financing Covenant

        Prior to the Closing, the Company agrees to provide, and will cause its subsidiaries to provide, and will use its reasonable best efforts to cause its and its subsidiaries' respective officers, directors, employees, accountants, consultants, investment bankers, legal counsel, agents and other advisors and representatives (collectively the "Company Representatives") to provide, all customary cooperation in connection with the arrangement of the debt financing contemplated by the Commitment Letter or any alternative financing arranged by TSYS in lieu of the debt financing or any portion thereof in an amount sufficient to permit TSYS to consummate the transactions (the "alternative financing" and together with the debt financing, the "available financing"), as may be reasonably requested by TSYS, in order to satisfy the requirements set forth in the Commitment Letter and otherwise to consummate the available financing.

        Among other things, the Company has agreed to furnish TSYS and each of the lenders, underwriters, placement agents, and initial purchasers, as applicable, party to the Commitment Letter or any alternative financing, as promptly as reasonably practicable, but in any event by the time required pursuant to the terms of the Commitment Letter, with the historical and pro forma financial statements and financial and other data regarding the Company and its subsidiaries necessary to satisfy certain conditions of the Commitment Letter, including all financial statements and financial and other data of the type required by Regulation S-X and Regulation S-K under the Securities Act of 1933 (subject to certain exceptions provided in the Commitment Letter) for registered offerings of debt securities and of the type and form customarily included in a registered offering of debt securities under the Securities Act of 1933 to consummate the available financing at the time the available financing is to be consummated; provided that TSYS will be responsible for, and the Company's obligations are subject to, timely provision of any post-Closing pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any pro forma financial information. In addition to the items specified in the Merger Agreement, the Company will also take all other corporate actions, subject to the occurrence of the Closing, as may be reasonably necessary to permit the consummation of the financing; provided, that nothing in the Merger Agreement will require such cooperation to the extent it would interfere unreasonably with the business or operations of the Company or its subsidiaries.

        Notwithstanding the foregoing, (v) none of the Company or any of its subsidiaries nor any of their respective representatives will be required to pay any commitment or other similar fee or incur prior to the Effective Time any other liability or obligation in connection with the financings contemplated by the Commitment Letter or other available financing, (w) none of the Company, its subsidiaries or their respective officers, directors or employees will be required to execute or enter into or perform any agreement with respect to the financing contemplated by the Commitment Letter or other available financing that is not contingent upon the Closing Date or that would be effective prior to the Effective Time (and for the avoidance of doubt, the boards of directors or other equivalent governing bodies of TSYS, Sub and/or the Surviving Corporation will enter into or provide any resolutions, consents, approvals or other closing arrangements on behalf of the Company and its subsidiaries as may be required by the lenders pursuant to the Commitment Letter at, or as of, the Closing Date), (x) the Company will not be required to make any representations, warranties or certifications as to which, after the Company's use of reasonable best efforts to cause such representation, warranty or certification to be true, the Company has in its good faith determined that such representation, warranty or certification is not true, (y) the Company will not be required to become subject to any obligations or liabilities with respect to such agreements or documents prior to the Closing, and (z) nothing will obligate the Company or any of its subsidiaries to provide, or cause to be provided by the Company representatives or otherwise, any information or take any action to the extent it would result in a violation of law or loss of any attorney-client privilege. The Company and the Company representatives will be given a reasonable opportunity to review and comment on any materials that are to be presented during any meetings conducted in connection with the available financing, to the extent such materials relate to the Company or its subsidiaries, and TSYS will consider any additions, deletions or changes suggested thereto by the Company and the Company representatives.

        TSYS has agreed to indemnify and hold harmless the Company, its subsidiaries and the Company representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the debt financing contemplated by the Commitment Letter or other available financing and the performance of their respective obligations with respect to the financing covenants in the Merger Agreement (the "Financing Covenants") and any information utilized in connection therewith (except with respect to matters arising out of a material misstatement in or failure to state a material fact pertinent to the information provided by or on behalf of the Company pursuant to Financing Covenant or any fraud or any intentional misrepresentation with respect to any such information). TSYS will, promptly upon written request by the Company, reimburse the Company and its subsidiaries for all reasonable and documented out-of-pocket costs and expenses incurred by the Company or its subsidiaries (including those of its accountants, consultants, legal counsel, agents and the other Company representatives) in connection with the cooperation required by the Financing Covenant.

        Notwithstanding other provisions of the Merger Agreement, each of TSYS and Sub has agreed to use, and will cause their respective subsidiaries to use, their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and consummate the debt financing on the terms and conditions described in the Commitment Letter or other available financing.

        TSYS will keep the Company informed on a current basis in reasonable detail of the status of its efforts to arrange the debt financing or any other available financing. Subject to the terms and upon satisfaction of the conditions set forth in the Commitment Letter or other available financing, TSYS and Sub will use their reasonable best efforts to cause the lenders and the other Persons providing such debt financing to provide the available financing on the Closing Date, provided that nothing in the Merger Agreement will require TSYS, Sub or any of its subsidiaries to litigate or initiate any other action or proceeding against any financing party. In the event any portion of the available financing becomes unavailable on the terms and conditions (including any "flex" provisions) contemplated in the Commitment Letter, and such portion is reasonably required to consummate the merger and the transactions contemplated by the Merger Agreement, (A) TSYS will immediately notify the Company and (B) TSYS and Sub will use, and will cause their respective subsidiaries to use, their reasonable best efforts to arrange to obtain alternative financing, upon terms and conditions not materially less favorable to TSYS and its subsidiaries than the terms and conditions set forth in the Commitment Letter, as promptly as practicable following the occurrence of such event. TSYS will promptly notify the Company in writing (I) if TSYS has actual knowledge of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any breach or default) by any party to the Commitment Letter, or (II) of the receipt by TSYS or Sub of any written notice or other written communication from any financing party with respect to any actual breach, default, termination or repudiation by any party to the Commitment Letter. TSYS and Sub will not consent to (1) any amendment or modification to, or any waiver of any provision under, the Commitment Letter if such amendment, modification or waiver imposes new or additional conditions, or otherwise expands any of the conditions, to the receipt of the debt financing, extends the timing of the funding of the commitments thereunder, or reduces the aggregate cash amount of the funding commitments thereunder, or otherwise amends, modifies or waives, any provision of the Commitment Letter, in any such case where such amendment, modification or waiver described in this clause (1) would reasonably be expected to prevent, materially delay or materially adversely affect the ability of TSYS and Sub to consummate the transactions contemplated by the Merger Agreement, including the merger (provided, that TSYS and Sub may replace or amend the Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Commitment Letter as of the date hereof) or (2) early termination of the Commitment Letter unless it has been replaced by alternative financing in accordance with the Financing Covenant. TSYS will furnish to the Company a copy of any amendment, modification, waiver or consent of or relating to the debt commitment promptly upon execution thereof (which may contain certain redacted provisions). TSYS and Sub will use, and will cause their respective subsidiaries to use, reasonable best efforts to maintain the effectiveness of the Commitment Letter until the transactions contemplated by the Merger Agreement, including the merger, are consummated. Notwithstanding anything contained in the Merger Agreement, in no event will TSYS or Sub be required (y) to amend or waive any of the terms or conditions of the Merger Agreement or (z) to consummate the merger any earlier than the date set forth in the Merger Agreement.

Confidentiality Agreement

        On November 14, 2012, the Company and TSYS entered into the Confidentiality Agreement. Under the Confidentiality Agreement, each party has agreed, among other things, to keep non-public information furnished to them or to their representatives by or on behalf of the other party confidential and to use such information solely for purposes of evaluating a possible transaction (subject to certain exceptions) until two years after the date of the Confidentiality Agreement. The Confidentiality Agreement also contains certain "standstill" provisions, which prohibit TSYS from making acquisition proposals, acquiring equity securities of the Company, and certain other actions relating to the Company or its equity for a period of one year. Under the Confidentiality Agreement, each party has agreed that, for a period of one year from the date of the Confidentiality Agreement and subject to certain limited exceptions, it will not solicit the employment of any of the officers or key employees of the other party without obtaining prior written consent.

Litigation and Proceedings

        The Company will give TSYS the opportunity to participate, at TSYS' expense, in the defense or settlement of any stockholder litigation with respect to any lawsuits or other legal proceedings brought against the Company or the members of the Board and any other lawsuit or proceeding, whether judicial or administrative, relating to or challenging the Merger Agreement or the transactions contemplated by the Merger Agreement. The Company has agreed that it will not settle or offer to settle any litigation or other legal proceeding against the Company or members of the Board or executive officers, by any stockholder of the Company or otherwise, relating to the Merger Agreement or the merger without the prior written consent of TSYS (which consent will not be unreasonably withheld).

Restriction on Solicitation of Acquisition Proposals

        The Company will, and will cause its subsidiaries and its and their respective representatives to, immediately cease or cause to be terminated any and all activities, discussions or negotiations with any Person with respect to an Acquisition Proposal.

        An "Acquisition Proposal" is defined to mean any inquiry, proposal, offer, plan, arrangement or other expression or indication of interest relating to any Acquisition Transaction. An "Acquisition Transaction" is defined to mean any transaction or series of related transactions (other than the merger) involving: (A) the purchase or other acquisition (including through a merger, consolidation, recapitalization, reorganization, reclassification, business combination or other similar transaction) by any Person or "group" (as defined in or under Section 13(d) of the Exchange Act), directly or indirectly, of more than 20% of the Company common stock and Series A Convertible Preferred Stock together on an as-converted basis outstanding as of the consummation of such purchase or other acquisition, or any tender offer or exchange offer by any Person or "group" (as defined in or under

Section 13(d) of the Exchange Act) that, if consummated in accordance with its terms, would result in such Person or "group" beneficially owning more than 20% of the Company common stock and Series A Convertible Preferred Stock together on an as-converted basis outstanding as of the consummation of such tender or exchange offer; (B) a merger, consolidation, recapitalization, reorganization, reclassification, business combination or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 80% of the voting equity interests in the surviving or resulting entity of such transaction; (C) a sale, transfer, lease, license, exchange, mortgage, pledge, transfer or acquisition or disposition of more than 20% of the consolidated net revenues, net income or assets (measured by the fair market value thereof) of the Company and its subsidiaries taken as a whole; or (D) a liquidation, dissolution or other winding up of the Company and its subsidiaries, taken as a whole.

        In addition, except as expressly permitted in the Merger Agreement, at all times during the period between the execution of the Merger Agreement and the earlier of the termination of the Merger Agreement and the Effective Time, the Company and its subsidiaries will not, and they will not authorize any of their respective representatives to, directly or indirectly:

  (i)
  solicit, initiate or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, an Acquisition Proposal;

  (ii)
  furnish to any Person (other than TSYS, Sub or any designees of TSYS or Sub) any information or data relating to the Company or any of its subsidiaries, or afford to any Person (other than TSYS, Sub or any designees of TSYS or Sub) access to the business, properties, assets, books, records or other information, or to any personnel, of the Company or any of its subsidiaries, in any such case in connection with or in response to an Acquisition Proposal;

  (iii)
  participate or engage in discussions or negotiations with any Person with respect to, or that may lead to, an Acquisition Proposal;

  (iv)
  approve, adopt, endorse or recommend an Acquisition Proposal;

  (v)
  enter into any letter of intent, memorandum of understanding or other contract contemplating or otherwise relating to an Acquisition Transaction, that may lead to an Acquisition Transaction or that requires the Company to abandon, terminate or breach its obligations under the Merger Agreement or fail to consummate the merger or any of the other transactions contemplated by the Merger Agreement; or

  (vi)
  resolve, propose or agree to do any of the foregoing.

        The Company must promptly (and, in any event, within 24 hours) notify TSYS in the event that the Company receives any inquiries, discussions, negotiations, proposals or expressions of interest with respect to an Acquisition Proposal, which notice will include a copy, if in writing, or a summary thereof, if oral, of such Acquisition Proposal and the identity of the person or group of persons making such Acquisition Proposal. The Company will keep TSYS reasonably informed on a prompt and timely basis of the status and details of any such Acquisition Proposal and with respect to any change to the material terms of any such Acquisition Proposal within 24 hours of any such change. The Company will not, and will cause its subsidiaries not to, enter into any contract with any Person subsequent to the date of the Merger Agreement, and neither the Company nor any of its subsidiaries is or will become party to any contract, in each case, that prohibits the Company from providing such information to TSYS.

        In addition, notwithstanding anything to the contrary set forth in the Merger Agreement, prior to the receipt of the Stockholder Approval, if (i) the Company or its representatives receive an unsolicited bona fide written Acquisition Proposal that the Board determines in good faith, after consultation with its outside legal counsel and financial advisors, constitutes, or would reasonably be expected to lead to, a Superior Proposal, (ii) the Board concludes in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to take action with respect to such Acquisition Proposal would be inconsistent with the Board's fiduciary obligations to the Company's stockholders under applicable law, (iii) such Acquisition Proposal was not the result of a breach of the Merger Agreement and (iv) the Company provides to TSYS the certain information required by the Merger Agreement to be delivered by the Company to TSYS, then, so long as the foregoing conditions in the immediately preceding clauses (i)-(iv) remain satisfied, the Company may take the following actions: (x) furnish information to the third party making such Acquisition Proposal (a "New Bidder"), provided that (A) the Company receives from the New Bidder an executed confidentiality agreement (the terms of which are no less favorable to the Company in any substantive respect than those contained in the Confidentiality Agreement, except that (I) such confidentiality agreement may not include any provision calling for an exclusive right to negotiate with the Company and may not restrict the Company in any way from complying with the Merger Agreement, including prohibiting the Company from providing information or written materials to TSYS and (II) such confidentiality agreement need not contain any "standstill" or other comparable provisions, and (B) the Company will promptly (and in any event within 24 hours) provide to TSYS any non-public information concerning the Company or any of its subsidiaries that is provided to any such New Bidder which was not previously provided to TSYS or its representatives; and (y) engage in discussions or negotiations with the New Bidder and its representatives with respect to the Acquisition Proposal.

Board Recommendation

        As described above, and subject to the provisions described below, the Board has recommended that the Company stockholders adopt the Merger Agreement and the transactions in accordance with the applicable provisions of the DGCL (the "Board Recommendation"). Except as expressly permitted under the Merger Agreement, neither the Board nor any committee thereof will (i) withhold, withdraw, amend, modify or qualify in a manner adverse to TSYS, or publicly propose to withhold, withdraw, amend, modify or qualify in a manner adverse to TSYS, the Board Recommendation, (ii) approve, adopt, endorse or recommend any Acquisition Proposal or (iii) propose publicly to approve, adopt, endorse or recommend any Acquisition Proposal (any action described in clause (i), (ii), (iii) or in other limited instances provided for in the Merger Agreement, in each case whether taken by the Board or any committee thereof, being referred to as a "Board Recommendation Change").

        Nothing contained in the Merger Agreement prevents the Company and the Board from (i) taking and disclosing any position or disclosing any information required to be disclosed under applicable law or in compliance with or otherwise complying with Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, and (ii) making any disclosure to the Company's stockholders that the Board determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would reasonably be expected to be a breach of its fiduciary duties to the Company's stockholders under applicable law; provided however, that any disclosure of a position contemplated by Rule 14e-2(a) under the Exchange Act other than (A) a "stop, look and listen" communication limited solely to the type contemplated by Rule 14d-9 under the Exchange Act, (B) any express rejection of any applicable Acquisition Proposal or (C) any express reaffirmation of its recommendation to its stockholders in favor of the merger, will be deemed to be a Board Recommendation Change.

 Permitted Change of Recommendation or Termination for Superior Proposal

        Notwithstanding anything to the contrary set forth in the Merger Agreement, prior to receipt of the Stockholder Approval, the Board may:

  (A)(x) effect a Board Recommendation Change or (y) enter into an agreement providing for an Acquisition Transaction that constitutes a Superior Proposal if:

             (I)  the Company has received a Superior Proposal that was not solicited in breach of the Merger Agreement and the Company has otherwise complied in all material respects with its material obligations regarding stockholder approval, the proxy statement, the No Solicitation and the Board Recommendation provisions of the Merger Agreement;

            (II)  the Board has determined in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to take such action would be inconsistent with its fiduciary duties under applicable law;

          (III)  the Company has previously notified TSYS in writing that it intends to take such action (a "Section 6.3 Notice") (it being understood that the Section 6.3 Notice does not constitute a Board Recommendation Change for purposes of the Merger Agreement);

          (IV)  the Company has made its representatives available to discuss with TSYS' representatives any proposed modifications to the terms and conditions of the Merger Agreement during the 5 business day period following delivery of the first Section 6.3 Notice;

            (V)  if TSYS has delivered to the Company a written, binding and irrevocable offer capable of being accepted by the Company to alter the terms or conditions of the Merger Agreement during such 5 business day period, the Board has determined in good faith (after consultation with its outside legal counsel and financial advisors), after considering the terms of such offer by TSYS, that the Superior Proposal giving rise to such Section 6.3 Notice continues to be a Superior Proposal; and

          (VI)  in the case of clause (y) above, the Company concurrently terminates the Merger Agreement prior to a Stockholder Approval and pays TSYS the applicable termination fee; or

  (B) effect a Board Recommendation Change other than in respect of an Acquisition Proposal if the Board has determined in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to effect such Board Recommendation Change would be inconsistent with its fiduciary duties under applicable law, if:

            (x)   the Company has previously delivered to TSYS a Section 6.3 Notice (it being understood that the Section 6.3 Notice does not constitute a Board Recommendation Change for purposes of the Merger Agreement);

            (y)   the Company has made its representatives available to discuss with TSYS' representatives any proposed modifications to the terms and conditions of the Merger Agreement during the 5 business day period following delivery by the Company to TSYS of the first Section 6.3 Notice delivered to TSYS; and

            (z)   if TSYS has delivered to the Company a written, binding and irrevocable offer capable of being accepted by the Company to alter the terms or conditions of the Merger Agreement during such 5 business day period, the Board has determined in good faith (after consultation with its outside legal counsel and financial advisors), after considering the terms of such offer by TSYS that the failure to effect such Board Recommendation Change would be inconsistent with its fiduciary duties under applicable law.

        If any Superior Proposal that is the subject of clause (A) above is revised, including any revision to price, then the Company must deliver to TSYS a new Section 6.3 Notice and again comply with the requirements of this clause (A) (with all references to five business days being treated as references to three business days).

        A "Superior Proposal" is defined as any bona fide written Acquisition Proposal for an Acquisition Transaction (with all references to 20% in the definition of Acquisition Transaction being treated as references to 50% for these purposes and the reference to 80% in the definition of Acquisition Transaction being treated as a reference to 50%) made by a third party on terms that the Board has determined in good faith (after consultation with its outside legal counsel and financial advisor), taking into account (A) any good faith proposal by TSYS to amend or modify the terms of the Merger Agreement and (B) all reasonably available legal, financial and regulatory aspects of such Acquisition Proposal and the timing and likelihood of consummation of such Acquisition Transaction, would be more favorable to the Company Stockholders (in their capacity as such) than the merger.

Conditions to the Merger

        The consummation of the merger is subject to a number of closing conditions, as described further below.

        Conditions to Each Party's Obligations.    The obligations of each party to effect the merger is subject to the satisfaction (or waiver if permissible under applicable law) on or prior to the Closing Date of the following conditions:

  (a)
  Stockholder Approval:    the receipt of the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Company common stock;

  (b)
  No Injunction or Restraints:    no statute, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing or imposing a Burdensome Effect in connection with (or which is reasonably likely to prevent or impose a Burdensome Effect in connection with) the consummation of the merger shall be in effect; provided, however, that prior to asserting this condition each of the parties must have used all reasonable best efforts to prevent the entry of any such injunction or other order, to have such order or injunction lifted or withdrawn, and to appeal as promptly as possible any such injunction or other order that may be entered;

  (c)
  HSR Approval, Required Registrations and Consents:    (i) the applicable waiting period (and any extension thereof) under the HSR Act applicable to the merger shall have expired or been terminated and (ii) all registrations and consents listed on the Disclosure Schedule and all other registrations and consents required to be made or obtained prior to the Closing (except for such other registrations or consents the failure of which to be obtained or made prior to the Closing would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect (collectively, the "Required Registrations and Consents")) shall have been made or obtained, as applicable, and remain in full force and effect (without the imposition of any Burdensome Effect); provided however that any consent required in a specific jurisdiction in connection with a change in control of the Company or any of its subsidiaries holding a money transmitter licenses will not be a condition to Closing if both (A) an Alternate Arrangement reasonably acceptable to TSYS has been implemented by the Company in such jurisdiction, and (B) as a result of the implementation of such Alternate Arrangement in such jurisdiction, the failure to obtain the applicable consent with respect to such money transmitter licenses in such jurisdiction and the continued conduct of the operations of the Company, the Surviving Corporation, TSYS and its subsidiaries on the basis of the Alternate Arrangements in such jurisdiction will not be a violation of applicable law.

        Conditions to the TSYS and Sub's Obligations.    The obligations of TSYS and Sub to effect the merger is subject to the satisfaction (or waiver if permissible under applicable law) on or prior to the Closing Date of the following additional conditions:

  (a)
  Representations and Warranties:    (i) the representations and warranties of the Company set forth in the Merger Agreement relating to the Company's capital structure must be true and correct in all respects as of the date of the Merger Agreement and on and at the Closing (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties must be true and correct in all respects as of such date, and except where the failure of such representations and warranties to be true and correct as of the date of the Merger Agreement and at the Closing, or such specific date, as applicable, does not result in additional aggregate consideration payable by TSYS or the Sub in excess of $500,000 in the aggregate), (ii) the representations and warranties of the Company relating to the Company's organization, standing and power; authority and non-contravention; proxy statement; takeover statutes; brokers' and finders' fees; Core Business Contracts; and securities matters (relating to the loaded value attributable to cards) must be true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date as though made at the Closing (except to the extent such representations and warranties expressly relate to a specific date or as of the date of the Merger Agreement, in which case such representations and warranties must be true and correct in all material respects as of such date), it being understood that for purposes of this clause (ii), (x) the representations and warranties of the Company relating to Core Business Contracts will be deemed to be true and correct in all material respects so long as the failure of such representations or warranties to be true and correct does not and is not reasonably expected to have a material adverse effect on the Company's or any of its subsidiaries' business relationship with any Core Counterparty, including as a result of a material diminution of the aggregate rights and benefits to the Company and its subsidiaries under the Core Business Contracts with such Core Counterparty, taken as a whole, or a material increase in the aggregate obligations and duties of the Company and its subsidiaries under the Core Business Contracts with such Core Counterparty, taken as a whole, and (y) the representations and warranties of the Company relating to the loaded value attributable to cards will be deemed to be true and correct in all material respects so long as the failure of such representations or warranties to be true and correct does not and is not reasonably expected to result in losses to the Company in excess of $52.6 million, it being understood that for purposes of this clause (y) any amount paid by the Company or its subsidiaries after the date of the Merger Agreement to settle or fund any deficiencies in respect of the funds held by Issuing Banks to satisfy liabilities associated with the loaded value attributable to cards shall not be taken into account in determining the accuracy as of the Closing Date of certain representations and warranties of the Company in the Merger Agreement, and (iii) each of the representations and warranties of the Company (other than those contained in the preceding clauses (i) and (ii)) must be true and correct (without giving effect to any limitation as to "knowledge", "materiality" or "Material Adverse Effect") on the date of the Merger Agreement and at the Closing (except to the extent that such representation and warranty speaks as of a particular date, in which case such representation and warranty must be true and correct as of that date), except where the failure of the representations and warranties referred to in this clause (iii) to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have a Material Adverse Effect;

  (b)
  Performance of Obligations:    the Company must have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing;

  (c)
  No Material Adverse Effect:    between the date of the Merger Agreement and the Closing Date, there shall not have occurred any event, change, circumstance, effect, occurrence, condition, state of facts or development, which, either individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

  (d)
  Material Security Breach:    there shall not have occurred any Material Security Breach, which means an actual breach of security or unauthorized access to systems under the control of the Company or any of its subsidiaries involving the acquisition, use, loss, destruction, compromise or disclosure of any personal information, confidential or proprietary data or any other such information maintained or stored by the Company or any of its subsidiaries with respect to which the Company or any of its subsidiaries has a duty or obligation under applicable law, certain network rules or any contract to maintain the security or confidentiality thereof (but expressly excluding information, confidential or proprietary data obtained by third parties from cardholders that does not involve an actual breach of security or unauthorized access to systems under the control of the Company or any of its subsidiaries) which has resulted in, or is reasonably expected to result in, individually or collectively with all such related events since January 1, 2010, losses, damages, claims, costs, expenses, interest, awards, judgments or penalties to the Company or any of its subsidiaries of more than $25.6 million; or

  (e)
  Termination of Contract:    Paragraph 3 of the Section 7.2 Contract shall have become operative such that no party to that contract has any obligations or rights under the Services Agreement (as defined in the Section 7.2 Contract) except as expressly provided for in the Section 7.2 Contract. This condition was satisfied on February 26, 2013.

        Conditions to the Company's Obligations.    The obligations of the Company to effect the merger is subject to the satisfaction (or waiver if permissible under applicable law) on or prior to the Closing Date of the following additional conditions:

  (a)
  Representations and Warranties; Agreements and Covenants:    (i) the representations and warranties of TSYS and Sub regarding the proxy statement must be true and correct in all material respects as of the Closing Date as though made at the Closing (except to the extent such representations and warranties expressly relate to a specific date or as of the date of the Merger Agreement, in which case such representations and warranties must be true and correct in all material respects as of such date), and (ii) the representations and warranties of TSYS and Sub set forth in the Merger Agreement (other than those contained in the preceding clause (i)) must be true and correct (without giving effect to any limitation as to "knowledge" or "materiality") on the date of the Merger Agreement and at the Closing (except to the extent that such representation and warranty speaks as of a particular date, in which case such representation and warranty must be true and correct as of that date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a material adverse effect on the ability of TSYS or Sub to consummate the merger and the other material transactions contemplated by the Merger Agreement.

  (b)
  Performance of Obligations:    TSYS and Sub shall have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to Closing.

  (c)
  Merger Consideration:    TSYS shall have delivered to the paying agent the aggregate merger consideration and aggregate Preferred Stock merger consideration as required by Section 2.2 of the Merger Agreement.

 Termination

        The Merger Agreement may be terminated at any time prior to Effective Time, whether before or after receipt of the Stockholder Approval (provided that a termination pursuant to clause D.2. below may only occur prior to obtaining the Stockholder Approval):

  A.
  by mutual written consent of TSYS and the Company;

  B.
  by either TSYS or the Company:

  1.
  if the Effective Time has not occurred on or before October 31, 2013 (the "Termination Date"), provided that this right to terminate will not be available to any party whose failure to fulfill any of its obligations under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

  2.
  if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the merger and such order, decree, ruling or other action has become final and nonappealable and would result in a failure to satisfy the condition set forth in clause (b) above under the heading "Conditions to Each Party's Obligations"; provided that this right to terminate will not be available to any party whose failure to fulfill any of its obligations under the Merger Agreement has been the cause of, or resulted in, such action;

  3.
  if, upon a vote at a duly held meeting (including any adjournment or postponement thereof) to obtain the Stockholder Approval in accordance with the Merger Agreement, the Stockholder Approval is not obtained; provided, however, that the Company may not terminate the Merger Agreement pursuant to this right if the Company has breached in any material respect any of its material obligations under the Merger Agreement and such breach was the cause of, or resulted in, the failure to obtain the Stockholders' Approval at the stockholder meeting or at any adjournment or postponement thereof; or

  C.
  by TSYS if:

  1.
  the Company breaches or fails to perform any of its representations, warranties or covenants contained in the Merger Agreement (other than with respect to the No Solicitation and Board Recommendation provision in the Merger Agreement), in any case, as a result of which the conditions in clauses (a) or (b) above under the heading "Conditions to TSYS' and Sub's Obligations" would not have been satisfied prior to or as of the Termination Date and, in any such case, such breach (if curable) has not been cured within 30 days after notice to the Company (provided that TSYS or Sub is not then in material breach of any representation, warranty or covenant contained in the Merger Agreement);

  2.
  the Board (or any committee thereof) fails to include the Board Recommendation in the proxy statement or makes a Board Recommendation Change or publicly announces or proposes an intent to do so; or

  3.
  the Company breached in any material respect any of its material obligations under the (i) Stockholder Approval and Proxy Statement covenants or (ii) No Solicitation and the Board Recommendation Change covenants, each as described above.

  D.
  by the Company:

  1.
  if TSYS or Sub breaches or fails to perform any of its representations, warranties or covenants contained in the Merger Agreement, in any case, as a result of which the (i) representations and warranties condition and (ii) performance of obligations condition would not have been satisfied prior to or as of the Termination Date and, in any such case, such breach (if curable) has not been cured within 30 days after notice to TSYS (provided that the Company is not then in material breach of any representation, warranty or covenant contained in the Merger Agreement); or

    2.
    prior to obtaining the Stockholder Approval, in order to concurrently enter into an agreement for an Acquisition Transaction that is a Superior Proposal, and the Company, concurrently with, and as a condition to, any termination to this provision D.2., pays TSYS the Termination Amount; provided, however, that the Company may not terminate the Merger Agreement pursuant to this right if the Company has breached in any material respect or failed to perform in any material respect any of its material obligations under the (i) Stockholder Approval and Proxy Statement covenants or (ii) No Solicitation covenant, each as described above.

Termination Fees and Expenses

        We must pay to TSYS the Termination Amount of $52.6 million, less the amount of any TSYS expenses previously reimbursed by the Company, if:

  •
  the Company terminates the Merger Agreement to enter into an agreement for an Acquisition Transaction that is a Superior Proposal;

  •
  TSYS terminates the Merger Agreement because the Board (or any committee thereof) failed to include the Board Recommendation in the proxy statement or made a Board Recommendation Change or publicly announces or proposes an intent to do so;

  •
  (A) the Merger Agreement is terminated (x) by either the Company or TSYS because (i) the Effective Time shall not have occurred by October 31, 2013 and an Acquisition Proposal shall have been made and not withdrawn prior to the receipt of Stockholder Approval or (ii) at a duly held meeting to obtain the Stockholder Approval, Stockholder Approval is not obtained and an Acquisition Proposal shall have been made and not withdrawn prior to the stockholder meeting or (y) by TSYS because the Company breached in any material respect its material obligations under the Proxy Statement and No Solicitation covenants and an Acquisition Proposal shall have been made and not withdrawn prior to the date of termination, and (B) within twelve months after such termination either the Company enters into a definitive agreement relating to an Acquisition Proposal or any transaction contemplated by an Acquisition Proposal.

        The payment of the Termination Amount to TSYS will be the sole and exclusive remedy of TSYS, its subsidiaries, stockholders and representatives upon termination of the Merger Agreement under circumstances giving rise to an obligation of the Company to pay the Termination Amount; provided that nothing in the Merger Agreement will relieve any party from liability for fraud or from the willful breach of any of its representatives, warranties, covenants and agreements in the Merger Agreement.

  Reimbursement of Expenses

        All fees and expenses incurred in connection with the merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses, whether or not the merger is consummated, except that we may be required to reimburse TSYS for the documented out-of-pocket expenses reasonably incurred by TSYS in connection with the Merger Agreement and the transactions contemplated thereby, up to a maximum of $10.0 million, if either TSYS or the Company terminates the Merger Agreement because (i) the Effective Time shall not have occurred by October 31, 2013 and an Acquisition Proposal shall have been made and not withdrawn prior at any time to the receipt of Stockholder Approval or (ii) at a duly held meeting to obtain the

Stockholder Approval, the Stockholder Approval is not obtained and at any time prior to the stockholder meeting an Acquisition Proposal shall have been made and not withdrawn.

Availability of Specific Performance

        The Company, TSYS and Sub are entitled to injunctions, specific performance or any other appropriate form of equitable relief, to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions thereof. This is in addition to any other remedy to which the Company, TSYS or Sub is entitled at law or in equity.

Amendment, Extension and Waiver

        The Merger Agreement may be amended by written consent by the parties at any time before or after receipt of the Stockholder Approval provided that (x) after receipt of the Stockholder Approval, there shall be made no amendment that by law requires further approval by the stockholders of the Company without the further approval of such stockholders and (y) after receipt of the Stockholder Approval, no such amendment or modification shall be made that reduces the amount or changes the form of merger consideration or otherwise materially and adversely affects the rights of the Company's stockholders under the Merger Agreement (without the further approval of such stockholders).

        At any time prior to the Effective Time, the parties may (x) extend the time for the performance of any of the obligations of the other parties, (y) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or (z) with certain exceptions, waive compliance with any of the agreements or conditions contained in the Merger Agreement.

Related Agreements

        As a condition to the willingness of TSYS and Sub to enter into the Merger Agreement, TSYS and Sub required that the JLL Funds and the Oak Funds enter into a Voting Agreement with TSYS. Pursuant to the Voting Agreement, each of the JLL Funds and the Oak Funds agreed to vote all of its shares (to the extent such shares are entitled to vote) in favor of the adoption and approval of the Merger Agreement and approval of the merger and the other transactions, and against any proposal or transaction that is intended, or would reasonably be expected to, materially impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the merger or the performance by the Company of its obligations under the Merger Agreement. The JLL Funds and Oak Funds are also subject to certain non-solicitation restrictions set forth in the Voting Agreement. No separate consideration was paid to the JLL Funds or the Oak Funds in exchange for their commitment to vote their shares in favor of the merger.

        As of the record date, the JLL Funds and Oak Funds held an aggregate of [    •    ] shares of Company common stock, representing approximately [    •    ]% of the outstanding voting securities as of the record date. Pursuant to the Voting Agreement, if any of the JLL Funds or Oak Funds acquire beneficial or record ownership of any additional shares of Company common stock, such shares will also be subject to the Voting Agreement. As of the record date the JLL Funds also held [    •    ] shares of Series A Convertible Preferred Stock, representing 100% of the outstanding Series A Convertible Preferred Stock as of the record date. No vote on the part of the holders of the outstanding shares of Series A Convertible Preferred Stock is required in connection with the merger.

        The Voting Agreement terminates on the earliest of (i) the Effective Time, (ii) the date the Merger Agreement is terminated in accordance with its terms and (iii) as to any stockholder party thereto, (x) any material change, by amendment, waiver or other modification, to any provision of the Merger Agreement that reduces the amount of, or changes the form of, the merger consideration or (y) any amendment of the Merger Agreement that extends the Termination Date beyond December 31, 2013, unless, in the case of clause (x) or (y), such change or amendment is consented to by such stockholder.

PROPOSAL 2
AUTHORITY TO ADJOURN THE SPECIAL MEETING

The Adjournment Proposal

        If at the special meeting of stockholders, our Board determines it is necessary or appropriate to adjourn the special meeting, we intend to move to adjourn the special meeting. For example, our Board may make such a determination if the number of shares of Company common stock represented and voting in favor of the proposal to adopt the Merger Agreement at the special meeting is insufficient to adopt that proposal under the DGCL, in order to enable our Board to solicit additional votes in respect of such proposal. If our Board determines that it is necessary or appropriate, we will ask our stockholders to vote only upon the proposal to adjourn the special meeting, and not the proposal to adopt the Merger Agreement or the proposal to approve the non-binding advisory proposal to approve certain agreements with, and items of compensation that may be paid or become payable to, our named executive officers in connection with the merger.

        In this proposal, we are asking you to authorize the holder of any proxy solicited by our Board to vote in favor of the proposal to adjourn the special meeting to another time and place. If the stockholders approve the proposal to adjourn the special meeting, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional votes, including the solicitation of votes from stockholders that have previously voted. Among other things, approval of the proposal to adjourn the special meeting could mean that, even if we had received proxies representing a sufficient number of votes against the proposal to adopt the Merger Agreement to defeat that proposal, we could adjourn the special meeting without a vote on the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of the proposal to adopt the Merger Agreement.

Board of Directors Recommendation

        Our Board of Directors unanimously recommends that you vote "FOR" the proposal to adjourn the special meeting, as necessary or appropriate, including to solicit additional votes in favor of the proposal to adopt the Merger Agreement.

 PROPOSAL 3
ADVISORY VOTE REGARDING MERGER-RELATED COMPENSATION PROPOSAL

Advisory Vote Regarding Merger-Related Compensation Proposal

        The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K under the Securities Act of 1933, which requires disclosure of information about compensation for each named executive officer of the Company that is based on or otherwise relates to the merger. The compensation described below is referred to as "merger-related compensation." Further details regarding the merger-related compensation that may be paid or become payable to our named executive officers in connection with the merger can be found at "The Merger—Interests of our Officers and Directors in the Merger," and the narrative and tables below.

  Unvested Equity Awards

        Each of our named executive officers holds one or more of the following awards: unvested Options and unvested Restricted Shares (including certain unvested Restricted Shares that would vest upon the achievement of certain performance conditions) (collectively, the "Unvested Equity Awards").

        See the discussion under "The Merger—Interests of our Officers and Directors in the Merger," for a discussion of the treatment of the Unvested Equity Awards in the merger. The table below contemplates the general treatment of the Unvested Equity Awards, as well as the specific treatment applicable to Messrs. Henry, Harris, Gresham and Coleman and Ms. Hatzopoulos pursuant to their individual employment agreements and award agreements, as amended.

  Severance Payments and Benefits

        Each of our named executive officers is a party to an employment agreement (each the "Company Employment Agreement") providing for severance payments and benefits upon the named executive officer's termination of employment by the Company without "cause" or by the named executive officer for "good reason." However, in connection with the merger, Messrs. Henry and Harris and Ms. Hatzopoulos have each entered into a new employment agreement with TSYS and Sub (each a "New Employment Agreement") which will become effective as of the Effective Time and which also provides for severance payments and benefits upon the named executive officer's termination of employment by the employer without "cause" or by the named executive officer for "good reason" and which terms supersede the Company Employment Agreements. The employment of Messrs. Henry and Harris and Ms. Hatzopoulos will be continued following the Effective Time of the merger and any future termination of employment would be governed by the applicable New Employment Agreement. Pursuant to the terms of the Merger Agreement, the employment of Messrs. Gresham and Coleman will be terminated by the Company without "cause" immediately prior to the Effective Time of the merger and those executives will therefore be entitled to receive the payments and benefits provided for in their Company Employment Agreements, as amended. For details concerning the Company Employment Agreements for Messrs. Gresham and Coleman and the New Employment Agreement for Messrs. Henry and Harris and Ms. Hatzopoulos, see "The Merger—Interests of our Directors and Officers in the Merger."

        The table below entitled "Potential Change in Control Payments to Named Executive Officers," along with its footnotes, shows the compensation that is based on or otherwise relates to the merger that may be paid or become payable to the Company's named executive officers identified in the most recent proxy statement with respect to the 2012 annual meeting of the Company's stockholders (i.e., the Company's principal executive officer, principal financial officer, and the three other most highly compensated executive officers as determined for the Company's most recent annual proxy statement), as required by Item 402(t) of Regulation S-K.

        The table assumes the following:

  •
  The Effective Time of the merger will occur on May 1, 2013;

  •
  The employment of Messrs. Gresham and Coleman will be terminated by the Company without "cause" immediately prior to the Effective Time (and the terms of the Company Employment Agreement, as amended, will apply to any severance) and the current equity award agreements, as amended, will apply to their Unvested Equity Awards); and

  •
  If the employment of Messrs. Henry and Harris or Ms. Hatzopoulos is terminated within the twelve-month period following the change in control either by the employer without "cause" or by the executive for "good reason," the terms of the New Employment Agreements will apply to any severance, and the current award agreements, as such awards may be modified by the terms of the Merger Agreement or otherwise, will apply to their Unvested Equity Awards.

        As prescribed by the SEC rules, and as further described in the footnotes following the table, the figures in the table include values representing:

  (i)
  The settlement of unvested Options and unvested Restricted Shares that vest at the Effective Time, assuming those awards are exercised or settled at such time (which are considered "single-trigger" amounts);

  (ii)
  The settlement of unvested Options and unvested Restricted Shares that vest only in the event that the named executive officer's employment is terminated by the Company or Sub, as applicable, without "cause" or by the executive for "good reason," assuming those awards are exercised or settled at such time (which are considered "double-trigger" amounts); and

  (iii)
  Severance payments that would be due upon such termination of employment (which are also considered "double-trigger" amounts).

Potential Change in Control Payments to Named Executive Officers

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(1)	Tax Reimbursement ($)(3)	Other ($)	Total ($)(4)
Daniel R. Henry	$1,654,180	$9,989,816	$15,120	$0	$0	$11,659,116
Chief Executive Officer
George W. Gresham	$631,235	$7,201,880	$10,080	$2,049,959	$0	$9,893,154
Chief Financial Officer
Charles J. Harris	$1,262,471	$7,196,686	$10,080	$0	$0	$8,469,237
President
Steven F. Coleman	$397,862	$2,825,268	$10,080	$886,017	$0	$4,119,227
Executive Vice President, General Counsel and Secretary
Anh Hatzopoulos	$1,006,846	$5,974,547	$10,080	$0	$0	$6,991,473
Executive Vice President of Online Business Development

(1)
As described above, the cash payments and benefits consist of the following:

a.
For Mr. Henry, pursuant to his New Employment Agreement, (i) a lump sum payment equal to two times the sum of executive's annual base salary and target bonus and (ii) the COBRA cost, for 18 months of continued health coverage under the health and/or dental plans of Sub, less the amount that the executive would be required to contribute for health coverage if the executive were an active employee of Sub. This severance amount shall generally be paid (or in the case of the cost of health coverage, begin to be paid) on the first regularly scheduled pay date following the 30th day after the termination of employment without cause or by the executive for good reason.

  b.
  For Mr. Gresham, pursuant to his Company Employment Agreement, (i) the sum of his annual base salary; (ii) the target bonus for the year of termination and (iii) the COBRA cost, for 12 months of continued health coverage under the health and/or dental plans of the Company, less the amount that the executive would be required to contribute for health coverage if the executive were an active employee of the Company. This severance amount is generally payable over the 12 month period following the termination of employment without cause or by the executive for good reason.

  c.
  For Mr. Harris, pursuant to his New Employment Agreement, (i) an amount equal to two times the sum of executive's annual base salary and target bonus and (ii) the COBRA cost, for 12 months of continued health coverage under the health and/or dental plans of Sub, less the amount that the executive would be required to contribute for health coverage if the executive were an active employee of Sub. This severance amount is generally payable over the 12 month period following the termination of employment without cause or by the executive for good reason.

  d.
  For Mr. Coleman, pursuant to his Company Employment Agreement, (i) his annual base salary; (ii) a prorated target bonus (assumed at 50% based on a June 1 termination date) and (iii) the COBRA cost, for 12 months of continued health coverage under the health and/or dental plans of the Company, less the amount that the executive would be required to contribute for health coverage if the executive were an active employee of the Company. This severance amount is generally payable over the 12 month period following the termination of employment without cause or by the executive for good reason, except that the prorated bonus would be paid when annual bonus amounts are paid to executives by the Company generally.

  e.
  For Ms. Hatzopoulos, pursuant to her New Employment Agreement, (i) an amount equal to two times executive's annual base salary; (ii) a prorated bonus based on actual performance for the year of termination (estimating her full target bonus for this purpose) and (iii) the COBRA cost, for 12 months of continued health coverage under the health and/or dental plans of Sub, less the amount that the executive would be required to contribute for health coverage if the executive were an active employee of Sub. This severance amount is generally payable over the 12 month period following the termination of employment without cause or by the executive for good reason, except that the prorated bonus would be paid when annual bonus amounts are paid to executives of Sub generally.

  The above payments and benefits are considered "double-trigger" as they will only be payable in the event of a termination of employment. In the case of Messrs. Gresham and Coleman, it is anticipated that the termination of employment will occur in connection with the change in control and become effective immediately prior to the Effective Time of the merger. In the case of Messrs. Henry and Harris and Ms. Hatzopoulos, the above amounts reflect severance payments to which they would be entitled if employment was terminated following the merger. These payments are based on the compensation and benefit levels in effect as of, or immediately prior to the Effective Time of the merger; therefore, if compensation and benefit levels are increased after the Effective Time, actual payments to an executive officer may be greater than those provided for above.

(2)
The equity value in this column represents the sum of (i) the value that the named executive officer would receive upon the exercise or settlement of the Unvested Equity Awards that vest in connection with the Closing of the merger ("single-trigger" payments) and (ii) the value that the named executive officer would receive upon the exercise or settlement of the Unvested Equity Awards that vest on the termination of the executive's employment (either by the Company/Sub without "cause" or by the executive for "good reason") generally in connection with the change of control ("double-trigger payments"). The double-trigger payments include those Unvested Equity Awards that are exchanged for an award in respect of TSYS common stock pursuant to the Merger Agreement or an executive's new equity award arrangement, as applicable, but remain subject to accelerated vesting on such a termination of employment event. These amounts include:

Name	Options and Restricted Shares that vest on the Change in Control (single-trigger)	Options and Restricted Shares (including any performance shares) that vest on involuntary termination of employment (double-trigger)	Total Equity Value
Daniel R. Henry	$0	$9,989,816	$9,989,816
George W. Gresham	$0	$7,201,880	$7,201,880
Charles J. Harris	$3,589,199	$3,607,487	$7,196,686
Steven F. Coleman	$0	$2,825,268	$2,825,268
Anh Hatzopoulos	$979,892	$4,994,655	$5,974,547

  The value of unvested Restricted Shares (including any performance-based restricted shares) and Options is based on $16.00, the per share merger consideration. In the case of Options, the merger consideration is reduced by the per share exercise price of the Option.

(3)
Pursuant to an amendment to each of Mr. Gresham's and Mr. Coleman's Company Employment Agreement, the executive is entitled to a payment in the amount of any excise tax that may be imposed under Section 4999 of the Code in connection with any "excess parachute payments" that may be paid to the executive under Section 280G of the Code as the result of a change in control of the Company that occurs on or prior to December 31, 2013, together with the amount of any income, employment or excise taxes imposed on such payment. An estimate of this amount is set forth above.

(4)
The amounts in this column represent the aggregate total of all compensation described in columns (1) through (3).

The "single-trigger" and "double-trigger" components of the aggregate total compensation amounts for each named executive officer are as follows:

Name	Single-Trigger Payments ($)	Double Trigger Payments ($)
Daniel R. Henry	$0	$11,659,116
George W. Gresham	$0	$9,893,154
Charles J. Harris	$3,589,199	$4,880,038
Steven F. Coleman	$0	$4,119,227
Anh Hatzopoulos	$979,892	$6,011,581

        Section 951 of the Dodd-Frank Act and Rule 14a-21(c) under the Exchange Act require that we seek a non-binding advisory vote from our stockholders to approve the merger-related compensation that may be paid or become payable to our named executive officers in connection with the merger. This non-binding advisory proposal relates only to already existing contractual obligations of the Company that may result in a payment to the Company's named executive officers in connection with the merger and does not relate to any new compensation or other arrangements between our named executive officers, on the one hand, and TSYS and its subsidiaries, on the other hand. Approval requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal. Accordingly, we are asking you to approve the following resolution:

  "RESOLVED, that the stockholders approve, on an advisory (non-binding) basis, the agreements or understandings with, and items of compensation that may be paid or become payable by the Company to, the named executive officers of the Company that are based on or otherwise relate to the merger, as disclosed in the sections of the proxy statement entitled 'Proposal 3—Advisory Vote Regarding Merger-Related Compensation Proposal' and 'The Merger—Interests of our Directors and Officers in the Merger."'

Board of Directors Recommendation

        The Board of Directors unanimously recommends that our stockholders approve the non-binding advisory proposal on the merger-related compensation that may be paid or become payable to our named executive officers in connection with the merger.

        Approval of this proposal is not a condition to the completion of the merger, and the vote with respect to this proposal is advisory only and will not be binding on us or TSYS. Accordingly, regardless of the outcome of the non-binding advisory vote, our named executive officers will be eligible to receive or retain the various amounts of merger-related compensation that may be paid or become payable to them in connection with the merger (subject to the completion of the merger, if required by the terms of such compensation).

MARKET PRICE OF COMPANY COMMON STOCK AND DIVIDEND INFORMATION

        Our common stock trades on the NASDAQ Global Select Stock Market under the symbol "NTSP." The following table sets forth, for the periods indicated, the high and low sales prices per share of our common stock for the two most recent fiscal years as reported on NASDAQ.

	High	Low
2013
First Quarter (through [•], 2013)
2012
First Quarter	$9.70	$7.39
Second Quarter	$9.20	$6.41
Third Quarter	$9.94	$7.18
Fourth Quarter	$11.97	$8.85
2011
First Quarter	$15.90	$8.97
Second Quarter	$11.78	$7.53
Third Quarter	$10.09	$3.90
Fourth Quarter	$8.16	$4.36

        On February 19, 2013, the last trading day prior to the announcement of the Merger Agreement, our common stock closed at $12.29 per share. On [    •    ], 2013, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for Company common stock on NASDAQ was $[    •    ] per share of Company common stock. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares of Company common stock.

        Since going public in October 2010, we have never declared or paid any cash dividend on our common stock. Accordingly, we do not expect to declare or pay any dividends prior to the merger and, under the terms of the Merger Agreement, are prohibited from doing so. Following the merger, there will be no further market for our common stock.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of Company common stock as of March 4, 2013 by (i) each of our directors, (ii) our principal executive officer, principal financial officer, and three other most highly compensated executive officers who were serving as executive officers at December 31, 2012, (iii) each stockholder known by the Company to be the beneficial owner of more than 5% of Company common stock, and (iv) all of our directors and executive officers as a group.

        The information in the following table has been presented in accordance with the rules of the SEC. Under SEC rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option, warrant or other right. If two or more persons share voting power or investment power with respect to specific securities, each such person is deemed to be the beneficial owner of such securities. Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Company common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Corporate Secretary, NetSpend Holdings, Inc., 701 Brazos Street, Suite 1300, Austin, Texas 78701. The amounts shown assume that the 700,000 shares of Series A Convertible Preferred Stock have been converted into 7,000,000 shares of Company common stock.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(1)	Percentage of Class(2)
Directors and executive officers
Daniel R. Henry(3)	2,599,279	*
George W. Gresham(4)	851,849	*
Charles J. Harris(5)	1,041,131	*
Anh Hatzopoulos(6)	620,752	*
Steven F. Coleman(7)	160,096	*
Andrew W. Adams(8)	11,219,355	14.6%
Alexander R. Castaldi(9)	21,839,225	28.5%
Ann H. Lamont(10)	11,255,431	14.7%
Thomas A. McCullough	182,174	*
Francisco J. Rodriquez(9)	21,839,225	28.5%
Daniel M. Schley	343,110	*
Stephen A. Vogel	56,169	*
All directors and executive officers as a group (14 persons)(11)	39,335,794	53.3%
Five percent stockholders
JLL Partners(12)	21,839,225	28.5%
Oak Investment Partners(13)	11,219,335	14.6%
12 West Capital Management L.P.(14)	4,026,197	5.3%

*
Less than 1%.

(1)
For the following directors and named executive officers, the shares beneficially owned include the following numbers of shares with respect to which such persons have the right to acquire beneficial ownership within 60 days of March 4, 2013 (amounts shown assume that the merger is not consummated within such 60 day period):

Name	Shares	Percentage
Daniel R. Henry	2,219,585	*
George W. Gresham	546,010	*
Charles J. Harris	488,510	*
Anh Hatzopoulos	315,375	*
Steven F. Coleman	60,377	*
Andrew W. Adams	0	*
Alexander R. Castaldi	0	*
Ann H. Lamont	0	*
Thomas A. McCullough	133,500	*
Francisco J. Rodriquez	0	*
Daniel M. Schley	133,500	*
Stephen A. Vogel	0	*
All directors and executive officers as a group (14 persons)	4,174,091	5.7%
*
Less than 1%.

(2)
The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days after such date, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days after such date. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner.

(3)
Includes an aggregate of 40,500 shares held by minor sons of Mr. Henry who share his home. Mr. Henry disclaims beneficial ownership of these shares. Also includes 150,000 shares of Restricted Shares that are subject to forfeiture if the holder leaves the employ of the Company prior to the vesting of such shares.

(4)
Includes 238,902 shares of Restricted Shares that are subject to forfeiture if the holder leaves the employ of the Company prior to the vesting of such shares.

(5)
Includes 389,942 shares of Restricted Shares that are subject to forfeiture if the holder leaves the employ of the Company prior to the vesting of such shares.

(6)
Includes 305,377 shares of Restricted Shares that are subject to forfeiture if the holder leaves the employ of the Company prior to the vesting of such shares.

(7)
Includes 93,379 shares of Restricted Shares that are subject to forfeiture if the holder leaves the employ of the Company prior to the vesting of such shares.

(8)
Includes 11,042,089 shares owned by Oak Investment Partners X, L.P. and 177,266 shares owned by Oak X Affiliates Fund, L.P. Mr. Adams is an officer of Oak Management Corporation, which acts as the investment advisor to each of the Oak Funds and may be deemed to be the beneficial owner of the shares held by these funds. Mr. Andrews disclaims ownership of the shares held by the Oak Funds.

(9)
Includes 14,839,225 shares of Common Stock held by JLL Partners Fund IV, L.P. (4,239,677 shares), a Delaware limited partnership, and JLL Partners Fund V, L.P. (10,599,548 shares), a Delaware limited partnership. Also includes (on an "as-if converted" basis) 199,995 shares of Series A Convertible Preferred Stock held by JLL Fund IV, L.P. and 500,005 shares of Series A Convertible Preferred Stock held by JLL Fund V, L.P. Each of Mr. Rodriguez and Mr. Castaldi is

  an affiliate of the JLL Funds and may be deemed to be the beneficial owner of the shares held by them. Mr. Rodriguez and Mr. Castaldi disclaim beneficial ownership of the shares held by the JLL Funds.

(10)
Includes an aggregate of 11,219,355 shares held by the Oak Funds. Ms. Lamont is a managing member of the Oak Funds and may be deemed to be the beneficial owner of the shares held by them. Ms. Lamont disclaims beneficial ownership of the shares held by the Oak Funds.

(11)
Includes (i) 1,281,272 shares of Restricted Shares that are subject to forfeiture if the holders cease to provide services to the Company prior to the vesting of such shares, (ii) the shares held by the JLL Funds and Oak Funds, the beneficial ownership of which is disclaimed by their representatives on the Company's Board and (iii) 40,500 shares held by children of Mr. Henry. Mr. Henry disclaims beneficial ownership of these shares.

(12)
The principal address of Oak Investment Partners is 901 Main Avenue, Suite 600, Norwalk, CT 06851. Includes 11,219,355 shares of common stock held by the Oak Funds.

(13)
The principal address of the JLL Funds is 450 Lexington Avenue, 31st Floor, New York, NY 10017. Includes 4,239,677 shares of common stock held by JLL Fund IV, L.P. and 10,599,548 shares of common stock held by JLL Fund V, L.P. Also includes (on an "as-if converted" basis) 199,995 shares of Series A Convertible Preferred Stock held by JLL Fund IV, L.P. and 500,005 shares of Series A Convertible Preferred Stock held by JLL Fund V, L.P.

(14)
Based on a report, dated April 20, 2012, filed by 12 West Capital Management L.P. ("12 West"). 12 West serves as the investment manager to 12 West Capital Fund LP ("12 West Onshore Fund"), and 12 West Capital Offshore LP ("12 West Offshore Fund"), and possesses the sole power to vote and the sole power to direct the disposition of all securities of the Company held by 12 West Onshore Fund and 12 West Offshore Fund. Joel Ramin, as the sole member of 12 West Capital Management, LLC, the general partner of 12 West, possesses the voting and dispositive power with respect to all securities beneficially owned by 12 West. The principal address of 12 West is 90 Park Avenue, 41st Floor, New York, NY 10016.

APPRAISAL RIGHTS

        Under the DGCL, if you do not wish to accept the per share merger consideration provided for in the Merger Agreement and you do not vote for the adoption of the Merger Agreement, you have certain rights under the DGCL to demand appraisal of your shares of Company common stock and to receive payment in cash for the fair value of your shares of Company common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The "fair value" of your shares of Company common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the $16.00 per share that you are otherwise entitled to receive under the terms of the Merger Agreement. These rights are known as appraisal rights. The Company's stockholders who elect to exercise appraisal rights must not vote in favor of the proposal to adopt the Merger Agreement and must comply with the provisions of Section 262 of the DGCL, in order to perfect their rights. Strict compliance with the statutory procedures in Section 262 is required. Failure to follow precisely any of the statutory requirements will result in the loss of your appraisal rights.

        This section is intended as a brief summary of the material provisions of the Delaware statutory procedures that a stockholder must follow in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements, and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. All references in Section 262 of the DGCL and in this summary to a "stockholder" are to the record holder of shares of Company common stock immediately prior to the effective time of the merger as to which appraisal rights are asserted, unless otherwise indicated.

        Section 262 requires that where a merger agreement is to be submitted for adoption at a meeting of stockholders, the stockholders be notified that appraisal rights will be available not less than 20 days before the date of the meeting held to vote on the merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes the Company's notice to our stockholders that appraisal rights are available in connection with the merger, in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C. If you fail to comply with any of the requirements of Section 262 and the merger is completed, you will be entitled to receive the cash payment for your shares of common stock as provided for in the Merger Agreement, but you will have no appraisal rights with respect to your shares of common stock.

        If you elect to demand appraisal of your shares of Company common stock, you must satisfy each of the following conditions: you must deliver to the Company a written demand for appraisal of your shares of Company common stock before the vote is taken to approve the proposal to adopt the Merger Agreement, which must reasonably inform us of the identity of the holder of record of shares of Company common stock who intends to demand appraisal of his, her or its shares of Company common stock; you must not vote or submit a proxy in favor of the proposal to adopt the Merger Agreement; you must hold your shares of Company common stock continuously through the effective date of the merger; and you must comply with the other applicable requirements of Section 262.

        If you fail to comply with these conditions and the merger is completed, you will be entitled to receive payment for your shares of Company common stock as provided for in the Merger Agreement, but you will have no appraisal rights with respect to your shares of Company common stock. A vote in favor of the proposal to adopt the Merger Agreement, by proxy, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights and will nullify any previously filed written demands for appraisal. A holder of shares of Company common stock wishing to exercise appraisal rights must hold of record shares of Company common stock on the date the written demand for appraisal is made and must continue to hold the shares of Company common stock of record through the effective time of the merger. Appraisal rights will be lost if the shares of Company common stock are transferred prior to the effective time of the merger. Voting against or failing to vote for the proposal to adopt the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the Merger Agreement, and it will constitute a waiver of the stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote against the proposal to adopt the Merger Agreement or abstain from voting on the proposal to adopt the Merger Agreement. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the Merger Agreement.

        All demands for appraisal should be addressed to NetSpend Holdings, Inc., Attention: General Counsel and Secretary, 701 Brazos Street, Suite 1300, Austin, Texas 78701, and must be delivered before the vote is taken to approve the proposal to adopt the Merger Agreement at the special meeting, and should be executed by, or on behalf of, the record holder of the shares of Company common stock. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares of Company common stock.

        To be effective, a demand for appraisal by a stockholder of Company common stock must be made by, or in the name of, the record stockholder, fully and correctly, as the stockholder's name appears on the stockholder's stock certificate(s) or in the transfer agent's records, in the case of uncertificated shares. The demand cannot be made by the beneficial owner if he or she does not also hold the shares of Company common stock of record. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm, trust or other nominee, submit the required demand in respect of those shares of Company common stock. If you hold your shares of Company common stock through a bank, brokerage firm, trust or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm, trust or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

        If shares of Company common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by the fiduciary in that capacity. If the shares of Company common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner or owners. If a stockholder holds shares of Company common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as a record holder. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of Company common stock as a nominee for others, may exercise its right of appraisal with respect to the shares of Company common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Company common stock as to which appraisal is sought. Where no number of shares of Company common stock is expressly mentioned, the demand will be presumed to cover all shares of Company common stock held in the name of the record owner.

        Within 10 days after the effective time of the merger, the surviving corporation in the merger must give written notice that the merger has become effective to each of the Company's stockholders who has properly filed a written demand for appraisal and who did not vote in favor of the proposal to adopt the Merger Agreement. At any time within 60 days after the effective time of the merger, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the cash payment specified by the Merger Agreement for that stockholder's shares of Company common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the stockholder within 60 days after the effective date of the merger, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Court deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the Merger Agreement.

        Within 120 days after the effective time of the merger, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Company common stock held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation has no present intent to file such a petition and has no obligation to file such a petition, and holders should not assume that the surviving corporation will file a petition. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder's previous written demand for appraisal.

        In addition, within 120 days after the effective time of the merger, any stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the Merger Agreement, upon written request, will be entitled to receive from the surviving corporation a statement setting forth the aggregate number of shares of Company common stock not voted in favor of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after such written request has been received by the surviving corporation. A person who is the beneficial owner of shares of Company common stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition for appraisal or request from the surviving corporation such statement.

        If a petition for appraisal is timely filed and a copy of the petition is delivered to the surviving corporation, the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of Company common stock and with whom agreements as to the value of their shares of Company common stock have not been reached. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery will conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Delaware Court of Chancery may require stockholders who have demanded payment for their shares of Company common stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

        After determination of the stockholders entitled to appraisal of their shares of Company common stock, the Delaware Court of Chancery will appraise the shares of Company common stock, determining their fair value as of the effective time of the merger after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by those stockholders of the certificates representing their shares of Company common stock. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment.

        You should be aware that an investment banking opinion as to fairness from a financial point of view is not necessarily an opinion as to fair value under Section 262. Although we believe that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Moreover, we do not anticipate offering more than the per share merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of Company common stock is less than the per share merger consideration. In determining "fair value," the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court has stated that such factors include "market value, asset value, dividends, earning prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger and which throw any light on future prospects of the merged corporation." In Weinberger, the Delaware Supreme Court stated, among other things, that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." Section 262 of the DGCL provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor,  Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Costs of the appraisal proceeding (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding as the Court deems equitable in the circumstances. However, it is not a requirement of Section 262 that each stockholder asserting appraisal rights be separately represented by their own attorney.

        While one or more stockholders must initiate an appraisal proceeding by filing a petition with the Delaware Court of Chancery demanding a determination of the fair value of the shares of Company common stock held by all stockholders entitled to appraisal (because the surviving corporation is under no obligation to do so), an appraisal proceeding under Section 262 consists of a single legal proceeding in which all the stockholders seeking appraisal will have the value of their shares judicially determined in the manner prescribed by Section 262. Costs of the appraisal proceeding (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Company common stock entitled to appraisal. Any stockholder who demanded appraisal rights in accordance with Section 262 will not, after the effective time of the merger, be entitled to vote shares of Company common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Company common stock, other than with respect to payment as of a record date prior to the effective time of the merger. However, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder otherwise fails to perfect, successfully withdraws or loses such holder's right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the $16.00 per share cash payment (without interest and less any required withholding taxes) for his, her or its shares of Company common stock pursuant to the Merger Agreement.

        In view of the complexity of Section 262 of the DGCL, the Company's stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

DELISTING AND DEREGISTRATION OF COMPANY COMMON STOCK

        If the merger is completed, Company common stock will be delisted from the NASDAQ and deregistered under the Exchange Act and we will no longer be required to file periodic reports with the SEC on account of Company common stock.

OTHER MATTERS

Other Matters for Action at the Special Meeting

        As of the date of this proxy statement, our Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Stockholder Proposals and Nominations for 2013 Annual Meeting

        Once the merger is completed, there will be no public participation in any future meetings of the Company's stockholders. If the merger is not completed, our public stockholders will continue to be entitled to attend and participate in our stockholder meetings, and we would expect to hold our 2013 annual meeting of stockholders prior to the end of 2013.

Inclusion of Proposals in the Company's Proxy Statement and Proxy Card under the SEC Rules; Advance Notice Requirements

  Inclusion of Proposals in the Company's Proxy Statement and Proxy Card under the SEC Rules

        Stockholder proposals and stockholder nominations to our Board may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy certain other conditions established by the SEC, including specifically under Rule 14a-8 of the Exchange Act. To be timely, a proposal to be included in the Company's proxy statement must be received at the Company's principal executive offices, addressed to the Company's Corporate Secretary, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary date of the annual meeting date of the Company's immediately preceding annual meeting. Accordingly, for a stockholder proposal to be included in the Company's proxy materials for the Company's 2013 Annual Meeting of Stockholders, the proposal was required to have been received at the Company's principal executive offices (as provided below), not later than the close of business on January 28, 2013. This deadline has already expired. However, if the 2013 annual meeting is held on any date that is more than 30 days from the date of the 2012 annual meeting, stockholder proposals to be included in the Company's proxy statement must be received a reasonable amount of time in advance of the Company beginning to print and send its proxy materials. Any proposal to be included in our proxy statement must be in writing and sent via registered, certified, or express mail to: Corporate Secretary, NetSpend Holdings, Inc. 701 Brazos Street, Suite 1300, Austin, Texas 78701. Facsimile or other forms of electronic submissions will not be accepted.

  Advance Notice Requirements Under Our Bylaws

        According to our bylaws, based on the 2012 annual meeting date, stockholder proposals and stockholder nominations to our Board must have been submitted no later than the close of business on January 28, 2013, in order to be considered at the meeting. If the 2013 annual meeting is held on any date that is not within 30 days before or after the date of the 2012 annual meeting, stockholder proposals and stockholder nominations will be due not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if less than 100 days' prior notice or public disclosure of the scheduled meeting date is given or made, the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of the Company or the day on which such public disclosure was made. Advance notice must be in writing and sent via registered, certified, or express mail to: Corporate Secretary, NetSpend Holdings, Inc. 701 Brazos Street, Suite 1300, Austin, Texas 78701. Facsimile or other forms of electronic submissions will not be accepted. To the extent that a stockholder proposal has been included in the Company's proxy statement (as discussed in the section directly above), it will be deemed to have satisfied the advance notice requirements under the Company's bylaws.

        Any such stockholder's notice to the Secretary of the Company shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a description of the proposal desired to be brought and the reasons for conducting such business, together with the text of the proposal or business, (ii) as to such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (A) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, if any, and the name and address of any other stockholders known by such stockholder to be supporting such business or proposal, (B)(1) the class or series and number of shares of capital stock of the Company which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (2) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Company or with a value derived in whole or in part from the price, value or volatility of any class or series of shares of capital stock of the Company or any derivative or synthetic arrangement having characteristics of a long position in any class or series of shares of capital stock of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a "Derivative Instrument") directly or indirectly owned beneficially by such stockholder and by such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the Company, (3) any proxy, contract, arrangement, understanding or relationship the effect or intent of which is to increase or decrease the voting power of such stockholder or beneficial owner with respect to any shares of any security of the Company, (4) any pledge by such stockholder or beneficial owner of any security of the Company or any short interest of such stockholder or beneficial owner in any security of the Company (for purposes of this paragraph, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of capital stock of the Company owned beneficially by such stockholder and by such beneficial owner that are separated or separable from the underlying shares of capital stock of the Company, (6) any proportionate interest in shares of capital stock of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of capital stock of the Company or Derivative Instruments, if any, as of the date of such notice, including, without limitation, for purposes of clauses (B)(1) through (B)(7) above, any of the foregoing held by members of such stockholder's or beneficial owner's immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (C) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (iii) any material interest of such stockholder and beneficial owner, if any, in such business or proposal, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (v) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with such business or proposal by such stockholder.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investor Relations page of our corporate website at www.netspend.com. Our website address is provided as an inactive textual reference only. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.

        Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting.

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

  •
  Our proxy statement on Schedule 14A for our 2012 Annual Meeting filed with the SEC on March 30, 2012.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to the Corporate Secretary at NetSpend Holdings, Inc. 701 Brazos Street, Suite 1300, Austin, Texas 78701, telephone number (512) 532-8200, or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMPANY COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [    •    ]. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

 STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

        To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Company stock, but sharing the same address, we have adopted a procedure approved by the SEC called "householding." Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of its annual report and proxy statement and, as applicable, any additional proxy materials that are delivered pursuant to a request by such stockholders until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

        If you received a householded mailing this year and you would like to have additional copies of the annual report and/or proxy statement mailed to you, please submit your request to the Corporate Secretary at NetSpend Holdings, Inc. 701 Brazos Street, Suite 1300, Austin, Texas 78701, telephone number (512) 532-8200. The Company will promptly send additional copies of the proxy statement and related materials, as applicable, upon receipt of such request. You may also contact the Company if you received multiple copies of the proxy statement and related materials and would prefer to receive a single copy in the future.

 ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN

OF MERGER

DATED AS OF

February 19, 2013

AMONG

TOTAL SYSTEM SERVICES, INC.,

GENERAL MERGER SUB, INC.

AND

NETSPEND HOLDINGS, INC.

A-i

A-ii

A-iii

 INDEX OF DEFINED TERMS

2012 Proxy Statement	Section 3.13
Acquisition Proposal	Section 6.3(a)(i)
Acquisition Transaction	Section 6.3(a)(ii)
Affiliate	Section 3.13
Agreement	Preamble
Alternate Arrangements	Section 6.5(a)
Alternative Financing	Section 6.14(a)
Antitrust Division	Section 6.5(b)
Available Financing	Section 6.14(a)
Book Entry Shares	Section 2.1(c)
Burdensome Effect	Section 6.5(d)
Card Association	Section 3.22(h)(i)
Cards	Section 3.4(c)
Certificate of Merger	Section 1.2
Chargebacks	Section 3.22(h)(ii)
Closing	Section 2.8
Closing Date	Section 2.8
Code	Section 2.7
Commercially Available Software Programs	Section 3.14(f)
Common Book Entry Shares	Section 2.1(b)
Common Stock	Section 2.1(a)
Common Stock Certificates	Section 2.1(b)
Company	Preamble
Company Board Recommendation	Section 6.1(b)
Company Board Recommendation Change	Section 6.3(d)
Company Financial Advisor	Section 3.18
Company Financial Statements	Section 3.5(a)
Company Intellectual Property Rights	Section 3.14(l)
Company Permits	Section 3.9(a)
Company Representatives	Section 6.14(a)
Company SEC Documents	Section 3.5(a)
Company Software	Section 3.14(m)
Company Stock Plans	Section 2.6(a)(i)
Confidentiality Agreement	Section 6.4
Consent	Section 3.4(b)
Contract	Section 3.4(b)
Conversion Ratio	Section 2.6(f)(i)
Converted Option	Section 2.6(a)(ii)
Converted Restricted Share	Section 2.6(b)(ii)
Core Business Contracts	Section 3.1
Core Counterparty	Section 3.1
Credit Agreement	Section 3.3
Credit Loss	Section 3.22(h)(iii)
Debt Commitment Letter	Section 4.5(a)
Debt Financing	Section 4.5(a)
DGCL	Section 1.1
Disclosure Schedule	ARTICLE III
Dissenting Company Shares	Section 2.3
Distributor	Section 3.21(e)(ii)

A-iv

Distributor Contract	Section 3.21(e)(i)
Effective Time	Section 1.2
Employee Benefit Plans	Section 3.11(a)
Environmental Law	Section 3.12(b)
ERISA	Section 3.11(a)
ERISA Affiliate	Section 3.11(a)
ESPP	Section 2.6(g)
Exchange Act	Section 3.4(b)
Exchange Fund	Section 2.2(b)
Expenses	Section 6.7(e)
Fairness Opinion	Section 3.18
Financing Parties	Section 6.14
FTC	Section 6.5(b)
Governmental Entity	Section 3.4(b)
Hazardous Substance	Section 3.12(c)
HSR Act	Section 3.4(b)
Indemnified Parties	Section 6.2(b)
Indemnified Party	Section 6.2(b)
IP Rights	Section 3.14(k)
IRS	Section 3.10(a)
Issuing Bank	Section 3.22(h)(iv)
Key Issuing Bank Contracts	Section 3.21(a)
Key Marketing Contracts	Section 3.21(a)
Key Reloader or Network Contract	Section 3.21(a)
Law	Section 9.15
Leased Real Property	Section 3.16(b)
License-In Agreements	Section 3.14(f)
Liens	Section 3.4(b)
Losses	Section 3.22(b)
Material Adverse Effect	Section 3.1
Material Contract	Section 3.21(a)
Material Employment Agreement	Section 3.11(a)
Material License-In Agreements	Section 3.14(f)
Material Security Breach	Section 3.22(b)
Merger	Recitals
Merger Consideration	Section 2.1(b)
Money Transmitter Licenses	Section 6.5(a)
Network Rules	Section 3.22(a)
New Bidder	Section 6.3(c)
New Material Contract	Section 3.21(b)
OFAC	Section 3.9(d)
Option	Section 2.6(a)(i)
Option Merger Consideration	Section 2.6(f)(ii)
Options	Section 2.6(a)(i)
Parent	Preamble
Parent Common Stock	Section 2.6(a)(ii)
Paying Agent	Section 2.2(a)
Person	Section 9.13
Preferred Book Entry Shares	Section 2.1(c)
Preferred Share Merger Consideration	Section 2.1(c)
Preferred Stock	Section 3.2

A-v

Proxy Statement	Section 3.6
Public Software	Section 3.14(j)
Registration	Section 3.4(b)
Regulatory Law	Section 6.5(c)
Representatives	Section 6.4
Required Information	Section 6.14(a)
Required Information Compliance Certificate	Section 2.8
Required Registrations and Consents	Section 7.1(c)
Restricted Share	Section 2.6(b)(i)
Restricted Stock Unit Merger Consideration	Section 2.6(b)(i)
Sarbanes-Oxley Act	Section 3.5(c)
Section 6.3 Notice	Section 6.3(d)
Section XI Contracts	Section 3.21(a)
Securities Act	Section 3.5(a)
Series A Convertible Preferred Stock	Section 3.2
Software	Section 3.14(j)(iv)
Solvent	Section 4.9
Stockholder Approval	Section 3.4(a)
Stockholder Meeting	Section 6.1(a)
Stockholder Parties	Recitals
Sub	Preamble
Sub Share	Section 2.1(d)
Subsidiary	Section 9.12
Superior Proposal	Section 6.3(a)(iii)
Surviving Corporation	Section 1.1
Tax	Section 3.10(j)
Tax Return	Section 3.10(j)
Taxes	Section 3.10(j)
Termination Amount	Section 6.7(b)(i)
Termination Date	Section 8.1(b)(i)
Threshold Date	Section 2.8
Transfer Taxes	Section 6.10
U.S. GAAP	Section 3.5(a)
Voting Agreement	Recitals
Exhibits
Exhibit A	Voting Agreement
Exhibit B	Form of Initial Press Release

A-vi

 AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 19, 2013, by and among Total System Services, Inc., a Georgia corporation ("Parent"); General Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"); and NetSpend Holdings, Inc., a Delaware corporation (the "Company").

W I T N E S S E T H:

        WHEREAS, the respective Boards of Directors of Parent and Sub have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved a merger (the "Merger") of Sub with and into the Company, upon the terms and subject to the conditions set forth in this Agreement and have declared the Merger advisable and each member of the Board of Directors of the Company has advised the Company of his or her intention to vote all shares of Common Stock beneficially owned by such director in favor of the Merger;

        WHEREAS, simultaneously with the execution of this Agreement, Parent and the stockholder parties named therein (the "Stockholder Parties") have entered into the agreement attached hereto as Exhibit A (the "Voting Agreement") pursuant to which, and subject to the terms thereof, the Stockholder Parties have agreed, among other things, to vote their shares of Common Stock in favor of the adoption of this Agreement and the approval of the transactions contemplated by this Agreement; and

        WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the transactions contemplated hereby to prescribe certain conditions with respect to the consummation of the transactions contemplated by this Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein the parties hereto agree as follows:

ARTICLE I

THE MERGER

        Section 1.1    The Merger.     Upon the terms and subject to the conditions hereof, and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware ("DGCL"), at the Effective Time, Sub shall be merged with and into the Company and the separate corporate existence of Sub shall thereupon cease, and the Company, as the corporation surviving the Merger (the "Surviving Corporation"), shall by virtue of the Merger continue its corporate existence under the Laws of the State of Delaware.

        Section 1.2    Effective Time of the Merger.     The Merger shall become effective at the date and time (the "Effective Time") when a certificate of merger (the "Certificate of Merger") meeting the requirements of Section 251 of the DGCL shall have been duly executed and filed with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such other time as is specified in the Certificate of Merger in accordance with the DGCL.

        Section 1.3    Certificate of Incorporation.     At the Effective Time subject to the provisions of Section 6.2(a), and by virtue of the Merger, the certificate of incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL; provided, however, that at the Effective Time the certificate of incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "NetSpend Holdings, Inc."

        Section 1.4    By-laws.     At the Effective Time subject to the provisions of Section 6.2(a), and by virtue of the Merger, the by-laws of Sub in effect immediately prior to the Effective Time shall become the by-laws of the Surviving Corporation, until thereafter changed or amended in accordance with the provisions thereof, the certificate of incorporation and the applicable provisions of the DGCL.

        Section 1.5    Board of Directors and Officers.     At the Effective Time, the directors of Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal, in accordance with the Surviving Corporation's certificate of incorporation and by-laws. The persons designated by Parent prior to the Closing Date shall be the initial officers of the Surviving Corporation, and shall hold office until the earlier of their death, disability, resignation or removal, or until their respective successors are duly elected and qualified.

        Section 1.6    Effects of Merger.     From and after the Effective Time, the Merger shall have the effects set forth in Section 259 of the DGCL and as provided in this Article I.

ARTICLE II

CONVERSION OF SHARES

        Section 2.1    Conversion of Shares.     Upon the terms and subject to the conditions set forth in this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or any holders of the following securities, the following shall occur:

          (a)   Each share of common stock, par value $.001 per share (the "Common Stock"), of the Company that is held in the treasury of the Company and each share of Common Stock owned by Parent, Sub or any other direct or indirect wholly owned Subsidiary of Parent or the Company shall automatically be cancelled without any conversion thereof and no consideration shall be delivered in exchange therefor.

          (b)   Each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock to be canceled in accordance with Section 2.1(a) and other than Dissenting Company Shares (as defined in Section 2.3)) shall be converted into the right to receive from the Surviving Corporation an amount in cash, without interest, equal to $16.00 (the "Merger Consideration"). All such shares of Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of shares of outstanding Common Stock not represented by certificates (the "Common Book Entry Shares"), and each holder of a certificate or certificates (the "Common Stock Certificates") representing any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, upon surrender of such Common Stock Certificate or Common Book Entry Share in accordance with Section 2.2.

          (c)   Each share of Series A Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Company Shares) shall be converted into the right to receive from the Surviving Corporation, an amount in cash, without interest, equal to $160.00 (the "Preferred Share Merger Consideration") (which is the product of (i) ten, which is the number of shares of Common Stock into which a share of Series A Convertible Preferred Stock is convertible, and (ii) the Merger Consideration). All such shares of Series A Convertible Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of shares of outstanding Series A Convertible Preferred Stock, all of which are uncertificated (the "Preferred Book Entry Shares," and together with the Common Book Entry Shares, the "Book Entry Shares"), shall cease to have any rights with respect thereto, except the right to receive the Preferred Share Merger Consideration with respect to which each share of

  Series A Convertible Stock is convertible, without interest, upon surrender of such Preferred Book Entry Share in accordance with Section 2.2.

          (d)   Each share of common stock of Sub (each a "Sub Share"), issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become at the Effective Time one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation, which shares of common stock shall constitute the only outstanding common stock of the Surviving Corporation.

          (e)   If at any time between the date of this Agreement and the Effective Time, the outstanding shares of Common Stock or Series A Convertible Preferred Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or any similar event, the Merger Consideration and the Preferred Share Merger Consideration shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or similar event.

        Section 2.2    Exchange of Common Stock Certificates and Book Entry Shares.     (a) Paying Agent. Prior to the Effective Time, Parent shall appoint a commercial bank or trust company reasonably acceptable to the Company to act as paying agent hereunder (the "Paying Agent") for the payment of the Merger Consideration and the Preferred Share Merger Consideration to be received by each holder of shares of Common Stock and Series A Convertible Preferred Stock, as the case may be. Parent will enter into a paying agent agreement in form and substance reasonably acceptable to the Company prior to the Effective Time.

          (b)    Surviving Corporation to Provide Funds.    At or before the Closing, Parent or Sub shall deposit (or cause to be deposited) with the Paying Agent cash in an aggregate amount sufficient to pay the aggregate Merger Consideration for all shares of Common Stock and the aggregate Preferred Share Merger Consideration for all shares of Series A Convertible Preferred Stock (such amounts, the "Exchange Fund"). The Paying Agent shall cause the Exchange Fund to be (i) held for the benefit of the holders of shares of Common Stock and Series A Convertible Preferred Stock and (ii) promptly applied to making the payments provided for in Section 2.1. The Exchange Fund shall not be used for any purpose that is not provided for herein. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Parent, in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of all principal and interest, commercial paper obligations receiving the highest rating from either Moody's Investors Service, Inc. or Standard & Poor's or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank which are then publicly available), or a combination thereof, provided that, in any such case, no such instrument shall have a maturity exceeding three months. Any interest and other income resulting from such investments shall be kept in the Exchange Fund until such time as Parent directs that such interest and other income be delivered to Parent. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make such payments. Any portion of the Exchange Fund (including the proceeds of any interest and other income received by the Paying Agent in respect of such funds) that remains undistributed to the holders of shares of Common Stock six months after the Effective Time of the Merger shall be delivered to Parent at such time. Thereafter, holders of shares of Common Stock and Series A Convertible Preferred Stock shall look only to

  Parent (subject to the terms of this Agreement) as a general creditor for payment of the Merger Consideration or Preferred Share Merger Consideration, as the case may be, without interest, upon the surrender of any Common Stock Certificates or Book Entry Shares held by them.

          (c)    Exchange Procedures.    As soon as practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Common Stock Certificate or Book Entry Share, other than shares to be canceled pursuant to Section 2.1(a), (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Common Stock Certificates or Book Entry Shares, as applicable, shall pass, only upon actual delivery of the Common Stock Certificates or Book Entry Shares to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Common Stock Certificates or Book Entry Shares, as applicable, in exchange for the Merger Consideration in the case of Common Stock Certificates and the Preferred Share Merger Consideration in the case of Preferred Book Entry Shares. Upon surrender of a Common Stock Certificate or Book Entry Shares (or delivery of such customary affidavits and indemnities with respect to a lost certificate which the Paying Agent and/or the Company's transfer agent may reasonably require) for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Common Stock Certificate or Book Entry Shares shall be entitled to receive in exchange therefor the amount of cash into which the shares of Common Stock or Series A Convertible Preferred Stock theretofore represented by such Common Stock Certificate or Book Entry Shares shall have been converted pursuant to Section 2.1(b) or Section 2.1(c), as applicable, and the Common Stock Certificates or Book Entry Shares so surrendered shall forthwith be canceled. No interest will be paid or will accrue on the cash payable upon the surrender of any Common Stock Certificate or Book Entry Shares. In the event of a transfer of ownership of Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Common Stock Certificate so surrendered is registered, if such Common Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of such Common Stock Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Common Stock Certificate and Book Entry Share (other than Common Stock Certificates or Book Entry Shares representing Dissenting Company Shares and Common Stock Certificates or Book Entry Shares representing any shares of Common Stock to be canceled pursuant to Section 2.1(a)) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Common Stock theretofore represented by such Common Stock Certificate or Book Entry Share shall have been converted pursuant to Section 2.1. If any Common Stock Certificate or Book Entry Share shall not have been surrendered prior to six years after the Effective Time (or immediately prior to such time on which any payment in respect hereof would otherwise escheat or become the property of any governmental unit or agency), the payment in respect of such Common Stock Certificate or Book Entry Share shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of the Paying Agent, Parent, the Company, Sub or the Surviving Corporation or any party hereto shall be liable to any former stockholder of the Company for any cash or interest delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

        Section 2.3    Dissenting Company Shares.     Notwithstanding any provision of this Agreement to the contrary, if required by the DGCL but only to the extent required thereby, shares of Common Stock or Series A Convertible Preferred Stock which are issued and outstanding immediately prior to the

Effective Time and which are held by holders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have properly exercised appraisal rights with respect thereto in accordance with Section 262 of the DGCL (the "Dissenting Company Shares") shall not be exchangeable for the right to receive the Merger Consideration or the Preferred Share Merger Consideration, as applicable, and holders of such shares shall be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of such Section 262 of the DGCL unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under such Section 262 of the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Dissenting Company Shares will thereupon be treated as if they had been converted into and have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration or the Preferred Share Merger Consideration, as the case may be, without any interest thereon. Upon the Company's receipt of any notice of election to dissent in accordance with the provisions of such Section 262, the Company shall promptly provide Parent with a copy of such notice of election to dissent and provide Parent, at Parent's expense, the opportunity to direct and control all negotiations and proceedings with respect to demands for appraisal under the DGCL so long as Parent does not create obligations for the Company effective prior to the Effective Time. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such election to dissent or offer to settle or settle any such election to dissent.

        Section 2.4    No Further Ownership Rights in the Shares.     From and after the Effective Time, all shares of Common Stock and Series A Convertible Preferred Stock shall no longer be outstanding and shall automatically be cancelled and retired, and the holders of shares of Common Stock and Series A Convertible Preferred Stock which were outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided in this Agreement or by applicable Law. All cash paid upon the surrender of Common Stock Certificates or Book Entry Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Common Stock or Series A Convertible Preferred Stock previously represented thereby.

        Section 2.5    Closing of Company Transfer Books.     At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Common Stock nor Series A Convertible Preferred Stock outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, Common Stock Certificates representing shares of Common Stock outstanding immediately prior to the Effective Time are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

        Section 2.6    Stock Options, Restricted Shares, Employee Stock Purchase Plan.

          (a)    Options.

              (i)  Prior to the Effective Time, the Company shall take all actions permitted under the terms of the Company Stock Plans and the applicable agreements pursuant to which Options were granted to provide that each outstanding option to purchase Common Stock (an "Option" and collectively the "Options") granted under the Company's 2004 Equity Incentive Plan (the "Company Stock Plans") or a stand-alone award agreement with the Company, to the extent outstanding at the Effective Time and vested at or prior to the Effective Time (including any Options to the extent that such Options vest contingently at the Effective Time of the Merger pursuant to the terms of the Company Stock Plans or any other agreement) shall be cancelled, terminated and converted at the Effective Time into the right to receive a cash payment, without interest, equal to the Option Merger Consideration for each share of Common Stock then subject to the vested Option. For the avoidance of doubt, the Company shall take all actions necessary to provide that (A) each vested Option with an exercise price per share that is equal to or greater than the Merger Consideration, and (B) each Option with a solely performance based vesting condition which performance vesting condition has not been satisfied pursuant to the terms of the Company Stock Plans or any other agreement at or prior to the Effective Time (after giving effect to the Merger) shall, in each such case, be canceled at the Effective Time without any cash payment being made in respect thereof and the holder of such Option shall have no further rights in respect thereof.

             (ii)  Prior to the Effective Time, the Company and Parent shall take all actions necessary to provide that each Option that is unvested and outstanding at the Effective Time (other than an Option which is cancelled pursuant to Section 2.6(a)(i)(B) above) shall, by virtue of the Merger and without any further action by Parent, Merger Sub, the Company or the holder of such Option, be assumed by Parent and converted into a stock option that represents the right to acquire a number of validly issued, fully paid and non-assessable shares of common stock of Parent, $0.10 par value ("Parent Common Stock"), equal to the product of (A) the number of shares of Common Stock subject to such unvested Option, multiplied by (B) the Conversion Ratio (each, a "Converted Option"); provided, however, that any fractional share resulting from such multiplication shall be rounded down to the nearest whole share. The exercise price of each Converted Option shall be equal to (I) the exercise price of the unvested Option from which it was converted, divided by (II) the Conversion Ratio, rounded up to the nearest whole cent. Following the Effective Time, each Converted Option shall continue to be governed by the same material terms and conditions as were applicable immediately prior to the Effective Time to the Option from which it was converted, including terms contained in the Company Stock Plans and any option award agreement (including the vesting schedule and provision regarding the acceleration of vesting to which the holder of such award would be entitled in the event of certain termination of employment events during the twelve-month period following the Merger as set forth in the applicable award agreement but excluding provisions relating to the administration of the Company Stock Plans and awards thereunder), in all cases subject to restrictions related to the issuance of shares under applicable Law.

          (b)    Restricted Shares.

              (i)  Prior to the Effective Time, the Company shall take all actions necessary to provide that each share of restricted stock and each restricted stock unit granted by the Company (a "Restricted Share") under the Company Stock Plans or a stand-alone award agreement with the Company, to the extent outstanding at the Effective Time and vested at or prior to the Effective Time (including any Restricted Shares that vest contingently at the Effective Time of the Merger pursuant to the terms of the Company Stock Plans or any other agreement), shall be canceled and terminated in exchange for the right to receive a cash payment, without interest, equal to the product of (i) the number of shares of Common Stock subject to such Restricted Share immediately prior to the Effective Time, and (ii) the Merger Consideration (the "Restricted Stock Unit Merger Consideration").

             (ii)  Prior to the Effective Time, the Company shall take all actions necessary to provide that each Restricted Share that is unvested and outstanding at the Effective Time and that is not terminated pursuant to Section 2.6(b)(i) shall, by virtue of the Merger and without any action by Parent, Merger Sub, the Company or the holder of such Restricted Share, be assumed by Parent and converted into a right to acquire a number of validly issued, fully paid and non-assessable shares of Parent Common Stock equal to the product of (A) the number of shares of Common Stock subject to such unvested Restricted Share (each, a "Converted Restricted Share"), multiplied by (B) the Conversion Ratio; provided, however, that any fractional share resulting from such multiplication shall be rounded down to the nearest whole share. With respect to each Converted Restricted Share that vested under its original terms based, in whole or in part, on the employee's continued employment over a period of time, following the Effective Time, each such Converted Restricted Share shall continue to be governed by the same material terms and conditions as were applicable immediately prior to the Effective Time to such Restricted Share from which it was converted, including terms contained in the Company Stock Plans and any award agreement (including the vesting schedule and provision regarding the acceleration of vesting to which the holder of such award would be entitled in the event of certain termination of employment events during the twelve-month period following the Merger as set forth in the applicable award agreement but excluding provisions relating to the administration of the Company Stock Plans and awards thereunder), in all cases subject to restrictions related to the issuance of shares under applicable Law. Except as set forth on Schedule 2.6(b)(ii), with respect to each Converted Restricted Share that vested under its original terms based, in whole or in part, on the achievement of certain performance conditions, following the Effective Time, each such Converted Restricted Share shall (i) notwithstanding anything to the contrary in the original award agreement, be modified so that all performance conditions shall lapse and such Converted Restricted Shares shall fully vest on December 31, 2015, provided that the holder of such Converted Restricted Share remains continuously employed with Parent or one of its Subsidiaries until such date; and (ii) except as set forth in the immediately preceding clause (i), continue to be governed by the same material terms and conditions as were applicable immediately prior to the Effective Time to such Restricted Share from which it was converted, including terms contained in the Company Stock Plans and any option award agreement (including the vesting schedule and provision regarding the acceleration of vesting to which the holder of such award would be entitled in the event of certain termination of employment events during the twelve-month period following the Merger as set forth in the applicable award agreement but excluding provisions relating to the administration of the Company Stock Plans and awards thereunder), in all cases subject to restrictions related to the issuance of shares under applicable Law.

          (c)   As soon as reasonably practicable following the Effective Time, Parent shall deliver to each holder of a Converted Option and holder of a Converted Restricted Share an appropriate notice setting forth the terms of such conversion. With respect to any Option that is an "incentive stock option" (within the meaning of Section 422 of the Code) immediately prior to the Effective Time, the parties hereto intend that such assumption and conversion shall, to the extent reasonably practicable, conform to the requirements of Section 424(a) of the Code. In addition, any Option converted pursuant to Section 2.6(a)(ii) and any Restricted Share converted pursuant to Section 2.6(b)(ii) shall be converted in a manner that complies with Section 409A of the Code (or an available exemption therefrom) and any guidance issued pursuant to Section 409A of the Code by the U.S. Department of Treasury.

          (d)   Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon the exercise of the Converted Options and Converted Restricted Shares. As soon as practicable after the Effective Time, and not more than ten business days thereafter, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Parent Common Stock subject to the Converted Options and Converted Restricted Shares and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Converted Options and Converted Restricted Shares remain outstanding.

          (e)   All cash payments to holders of Options and Restricted Shares pursuant to Section 2.6(a)(i) or Section 2.6(b)(i), respectively, shall be net of any applicable federal and withholding Tax.

          (f)    For purposes of this Agreement:

              (i)  "Conversion Ratio" means a fraction, the numerator of which shall be the Merger Consideration and the denominator of which shall be the average closing price for a share of Parent Common Stock on the New York Stock Exchange over the five consecutive trading days immediately preceding (but not including) the Closing Date.

             (ii)  "Option Merger Consideration" shall mean, with respect to any share of Common Stock issuable under a particular Option, an amount equal to the excess, if any, of (A) the Merger Consideration over (B) the exercise price payable in respect of each share of Common Stock issuable under such Option.

          (g)    Employee Stock Purchase Plan.    As soon as reasonably practicable following the date of this Agreement, the Board of Directors of the Company or the appropriate committee of the Board of Directors of the Company shall take all reasonable actions, including adopting any necessary resolutions, to (i) terminate the NetSpend Holdings, Inc. 2012 Employee Stock Purchase Plan (the "ESPP") as of immediately prior to the Closing Date, (ii) ensure that no offering period under the ESPP shall be commenced on or after the date of this Agreement, (iii) if the Closing shall occur prior to the end of the offering period in existence under the ESPP on the date of this Agreement, cause a new exercise date to be set under the ESPP, which date shall be the business day immediately prior to the anticipated Closing Date, (iv) prohibit participants in the ESPP from altering their payroll deductions from those in effect on the date of this Agreement (other than to discontinue their participation in the ESPP in accordance with the terms and conditions of the ESPP) and (v) provide that the amount of the accumulated contributions of each participant under the ESPP as of immediately prior to the Effective Time shall, to the extent not used to purchase Common Stock in accordance with the terms and conditions of the ESPP (as amended pursuant to this Section 2.6(g)), be refunded to such participant as promptly as practicable following the Effective Time (without interest).

          (h)    Option Merger Consideration and Restricted Stock Unit Merger Consideration.    Prior to the Effective Time, the Company shall deliver to Parent a schedule setting forth the Option Merger Consideration to be paid to the holders of Options pursuant to Section 2.6(a)(i) and the Restricted Stock Unit Merger Consideration to be paid to holders of Restricted Shares pursuant to Section 2.6(b)(i), and at or before the Closing, Parent shall deposit with the Company such aggregate Option Merger Consideration and such aggregate Restricted Stock Unit Merger Consideration. The Company shall thereafter pay, less any applicable withholding pursuant to Section 2.7, the Option Merger Consideration to be paid to the holders of Options pursuant to Section 2.6(a)(i) and the Restricted Stock Unit Merger Consideration to be paid to holders of Restricted Shares pursuant to Section 2.6(b)(i), as the case may be, reasonably promptly (but in no event after the next payroll date occurring after the date that is seven business days following the Closing Date). The payment of the Option Merger Consideration paid with respect to the Options in accordance with the terms of this Article II shall be in full satisfaction of all rights and privileges pertaining to the canceled Options, and on and after the Effective Time the holder of an Option shall have no further rights with respect to any Option, other than the right to receive the Option Merger Consideration as provided in Section 2.6(a)(i) and the right to receive a Converted Option pursuant to Section 2.6(a)(ii), as applicable. The payment of the Restricted Stock Unit Merger Consideration paid with respect to the Restricted Shares in accordance with the terms of this Article II shall be in full satisfaction of all rights and privileges pertaining to the canceled Restricted Shares, and on and after the Effective Time the holder of a Restricted Share shall have no further rights with respect to any Restricted Share, other than the right to receive the Restricted Stock Unit Merger Consideration as provided in Section 2.6(b)(i), and the right to receive a Converted Restricted Share pursuant to Section 2.6(b)(ii), as applicable.

        Section 2.7    Withholding Rights.     Parent, the Company, the Surviving Corporation or the Paying Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payments under the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, or any applicable provision of state, local or non-U.S. Tax Law. To the extent that amounts are so withheld and paid over to the appropriate governmental authority by Parent, the Company, the Surviving Corporation or the Paying Agent, as applicable, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction and withholding was made.

        Section 2.8    Closing.     Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036, at 9:00 a.m. local time on the third (3rd) business day after the day on which the last of the conditions set forth in Article VII (other than those conditions that relate to action to be taken at the Closing, subject to the satisfaction at the Closing of such conditions (or, to the extent legally permitted, waiver by the party or parties entitled to the benefit of such conditions)) is fulfilled or waived in accordance with this Agreement, or at such other time and place as Parent and the Company shall agree in writing; provided, that, notwithstanding the satisfaction of the conditions set forth in Article VII, if in accordance with the foregoing the Closing were to occur prior to the date that is twelve (12) business days after the later of (x) the date on which the Stockholder Approval is obtained, (y) the date on which the Company shall have provided all of the Required Information in accordance with Section 6.14, and (z) the date on which the condition set forth in Section 7.1(c) is fulfilled or waived (the "Threshold Date"), then the Closing shall occur instead on the date following the satisfaction or waiver of such conditions that is the earliest to occur of (i) any business day specified by Parent to the Company on or prior to the Threshold Date on no fewer than two (2) business days' written notice to the Company and (ii) the Threshold Date, but subject, in each case, to the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VII as of the date for the Closing determined pursuant to this proviso (other than those conditions that relate to action to be taken at the Closing, subject to the satisfaction of such conditions (or, to the extent legally permitted, waiver by the party or parties entitled to the benefit of such conditions) at the Closing)), or at such other time and place as Parent and the Company shall agree in writing, unless this Agreement has been theretofore terminated pursuant to its terms or unless extended by mutual agreement of the parties. For purposes of clause (y) of the foregoing sentence, when the Company in good faith reasonably believes that it has provided all of the Required Information in accordance with Section 6.14, it shall deliver to Parent a written certification signed by an executive officer of the Company as to the fulfillment of such obligation on the date specified therein (a "Required Information Compliance Certificate") and if within three (3) business days after the receipt of a Required Information Compliance Certificate, Parent shall not have delivered to the Company a written notice stating with specificity which Required Information Parent reasonably believes the Company has not delivered or the date on which the Required Information was delivered (if different from the date specified by the Company), then the foregoing twelve (12) business day period shall be deemed to have commenced on the date specified by the Company in the Required Information Compliance Certificate; provided that the parties acknowledge and agree that the obligation to provide Required Information will reset (and a new Required Information Compliance Certificate will be required) following the date that is forty-five (45) days following the last day of any fiscal quarter of the Company; and provided, further, that, if upon the receipt of any Required Information Compliance Certificate, Parent delivers a written notice to the Company stating with specificity which Required Information Parent reasonably believes the Company has not delivered, then the foregoing twelve (12) business day period shall not commence until any deficiency described in the written notice is cured and a new Required Information Compliance Certificate is delivered. The actual date and time at which the Closing occurs is referred to as the "Closing Date."

 ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and Sub, subject to and as qualified by items disclosed, (x) in the Company SEC Documents filed by the Company with the SEC after December 31, 2010 and at least three business days prior to the date hereof (excluding any disclosures set forth in any such Company SEC Document in any "risk factor" section and any disclosures set forth in any such Company SEC Document in any section designated as relating to forward looking statements or any other disclosures included therein that are predictive, cautionary or forward-looking in nature); provided, however, that any disclosure in such Company SEC Documents shall be deemed to qualify any representation and warranty contained in this Article III only to the extent that the relevance of such disclosure is reasonably apparent on the face of such disclosure to such representation and warranty; provided, further, that the disclosures in the Company SEC Documents shall not be deemed to qualify any representations or warranties made in Section 3.2, or (y) in the disclosure schedule (the "Disclosure Schedule") delivered to Parent concurrently with the execution of this Agreement (it being agreed that disclosure of any item in any section of the Disclosure Schedule shall be deemed disclosure with respect to all Sections of this Agreement if the relevance of such item to such Section is reasonably apparent on the face of such disclosure), as follows:

        Section 3.1    Organization, Standing and Power.     The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or was formed and has all requisite power and authority to own, lease, and operate its properties and assets and to carry on their respective businesses as now being conducted. The Company and each of its Subsidiaries is duly qualified to do business and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the properties or assets owned, leased or operated by it or the nature of business conducted by it makes such qualification necessary, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. The Company has made available to Parent a copy of its and its Subsidiaries' certificate or articles of incorporation, as applicable, and by-laws or other equivalent organizational documents as currently in effect and neither it nor any of its Subsidiaries is in violation of any provision of its certificate or articles of incorporation, as applicable, or by-laws or other equivalent organizational documents. For purposes of this Agreement, "Material Adverse Effect" means any event, change, circumstance, effect, occurrence, condition, state of facts or development, either individually or in the aggregate with any such other item, that is materially adverse to (I) the business, assets, liabilities, condition (financial or other) or results of operations of the Company and its Subsidiaries taken as a whole, or (II) the ability of the Company to consummate the transactions contemplated by this Agreement, other than, in each case, any event, change, circumstance, effect, occurrence, condition, state of facts or development (individually or in the aggregate) arising out of or resulting from (a) a decrease in the market price or the trading volume of shares of Common Stock, in and of itself, or any failure by the Company to meet any published public estimates of the Company's revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the facts or occurrences giving rise or contributing to any such changes or failures, which may be taken into account in determining whether there is a Material Adverse Effect), (b) general political, tax, economic or business conditions in the United States or any country or region in the world in which the Company or any of its Subsidiaries does business, or any changes therein, or general financial, securities, credit or capital market conditions, including interest rates or exchange rates, or any changes therein, and including, in each case, any such event, change, circumstance, effect, occurrence, condition, state of facts or development arising out of or resulting from acts of war (whether or not declared) or the commencement, continuation or escalation of a war, acts of armed hostility or terrorism,

(c) changes in U.S. GAAP, applicable Law or authoritative interpretations thereof, (d) any change or effect generally affecting the industries or business segments in which the Company operates, (e) any hurricane, earthquake, flood or other natural disasters or acts of God, (f) any change or effect attributable to the execution or announcement of this Agreement or the performance by the Company of its express obligations hereunder (including compliance with the covenants set forth herein), other than (1) the termination of relationships with any Person or group of related Persons (each, a "Core Counterparty") under the Contracts with each such Core Counterparty set forth on Section 3.1 of the Disclosure Schedule (collectively, the "Core Business Contracts"), or (2) any inaccuracy or breach of the representation set forth in Section 3.4(b), (g) the performance by Parent or any of its Affiliates of its or their express obligations under this Agreement, or (h) any action or omission by the Company taken at the express written request or with the prior written consent of Parent, provided that any event, change, circumstance, effect, occurrence, condition, state of facts or development arising out of or resulting from the matters described in (b) through (e) of this Section 3.1 shall not be excluded to the extent that such event, change, circumstance, effect, occurrence, condition, state of facts or development disproportionately and adversely affects the Company as compared to other Persons engaged in the businesses in which the Company engages.

        Section 3.2    Capital Structure.     The authorized capital stock of the Company consists of 240,000,000 shares of common stock, par value $0.001 per share, of which 225,000,000 shares are designated common stock, and 15,000,000 shares are designated Class B common stock, and 10,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock"), of which 1,500,000 shares are designated Series A Convertible Preferred Stock ("Series A Convertible Preferred Stock"). As of the close of business on February 15, 2013, (i) there were issued and outstanding 69,467,923 shares of Common Stock, (ii) there were no shares of Class B Common Stock issued and outstanding, (iii) there were 700,000 shares of Series A Convertible Preferred Stock issued and outstanding, (iv) there were Options, issued pursuant to the Company Stock Plans, to purchase an aggregate of 10,883,156 shares of Common Stock and 2,212,904 Restricted Shares as set forth in Section 3.2 of the Disclosure Schedule. Section 3.2 of the Disclosure Schedule sets forth (i) (A) the name of each Option holder, (B) the date each Option was granted, (C) the number of shares of Common Stock subject to each such Option, whether the Option is subject to any performance based vesting conditions or time based vesting conditions (including a summary description thereof), and the number of shares of Common Stock subject to each such Option which (x) will be vested at or prior to the Effective Time, (y) will not be vested at or prior to the Effective Time but which will not be canceled in accordance with Section 2.6(a)(i), and (z) will be canceled in accordance with Section 2.6(a)(i), and (D) the price at which each such Option may be exercised, and (ii) (A) the name of each holder of Restricted Shares, the number of Restricted Shares held by each such holder, whether such Restricted Shares are subject to any performance based vesting conditions or time based vesting conditions (including a summary description thereof), and the number of Restricted Shares which (x) will be vested at or prior to the Effective Time, (y) will not be vested at or prior to the Effective Time but which will not be canceled in accordance with Section 2.6(b)(i), and (z) will be canceled in accordance with Section 2.6(b)(i), and (B) the date such Restricted Shares were granted. All of the outstanding shares of Common Stock and Preferred Stock, as applicable, are duly authorized and are validly issued and outstanding, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company's certificate of incorporation or by-laws or any Contract to which the Company is or was a party or otherwise bound. Neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into, or exercisable or exchangeable for, securities having the right to vote) with the stockholders of the Company or any such Subsidiary on any matter. Except as otherwise set forth in this Section 3.2, the Company has no outstanding stock or securities convertible into or exchangeable for any shares of its equity securities, or any outstanding rights (either preemptive or other and including any "phantom stock rights", stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind) to subscribe for or to purchase or the value of which is based on, or any outstanding options or warrants for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any outstanding calls, commitments or claims of any character relating to, any equity securities or any stock or securities convertible into or exchangeable for any equity securities of the Company or any of its Subsidiaries. The Company is not subject to any obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire or retire any shares of its equity securities or any convertible securities, rights or options of the type described in the preceding sentence (except for the withholding of shares of Common Stock in connection with Taxes payable in respect of the exercise of Options or the conversion or vesting of Restricted Shares). Since February 15, 2013, except as expressly permitted by this Agreement or as required by the ESPP, the Company has not issued any shares of capital stock except in connection with the conversion or exercise of securities referred to above.

        Section 3.3    Subsidiaries.     Each direct and indirect Subsidiary of the Company and its respective jurisdiction of organization, incorporation or formation is identified on Section 3.3 of the Disclosure Schedule. Each direct and indirect Subsidiary of the Company (i) is a corporation, partnership or other legal entity, as the case may be, duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, organization or formation, (ii) has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and (iii) is qualified to transact business, and is in good standing, in each jurisdiction in which the properties or assets owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary; except in all cases where the failure to have such power or be so organized, existing, qualified and in good standing would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. All of the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company are duly authorized validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by the Company free and clear of any Liens (other than Liens arising by operation of Law or pledges required or which may be required under the existing terms of the Credit Agreement, dated September 24, 2012 (the "Credit Agreement"), among the Company, the lenders party thereto and SunTrust Bank, as Administrative Agent, as it has been amended through the date hereof), claims, encumbrances, security interests, equities and options of any nature whatsoever. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of, or any other equity interest in, any Subsidiary of, the Company, including any right of conversion or exchange under any outstanding securities, instrument or agreement. Other than the ownership of the Company's Subsidiaries as set forth in Section 3.3 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries owns any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any other Person.

        Section 3.4    Authority; Non-Contravention.     (a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject to the Stockholder Approval. Assuming that Parent and its Affiliates are not "interested stockholders" for purposes of Section 203 of the DGCL, the only vote of the stockholders of the Company necessary to approve the Merger is the affirmative vote (in person or by proxy) of a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock (the "Stockholder Approval"), and no vote on the part of the holders of the outstanding shares of Series A Convertible Preferred Stock is required in connection with this Agreement or the Merger. This

Agreement has been duly and validly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub, as applicable) constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally or by general principles of equity. The Board of Directors of the Company has (i) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders and declared advisable this Agreement and the Merger and the other transactions contemplated hereby and (ii) the Board of Directors of the Company has approved this Agreement and the Merger and the other transactions contemplated hereby and has resolved, subject to its right to change its recommendation in accordance with Section 6.3, to recommend adoption of this Agreement and the Merger and the other transactions contemplated hereby to the holders of the outstanding shares of Common Stock. The Board of Directors of the Company has directed that this Agreement be submitted to the holders of the outstanding shares of Common Stock for their adoption in accordance with this Agreement.

          (b)   The execution and delivery of this Agreement does not, and the consummation of the Merger and the other transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or trigger or change any rights or obligations (including any increase in payments owed) or require the consent of any Person under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the certificate of incorporation, by-laws or other organizational documents of the Company or any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, lien or other contract, agreement, permit or license (each a "Contract") to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound or affected, or (iii) any Law applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or pledges, liens, charges, mortgages, encumbrances and security interests ("Liens") that, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect, materially impair the ability of the Company and its Subsidiaries to perform their material obligations hereunder or prevent the consummation of any of the material transactions contemplated hereby. No registration, declaration or filing with (each, a "Registration") or authorization, permit, consent or approval (each, a "Consent") of any domestic (federal or state), foreign or supranational, court, arbitrator, commission, governmental body, regulatory or administrative agency or tribunal (a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated hereby, except for (A) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) compliance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules of any national securities exchange, (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (D) those matters, including but not limited to, regulatory consents, approvals and waivers, set forth in Section 3.4(b) of the Disclosure Schedule, (E) as may be required in connection with the Taxes described in Section 6.10, and (F) such other Consents or Registrations the failure of which to be obtained or made would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, materially impair the ability of the Company to perform its obligations hereunder or prevent or materially delay the consummation of any of the material transactions contemplated hereby. Section 3.4(b) of the

  Disclosure Schedule sets forth (I) each jurisdiction in which the Company or any of its Subsidiaries hold any Money Transmitter Licenses, (II) each jurisdiction in which the Company or any of its Subsidiaries have applications pending for any Money Transmitter Licenses, (III) to the extent the Company or any of its Subsidiaries does not have a Money Transmitter License in a particular jurisdiction and a Money Transmitter License is generally required for the Company or any of its Subsidiaries or a Distributor to sell or reload Cards in such jurisdiction, a general description of the contractual or other arrangements currently in place upon which the Company or the relevant Subsidiary relies upon as a basis for the sale or reload of NetSpend Cards by the Company, any of its Subsidiaries or such Distributor in such jurisdiction without a Money Transmitter License, and (IV) each jurisdiction which would require the Company or any of its Subsidiaries to obtain a Money Transmitter License in order for the Company, any of its Subsidiaries or a Distributor to sell or reload Cards in such jurisdiction if the Company or relevant Subsidiary did not have a contractual or other arrangement contemplated by clause (III), and indicates whether any consent or approval from, or notice to or registration with, any Governmental Entity is required in connection with the Merger or the other transactions contemplated by this Agreement.

          (c)   The execution and delivery of this Agreement does not, and the consummation of the Merger and the other transactions contemplated hereby and compliance with the provisions hereof will not, adversely affect, restrict or inhibit, in each case in any material respect, the settlement of Card transactions in the ordinary course consistent with past practice through the Issuing Banks and Card Associations. For purposes of this Agreement, "Cards" means any prepaid card, reloadable card, payroll card or similar instrument that is issued by a licensee of a Card Association with respect to which the Company or any of its Subsidiaries serves as the program manager and/or processor.

        Section 3.5    SEC Documents; Absence of Undisclosed Liabilities.     (a) Since December 31, 2010, the Company has filed or furnished all documents with the SEC required to be filed or furnished by the Company or any of its Subsidiaries under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and as of their respective dates and except as amended or supplemented prior to the date hereof, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent, Sub or their respective Subsidiaries for inclusion in the Company SEC Documents. Each of the financial statements of the Company, including the related notes, included in the Company SEC Documents (collectively, the "Company Financial Statements"), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Company and its Subsidiaries as at the dates thereof and the results of their operations, cash flows and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate would not be material and, with respect to Company SEC Documents filed prior to the date hereof, to any other adjustments set forth therein). As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Company SEC Documents and none of the Company SEC Documents is the subject of any ongoing SEC review. There are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or, to the best knowledge of the Company, threatened, in each case involving the

Company or any of its Subsidiaries (other than ordinary course, non-material inquiries or investigations by state regulators).

          (b)   Neither the Company nor any of its Subsidiaries had at September 30, 2012 or has incurred since that date any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except (i) liabilities, obligations or contingencies (A) which are fully reflected or reserved against in the consolidated balance sheet of the Company included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 or otherwise disclosed in the notes thereto, (B) which were incurred since September 30, 2012 in the ordinary course of business and consistent with past practices, (C) which, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect, or (D) which have been discharged or paid in full prior to the date hereof, and (ii) liabilities, obligations and contingencies which are of a nature not required to be reflected in the consolidated financial statements of the Company and its Subsidiaries prepared in accordance with U.S. GAAP consistently applied or in the notes thereto.

          (c)   The Company has made all certifications and statements required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder (the "Sarbanes-Oxley Act") with respect to the Company's filings pursuant to the Exchange Act. The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act) designed to ensure, and the Company has no reasonable basis to believe such controls and procedures are not effective to ensure, that material information relating to the Company, including its consolidated Subsidiaries, is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents. The Company has established and maintains a system of internal accounting controls and financial reporting sufficient to comply with all legal and accounting requirements applicable to the Company that has been designed by the Company to be, and the Company has no reason to believe it will not be, effective, in each case, to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. GAAP. The Company has disclosed, based on its most recent evaluation of internal controls, to the Company's auditors and its audit committee (A) any significant deficiencies and material weaknesses within the best knowledge of the Company in the design or operation of its internal accounting controls which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, and (B) any fraud, whether or not material, known to the Company that involves management or other employees who have a significant role in internal controls. Since December 31, 2010, the Company has not received any material complaint, allegation, assertion or claim in writing regarding the accounting practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any such complaint, allegation assertion or claim that the Company has engaged in questionable accounting or auditing practices. The Company has made available to Parent a summary of any disclosure made by management to the Company's auditors and audit committee since December 31, 2010 regarding significant deficiencies, material weaknesses and fraud. As used in this Agreement, "best knowledge" means with respect to the Company or its Subsidiaries, the actual knowledge after reasonable inquiry of, (i) the Chief Executive Officer, Chief Financial Officer, President, and General Counsel, (ii) with respect to Section 3.11, the Senior Vice President of Human Resources, and (iii) with respect to Section 3.14, the Senior Vice President of Software Development and the Executive Vice President of IT Operations.

        Section 3.6    Proxy Statement.     None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement (together with any amendments or supplements thereto, the "Proxy Statement") relating to the Stockholder Meeting at the time of the mailing of the Proxy Statement or at the time of the Stockholder Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or Sub specifically for inclusion therein. The Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act.

        Section 3.7    Absence of Certain Events.     Since September 30, 2012, the Company and each of its Subsidiaries has operated its respective business in all material respects in the ordinary course consistent with past practice (except with respect to the Company's exploration of strategic options, including discussions with third parties regarding transactions involving the Company, its Subsidiaries or their equity securities, providing information to such third parties and related matters) and since September 30, 2012, there has not occurred (i) any event, change, circumstance, effect, occurrence, condition, state of facts or development which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect; (ii) any entry into any commitment or transaction that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect; (iii) any material change by the Company or any of its Subsidiaries in its accounting methods, principles or practices; (iv) any amendments or changes in the certificate of incorporation, by-laws or other organizational documents of the Company or any of its Subsidiaries; or (v) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, assets, stock, property or other securities) with respect to any shares of capital stock of or other equity interest in the Company or any of its Subsidiaries (other than dividends or distributions by a Subsidiary to the Company or any other Subsidiary of the Company), or any direct or indirect repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries (except for the withholding of shares of Common Stock in connection with Taxes payable in respect of the exercise of Options and the conversion of Restricted Shares or pursuant to the publicly announced stock purchase program in the amounts set forth on Section 3.7 of the Disclosure Schedule).

        Section 3.8    Litigation.     There are no litigations, actions, suits or proceedings pending against the Company or any of its Subsidiaries or involving any of their respective properties or assets or any of their respective directors or officers in their capacities as such, or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries or involving any of their respective properties or assets or any of their respective directors or officers in their capacities as such, at Law or in equity, or before or by any commission, board, bureau, agency, regulatory or administrative instrumentality or other Governmental Entity or any arbitrator or arbitration tribunal, that have or would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to, individually or in the aggregate, materially and adversely affect the business or operations of the Company or any of its Subsidiaries as currently conducted or seeks to limit, curtail or restrict the ability of the Company or any of its existing or future Subsidiaries or Affiliates to compete in any geographic area or line of business or limit the Persons to whom the Company or any of its existing or future Subsidiaries or Affiliates may sell products or services. To the best knowledge of the Company, there are no pending or threatened litigations, actions, suits or proceedings by or before any Governmental Entity involving an Issuing Bank that would be reasonably expected to adversely impact, restrict or alter the operations of the Company or any of its Subsidiaries as currently conducted in any material respect. Except as disclosed in Section 3.8 of the Disclosure Schedule, none of the Company, any of its Subsidiaries, or any officer or director of the Company or any of its Subsidiaries, in his or her capacity as such, nor any material property or asset of the Company or any of its Subsidiaries, is subject to any continuing material order, judgment, decree or injunction of, rule or written agreement with, any Governmental Entity.

        Section 3.9    No Violation of Law.

          (a)   Neither the Company nor any of its Subsidiaries is, or since December 31, 2010 has been, in violation of or has been given written or, to its best knowledge, other notice of any violation of, any Law, except for violations which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. No investigation or review by any Governmental Entity is pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries involving any of their respective properties or assets or any of their respective officers or directors in their capacities as such, nor to the best knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those the outcome of which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, since December 31, 2010, no Issuing Bank has been in violation of or has been given written notice of any violation of any Law, which violation would be reasonably expected to adversely impact, restrict or alter the operations of the Company or any of its Subsidiaries as currently conducted in any material respect. The Company and its Subsidiaries have all permits, licenses, franchises, variances, exemptions and other governmental authorizations, consents and approvals necessary to conduct their businesses in all material respects as presently conducted (collectively, the "Company Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which would not, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect. The Company and its Subsidiaries are not in violation of the terms of any Company Permit, except for delays in filing reports or violations which would not, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect. No suspension or cancellation of any material Company Permit is pending or, to the best knowledge of the Company, threatened which would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

          (b)   The operations of the Company and its Subsidiaries are, and since December 31, 2010 have been, in compliance in all material respects with all material cash management, money transmittal, money service, consumer protection, banking and privacy related Laws applicable to them, including but not limited to the Electronic Funds Transfer Act and all of the applicable rules, regulations, decisions, directives and orders issued by or under the Board of Governors of the Federal Reserve System, the State of Delaware Office of the State Bank Commissioner, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Consumer Financial Protection Bureau and the Federal Trade Commission. All funds loaded or otherwise credited to any Card are deposits for which the Federal Deposit Insurance Corporation provides pass-through insurance coverage.

          (c)   Since December 31, 2010 neither the Company nor any of its Subsidiaries, nor, to the best knowledge of the Company, any director, officer, agent or employee acting on behalf of the Company or any of its Subsidiaries, has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (d)   (i) The Company and its Subsidiaries are, and since December 31, 2010, have been, in material compliance with, and have undertaken a reasonable diligence review with respect to the compliance of each of its cardholders (excluding holders of gift Cards), vendors that have access to cardholder data or cardholder funds, Issuing Banks, and Distributors with, all applicable Laws promulgated by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC"), (ii) none of (A) the Company or any of its Subsidiaries, (B) any director, officer or other Affiliate of the Company or any of its Subsidiaries, or (C) to the best knowledge of the

  Company, any agent or employee of the Company or any of its Subsidiaries, is currently subject to (or since December 31, 2010 has been subject to) any U.S. sanctions administered by OFAC and (iii) to the best knowledge of the Company, no vendor that has access to cardholder data or cardholder funds of the Company or any of its Subsidiaries, Issuing Bank, or Distributor, is currently subject to (or since December 31, 2010 has been subject to) any U.S. sanctions administered by OFAC.

          (e)   The operations of the Company and its Subsidiaries are, and since December 31, 2010 have been, in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company and its Subsidiaries conduct business, including but not limited to the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the "Money Laundering Laws") and any instances of non-compliance have been resolved with the applicable Governmental Entity and no formal action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, is threatened.

        Section 3.10    Taxes.     (a) The Company and its Subsidiaries have (i) filed (or caused to be filed) all material Tax Returns required to be filed by them, and such Tax Returns were correct and complete in all material respects, and (ii) paid (or caused to be paid) all material Taxes shown as due on such Tax Returns except for Taxes for which adequate reserves have been established in accordance with U.S. GAAP. There are no Liens for material Taxes upon any property or asset of the Company or any of its Subsidiaries, except for Liens for Taxes not yet due or Taxes being contested in good faith by appropriate procedures. No deficiencies for any material Taxes have been asserted, proposed or assessed in writing by the Internal Revenue Service (the "IRS") or any other governmental taxing authority against the Company or any of its Subsidiaries that have not been paid or otherwise settled or are not otherwise being challenged under appropriate procedures.

          (b)   The Company and each of its Subsidiaries have withheld or collected all material Taxes required to be collected or withheld by them on payments to any employee, independent contractor, stockholder, creditor, customer or other third party.

          (c)   Neither the Company nor any of its Subsidiaries has participated in a "listed transaction" as defined in Treasury Regulation Section 1.6011-4(b)(2).

          (d)   The most recent financial statements of the Company and its Subsidiaries reflect an adequate reserve (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) for all material unpaid Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements in accordance with U.S. GAAP.

          (e)   In the last four (4) years, no unresolved written claim has been made by any governmental taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

          (f)    No Tax Return of the Company or any of its Subsidiaries is currently under audit or examination by any governmental taxing authority, and no written notice from any governmental taxing authority has been received by the Company or any of its Subsidiaries that any audit, examination or similar proceeding is pending, proposed or asserted with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries.

          (g)   Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any other Person (other than the Company and its Subsidiaries) under Treasury Regulation

  Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law), as a transferee or successor, or by contract (other than contracts entered into in the ordinary course of business, the primary subject of which is not Taxes). Neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company).

          (h)   Neither the Company nor any of its Subsidiaries has agreed to make, nor are any of them required to make, any adjustment under Section 481(a) of the Code (or any similar provision of applicable state, local or non-U.S. Law) by reason of a change in accounting method or otherwise, and the IRS has not proposed any such adjustment or change in accounting method.

          (i)    Neither the Company nor any of its Subsidiaries has distributed the stock of another entity or had its stock distributed by another entity in a transaction that was purported or intended to be governed in whole or in part by sections 355 or 361 of the Code.

          (j)    For purposes of this Agreement, "Tax" (including, with correlative meaning, the terms "Taxes") means all federal, state, local and non-U.S. income, profits, gross receipts, customs duty, sales, unemployment, disability, use, property, withholding, excise, production, value added and occupancy or other taxes of any kind whatsoever payable to a governmental authority, together with any interest, penalties and additions imposed with respect thereto, and "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

        Section 3.11    Employee Benefit Plans; ERISA.     (a) Section 3.11 of the Disclosure Schedule includes a complete list of (i) each employee benefit plan, program or policy providing benefits to any current or former employee, officer, independent contractor or director of the Company or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any of its Subsidiaries or any ERISA Affiliate of the Company or to which the Company or any of its Subsidiaries or ERISA Affiliates has any liability or contributes or is obligated to contribute, including any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or policy (collectively, the "Employee Benefit Plans") (but excluding, for all purposes of this Agreement other than Section 3.11(g) hereof, any Employee Benefit Plan that is primarily subject to the Laws of any jurisdiction outside of the United States) and (ii) each employment, change-in-control, retention, and severance agreement pursuant to which the Company or any of its Subsidiaries has or would have any obligation to provide compensation and/or benefits (each, a "Material Employment Agreement"). The term "ERISA Affiliate" means any corporation, trade or business the employees of which, together with the employees of the Company, are required to be treated as employed by a single employer under Sections 4001(a)(14) and 4001(b) of ERISA or Section 414 of the Code.

          (b)   With respect to each Employee Benefit Plan, the Company has delivered or made available to Parent a true, correct and complete copy of: (i) all plan documents and trust agreements; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; (vi) the most recent determination letter from the IRS, if any; and (vii) any material correspondence, if any, with the Department of Treasury, Department of Labor, or Pension Benefit Guaranty Corporation. The Company has delivered or made available to Parent a true, correct and complete copy of each Material Employment Agreement. Except as specifically provided in the foregoing documents, or in other documents, delivered or made available to Parent, there are no material amendments to any Employee Benefit

  Plan or Material Employment Agreement that have been adopted or approved nor has the Company or any ERISA Affiliate committed (whether or not such commitment is legally binding) to make any such amendments or to adopt or approve any new Employee Benefit Plan or Material Employment Agreement.

          (c)   Each Employee Benefit Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code and the related trust that covers the Employee Benefit Plan as amended as of the date of this Agreement has received (or has timely requested) a favorable determination letter or opinion letter from the Internal Revenue Service covering all applicable provisions on which the Internal Revenue Service will currently rule, and to the Company's best knowledge, there are no circumstances and no events have occurred that adversely affect the qualified status of any such Employee Benefit Plan or the related trust.

          (d)   No Employee Benefit Plan is subject to Section 302 or Title IV of ERISA or Section 412 of the Code. No Employee Benefit Plan provides for post-retirement or post-employment welfare benefits (other than healthcare continuation coverage required under applicable Federal or state law). Neither the Company nor any of its subsidiaries has ever maintained or contributed to, or had any obligation to contribute to (or borne any liability with respect to) any "multiple employer plan" (within the meaning of the Code or ERISA) or any "multiemployer plan" (within the meaning of Section 3(37) or 4001(a)(3) of ERISA).

          (e)   (i) The Company and its Subsidiaries (and ERISA Affiliates of the Company) have complied in all material respects, and are now in material compliance, with all provisions of ERISA, the Code and all Laws and regulations applicable to the Employee Benefit Plans and Material Employment Agreements and each Employee Benefit Plan and Material Employment Agreement has been administered in all material respects in accordance with its terms; (ii) all contributions or premiums required to be made by either the Company or any of its Subsidiaries under the terms of each Employee Benefit Plan or Material Employment Agreement or by ERISA, the Code or applicable Laws have in all material respects been made in a timely fashion in accordance with ERISA, the Code or applicable Laws and the terms of such Employee Benefit Plan or Material Employment Agreement; (iii) none of the Company or any of its Subsidiaries nor any other Person, including any fiduciary, has engaged in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could reasonably be expected to subject any of the Employee Benefit Plans or their related trusts, the Company, any of its Subsidiaries or any Person that the Company or any of its Subsidiaries has an obligation to indemnify, to any material Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA; and (iv) there are no pending or, to the Company's best knowledge, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Employee Benefit Plans, any fiduciaries thereof with respect to their duties to the Employee Benefit Plans or the assets of any of the trusts under any of the Employee Benefit Plans which would reasonably be expected to result in any material liability of the Company or any of its Subsidiaries to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor, any Employee Benefit Plan or any participant in an Employee Benefit Plan.

          (f)    Except as contemplated by this Agreement or the terms of the Company Stock Plan, including the terms of the Restricted Shares and Options set forth in Section 3.2 of the Disclosure Schedule, or the Material Employment Agreements set forth in Section 3.11 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of the Company or any of its Subsidiaries or require any contributions or payments to fund any obligations under any Employee Benefit Plan.

          (g)   To the best knowledge of the Company, all Employee Benefit Plans that are primarily subject to the Laws of any jurisdiction outside of the United States have been maintained in compliance in all material respects with all applicable Laws (including, if they are intended to qualify for special Tax treatment, applicable Tax Laws).

          (h)   There are no agreements, Employee Benefit Plan or Material Employment Agreement provisions which will or may provide payments of money or other property, acceleration of benefits, or provisions of other rights to any officer, employee, stockholder, independent contractor or highly compensated individual, or other "disqualified individual" within the meaning of Section 280G(c) of the Code which will be "parachute payments" under Section 280G of the Code that are nondeductible to the Company or any Subsidiary of the Company or subject to Tax under Section 4999 of the Code.

          (i)    To the best knowledge of the Company, each person on the payroll records of Company or any of its Subsidiaries is properly classified as an employee or independent contractor, and has been properly classified on their payroll records as exempt or nonexempt under the Fair Labor Standards Act or any applicable state or foreign law equivalent.

        Section 3.12    Environmental Matters.

          (a)   (i) The Company and its Subsidiaries conduct (and since December 31, 2010 have conducted) their respective businesses in compliance with all applicable Environmental Laws, including having all Company Permits reasonably necessary under applicable Environmental Laws for the operation of their respective businesses as presently conducted or proposed to be conducted, (ii) none of the properties owned or leased by the Company or any of its Subsidiaries contain any Hazardous Substance as a result of any activity of the Company or any of its Subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws, (iii) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or, to the best knowledge of the Company, threatened, against the Company or any of its Subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (iv) there are no conditions existing on currently or, to the best knowledge of the Company, formerly owned or leased properties of the Company or the Company's Subsidiaries that would reasonably be expected to give rise to any liability under any Environmental Law and (v) the Company has provided Parent all material, non-privileged environmental site assessments, audits and reports currently in the Company's possession with respect to matters arising under Environmental Law concerning any currently or formerly owned or leased properties, assets or businesses of the Company and the Company's Subsidiaries, except for violations of the foregoing clauses (i) through (v) that would not have or reasonably be expected to have a Material Adverse Effect. This Section 3.12 contains the sole and exclusive representations of the Company regarding matters arising under Environmental Laws.

          (b)   As used herein, "Environmental Law" means any federal, state, local or foreign Law relating to the protection of the environment or to human health or safety (in the case of human health or safety, as it relates to exposure to Hazardous Substances).

          (c)   As used herein, "Hazardous Substance" means any substance listed, defined, designated or classified as hazardous, toxic, or radioactive, or otherwise regulated, under any Environmental Law, including any petroleum or any derivative or byproduct thereof, asbestos, or asbestos containing material, or polychlorinated biphenyls.

        Section 3.13    Affiliate Transactions.     Except for the contractual relationships described in the Company's proxy statement for the April 27, 2012 Annual Meeting of Stockholders of the Company (the "2012 Proxy Statement"), there are no transactions, agreements, arrangements or understandings between the Company or its Subsidiaries, on the one hand, and the Company's Affiliates (other than wholly-owned Subsidiaries of the Company) or other Persons, on the other hand, that would be required to be disclosed under Item 404(a) of Regulation S-K under the Securities Act. Other than any Subsidiary of the Company and except as set forth in the 2012 Proxy Statement, to the best knowledge of the Company, no executive officer or director or other Affiliate of the Company owns or has any interest in any assets (real or personal, tangible or intangible) used to conduct the business of the Company as it is currently conducted, or is a party to, or has a controlling interest in a Person that is a party to, any material contract or arrangement with the Company or any of its Subsidiaries relating to a relationship as customer of or supplier or lessor to the Company or any of its Subsidiaries. Except as set forth in the 2012 Proxy Statement or Section 3.13 of the Disclosure Schedule, neither the Company nor any Affiliate of the Company has any agreement, arrangement or other understanding with any officer, director or employee of the Company or any of its Subsidiaries with respect to any matter relating to the transactions contemplated by this Agreement other than Employee Benefit Plans disclosed in Section 3.11(a) of the Disclosure Schedule, indemnification arrangements, Material Employment Agreements, the terms of Restricted Shares and Options, and director compensation for service on the board of directors or any committee. Since December 31, 2010, no current or former executive officer or director of the Company has asserted in writing or, to the best knowledge of the Company, orally, any claim, charge, action or cause of action against the Company or any of its Subsidiaries and no such item previously asserted, if any, remains pending, except for immaterial claims for accrued vacation pay, accrued benefits under any Employee Benefit Plan and similar matters. For purposes of this Agreement, the term "Affiliate" when used with respect to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in the definition of Affiliate the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        Section 3.14    Intellectual Property.     (a) Section 3.14(a) of the Disclosure Schedule sets forth (i) a complete and accurate list of all issued patents and pending patent applications and registered and applied for trademarks, service marks, copyrights and domain names owned by the Company or any of its Subsidiaries, in each case specifying the jurisdiction in which the applicable registration has been obtained or pending application has been filed, and, where applicable, the registration or application number therefore and (ii) as of the date of this Agreement, to the best knowledge of the Company, a list of material Company Software owned by the Company or any of its Subsidiaries that is incorporated into the processing system used by the Company or any of its Subsidiaries in the operation of their respective businesses as currently conducted.

          (b)   There are no material claims pending or, to the best knowledge of the Company, threatened, (i) alleging that the operation of the business by Company or any of its Subsidiaries or any of the Company Intellectual Property Rights owned by Company or any of its Subsidiaries infringes or misappropriates any IP Rights owned by a third party or (ii) challenging the ownership, validity or enforceability of any Company Intellectual Property Rights owned by Company or any of its Subsidiaries, and, to the best knowledge of the Company, there is no reasonable basis for any such claim. None of the Company Intellectual Property Rights owned by the Company or any of its Subsidiaries are subject to any outstanding injunction, judgment, order, decree, ruling or charge. No action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the best knowledge of the Company, is threatened that challenges the legality, validity, enforceability, registration, use or ownership of any of the material Company Intellectual Property Rights owned by Company or any of its Subsidiaries. As of the date of this Agreement, all registrations, applications therefor, filings, issuances and other actions for Company Intellectual Property Rights owned by Company or any of its Subsidiaries are, and remain, in full force and effect at the United States Patent and Trademark Office, the United States Copyright Office, any applicable domain name registrar, or any other filing offices, domestic or foreign.

          (c)   Each of the Company and its Subsidiaries owns exclusive and marketable title and interest in or has a valid and enforceable right to use pursuant to a written license agreement (each free and clear of all Liens other than Liens for Taxes not yet due or Taxes being contested in good faith by appropriate procedures), without payment obligations to any third party except pursuant to a License-In Agreement, all Company Intellectual Property Rights, in each case to the extent necessary or used to carry on its respective business in all material respects as currently conducted and as proposed to be conducted. To the best knowledge of the Company, none of (i) the Company or any of its Subsidiaries, (ii) the Company Intellectual Property Rights owned by the Company or any of its Subsidiaries and (iii) the operation of the business of the Company or any of its Subsidiaries interferes with, infringes upon, misappropriates, or otherwise comes into conflict with any IP Rights of third parties, and neither the Company nor any of its Subsidiaries has received any written charge, complaint, claim, demand, or notice alleging such interference, infringement, misappropriation or violation (including any claim that the Company or any of its Subsidiaries must license or refrain from using any IP Rights of any third party) that has not been resolved.

          (d)   Neither the Company nor any of its Subsidiaries has made a claim of a violation, infringement, dilution, misuse or misappropriation by any third party, of their rights to, or in connection with, any Company Intellectual Property Rights owned by Company or any of its Subsidiaries, except for notices to internet marketers attempting to divert traffic to their websites by using the Company's marks. Neither the Company nor any of its Subsidiaries has agreed to indemnify any third party for or against any interference, infringement, misappropriation or other conduct with respect to any Company Intellectual Property Rights owned by Company or any of its Subsidiaries other than in the ordinary course of business. To the best knowledge of the Company, no third party has materially interfered with, infringed upon, misappropriated or otherwise come into conflict with any material Company Intellectual Property Rights.

          (e)   The Company Intellectual Property Rights include all of the IP Rights reasonably necessary and sufficient for the operation of the business of Company and its Subsidiaries in accordance with present practices of Company and its Subsidiaries.

          (f)    To the best knowledge of the Company, each license, other than Public Software and "off-the-shelf" commercially available software programs having an annual license, renewal or assurance fee of less than $100,000 in the aggregate ("Commercially Available Software Programs"), pursuant to which the Company or any of its Subsidiaries licenses or sublicenses from a third party material IP Rights that are used in or necessary for the conduct of the business by the Company or its relevant Subsidiary substantially in the manner currently conducted (such license agreements being referred to as "License-In Agreements") is valid, binding and in full force and effect. Except as set forth in Section 3.14(f) of the Disclosure Schedule, each Material License-in Agreement will continue to be valid, binding and in full force and effect on identical terms following the consummation of the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries is in default of any such License-In Agreement and, to the best knowledge of the Company, no event has occurred that, with or without notice or lapse of time or both, would constitute a default or permit termination, modification, or acceleration thereunder, other than any such default or permit termination, modification or acceleration as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has granted any license or sublicense or similar right with respect to any item of the Company Intellectual Property Rights or any License-In Agreement, except under a non-exclusive license granted in the ordinary course of business.

          (g)   Section 3.14(g) of the Disclosure Schedule sets forth a complete and accurate list of each material License-In Agreement, in each case specifying the parties, execution date and title for each such License-In Agreement (collectively, the "Material License-In Agreements").

          (h)   Each Company Intellectual Property Right (except for Commercially Available Software Programs that the Company and its Subsidiaries use in the ordinary course of business) owned, used or held for use by the Company and its Subsidiaries immediately prior to the Closing, will be owned or available for use by the Company and its Subsidiaries on identical terms and conditions immediately subsequent to the Closing, except as set forth in Section 3.14(h) of the Disclosure Schedule.

          (i)    The Company and its Subsidiaries are taking and since December 31, 2008 have taken commercially reasonable actions to maintain the secrecy of all trade secrets and confidential information of the Company and its Subsidiaries and, since December 31, 2010, the Company and its Subsidiaries have taken, commercially reasonable actions to maintain and protect, in all material respects, all other material items of the Company Intellectual Property Rights that they own or use.

          (j)    Except as set forth in Section 3.14(j) of the Disclosure Schedule, no open source Software, freeware or other Software distributed under similar licensing or distribution models (including Software licensed or distributed under GNU's General Public License (GPL). Affero GPL, or Lesser/Library GPL (LGPL), the Artistic License, the Mozilla Public License, the Netscape Public License, the Sun Community License (SCSL), the Sun Industry Standards License (SISL), the BSD License) or the Apache License ("Public Software") has been incorporated into any Company Software owned by Company or any of its Subsidiaries that would in any way obligate the Company or its Subsidiaries to disclose, distribute or license to any third party the source code for any such Company Software or to otherwise impose any limitation, restriction or condition on the right or ability of Company or any of its Subsidiaries to license or distribute such Company Software. Company and its Subsidiaries have not provided and are not obligated to provide, to any third party, the source code for any Software owned by the Company or its Subsidiaries that is included in the Company Software.

          (k)   For purposes of this Agreement, "IP Rights" means all intellectual and industrial property which is recognized under the Laws of the United States, whether under common law, by statute or otherwise, including, but not limited to, any intellectual or industrial property included in or covered by an application (including provisional applications), certificate, filing, registration or other document seeking or confirming IP Rights issued by, filed with or recorded by any Governmental Entity in the United States, including but not limited to, intellectual or industrial property arising out of the following:

              (i)  patents (including all provisionals, reissues, reexaminations, divisions, continuations and extensions thereof) and patent applications;

             (ii)  trade names, trademarks, service names, service marks, product names, brands, logos and other distinctive identifications used in commerce, whether in connection with products or services, and the goodwill associated with any of the foregoing;

            (iii)  original works of authorship, derivative works and other copyrightable works of any nature, and fixations of any of the foregoing;

            (iv)  computer code of any type (whether source code or object code) in any programming or markup language underlying any type of computer programming (whether application software, middleware, firmware, libraries or system software) including, but not limited to, applets, assemblers, compilers, design tools, and user interfaces; databases, compilations and fixations thereof, including any and all data and collections of data relating to the foregoing, whether machine readable or otherwise (collectively, "Software");

             (v)  uniform resource locators, website addresses, domain names, website content and all fixations thereof;

            (vi)  trade secrets, inventions, confidential and proprietary information, know-how, formulae, methods, schedules and processes; and

           (vii)  any other intangible property similar to any of the above.

          (l)    For purposes of this Agreement, "Company Intellectual Property Rights" means all IP Rights used or held for use by, owned by or licensed to Company or any of its Subsidiaries.

          (m)  For purposes of this Agreement, "Company Software" means all Software owned by, used, held for use or proposed for use by, or licensed to Company or any of its Subsidiaries.

        Section 3.15    Takeover Statutes.     Assuming that the representations of Parent and Sub set forth in Section 4.8 are accurate, the Company's Board of Directors has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable Law are not applicable to this Agreement, the Merger, the Voting Agreement and the other transactions contemplated hereby or thereby. No other state takeover statute or similar statute or regulation applies to or purports to apply to this Agreement, the Merger, the Voting Agreement and the other transactions contemplated hereby or thereby. There is no stockholder rights plan, "poison pill" plan, anti-takeover plan or other similar device in effect, to which the Company is a party or otherwise bound.

        Section 3.16    Properties; Title to Tangible Assets.

          (a)   Neither the Company nor any of its Subsidiaries owns any real property.

          (b)   Section 3.16(b) of the Disclosure Schedule sets forth a complete and accurate list of all real property leased, subleased, licensed, used or occupied by the Company or its Subsidiaries with an annual rent obligation in excess of $100,000 (collectively, "Leased Real Property") and the location of the premises, and all leases, subleases, license agreements and other similar such agreements (as amended), pursuant to which the Company or any of its Subsidiaries has an interest in the Leased Real Property.

          (c)   The Company and each of its Subsidiaries has good title to all of the Leased Real Property and other material tangible properties and assets as reflected in the most recent balance sheet included in the Company Financial Statements and the notes thereto, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all Liens of any nature whatsoever, except (i) Liens for Taxes not yet due or Taxes being contested in good faith by appropriate procedures, (ii) Liens under the Credit Agreement, and (iii) such imperfections in title and easements and encumbrances as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's or such Subsidiary's business operations (in the manner presently carried on by the Company or such Subsidiary), and except for such matters which, in each case, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect. All leases under which the Company or any of its Subsidiaries leases any real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default, other than any such failure to be in good standing, valid and effective and defaults thereunder which, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect. All such properties and assets are in good condition and repair, reasonable wear and tear excepted, and are adequate to carry on the business of the Company and the Company's Subsidiaries as currently conducted, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

        Section 3.17    Non-Competition; Non-Solicitation.     Except as set forth in Section 3.17 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any Contract which (a) purports to restrict in any material respect or prohibit the Company or any Subsidiary of the Company, directly or indirectly, from engaging in any line of business in any geographic area, or with any Person, or soliciting any potential customers (other than restrictions entered into in the ordinary course of business relating to the direct solicitation of, or marketing to, customers of any Distributor of the Company or any Subsidiary of the Company) or employees, or (b) requires any of them to provide business, distribution or investment opportunities or pricing to any Person on an exclusive or most favored nation basis.

        Section 3.18    Opinion of Financial Advisors.     The Company's financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Company Financial Advisor"), has delivered to the Board of Directors of the Company an oral opinion, to be confirmed in writing, to the effect that, as of the date of this Agreement and based upon and subject to the factors, assumptions and limitations set forth therein, the consideration to be received by the holders of shares of Common Stock (other than Parent, each of the Stockholder Parties and each of their respective Affiliates) in respect of such shares in the Merger is fair, from a financial point of view, to such holders (the "Fairness Opinion").

        Section 3.19    Brokers and Finders.     The Company has not entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation to pay any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the Merger, other than fees payable to the Company Financial Advisor. The Company has furnished to Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the Persons to whom such fees are payable.

        Section 3.20    Insurance.     The Company has previously made available to Parent all material policies of insurance maintained by the Company or any of its Subsidiaries as of the date hereof. Such policies are in full force and effect and all premiums due with respect to such policies have either been paid or adequate provisions for the payment by the Company or one of its Subsidiaries thereof has been made, except for such failures to be in full force and effect or to pay such premiums as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

        Section 3.21    Material Contracts.

          (a)   Section 3.21(a) of the Disclosure Schedule sets forth, as of the date hereof, each Contract (other than any employment or severance agreement): (i) that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC); (ii) that creates a partnership or joint venture or similar arrangement (other than any distribution or joint marketing arrangements entered into in the ordinary course of business); (iii) that would or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the Company's ability to consummate the transactions contemplated by this Agreement; (iv) that is an indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other agreement providing for indebtedness of or to the Company or any of its Subsidiaries in excess of $5,000,000; (v) that is a Contract (other than this Agreement) for the purchase or sale of any entity or assets after the date hereof in excess of $5,000,000 (other than customer or supplier contracts); (vi) that is a collective bargaining agreement; (vii) under which the Company or any of its Subsidiaries has made or received payments in excess of $5,000,000 since January 1, 2012 (other than Contracts with Distributors, Key Issuing Bank Contracts, Key Reloader or Network Contracts, Key Marketing Contracts, Section XI Contracts or Core Business Contracts, and excluding the Contract set forth on Section 3.21(a) of the Disclosure Schedule under the label "Excluded Contracts"); (viii) that, other than the certificate or articles of incorporation, as applicable, and by-laws of the Company or any of its Subsidiaries, provides for the indemnification of any officer, director or employee of the Company or any of its Subsidiaries; (ix) that provides for any obligation of the Company or any Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company or any other Person; (x) that is an outstanding power of attorney, or provides for an obligation or liability of the Company or any of its Subsidiaries (whether absolute, accrued, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any third party that could result in payments in excess of $5,000,000, other than obligations between the Company and any of its Subsidiaries; (xi) with a Distributor through which the Company or any of its Subsidiaries has distributed Cards which have generated revenues to the Company and its Subsidiaries in excess of $5,000,000 for the year ended December 31, 2012 (the "Section XI Contracts"); (xii) that are Material License-in Agreements; (xiii) that is a Core Business Contract, or (xiv) as set forth on Section 3.21(a) of the Disclosure Schedule under the label "Key Issuing Bank Contracts", "Key Reloader or Network Contract" and "Key Marketing Contracts" ("Key Issuing Bank Contracts", "Key Reloader or Network Contracts" and "Key Marketing Contracts", respectively). Each such Contract described in clauses (i)-(xiv) and each Contract set forth in Section 3.17 of the Disclosure Schedule is referred to herein as a "Material Contract". True and complete copies of all Material Contracts which are not publicly available as an exhibit to a Company SEC Document has been made available to Parent except to the extent contractual confidentiality obligations in connection therewith prohibit such disclosure.

          (b)   Each Material Contract, and each new Contract entered into or amended after the date hereof that if in effect on such terms as of the date hereof would have been a Material Contract (each, a "New Material Contract"), is a valid and binding obligation of the Company or its relevant Subsidiary party thereto enforceable against the Company or such Subsidiary in accordance with its terms and, to the best knowledge of the Company, each other party thereto, and is in full force and effect. The Company or such Subsidiary has performed all obligations required to be performed by it under each Material Contract or New Material Contract and, to the best knowledge of the Company, each other party to each Material Contract or New Material Contract has performed all obligations required to be performed by it under such Material Contract or New Material Contract, except in each case as, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect. The Company or its relevant Subsidiary party thereto is not in violation of or in default of any obligation under (or is not aware of any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Material Contract or New Material Contract to which it is a party or by which it or any of its properties or assets is bound and, to its best knowledge, no other party is in violation of, or in default of any obligation under, such Material Contracts or New Material Contracts, in each case except for any violations or defaults which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. Except as set forth on Section 3.21(b) of the Disclosure Schedule, the Company has not received any written or, to the best knowledge of the Company, oral notice from any party to a Material Contract or New Material Contract that such party intends to terminate, cancel, not to renew or to otherwise modify or amend in any material respect in a manner adverse to the Company, or to request a modification or amendment of in any material respect in a manner adverse to the Company (including any material reduction or change to pricing terms) any such Material Contract or New Material Contract to which it is a party. For the avoidance of doubt, the parties acknowledge and agree that this Section 3.21(b) shall not apply to any Core Business Contract (which shall be governed instead by the provisions of Section 3.21(c)).

          (c)   Each Core Business Contract is a valid and binding obligation of the Company or its relevant Subsidiary party thereto enforceable against the Company or such Subsidiary in accordance with its terms and, to the best knowledge of the Company, each other party thereto, and is in full force and effect. The Company or such Subsidiary has performed in all material respects all material obligations required to be performed by it under each Core Business Contract and, to the best knowledge of the Company, each other party to each Core Business Contract has performed in all material respects all material obligations required to be performed by it under such Core Business Contract. The Company or its relevant Subsidiary party thereto is not in violation of or in default of any obligation under (or is not aware of any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Core Business Contract to which it is a party or by which it or any of its properties or assets is bound and, to its best knowledge, no other party is in violation of, or in default of any obligation under, such Core Business Contracts, except in each case for such violations or defaults that have not and would not reasonably be expected to result, either individually or in the aggregate, in a material impairment of the benefits to the Company and its Subsidiaries under the applicable Core Business Contract. Except as set forth on Section 3.21(c) of the Disclosure Schedule, the Company has not received written or, to the best knowledge of the Company, oral notice from any party to a Core Business Contract that such party intends to terminate, cancel, not to renew, or to otherwise modify or amend in any material respect in a manner adverse to the Company, or to request a modification or amendment of in any material respect in a manner adverse to the Company (including any material reduction or change to pricing terms), any such Core Business Contract to which it is a party.

          (d)   The Company has delivered to Parent a true, accurate and complete copy of the current version of the standard form Distributor Contract presently used by the Company or any of its Subsidiaries in connection with the distribution of Cards through Distributors that are retailers or corporate employers. Since December 31, 2010, the Company has conducted reasonable due diligence reviews with respect to each Person that became a Distributor on or after such date, and each such Distributor was, at the time the Company first entered into any Contract with such Distributor, in material compliance with the credit review and applicable acceptance criteria of the Company and its Subsidiaries for such type of Distributor. Since December 31, 2010, the Company has conducted a reasonable due diligence review with respect to each Distributor with which the Company or any of its Subsidiaries has renewed a Distributor Contract on or after such date, and each such Distributor was, at the time such Distributor Contract was renewed, in material compliance with the applicable credit review and acceptance criteria of the Company and its Subsidiaries for such type of Distributor.

          (e)   For purposes of this Agreement:

              (i)  "Distributor Contract" means any agreement between the Company or any of its Subsidiaries and a Distributor that is a retailer, corporate employee or aggregator.

             (ii)  "Distributor" means any Person through which the Company or any of its Subsidiaries distributes, markets, offers or makes available Cards for sale or distribution to cardholders or other end-users.

        Section 3.22    Card Association Matters; Security Breaches; Outages.

          (a)   Since December 31, 2010, there has been no failure by the Company or any of its Subsidiaries to comply in any material respect with the applicable bylaws, operating rules and identification standards manual of, and any other rules, regulations, manuals, policies and procedures promulgated by, any Card Association (including Payment Card Industry Data Security Standards, Visa's Cardholder Information Security program, MasterCard's Site Data Protection program and Discover Network's Debit and Prepaid Operating Regulations), in each case as may be in effect from time to time (collectively, "Network Rules"). Since December 31, 2010, the Company and its Subsidiaries have properly responded in all material respects to all written notices from any Card Association alleging any failure to comply with the rules and regulations of the Card Associations. To the best knowledge of the Company, no Contract between the Company or any of its Subsidiaries and any Issuing Bank violates in any material respect the Network Rules applicable thereto, and the performance by the Company and its Subsidiaries of their respective obligations thereunder, does not violate in any material respect any of the Network Rules applicable thereto.

          (b)   The Company has implemented, and is in compliance in all material respects with, technical measures and policies designed to reasonably assure the integrity and security of transactions executed through its computer systems and of all confidential or proprietary data under its control. Since January 1, 2010, there has been no actual breach of security of systems under the control of the Company or any of its Subsidiaries involving the acquisition, use, loss, destruction, compromise or disclosure of any personal information, confidential or proprietary data or any other such information maintained or stored by the Company or any of its Subsidiaries with respect to which the Company or any of its Subsidiaries has a duty or obligation under applicable Law, the Network Rules or any Contract to maintain the security or confidentiality thereof, which breach, either individually or collectively with all related breaches, has resulted in, or is reasonably expected to result in, losses, damages, claims, costs, expenses, interest, awards, judgments or penalties (collectively, "Losses) to the Company or any of its Subsidiaries of more than $25.6 million (a "Material Security Breach"). For the avoidance of doubt, no representation or warranty is being made pursuant to this Section 3.22 regarding information, confidential or proprietary data obtained by third parties from cardholders that does not involve an actual breach of security or unauthorized access to systems under the control of the Company or any of its Subsidiaries.

          (c)   Except as set forth in Section 3.22(c) of the Disclosure Schedule, since January 1, 2010, there have been no facts or circumstances that would require the Company to give notice to any customers or other similarly situated individuals of any actual or perceived data security breaches pursuant to an applicable Law requiring notice of such a breach.

          (d)   The Company has made available to Parent true, correct and complete copies of all current privacy policies that are used by the Company and its Subsidiaries with regard to the collection and use of personally identifiable information. The Company and its Subsidiaries are in compliance in all material respects with all applicable Laws and policies of any Issuing Banks or the Company and its Subsidiaries (including those policies referenced in Section 3.22(b)) relating to data, the collection and use of data, personally identifiable information and bulk commercial faxes and e-mail (e.g., spam) applicable to the business of the Company and its Subsidiaries.

          (e)   Other than any Issuing Bank's overdraft protection program and courtesy cushion funds, none of the Company or any of its Subsidiaries offers or sponsors any program or other practice providing for credit or loans or the issuance of credit, charge or other cards that extend credit or loans to the holders thereof.

          (f)    Each Company Financial Statement appropriately estimates and accounts for and reflects the Chargebacks and Credit Losses of the Company and its Subsidiaries as of the date of such Company Financial Statement. The funds held by or on behalf of Issuing Banks (including funds in transit from Distributors) in respect of the Company's and its Subsidiaries' Card programs are sufficient to satisfy the liabilities associated with the loaded value attributable to Cards issued in connection therewith.

          (g)   Each Card program sponsored by the Company or any of its Subsidiaries (i) has been approved by the Issuing Bank associated therewith and (ii) has been approved by the applicable Card Association associated with the Cards issued or to be issued with respect to such program, in the case of clauses (i) and (ii), to the extent approval is required thereby.

          (h)   For purposes of this Agreement:

              (i)  "Card Association" means MasterCard Inc., VISA Inc., their related international entities, and any other card association, network, gateway service or similar interchange or entity (including Pulse Network and other debit card networks and links) with whom the Company, any of its Subsidiaries or any Issuing Bank may have a Contract for processing and/or facilitating switching settlement of transaction media generated by holders of Cards or similar instruments issued by licensees of such groups; provided, that with respect to Issuing Banks, the foregoing shall be limited to associations, networks and similar entities with respect to which the Issuing Banks sponsors one or more Card programs on behalf of the Company or any of its Subsidiaries.

             (ii)  "Chargebacks" means the reversal of a Card transaction in accordance with the applicable Network Rules including any fees, costs and expenses of collection related thereto.

            (iii)  "Credit Loss" means a loss resulting from the failure by a Distributor to timely pay amounts owed by it under a Distributor Contract, other than amounts owed by reason of a Chargeback, and the fees, costs and expenses of collection related thereto. For the avoidance of doubt, a settlement advance for which cleared funds are not received from the applicable Card Association or other settlement system and which is not otherwise repaid by the relevant Distributor or recoverable as a Chargeback shall be considered a Credit Loss.

            (iv)  "Issuing Bank" means a financial institution that sponsors the Company or one or more of its Subsidiaries as a participant in a Card Association or issues Cards (or maintains deposits) in connection with a prepaid, payroll or other Card program marketed or distributed by the Company or one or more of its Subsidiaries.

        Section 3.23    No Other Representations or Warranties.     (a) Except for the representations and warranties contained in this Article III of this Agreement or in any certificate to be delivered pursuant hereto, each of Parent and Sub acknowledges that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company with respect to any other information provided to Parent or Sub including any information, documents, projections, forecasts or other material made available to Parent and Sub in certain "data rooms" or "virtual data rooms", confidential information memoranda or management presentations in expectation of the transactions contemplated by this Agreement.

          (b)   In connection with the investigation by Parent and Sub of the Company and its Subsidiaries, Parent and Sub have received or may receive from the Company and/or its Subsidiaries certain projections, forward-looking statements and other forecasts and certain business plan information. Parent and Sub acknowledge that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that each of Parent and Sub is familiar with such uncertainties, that each of Parent and Sub is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans), and that Parent and Sub shall have no claim against anyone with respect thereto. Accordingly, each of Parent and Sub acknowledges that the Company makes no representation or warranty with respect to such estimates, projections, forecasts or plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans).

 ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

        Parent and Sub, jointly and severally, represent and warrant to the Company as follows:

        Section 4.1    Organization, Standing and Power.     Each of Parent and Sub is duly organized, validly existing and in good standing under the Laws of its state of incorporation and has all requisite power and authority to own, lease and operate its assets and carry on its business as now being conducted. Each of Parent and Sub is duly qualified to do business and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of business conducted by it makes such qualification necessary, except where the failure to be so qualified would, individually or in the aggregate, not reasonably be expected to prevent or delay materially the consummation of the Merger.

        Section 4.2    Sub.     Since the date of its incorporation, Sub has not carried on any business or conducted any operations, and will not do so, other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto. Sub was incorporated solely for the purpose of consummating the Merger and the other transactions contemplated by this Agreement. All of the outstanding shares of capital stock of Sub have been validly issued, are fully paid and nonassessable and are owned by, and at the Effective Time will be owned by, Parent free and clear of all Liens (except for pledges that may be required in connection with Parent's current or future debt).

        Section 4.3    Authority; Non-Contravention.     Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by each of Parent and Sub and the consummation by Parent and Sub of the Merger and the other transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of Parent and Sub. This Agreement has been duly executed and delivered by each of Parent and Sub and (assuming the valid authorization, execution and delivery of this Agreement by the Company) constitutes a valid and binding obligation of Parent and Sub enforceable against Parent and Sub in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the Merger and the other transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or trigger or change any rights or obligations (including any increase in payments owed) or require the consent of any Person under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the certificate or articles of incorporation, as applicable, by-laws or other organizational documents of Parent or any of its Subsidiaries, (ii) any Contract to which Parent or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound or affected, or (iii) except for the Consents and Registrations described in the immediately following sentence, any Law applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, or Liens that, individually or in the aggregate, would not reasonably be expected to materially impair the ability of Parent and Sub to perform their obligations hereunder or prevent the consummation of the Merger or any of the other transactions contemplated hereby. No Consents of, or Registrations with, any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Sub or the consummation by Parent or any of its Subsidiaries of the Merger and the other transactions contemplated hereby, except for (A) compliance with and filings under the

HSR Act, (B) compliance with the provisions of the Exchange Act and the rules of any national securities exchange, (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (D) those Registrations and Consents set forth in Section 4.3 of the Disclosure Schedule, (E) as may be required in connection with the Taxes described in Section 6.10, and (F) such other Consents or Registrations the failure of which to be obtained or made would not, individually or in the aggregate, materially impair the ability of Parent and Sub to perform their obligations hereunder or prevent or materially delay the consummation of the Merger or any of the other transactions contemplated hereby.

        Section 4.4    Proxy Statement.     None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement at the time of the mailing of the Proxy Statement and any amendments or supplements thereto and at the time of the Stockholder Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent or Sub with respect to information supplied by the Company for inclusion or incorporation by reference therein.

        Section 4.5    Financing.

          (a)   Parent has delivered to the Company true, correct and complete copies, as of the date of this Agreement, of an executed debt financing commitment letter and the related fee letter (provided, that provisions in the fee letter related to fees, pricing, economic "flex" terms, "securities demand", thresholds, caps and other items not affecting conditionality have been redacted) from the financial institutions identified therein (as the same may be amended, supplemented or otherwise modified or replaced as contemplated herein, the "Debt Commitment Letter") to provide, subject to the terms and conditions therein, debt financing in the amounts set forth therein (the "Debt Financing").

          (b)   The Debt Commitment Letter has not been amended or modified prior to the date hereof (other than amendments or modifications that are expressly permitted by Section 6.14(c)), and, as of the date hereof, the respective commitments contained in the Debt Commitment Letter have not been withdrawn or rescinded. Assuming the Debt Financing is funded in accordance with the Debt Commitment Letter, the aggregate proceeds contemplated by the Debt Commitment Letter will, together with Parent's immediately available and unrestricted cash, be sufficient when funded for Parent and the Surviving Corporation to consummate the Merger and the other transactions contemplated by this Agreement, including without limitation, to pay the aggregate Merger Consideration to be paid to the holders of shares of Common Stock, the aggregate Preferred Share Merger Consideration to be paid to the holders of shares of Series A Convertible Preferred Stock, and the aggregate consideration to be paid to holders of Options and Restricted Shares as a result of the Merger, and all fees and expenses related to the Merger and the other transactions contemplated by this Agreement. The Debt Commitment Letter is not subject to any conditions precedent or other contingencies other than as set forth therein and, as of the date hereof, is the legal, valid, binding and enforceable obligations of Parent and Sub and, insofar as is known to Parent, each of the other parties thereto. All commitments and other fees required to be paid under the Debt Commitment Letter prior to the date hereof have been paid in full.

        Section 4.6    Litigation.     Except for matters which would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent or Sub to consummate the transactions contemplated by this Agreement, there are no civil, criminal, administrative or regulatory actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries or any of their respective officers or directors in his or her capacity as such, nor is there any order, judgment, decree or injunction of any Governmental Entity outstanding against Parent or any of its Subsidiaries or any of their respective officers or directors in his or her capacity as such which, individually or in the aggregate, would reasonably be expected to prevent or materially delay the ability of Parent or Sub to consummate the transactions contemplated by this Agreement.

        Section 4.7    Brokers.     No broker, investment banker or other Person, other than Houlihan Lokey Capital, Inc., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's or other similar fee or commission in connection with the Merger and the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

        Section 4.8    Ownership of Shares.     Neither Parent nor Sub is, nor at any time during the last three (3) years has it been, an "interested stockholder" of the Company as defined in Section 203 of the DGCL (other than as contemplated by this Agreement). Other than pursuant to this Agreement and the Voting Agreement, as of the date hereof, neither Parent nor Sub nor any of their controlled Affiliates beneficially own (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) any shares of Common Stock or Series A Convertible Preferred Stock or is a party to any agreements or understandings relating to the Common Stock or Series A Convertible Preferred Stock. Parent agrees to vote all shares of Common Stock as to which it or any of its controlled Affiliates has voting power in favor of approval and adoption of this Agreement and approval of the Merger at the Stockholder Meeting.

        Section 4.9    Solvency.     As of the Effective Time, assuming the accuracy of the representations and warranties of the Company set forth in Article III, and after giving effect to all of the transactions contemplated by this Agreement, including financing therefor and the payment of the aggregate Merger Consideration and Preferred Share Merger Consideration, payment of the aggregate consideration to be paid to holders of Options and Restricted Shares in the Merger, any repayment or refinancing of debt contemplated by Parent's relevant financing commitments, payment of all related fees and expenses, and assuming that the Company is Solvent immediately prior to the Effective Time (without giving effect to any obligations which may be accelerated as a result of the consummation of the Merger and the other transactions contemplated hereby), each of Parent and the Surviving Corporation will be Solvent. For the purposes of this Section 4.9 the term "Solvent" when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "fair saleable value" of the assets of such Person will, as of such date, exceed (i) the value of all "liabilities of such Person, including contingent and other liabilities" as of such date, as such quoted terms are generally determined in accordance with applicable federal Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, "not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged" and "able to pay its liabilities, including contingent and other liabilities, as they mature" means that such Person will be able to generate enough cash from operations, asset dispositions or refinancings, or a combination thereof, to meet its obligations as they become due.

        Section 4.10    No Other Representations.     Except for the representations and warranties contained in this Article IV or in any certificate delivered pursuant hereto, the Company acknowledges that neither Parent, Sub nor any other Person on behalf of Parent or Sub makes any other express or implied representation or warranty with respect to Parent or Sub with respect to any other information provided to the Company.

 ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

        Section 5.1    Conduct of Business by the Company Pending the Merger.     Except as otherwise expressly contemplated by this Agreement or as set forth in Section 5.1 of the Disclosure Schedule, during the period from the date of this Agreement to the earlier to occur of (i) the date of the termination of this Agreement, or (ii) the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the regular and ordinary course consistent with past practice and use its reasonable best efforts to preserve intact its current business organization and management, retain the services of its key officers and employees and preserve its business relationships with third parties. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the earlier of the termination of this Agreement and the Effective Time, except (w) as otherwise expressly contemplated by this Agreement, as set forth in specific line items in the Company's 2013 budget previously provided to Parent (which budget is set forth on Section 5.1 of the Disclosure Schedule), or as set forth in Section 5.1 of the Disclosure Schedule, (x) as required by applicable Law or the terms of any Contract of the Company or any Subsidiary of the Company, (y) as may be required to comply with any order or any written notice from a Governmental Entity or (z) as consented to in writing by Parent (which consent shall not be unreasonably withheld or delayed with respect to the matters referred to in clauses (f), (i), (j) and (p) below) and subject to the provisions of Section 6.5 and Article VIII, the Company shall not, and shall cause each of its Subsidiaries not to:

          (a)   (x) declare, set aside or pay any dividends (whether in cash, assets, stock, property or other securities) on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (except for the withholding of shares of Common Stock in connection with Taxes payable in respect of the exercise of Options or the conversion of Restricted Shares pursuant to their terms);

          (b)   (x) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or other equity equivalent or any stock appreciation rights, "phantom" stock rights, performance units, or other rights that are linked to the value of the Common Stock or to any Subsidiary of the Company (other than (i) the issuance of Common Stock upon the exercise of Options, (ii) the conversion of Restricted Shares, (iii) the issuance of Options or Restricted Shares to new hires and employees receiving promotions in amounts consistent with its past practices; provided, that, in no event shall (I) the aggregate number of Options issued pursuant to this clause (iii) exceed 75,000 or (II) the aggregate number of Restricted Shares issued pursuant to this clause (iii) exceed 37,500, (iv) the issuance of Common Stock upon the conversion of the Series A Convertible Preferred Stock in accordance with the existing terms of such Series A Convertible Preferred Stock outstanding as of the date of this Agreement, or (v) in connection with the ESPP (subject to Section 6.6) and for pledges of the stock of the Subsidiaries of the Company which are required or may be required under the existing terms of the Credit Agreement), (y) amend, waive or otherwise modify the terms of any such rights, warrants or options, or (z) accelerate the vesting of any Options or Restricted Shares (other than acceleration which occurs pursuant to the terms thereof as in effect on the date hereof in connection with the Merger);

          (c)   amend its certificate of incorporation or by-laws or other organizational documents, or alter through merger, consolidation, liquidation, reorganization, restructuring or in any other fashion, the corporate structure or ownership of any Subsidiary of the Company;

          (d)   (i) acquire or agree to acquire, except for purchases of inventory in the ordinary course of business consistent with past practice, by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (tangible or intangible) that have a value in excess of $2,000,000 individually or $10,000,000 in the aggregate or (ii) enter into any new line of business;

          (e)   sell, lease or otherwise dispose of or mortgage, pledge or encumber, any of its property or assets (tangible or intangible and including Company Intellectual Property Rights) that are material to the Company or any of its Subsidiaries, or create any Lien (other than by operation of Law in the ordinary course of business) of any kind with respect to such property or assets, except sales of obsolete assets or inventory in the ordinary course of business consistent with past practice;

          (f)    (x) enter into, renew, amend or otherwise modify in any material respect in a manner which is adverse to the Company, or unilaterally terminate other than in accordance with its terms, any Material Contract (other than (i) the Core Business Contracts, which are governed by clause (s) below or (ii) Contracts with respect to capital expenditures, which are governed by clause (o) below), it being understood that extensions of existing Contracts shall not constitute material modifications or amendments of such Contracts for purposes of the foregoing, or (y) waive, release or assign, in any material respect in a manner which is adverse to the Company, any rights under any Material Contract (other than the Core Business Contracts, which are addressed in clause (s) below);

          (g)   (i) incur any indebtedness (including for this purpose any indebtedness evidenced by notes, debentures, bonds, capitalized leases or other similar instruments, or secured by any Lien on any property, obligations under any title retention agreement and obligations under letters of credit or similar credit transaction), (ii) other than any customer overdraft programs in the ordinary course consistent with past practice, make any loans, advances or capital contributions to, or investments in, or receive any capital contributions from, any Person other than to or in the Company or any wholly owned Subsidiary of the Company and except signing, milestone, progress or other similar bonus payments to customers in connection with the sale of the products of the Company and its Subsidiaries, consistent with past practice or the creation of accounts payable in the ordinary course of business consistent with past practice or (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of another Person, enter into any "keep well" or other agreement to maintain the financial condition of another Person or cancel or forgive any debts owed to it by any Person other than the Company or any of its wholly owned Subsidiaries (except if determined in good faith not to be collectible or consistent with past practice) or waive any rights or claims of material value, except for (A) indebtedness incurred in the ordinary course of business and consistent with past practice under the Company's Credit Agreement which at any time shall not exceed $90,000,000, (B) as required by existing Contracts, (C) indebtedness for borrowed money incurred to replace, renew, extend, or refinance any existing indebtedness for borrowed money on terms materially no less favorable than those of the Company's Credit Agreement, or (D) guarantees by the Company of indebtedness for borrowed money of Subsidiaries of the Company, which indebtedness is incurred in compliance with this Section 5.1(g);

          (h)   except as may be required as a result of a change in Law or in U.S. GAAP (or any interpretation thereof) after the date hereof, change any of the accounting principles, methods or practices used by it;

          (i)    commence, waive, release, settle or compromise any material pending or threatened suit, action or claim, other than suits, actions or claims requiring payments by the Company or any of its Subsidiaries of no more than $1,500,000 individually and $5,000,000 in the aggregate (excluding any amounts that may be paid under existing insurance policies); provided, however, that in no event shall the Company or any of its Subsidiaries waive, release, settle or compromise any pending or threatened suit, action or claim (regardless of the dollar amount involved) if such waiver, release, settlement or compromise (A) imposes any material restriction on, or otherwise materially adversely affects, the business or operations of the Company, its Subsidiaries or the Surviving Corporation or (B) relates to the failure of funds on hand with an Issuing Bank to correspond in any material respect with the loaded value attributable to Cards issued by such Issuing Bank in connection with the business or operations of the Company or any of its Subsidiaries; provided, further, that nothing in this Section 5.1(i) shall affect the covenants in Section 6.12;

          (j)    (x) increase in any manner the compensation and employee benefits (including severance benefits) of any of its current or former directors, executive officers and other key employees or pay any pension or retirement allowance not required by Law or any existing plan or agreement to any such persons, (y) become a party to, amend or commit itself to any Employee Benefit Plan or Material Employment Agreement, other than, in the case of (x) (A) annual merit adjustments to the compensation of employees and independent directors of the Company in the ordinary course of business consistent with past practice and in any event not to exceed, in the aggregate, three percent (3%) total compensation for such Persons, (B) increases in the compensation of employees who are not executive officers or directors of the Company or any of its Subsidiaries made in connection with transfers and promotions in the ordinary course of business consistent with past practice and (C) the establishment of terms of employment (including compensation) of newly hired employees other than executive officers in the ordinary course of business consistent with past practice, and in the case of (y), amendments to an existing Employee Benefit Plan or Material Employment Agreement required to cause such plans or agreements to not be subject to Section 409A of the Code or, if subject to Section 409A of the Code, to not result in the application of the additional tax thereunder (provided, that any such amendment does not materially expand the benefits to be received thereunder), or (z) except to the extent required by Law, voluntarily accelerate the vesting of any compensation or benefit; provided, however, that the Company and any of its Subsidiaries may pay (i) cash bonuses and other cash incentive compensation (including, but not limited to, sales commissions) in respect of calendar year 2012 in the aggregate amount set forth on Section 5.1(j) of the Disclosure Schedule to their respective employees, including their executive officers, at the times contemplated by their bonus and incentive compensation arrangements as in effect as of the date hereof prior to the Effective Time, and (ii) sales commissions in respect of calendar year 2013 in the ordinary course of business consistent with past practice;

          (k)   except as may be required by applicable Law or U.S. GAAP (w) change its material Tax accounting policies or practices, (x) make, change or revoke any material Tax election, (y) settle any material audit, examination or litigation with respect to Taxes, or (z) surrender any right to claim a material Tax refund;

          (l)    change fiscal years;

          (m)  authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, recapitalization, restructuring or other reorganization of the Company or any material Subsidiary of the Company or complete any of the actions that would be contemplated by any such plan, or organize any new Subsidiary (other than actions in connection with the winding down of Netspend Payment Services);

          (n)   enter into any material collective bargaining agreement;

          (o)   make or agree to make any new capital expenditures in excess of 110% of the amounts of such expenditures as reflected in the capital expenditure budgets set forth on Section 5.1(o) of the Disclosure Schedule;

          (p)   commence or settle any claims, with respect to any material IP Rights, which would reasonably be expected to result in the receipt or expenditure of more than $1,500,000 individually and $5,000,000 in the aggregate by the Company or any of its Subsidiaries; provided, however, that in no event shall the Company or any of its Subsidiaries waive, release, settle or compromise any pending or threatened suit, action or claim (regardless of the dollar amount involved) if such waiver, release, settlement or compromise imposes any restriction on, or otherwise adversely affects, the business or operations of the Company, its Subsidiaries or the Surviving Corporation, other than as required by applicable Law;

          (q)   enter into any lease of any real property, except any renewals or replacements of existing leases in the ordinary course consistent with past practice;

          (r)   enter into any Contract that purports to limit, curtail or restrict the ability of the Company or any of its existing or future Subsidiaries or Affiliates to compete in any geographic area or line of business or limit the Persons to whom the Company or any of its existing or future Subsidiaries or Affiliates may sell products or services;

          (s)   modify, amend, cancel, terminate, renew or extend, or request any change in, or agree to any change in, or waive, release or assign, in any material respect in a manner which is adverse to the Company, any rights or obligations under any Core Business Contract;

          (t)    write up, write down or write off the book value of any of its assets, other than (i) in the ordinary course of business and consistent with past practice or (ii) as may be required by U.S. GAAP;

          (u)   (i) modify, amend or change any of the Company's or its Subsidiaries' credit review or underwriting guidelines for Distributors in a manner which is materially less restrictive than those in place as of the date hereof, or (ii) other than in compliance with the Company's or its Subsidiaries' credit review or underwriting guidelines (including the exceptions criteria and process contemplated thereby), authorize any new Distributor or vendor or Card program to process transactions through the Company's or its Subsidiaries' processing system or otherwise enter into a Distributor Contract or relationship with any new Distributor;

          (v)   knowingly take or fail to take any action in breach of this Agreement that is intended to materially delay or prevent the consummation of the transactions contemplated hereby (other than as required by Law); or

          (w)  authorize, or agree in writing or otherwise to take, any of the foregoing actions.

        Section 5.2    No Fundamental Parent Changes.     Except as expressly contemplated or permitted by this Agreement or as required by applicable Law, during the period from the date of this Agreement to the Effective Time, neither Parent nor Sub shall, without the prior written consent of the Company, knowingly (a) take any action that would reasonably be expected to result in any of the conditions to the Merger set forth in Section 7.1 or Section 7.3 to not be satisfied, (b) take any action, or fail to take any action, in either case the result of which would reasonably be expected to materially and adversely impair or materially delay the consummation of the transactions contemplated hereby beyond the time period contemplated by this Agreement or (c) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.2. Without limiting the generality of the foregoing, Parent and Sub covenant and agree with the Company that between the date hereof and the earlier of the Effective Time and the termination of this Agreement, Parent and Sub:

          (a)   shall not, and Parent shall not permit any of its Subsidiaries to, acquire or agree to acquire, including by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business of any Person, or otherwise acquire or agree to acquire any assets of any Person, if such business or assets materially compete with the business of the Company such that the acquisition would reasonably be expected to materially and adversely impair or materially delay the receipt by Parent or Sub of any Consents from any Governmental Entities required in connection with the transactions contemplated by this Agreement;

          (b)   shall not, and Parent shall not permit any of its Subsidiaries to, enter or agree to enter into any definitive agreement for the acquisition of any business, or take or agree to take any other action otherwise prohibited by the Debt Commitment Letter, in either case, that would reasonably be expected to materially interfere with Parent's ability to satisfy any condition to funding in the Debt Commitment Letter or otherwise comply with its obligations under Section 6.14; and

          (c)   shall maintain sufficient unrestricted cash on hand and/or financing available through its existing credit facilities so that, upon funding of the Available Financing, Parent and Sub will have funds sufficient to pay all amounts required to be paid under Article II and any other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement, including all related fees and expenses and any repayment or refinancing of debt contemplated by this Agreement or the Debt Commitment Letter.

        Section 5.3    Control of the Other Party's Operations.     Nothing contained in this Agreement shall give to Parent, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, rights to control or direct Parent's operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, subject to and consistent with the terms and conditions of this Agreement, complete control of its business and operations (it being understood that this provision shall not limit the rights of any party under Section 9.3 with respect to enforcement of the provisions of this Agreement).

ARTICLE VI

ADDITIONAL AGREEMENTS

        Section 6.1    Stockholder Approval; Proxy Statement.     (a) The Company shall take all action necessary in accordance with the DGCL and its certificate of incorporation and by-laws, as promptly as practicable after the date hereof, to establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholder Meeting"), in accordance with the DGCL following clearance of the Proxy Statement by the SEC, for the purpose of voting upon the Merger and the adoption of this Agreement and to request an advisory vote on change-in-control payments to executives of the Company. The Company shall cause the Stockholder Meeting to be held (on a date selected by the Company in consultation with Parent) as promptly as practicable after the mailing of the Proxy Statement; provided that such date is in accordance with applicable Law. The notice of such Stockholder Meeting shall state that a resolution to adopt this Agreement, a resolution to adjourn the Stockholder Meeting and a resolution to vote on a non-binding advisory proposal to approve change-in-control payments to executives of the Company will be considered at the Stockholder

Meeting, and no other matters shall be considered or voted upon at the Stockholder Meeting without Parent's prior written consent. At the Company's option (upon notice to Parent), the Stockholder Meeting also may serve as the annual meeting of stockholders and the Proxy Statement may also include the following items (but only the following items): (i) the election of directors, (ii) the ratification of the appointment of the Company's independent registered public accounting firm and (iii) the consideration of any stockholder proposals properly submitted in accordance with applicable Law; provided, that such election to have the Stockholder Meeting serve as the annual meeting does not materially delay the timing of the Stockholder Meeting.

          (b)   The Company shall, as promptly as reasonably practicable after the date of this Agreement and in any event no later than fifteen (15) business days after the date hereof, prepare and file a preliminary Proxy Statement with the SEC and shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be cleared by the SEC as promptly as practicable. The Company's Board of Directors shall recommend (subject to Section 6.3(d) hereof) that the stockholders of the Company adopt this Agreement and the transactions contemplated hereby (including the Merger) in accordance with the applicable provisions of the DGCL (the "Company Board Recommendation") at the Stockholder Meeting and the Company shall include the Company Board Recommendation in the Proxy Statement (subject to Section 6.3(d) hereof), and, subject to Section 6.3(d) hereof, shall use its reasonable best efforts to (i) solicit from the Company's stockholders proxies in favor of the adoption of this Agreement and the transactions contemplated hereby (including the Merger) and (ii) take all other lawful action necessary or advisable to secure the Stockholder Approval. The Company's obligations pursuant to Section 6.1(a) and this Section 6.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of an Acquisition Proposal or a Company Board Recommendation Change and, subject to the Company's right to terminate this Agreement pursuant to Section 8.1(f), the Company agrees that it shall not submit to the vote of the stockholders of the Company any Acquisition Transaction (whether or not a Superior Proposal) prior to the vote of the Company's stockholders with respect to the Merger at the Stockholder Meeting.

          (c)   Parent, Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall promptly notify Parent of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall promptly supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. Each of the Company, Sub and Parent agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to the Proxy Statement will be made by the Company without providing Parent a reasonable opportunity to review and comment on the Proxy Statement, and the Company shall discuss with Parent, and include in such document or response, comments reasonably proposed by Parent. As promptly as practicable after the Proxy Statement has been cleared by the SEC (or after the expiration of the applicable period for comments from the SEC), the Company shall mail the Proxy Statement to the holders of shares of Common Stock of the Company.

          (d)   Each of Parent and Sub agrees to advise the Company as promptly as reasonably practicable if at any time prior to the Stockholder Meeting any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide the Company with the information needed to correct such inaccuracy or omission. Parent and Sub will furnish the Company with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to Parent, and its affiliates, to comply with applicable Law after the mailing thereof to the stockholders of the Company.

          (e)   The Company agrees to advise Parent as promptly as practicable if at any time prior to the Stockholder Meeting any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to supplement the Proxy Statement with the information needed to correct such inaccuracy or omission. The Company will furnish such supplemental information as may be necessary in order to cause the Proxy Statement to comply with applicable Law after the mailing thereof to stockholders of the Company.

        Section 6.2    Directors' and Officers' Indemnification.     (a) For a period of six years after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries (and their respective successors) to establish and maintain provisions in its certificate of incorporation, by-laws or other organizational documents concerning the indemnification and exculpation of the former and current officers, directors, employees, and agents of the Company and its Subsidiaries that are no less favorable to those persons than the provisions of the certificate of incorporation, by-laws and other organizational documents of the Company and its Subsidiaries as are in effect as of the date hereof. From and after the Effective Time, the Surviving Corporation shall specifically assume those certain indemnification rights Contracts, in existence as of the date hereof, between the Company and/or its Subsidiaries and certain of their respective directors and officers, which are set forth on Section 6.2(a) of the Disclosure Schedule, and the Surviving Corporation, from and after the Effective Time, shall not amend or modify any of such Contracts in any manner that would adversely affect any rights of the director or officer party thereto. Parent shall guaranty the payment and performance by the Surviving Corporation of, and shall cause the Surviving Corporation to honor its obligations under, this Section 6.2 without limit as to time.

          (b)   For a period of six years after the Effective Time, Parent shall cause to be maintained in effect, without any lapse in coverage, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the present and former director and officer of the Company or any of its Subsidiaries (each such present and former director or officer, together with such person's heirs, executors or administrators, an "Indemnified Party" and collectively, the "Indemnified Parties") than the current policies) with respect to matters arising at or before the Effective Time; provided, however, that (i) in lieu of the purchase of such insurance by Parent, the Company shall, at Parent's option and expense, if reasonably available, prior to the Effective Time, purchase a six-year extended reporting period endorsement under its existing directors' and officers' liability insurance coverage, and (ii) during this period, Parent shall not be required to procure any coverage in excess of the amount that can be obtained for the remainder of the period for an annual premium of 300% of the current annual premium paid by the Company for its existing coverage. Notwithstanding the foregoing, the Company may elect in lieu of the foregoing insurance, prior to the Effective Time, to obtain and fully pay for a policy (providing coverage for the Indemnified Parties and such officers) with a claims period of at least six (6) years from the Effective Time from an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to directors' and officers' liability insurance in an amount and scope no less favorable than the Company's existing policies with respect to matters existing or occurring at or prior to the Effective Time, provided that the cost thereof does not exceed 300% of the aggregate amount per annum that the Company and its Subsidiaries paid for such coverage in the last full fiscal year (which amount for such full fiscal year is set forth on Section 6.2(b) of the Disclosure Schedule). If such "tail" policy has been obtained by the Company prior to the Effective Time, Parent and the Surviving Corporation shall maintain such policy in full force and effect for its full term and shall continue to honor the Company's obligations thereunder.

          (c)   The Surviving Corporation shall (and Parent shall use its reasonable best efforts to cause the Surviving Corporation to) indemnify and hold harmless, to the fullest extent a Delaware corporation is permitted to indemnify its directors and officers under applicable law, each Indemnified Party against any Losses (including reasonable attorneys' fees) and amounts paid in settlement (to the extent such settlement is consented to by the Surviving Corporation, such consent not to be unreasonably withheld) in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with (i) any acts or omissions occurring or alleged to occur at or prior to the Effective Time in their capacities as officers or directors of the Company or any of its Subsidiaries or taken by them at the request of the Company or any of its Subsidiaries (including, without limitation, acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any other entity (including as trustee of any Employee Benefit Plan) if such service was at the request or for the benefit of the Company or any of its Subsidiaries) or (ii) any acts or omissions occurring in connection with the adoption and approval of this Agreement, the Merger or the other transactions contemplated by this Agreement or arising out of or pertaining to the transactions contemplated by this Agreement. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter described in this Section 6.2(c) unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

          (d)   The Surviving Corporation shall (and Parent shall use its reasonable best efforts to cause the Surviving Corporation to) pay all reasonable expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity obligations provided in Section 6.2(c) to the same extent as (and subject to the requirements of) the comparable expense reimbursement provisions of the Company's bylaws as in effect on the date of this Agreement (or to such greater extent as any amendment to the Company's bylaws after the Effective Time may permit).

          (e)   The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the certificate of incorporation or by-laws of the Company or any Subsidiary of the Company, any other indemnification arrangement, the DGCL or otherwise. The provisions of this Section 6.2 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties and the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 6.2.

          (f)    In the event that Parent or the Surviving Corporation (i) consolidates with or merges into any other Person or entity and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person or entity, then, and in each such case, proper provision shall be made so that such continuing or surviving entity or transferee, as the case may be, assumes the obligations of Parent or the Surviving Corporation, as applicable, set forth in this Section 6.2.

          (g)   The obligations and liability of Parent and the Surviving Corporation under this Section 6.2 shall be joint and several.

        Section 6.3    No Solicitation; Board of Director Recommendation.

          (a)   For purposes of this Agreement:

              (i)  "Acquisition Proposal" means any inquiry, proposal, offer, plan, arrangement or other expression or indication of interest relating to any Acquisition Transaction.

             (ii)  "Acquisition Transaction" means any transaction or series of related transactions (other than the Merger) involving: (A) the purchase or other acquisition (including through a merger, consolidation, recapitalization, reorganization, reclassification, business combination or other similar transaction) by any Person or "group" (as defined in or under Section 13(d) of the Exchange Act), directly or indirectly, of more than twenty percent (20%) of the Common Stock and Series A Convertible Preferred Stock together on an as-converted basis outstanding as of the consummation of such purchase or other acquisition, or any tender offer or exchange offer by any Person or "group" (as defined in or under Section 13(d) of the Exchange Act) that, if consummated in accordance with its terms, would result in such Person or "group" beneficially owning more than twenty percent (20%) of the Common Stock and Series A Convertible Preferred Stock together on an as-converted basis outstanding as of the consummation of such tender or exchange offer; (B) a merger, consolidation, recapitalization, reorganization, reclassification, business combination or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than eighty percent (80%) of the voting equity interests in the surviving or resulting entity of such transaction; (C) a sale, transfer, lease, license, exchange, mortgage, pledge, transfer or acquisition or disposition of more than twenty percent (20%) of the consolidated net revenues, net income or assets (measured by the fair market value thereof) of the Company and its Subsidiaries taken as a whole; or (D) a liquidation, dissolution or other winding up of the Company and its Subsidiaries, taken as a whole.

            (iii)  "Superior Proposal" means any bona fide written Acquisition Proposal for an Acquisition Transaction (with all references to twenty percent (20%) in the definition of Acquisition Transaction being treated as references to fifty percent (50%) for these purposes and the reference to eighty percent (80%) in the definition of Acquisition Transaction being treated as a reference to fifty percent (50%)) made by a third party on terms that the Company's Board of Directors shall have determined in good faith (after consultation with its outside legal counsel and financial advisor), taking into account (A) any good faith proposal by Parent to amend or modify the terms of this Agreement and (B) all reasonably available legal, financial and regulatory aspects of such Acquisition Proposal and the timing and likelihood of consummation of such Acquisition Transaction, would be more favorable to the stockholders of the Company (in their capacity as such) than the Merger.

          (b)   Upon execution of this Agreement, the Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, immediately cease or cause to be terminated any and all activities, discussions or negotiations with any Person with respect to any Acquisition Proposal. The Company shall promptly after the date of this Agreement instruct each Person which has heretofore executed a confidentiality agreement with or for the benefit of the Company relating to an Acquisition Transaction (with all references to 20% in the definition of Acquisition Transaction being treated as references to fifty percent (50%) for these purposes) to promptly return or destroy all information, documents, and materials relating to the Company or its businesses, operations or affairs heretofore furnished by the Company or any of its Representatives to such Person or any of its Representatives in accordance with the terms of such confidentiality agreement. Subject to Sections 6.3(c) and 6.3(d), at all times during the period commencing with the execution of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company and its Subsidiaries shall not, nor shall they authorize any of their respective Representatives to, directly or indirectly, (i) solicit, initiate or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, an Acquisition Proposal, (ii) furnish to any Person (other than Parent, Sub or any designees of Parent or Sub) any information or data relating to the Company or any of its Subsidiaries, or afford to any Person (other than Parent, Sub or any designees of Parent or Sub) access to the business, properties, assets, books, records or other information, or to any personnel, of the Company or any of its Subsidiaries, in any such case in connection with or in response to an Acquisition Proposal, (iii) participate or engage in discussions or negotiations with any Person with respect to, or that may lead to, an Acquisition Proposal, (iv) approve, adopt, endorse or recommend an Acquisition Proposal, (v) enter into any letter of intent, memorandum of understanding or other Contract contemplating or otherwise relating to an Acquisition Transaction, that may lead to an Acquisition Transaction or that requires the Company to abandon, terminate or breach its obligations hereunder or fail to consummate the Merger or any of the other transactions contemplated hereby, or (vi) resolve, propose or agree to do any of the foregoing.

          (c)   Notwithstanding Section 6.3(b), prior to the receipt of the Stockholder Approval, if (i) the Company or its Representatives receive an unsolicited bona fide written Acquisition Proposal that the Company's Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, constitutes, or would reasonably be expected to lead to, a Superior Proposal, (ii) the Company's Board of Directors concludes in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to take action with respect to such Acquisition Proposal would be inconsistent with the Company's Board of Directors' fiduciary obligations to the Company's stockholders under applicable Law, (iii) such Acquisition Proposal was not the result of a breach of this Section 6.3 and (iv) the Company provides to Parent in accordance with Section 6.3(e) the information required under Section 6.3(e) to be delivered by the Company to Parent, then, so long as the foregoing conditions in the immediately preceding clauses (i)-(iv) remain satisfied, the Company may take the following actions: (x) furnish information to the third party making such Acquisition Proposal (a "New Bidder"), provided that (A) the Company receives from the New Bidder an executed confidentiality agreement (the terms of which are no less favorable to the Company in any substantive respect than those contained in the Confidentiality Agreement, except that (I) such confidentiality agreement may not include any provision calling for an exclusive right to negotiate with the Company and may not restrict the Company in any way from complying with this Agreement, including prohibiting the Company from providing information or written materials to Parent and (II) such confidentiality agreement need not contain any "standstill" or other comparable provisions), and (B) the Company shall promptly (and in any event within twenty-four (24) hours) provide to Parent any non-public information concerning the Company or any of its Subsidiaries that is provided to any such New Bidder which was not previously provided to Parent or its Representatives; and (y) engage in discussions or negotiations with the New Bidder and its Representatives with respect to the Acquisition Proposal.

          (d)   Except as set forth in this Section 6.3, neither the Company's Board of Directors nor any committee thereof shall (i) withhold, withdraw, amend, modify or qualify in a manner adverse to Parent, or publicly propose to withhold, withdraw, amend, modify or qualify in a manner adverse to Parent, the Company Board Recommendation, (ii) approve, adopt, endorse or recommend any Acquisition Proposal or (iii) propose publicly to approve, adopt, endorse or recommend any Acquisition Proposal (any action described in clause (i), (ii), (iii) or in the proviso to Section 6.3(f), in each case whether taken by the Company's Board of Directors or any committee thereof, being referred to as a "Company Board Recommendation Change"). Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, prior to receipt of the Stockholder Approval, the Company's Board of Directors may (A)(x) effect a Company Board Recommendation Change or (y) enter into an agreement providing for an Acquisition Transaction that constitutes a Superior Proposal if: (I) the Company shall have received a Superior Proposal that was not solicited in breach of Section 6.3(b) and the Company shall have otherwise complied in all material respects with the material obligations of Section 6.1 and Section 6.3; (II) the Company's Board of Directors shall have determined in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law; (III) the Company has previously notified Parent in writing that it intends to take such action (a "Section 6.3 Notice") (it being understood that the Section 6.3 Notice shall not constitute a Company Board Recommendation Change for purposes of this Agreement); (IV) the Company shall have made its Representatives available to discuss with Parent's Representatives any proposed modifications to the terms and conditions of this Agreement during the five (5) business day period following delivery by the Company to Parent of the first Section 6.3 Notice delivered to Parent; (V) if Parent shall have delivered to the Company a written, binding and irrevocable offer capable of being accepted by the Company to alter the terms or conditions of this Agreement during such five (5) business day period, the Company's Board of Directors shall have determined in good faith (after consultation with its outside legal counsel and financial advisors), after considering the terms of such offer by Parent, that the Superior Proposal giving rise to such Section 6.3 Notice continues to be a Superior Proposal; and (VI) in the case of clause (y) above, the Company concurrently terminates this Agreement in accordance with Section 8.1(f); or (B) effect a Company Board Recommendation Change other than in respect of an Acquisition Proposal if the Company's Board of Directors shall have determined in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to effect such Company Board Recommendation Change would be inconsistent with its fiduciary duties under applicable Law, if (x) the Company has previously delivered to Parent a Section 6.3 Notice (it being understood that the Section 6.3 Notice shall not constitute a Company Board Recommendation Change for purposes of this Agreement), (y) the Company shall have made its Representatives available to discuss with Parent's Representatives any proposed modifications to the terms and conditions of this Agreement during the five (5) business day period following delivery by the Company to Parent of the first Section 6.3 Notice delivered to Parent, and (z) if Parent shall have delivered to the Company a written, binding and irrevocable offer capable of being accepted by the Company to alter the terms or conditions of this Agreement during such five (5) business day period, the Company's Board of Directors shall have determined in good faith (after consultation with its outside legal counsel and financial advisors), after considering the terms of such offer by Parent that the failure to effect such Company Board Recommendation Change would be inconsistent with its fiduciary duties under applicable Law. If any Superior Proposal that is the subject of clause (A) of the foregoing sentence is revised, including any revision to price, then the Company shall deliver to Parent a new Section 6.3 Notice and again comply with the requirements of clause (A) of this Section 6.3(d) (with all references to five (5) business days being treated as references to three (3) business days for such purposes) with respect to such revised Superior Proposal, on each occasion on which a revised Superior Proposal is submitted. For the avoidance of doubt, all information provided to Parent pursuant to this Section 6.3 will be subject to the terms of the Confidentiality Agreement.

          (e)   From and after the execution of this Agreement, the Company shall notify Parent promptly (but in any event within twenty-four (24) hours) orally and in writing of the receipt of any inquiries, discussions, negotiations, proposals or expressions of interest with respect to an Acquisition Proposal, including providing the identity of the third party making, submitting, inquiring about or expressing interest with respect to such Acquisition Proposal, and (i) if it is in writing, a copy of such Acquisition Proposal and any related draft agreements and other written material setting forth the terms and conditions of such Acquisition Proposal and (ii) if oral, a summary thereof (including the terms and conditions of the Acquisition Proposal). The Company shall keep Parent reasonably informed on a prompt and timely basis of the status and details of any such Acquisition Proposal and with respect to any change to the material terms of any such Acquisition Proposal within twenty-four (24) hours of any such change. The Company shall not, and shall cause its Subsidiaries not to, enter into any Contract with any Person subsequent to the date of this Agreement, and neither the Company nor any of its Subsidiaries is or shall become party to any Contract, in each case, that prohibits the Company from providing such information to Parent.

          (f)    Nothing in this Agreement shall prohibit the Company's Board of Directors from (i) taking and disclosing to the Company's stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act, and (ii) making any disclosure to the Company's stockholders that the Company's Board of Directors determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would reasonably be expected to be a breach of its fiduciary duties to the Company's stockholders under applicable Law (it being agreed that the issuance by the Company or the Company's Board of Directors of a "stop, look and listen" statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act shall not in and of itself constitute a Company Board Recommendation Change); provided, however, that any disclosure of a position contemplated by Rule 14e-2(a) under the Exchange Act other than (A) a "stop, look and listen" communication limited solely to the type contemplated by Rule 14d-9 under the Exchange Act, (B) any express rejection of any applicable Acquisition Proposal or (C) any express reaffirmation of its recommendation to its stockholders in favor of the Merger, shall be deemed to be a Company Board Recommendation Change. No change, withdrawal or modification in the recommendation of the Company's Board of Directors to the Company's stockholders with respect to this Agreement or the Merger shall change the approval of the Board of Directors of the Company for purposes of causing any state takeover Law (including Section 203 of the DGCL) or other state Law to be inapplicable to the Merger and the other transactions contemplated by this Agreement.

        Section 6.4    Access to Information; Confidentiality.     Subject to restrictions of applicable Law (including antitrust Laws), the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and to Parent's Subsidiaries and their respective officers, employees, accountants, counsel, financial advisors, financing sources and other representatives (collectively, the "Representatives"), upon reasonable notice, reasonable access during normal business hours during the period from and after the date hereof to the Effective Time or any earlier termination of this Agreement to all their respective properties, facilities, agents, personnel, books, contracts, commitments and records and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish reasonably promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed or furnished by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that the Company may withhold the portions of such documents and information to the extent that the failure to so withhold such information would reasonably be expected to eliminate or waive the rights of such party to assert an attorney-client or attorney work product privilege with respect thereto or otherwise violate the terms of a confidentiality agreement or obligation of non-disclosure in any Contract with a third party in effect on the date of this Agreement, or would contravene any applicable Laws, or result in significant antitrust risk for the Company or any Subsidiary of the Company (provided that the Company will use its reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which any of the preceding restrictions apply); and provided further that such investigation or access shall not unreasonably disrupt the Company's operations. No investigation made pursuant to this Section shall affect any representation or warranty in this Agreement or any condition to the obligations of the parties hereto to consummate the Merger. All information exchanged pursuant to this Section 6.4 shall be subject to the confidentiality agreement between the Company and Parent, dated November 14, 2012 (the "Confidentiality Agreement"). In connection with the continuing operation of the business of the Company and the Company's Subsidiaries between the date hereof and the Effective Time, the Company shall consult in good faith on a regular and frequent basis with the Representatives of Parent and its Subsidiaries with regard to material operational developments and the general status of ongoing operations pursuant to procedures reasonably requested by Parent, its Subsidiaries or such Representatives, provided that such procedures are not unreasonably disruptive to the operations of the Company and shall not require disclosure of information not required to be disclosed by the preceding provisions of this Section 6.4.

        Section 6.5    Reasonable Best Efforts; Notification.     (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, as promptly as practicable, the Merger, including (i) the identification and obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary Registrations (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, including the filing under the HSR Act referred to in Section 6.5(b) and any required filings, notices or consents with state banking departments or similar agencies required in connection with a change of control of the Company or any Subsidiary of the Company holding licenses as a money transmitter (the "Money Transmitter Licenses"), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) subject to Section 6.12, the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger, including, when reasonable, seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement; provided, however, that the obligations set forth in this sentence shall not be deemed to have been breached as a result of actions by the Company expressly permitted under Section 6.3; provided further, that, with respect to the obligations to obtain a consent or an approval relating to a change of control of the Money Transmitter Licenses (or any pending registrations for Money Transmitter Licenses) in any jurisdiction, if such consent or approval in such jurisdiction is not obtained prior to June 19, 2013, Parent and the Company agree to use reasonable best efforts to identify possible alternatives reasonably satisfactory to Parent that eliminate the need to obtain such approvals or consents in such jurisdiction, including, without limitation, by (x) entering into arrangements reasonably satisfactory to Parent (or consenting to the entry by Subsidiaries of the Company into arrangements reasonably satisfactory to Parent) with third parties that possess the necessary licenses providing the ability to create agency relationships to enable the Company and its Subsidiaries and the Distributors and reloaders of Cards managed by the Company and its Subsidiaries to provide money transmission services for the Company and its Subsidiaries from and after the Effective Time to permit the continued servicing of business relationships of the Company and its Subsidiaries until receipt of such consents or approvals, (y) to the extent feasible, ceasing operations of the Company and its Subsidiaries, as of the Effective Time, in one or more jurisdictions to the extent the operations in such jurisdiction require the Company or any of its Subsidiaries to have a Money Transmitter License, so long as such cessation of operations is not reasonably expected to result in the loss of 1.9% or more of the aggregate revenues of the Company and its Subsidiaries for the twelve (12) month period ending on the first anniversary of the Closing Date, and/or (z) obtaining written assurances reasonably acceptable to Parent from the applicable state banking department or similar agency that such consent or approval is forthcoming and no adverse action will be taken against the Company or any of its Subsidiaries in connection with the continued conduct of the operations of the Company or any of its Subsidiaries (or the Surviving Corporation or any of its Subsidiaries, as applicable) in the applicable jurisdiction notwithstanding the pendency of any such approval or consent (clauses (x), (y) and (z) collectively, "Alternate Arrangements"). Without limiting the rights of Parent or Sub under Section 7.1 or this Section 6.5, each of the Company and Parent agrees to use reasonable best efforts to implement and cause any Alternate Arrangements reasonably satisfactory to it to become effective as promptly as reasonably practicable after July 19, 2013 in order to permit the Effective Time to occur as promptly as reasonably practicable thereafter (subject to the satisfaction or waiver of the conditions set forth in Article VII).

          (b)   Without limitation of the foregoing, (x) each of Parent and the Company undertakes and agrees to use its reasonable best efforts to cooperate with each other and submit in good faith (based on the Company's past practices with respect to such filings) as soon as practicable, and in any event within forty five (45) days after the date hereof, all required filings, notices or consents in connection with the Money Transmitter Licenses for the jurisdictions set forth on Schedule 6.5(b) with the applicable state banking departments or similar agencies, and (y) each of Parent and the Company undertakes and agrees to file as soon as practicable, and in any event prior to ten (10) business days after the date hereof, a Notification and Report Form under the HSR Act with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division"). Each of Parent and the Company shall (i) respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation and to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters, and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto.

          (c)   If any objections are asserted with respect to the transactions contemplated hereby under any Regulatory Law or if any order, judgment, decree or injunction of any Governmental Entity is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Regulatory Law: (x) each of the parties hereto shall use its reasonable best efforts to: (i) oppose or defend against any such objection, order, judgment, decree or injunction to prevent or enjoin consummation of this Agreement (and the transactions contemplated herein); and/or (ii) take such action as reasonably necessary to overturn any action by any Governmental Entity or private party to block consummation of this Agreement (and the transactions contemplated herein), including by defending any objection, order, judgment, decree or injunction brought by any Governmental Entity or private party in order to avoid entry of, or to have vacated, overturned or terminated, including by appeal if necessary, any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that would restrain, prevent or delay the Closing or the other transactions contemplated herein, or, subject to Section 6.5(d), in order to resolve any such objections, proposing, negotiating, committing to and effecting, by consent decree, hold separate order, trust or otherwise, the sale, divestiture or disposition of such assets or businesses of Parent or its subsidiaries or of the Company or its Subsidiaries; provided, that each of the parties hereto shall cooperate with one another in connection with all proceedings related to the foregoing and Parent shall have final decision-making authority with respect thereto; and (y) Parent agrees to take the actions set forth on Section 6.5(c) of the Disclosure Schedules in accordance with the terms set forth therein. Notwithstanding the foregoing, the Company and its Subsidiaries shall not be obligated to amend or waive the provisions of any Contract, or to pay any consent or similar fees or payments, or divest any assets or enter into commitments regarding the conduct of its business or licensing of technology or know-how, in each case unless such action is conditioned upon the consummation of the Merger. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, any Law analogous to the HSR Act or otherwise regulating antitrust or merger control matters and in each case existing in foreign jurisdictions, and all other Federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate (i) foreign investment or (ii) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

          (d)   Subject to Section 6.5(c) of the Disclosure Schedule and Section 6.5(e), nothing in this Agreement (including in Sections 6.5 (a), (b) or (c)) shall require any party or its Subsidiaries to (i) propose, negotiate, or offer to commit or agree to or effect by consent decree, hold separate order, or otherwise, the sale, divestiture, license, disposition or hold separate of (A) any asset of Parent or its Subsidiaries, or (B) any asset of the Company or its Subsidiaries, in the case of this clause (B) only, if such sale, divestiture, license, disposition or hold separate with respect thereto would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the expected benefits of the transactions contemplated by this Agreement to Parent, (ii) (A) conduct or agree to conduct the business of Parent or its Subsidiaries in any particular manner or agree to any restrictions or limitations with respect to the business of Parent or its Subsidiaries, or (B) conduct or agree to conduct the business of the Company or its Subsidiaries in any particular manner or agree to any restrictions or limitations with respect to the business of the Company or its Subsidiaries if, in the case of this clause (B) only, such conduct, agreement, restrictions or limitations with respect thereto, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the expected benefits of the transactions contemplated by this Agreement to Parent, or (iii) agree to any other order, action or regulatory condition of any regulatory body, whether in an approval proceeding or another regulatory proceeding that if effected, would be adverse to Parent, the Company or any of their respective Subsidiaries and would have an effect that is material measured in relation to the Company and its Subsidiaries taken as a whole (any of the foregoing, a "Burdensome Effect"). Notwithstanding anything herein to the contrary, neither the Company nor its Subsidiaries shall propose, negotiate or offer to commit to any sale, divestiture, license, disposition or hold separate of any asset contemplated to be held by the Surviving Corporation following the consummation of the Merger or agree to conduct the business of the Surviving Corporation or its Subsidiaries in any particular manner or agree to any restrictions or limitations with respect to the business of the Surviving Corporation or its Subsidiaries, in each case without the prior written consent of Parent.

          (e)   If Parent elects to propose, negotiate, or offer to commit to and effect by consent decree, hold separate order, or otherwise, any sale, divestiture, license, disposition, prohibition or limitation or other action of a type described in Section 6.5(d) with respect to any assets or businesses of Parent or any of its Subsidiaries, or effective as of the Effective Time, the Company or its Subsidiaries or the Surviving Corporation or its Subsidiaries, the Company and its Subsidiaries shall, and shall cause their respective Representatives to, reasonably cooperate in all respects as requested by Parent in connection with any such sale, divestiture, license, disposition, prohibition or limitation or other action of a type described in Section 6.5(d), so long as such sale, divestiture, license, disposition, prohibition or limitation or other action is to be effective only as of the Effective Time.

          (f)    Each party shall (i) promptly notify the other party of any written communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other Governmental Entity and, subject to applicable Law, permit the other party and its outside counsel to review in advance any proposed written communication to any of the foregoing; (ii) not agree to participate in any substantive meeting or discussion with any Governmental Entity in respect of any filings, investigation or inquiry concerning this Agreement or the Merger unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat, in each case to the extent reasonably practicable; and (iii) furnish as promptly as reasonably practicable the other party with copies of all correspondence, filings, and written communications (and a reasonable explanation of the substance of oral communications) between them and their affiliates and their respective representatives on the one hand, and any government or regulatory authority or members or their respective staffs on the other hand, with respect to this Agreement and the Merger.

          (g)   Each of the Company, Parent and Sub shall give notice as promptly as reasonably practicable to the other parties of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause (A) any representation or warranty contained in this Agreement made by it (and in the case of Parent, made by Sub) to be untrue or inaccurate in any material respect or (B) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied by it (and in the case of Parent, by Sub) in any material respect; (ii) any written notice or other communication from any Governmental Entity in connection with the Merger; and (iii) in the case of the Company, any change or development that is reasonably likely to have a Material Adverse Effect or materially impair or delay the ability of the Company and its Subsidiaries to consummate the Merger or, in the case of Parent and Sub, any change or development that is reasonably likely to materially impair or delay the ability of Parent or Sub to consummate the Merger.

        Section 6.6    Benefit Plans.     (a) For a period of not less than twelve (12) months after the Effective Time, Parent agrees to cause the Surviving Corporation (i) to maintain the base salary or base wages of the employees of the Company and its Subsidiaries that are no less favorable than the base salary or base wages in effect for each such employee on the date of this Agreement; and (ii) to maintain employee benefits (other than equity-based plans) that are, in the aggregate, at least substantially comparable to either (x) the Employee Benefit Plans (other than equity-based plans) in effect on the date of this Agreement or (y) employee benefits (other than equity-based plans) in effect for similarly situated employees of Parent, at Parent's election.

          (b)   In addition to the agreement set forth in Section 6.6(a), from and after the Effective Time, Parent shall cause the Company or the Surviving Corporation, as applicable, to honor in accordance with their respective terms (as in effect on the date of this Agreement, including any amendment or termination provisions thereof), all the Company's employment, severance, change in control, retention, transition and termination agreements, in each case as disclosed in Section 6.6(b)(i) of the Disclosure Schedule, including any change in control provisions contained therein. In addition, Parent shall cause the Surviving Corporation to honor the obligations of the Company under the existing indemnification agreements between the Company and its directors and officers set forth on Section 6.6(b)(ii) of the Disclosure Schedule.

          (c)   In the event that the employment of an employee who was an employee of the Company or its Subsidiaries immediately prior to the Effective Time is terminated by Parent or the Surviving Corporation for any reason other than for "Cause" (as such term is defined in the Amended and Restated NetSpend Holdings, Inc. 2004 Equity Incentive Plan) within 90 days following the Closing Date, Parent shall or shall cause the Surviving Corporation, as applicable, to make a payment in a single lump-sum, within fifteen (15) days of the date of termination, to such terminated employee equal to the annual cash bonus amount that is properly accrued on the books of the Surviving Corporation in the ordinary course consistent with past practices in accordance with the terms of the NetSpend Holdings, Inc. 2013 Bonus Program with respect to such employee as of the date of termination, subject to applicable withholding taxes.

          (d)   To the extent that employees of the Company and its Subsidiaries become eligible to participate in any employee benefit plan, program or arrangement maintained by Parent or any of its Subsidiaries (including any severance plan), then for all purposes, including determining eligibility to participate, vesting, early retirement and benefit accrual, service with the Company or any of its Subsidiaries prior to the Effective Time shall be treated as service with Parent or any of its Subsidiaries; provided, however, that such service shall not be recognized (i) for purposes of benefit accrual and eligibility for early retirement under any defined benefit plan, (ii) eligibility for retiree welfare benefit plans, or (iii) to the extent that such recognition would result in any duplication of benefits. In addition, all such plans shall waive any pre-existing conditions, actively-at-work exclusions and waiting periods with respect to participation by and coverage of such employees to the extent such conditions, exclusions and waiting periods were satisfied or waived under the applicable Company plan and shall provide that any expenses, co-payments, and deductibles paid or incurred during the applicable plan year on or before the Effective Time by or on behalf of any such employees shall be taken into account under applicable Parent benefit plans for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions.

          (e)   On and after the date hereof, no future offering periods will be commenced under the Company's Employee Stock Purchase Plan. The Company shall terminate the Employee Stock Purchase Plan immediately prior to the Effective Time. With respect to the offering period in progress as of the date hereof, no new participants shall be permitted to commence participation in the plan, no current participant shall be permitted to increase his or her contributions to the plan, and, at the earlier of the conclusion of the offering period and immediately prior to the Effective Time, accumulated contributions will be applied to the purchase of Common Stock in accordance with the plan's terms (and such Common Stock will be converted into the Merger Consideration in accordance with Section 2.1).

          (f)    The provisions of this Section 6.6 are for the sole benefit of the parties to this Agreement and nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any Person (including for the avoidance of doubt any employees of the Company and its Subsidiaries), other than the parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies, with respect to the matters provided for in this Section 6.6 under or by reason of any provision of this Agreement. Nothing in this Agreement, including the provisions of this Section 6.6, shall be considered, or deemed to be, an amendment to or modification of any Employee Benefit Plans or any other agreements for purposes of ERISA or otherwise.

          (g)   The Company agrees to terminate, immediately prior to the Effective Time, the employment of the executives set forth on Section 6.6(g) of the Disclosure Schedule, and shall provide to Parent for its review and reasonable approval, within a reasonable time prior to termination of the executives, all severance agreements, releases and other documents relating to such termination of employment to the extent they differ from the terms of the employment agreements of the terminated executives in effect prior to the date hereof. Parent agrees to treat, and shall cause the Company to treat, the terminations of employment pursuant to this Section 6.6(g) as "terminations without cause" by the Company for purposes of the employment agreements of the terminated executives. Parent also acknowledges that each Option and Restricted Share held by a terminated executive shall become fully vested immediately prior to the effectiveness of termination of employment in accordance with an amendment to the awards made to such executives.

        Section 6.7    Fees and Expenses.     (a) Except as otherwise provided in this Agreement, all fees and expenses incurred in connection with the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

          (b)   Subject to Section 6.7(d), the Company agrees:

              (i)  to pay Parent a fee equal to $52.6 million (the "Termination Amount") if this Agreement is terminated by (A) Parent pursuant to clause (i) of Section 8.1(d) (in which case, the Termination Amount shall be payable within two (2) business days of such termination) or (B) the Company pursuant to Section 8.1(f) (in which case, the Termination Amount shall be payable at the time of such termination); or

             (ii)  to pay Parent a fee equal to the Termination Amount if (A) this Agreement is terminated (x) by either Parent or the Company pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii) or (y) by Parent pursuant to clause (ii) of Section 8.1(d), and (B) in the case of a termination under Section 8.1(b)(i), after the date hereof and prior to receipt of the Stockholder Approval, or, in the case of a termination under Section 8.1(b)(iii), after the date hereof and prior to the Stockholder Meeting, or, in the case of a termination under clause (ii) of Section 8.1(d), after the date hereof and prior to the date of termination, an Acquisition Proposal shall have been made and not withdrawn and (C) within twelve (12) months after such termination either the Company enters into a definitive agreement relating to an Acquisition Proposal (which need not be the same Acquisition Proposal referred to in clause (B) above) or any transaction contemplated by an Acquisition Proposal (which need not be the same Acquisition Proposal referred to in clause (B) above) is consummated (in which case, the Termination Amount shall be payable within two (2) business days after such event and any payment received pursuant to Section 6.7(e) shall be credited against such payment); it being understood that, for purposes of clause (C) of this Section 6.7(b)(ii) , all references to twenty percent (20%) in the definition of Acquisition Transaction shall be treated as references to fifty percent (50%) and the reference to eighty percent (80%) in the definition of Acquisition Transaction shall be treated as a reference to fifty percent (50%).

          (c)   The Termination Amount payable by the Company pursuant to Section 6.7(b) shall be made by wire transfer of same day funds. The parties acknowledge that the agreements contained in this Section 6.7 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, none of the Company, Parent or Sub would enter into this Agreement. Accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 6.7, and, in order to obtain such payment, Parent or Sub commences a suit which results in a binding nonappealable judgment rendered by a court of competent jurisdiction against the Company for any amounts set forth in this Section 6.7 the Company shall pay to Parent or Sub its costs and expenses (including attorneys' fees) in connection with such suit. In addition, if the Company fails to promptly pay any amount due by it pursuant to this Section 6.7, interest shall accrue on such amount from the date such payment was required to be paid pursuant to the terms of this Agreement until the date of payment at a rate per annum equal to three (3) percent plus the prime interest rate published in The Wall Street Journal on the date such interest begins accruing.

          (d)   Parent agrees that the payment provided for in Section 6.7(b) shall be the sole and exclusive remedy of Parent, its Subsidiaries, stockholders and Representatives against the Company, its Subsidiaries, stockholders and Representatives upon termination of this Agreement under circumstances giving rise to an obligation of the Company to pay the amounts set forth in Section 6.7(b) and such remedy shall be limited to the aggregate of the sums stipulated in such Section 6.7(b); provided, however, that nothing herein shall relieve any party from liability for fraud or from the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement. In no event shall the Company be required to pay to Parent more than one Termination Amount pursuant to Section 6.7(b).

          (e)   The Company shall pay to Parent an amount equal to the Expenses if either Parent or the Company terminates this Agreement pursuant to (i) Section 8.1(b)(i) and at any time prior to receipt of the Stockholder Approval an Acquisition Proposal shall have been made and not withdrawn or (ii) Section 8.1(b)(iii) and at any time prior to the Stockholder Meeting an Acquisition Proposal shall have been made and not withdrawn, provided, that none of Parent or Sub shall have breached in any material respect or failed to perform in any material respect any of their respective material obligations under this Agreement. For purposes of this Section 6.7(e), all references to twenty percent (20%) in the definition of Acquisition Transaction shall be treated as references to fifty percent (50%) and the reference to eighty percent (80%) in the definition of Acquisition Transaction shall be treated as a reference to fifty percent (50%). The term "Expenses" shall mean all documented out-of-pocket expenses reasonably incurred by Parent in connection with this Agreement and the transactions contemplated hereby, including all fees and expenses of accountants, attorneys, investment bankers and financial advisors (but excluding corporate overhead or salaries payable to employees or Parent or any of its Subsidiaries); provided, however, that in no event shall the amount of Expenses exceed $10 million; and provided, further, that nothing herein shall relieve any party from liability for fraud or from the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

        Section 6.8    Public Announcements.     Parent and Sub, on the one hand, and the Company, on the other hand, shall use reasonable efforts to consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other transactions contemplated by this Agreement and, unless it has made reasonable efforts to do the foregoing, shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange (including NASDAQ) or regulatory or Governmental Entity to which the relevant party is subject or submits, wherever situated, in which case the party required to make the release or public statement shall use its reasonable best efforts to allow the other party or parties hereto reasonable time to comment on such release or public statement in advance of such issuance (it being understood that the final form and content of any such release or public statement, as well as the timing of any such release or public statement, shall be at the final discretion of the disclosing party). The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form attached hereto as Exhibit B.

        Section 6.9    Sub.     Parent will take all action necessary (a) to cause Sub to perform its obligations under this Agreement to consummate the Merger on the terms and conditions set forth in this Agreement and (b) to ensure that, prior to the Effective Time, Sub shall not conduct any business or make any investments other than as specifically contemplated by this Agreement.

        Section 6.10    Transfer Taxes.     The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to Tax, "Transfer Taxes"). All Transfer Taxes shall be paid by the Surviving Corporation and expressly shall not be a liability of any holder of Common Stock or Preferred Stock.

        Section 6.11    State Takeover Statutes.     The Company and its Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, the Voting Agreement or the transactions provided for in this Agreement or the Voting Agreement and (ii) if any state takeover statute or similar statute becomes applicable to the Merger, this Agreement, the Voting Agreement or the transactions contemplated by this Agreement or the Voting Agreement, take all action necessary to ensure that the Merger, this Agreement, the Voting Agreement and all of the transactions provided for in this Agreement and the Voting Agreement may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and the Voting Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement, the Voting Agreement or the transactions provided for in this Agreement or the Voting Agreement.

        Section 6.12    Litigation and Proceedings.     The Company shall give Parent the opportunity to participate, at Parent's expense, in the defense or settlement of any stockholder litigation against the

Company or its directors and any other lawsuit or proceeding, whether judicial or administrative, relating to or challenging this Agreement or the transactions contemplated hereby. The Company agrees that it shall not settle or offer to settle any litigation or other legal proceeding against the Company or any of its directors or executive officers, by any stockholder of the Company or otherwise, relating to this Agreement or the Merger without the prior written consent of Parent (which consent shall not be unreasonably withheld).

        Section 6.13    Section 16(b) Exemption.     Prior to the Effective Time, the Company's Board of Directors, or an appropriate committee of non-employee directors thereof, may take all actions reasonably necessary, including adopting resolutions, to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by this Agreement by each individual who is a director or executive officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 6.14    Financing.

          (a)   Prior to the Closing, the Company agrees to provide, and shall cause its Subsidiaries to provide, and shall use its reasonable best efforts to cause its and its Subsidiaries' respective officers, directors, employees, accountants, consultants, investment bankers, legal counsel, agents and other advisors and representatives (collectively the "Company Representatives") to provide, all customary cooperation in connection with the arrangement of the debt financing contemplated by the Debt Commitment Letter or any alternative financing arranged by Parent in lieu of the Debt Financing or any portion thereof in an amount sufficient to permit Parent to consummate the transactions contemplated by this Agreement (the "Alternative Financing," and together with the Debt Financing, the "Available Financing"), as may be reasonably requested by Parent, in order to satisfy the requirements set forth in the Debt Commitment Letter and otherwise to consummate the Available Financing, including (i) furnishing Parent and the Financing Parties, as promptly as reasonably practicable, but in any event by the time required pursuant to the terms of the Debt Commitment Letter, with the historical and pro forma financial statements and financial and other data regarding the Company and its Subsidiaries necessary to satisfy the conditions set forth in paragraphs 6 and 9 of the Debt Commitment Letter and paragraphs 6 and 7 of Exhibit B to the Debt Commitment Letter, as well as all financial statements and financial and other data of the type required by Regulation S-X and Regulation S-K under the Securities Act for registered offerings of debt securities and of the type and form customarily included in a registered offering of debt securities under the Securities Act to consummate the Available Financing at the time the Available Financing is to be consummated; provided that Parent shall be responsible for, and the Company's obligations are subject to, timely provision of any post-Closing pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any pro forma financial information (the information contemplated by this clause (i), the "Required Information"); (ii) furnishing Parent and the Financing Parties, as promptly as reasonably practicable, but in any event by the time required pursuant to the Debt Commitment Letter, with any other information regarding the business, operations, financial projections and prospects of the Company reasonably requested by Parent as customary in connection with the Available Financing; (iii) participating in a reasonable number of meetings (including customary one-on-one and other meetings with representatives of the Financing Parties and officers of the Company and Company Representatives, in each case, with appropriate seniority and expertise), presentations, road shows, drafting sessions, due diligence sessions and sessions with the Financing Parties, prospective lenders and investors, and ratings agencies that are customary for financings of a type similar to the Available Financing; (iv) using reasonable best efforts to assist Parent and Sub and the Financing Parties in the preparation of any prospectuses, offering documents, private placement memoranda, lender presentations, bank information memoranda and similar documents requested by Parent and required in connection with the Available Financing; (v) reasonably cooperating with the marketing efforts of Parent and Sub and the Financing Parties related to the Available Financing, including assisting the Financing Parties in any syndication efforts; (vi) executing and delivering any customary credit agreements, indentures and pledge and security documents and otherwise reasonably facilitating the granting of a security interest (and perfection thereof) in collateral, guarantees, other definitive financing documents or other certificates, customary closing certificates and documents as may be reasonably requested by Parent and assisting in the negotiation of any such agreements and other documents; provided, that any obligations contained in all such agreements and documents shall be subject to the occurrence of the Closing and effective no earlier than the Closing; (vii) using reasonable best efforts to obtain customary authorization letters, comfort letters, accountants' consent letters (including consents for use of their reports in any materials relating to the Available Financing and in connection with any filings required to be made by Parent pursuant to the Securities Act or the Exchange Act where the financial statements of the Company or any of its Subsidiaries are included or incorporated by reference), legal opinions and other documents and instruments relating to the Available Financing as may be reasonably requested by Parent in writing; (viii) using reasonable best efforts to facilitate the obtaining of payoff letters, lien terminations and instruments of discharge, all in customary form and to be received at least two (2) Business Days prior to the scheduled Closing Date, providing for the full and complete payoff, discharge and termination on the Closing Date of all indebtedness and related obligations, security interests and other liens as contemplated by the Debt Commitment Letter or other Available Financing to be paid off, discharged and terminated on the Closing Date; (ix) providing customary authorization letters to the Financing Parties authorizing the distribution of information to prospective lenders and investors containing a representation that the public-side versions of such documents, if any, do not include material non-public information about the Company or its Subsidiaries or other Affiliates or its or their securities; (x) obtaining a certificate of the chief financial officer of the Company in customary form and content with respect to solvency matters; (xi) subject to compliance with applicable Laws, permitting any cash and marketable securities of the Company and its Subsidiaries to be made available to Parent and/or Sub at the Closing, provided that the Company shall not be prohibited from using cash and marketable securities in the ordinary course of business consistent with past practice or from taking any action not prohibited by Section 5.1; (xii) reasonably cooperating with the Financing Parties' due diligence, including providing at least three (3) business days prior to the Closing Date all documentation and other information about the Company and each of its Subsidiaries as is requested in writing by the Financing Parties and relates to applicable "know your customer" and anti-money laundering rules and regulations including without limitation the USA PATRIOT Act, provided that the request by Parent for such information is received by the Company at least five (5) business days prior to the Closing Date; and (xiii) taking all other corporate actions, subject to the occurrence of the Closing, as may be reasonably necessary to permit the consummation of the Financing; provided, that nothing herein shall require such cooperation to the extent it would interfere unreasonably with the business or operations of the Company or its Subsidiaries. Notwithstanding the foregoing, (v) none of the Company or any of its Subsidiaries nor any of their respective Representatives shall be required to pay any commitment or other similar fee or incur prior to the Effective Time any other liability or obligation in connection with the financings contemplated by the Debt Commitment Letter or other Available Financing, (w) none of the Company, its Subsidiaries or their respective officers, directors or employees shall be required to execute or enter into or perform any agreement with respect to the financing contemplated by the Debt Commitment Letter or other Available Financing that is not contingent upon the Closing or that would be effective prior to the Effective Time (and for the avoidance of doubt, the boards of directors or other equivalent governing bodies of Parent, Sub and/or the Surviving Corporation shall enter into or provide any resolutions, consents, approvals or other closing arrangements on behalf of the Company and its Subsidiaries as may be required by the lenders pursuant to the Debt Commitment Letter at, or as of, the Closing), (x) the Company shall not be required to make any representations, warranties or certifications as to which, after the Company's use of reasonable best efforts to cause such representation, warranty or certification to be true, the Company has in its good faith determined that such representation, warranty or certification is not true, (y) the Company shall not be required to become subject to any obligations or liabilities with respect to such agreements or documents prior to the Closing, and (z) nothing shall obligate the Company or any of its Subsidiaries to provide, or cause to be provided by Company Representatives or otherwise, any information or take any action to the extent it would result in a violation of Law or loss of any attorney-client privilege. The Company and its Company Representatives shall be given a reasonable opportunity to review and comment on any materials that are to be presented during any meetings conducted in connection with the Available Financing, to the extent such materials relate to the Company or its Subsidiaries, and Parent shall consider any additions, deletions or changes suggested thereto by the Company and its Company Representatives.

          (b)   Parent shall indemnify and hold harmless the Company, its Subsidiaries and the Company Representatives from and against any and all Losses suffered or incurred by them in connection with the arrangement of the debt financing contemplated by the Debt Commitment Letter or other Available Financing and the performance of their respective obligations under Section 6.14(a) and any information utilized in connection therewith (except with respect to matters arising out of a material misstatement in or failure to state a material fact pertinent to the information provided by or on behalf of the Company pursuant to Section 6.14(a) or any fraud or any intentional misrepresentation with respect to any such information). Parent shall, promptly upon written request by the Company, reimburse the Company and its Subsidiaries for all reasonable and documented out-of-pocket costs and expenses incurred by the Company or its Subsidiaries (including those of its accountants, consultants, legal counsel, agents and other Company Representatives) in connection with the cooperation required by Section 6.14(a).

          (c)   Subject to the other terms and conditions of this Agreement, each of Parent and Sub shall use, and shall cause their respective Subsidiaries to use, their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and consummate the debt financing on the terms and conditions described in the Debt Commitment Letter or other Available Financing, including using reasonable best efforts to (x) satisfy on a timely basis (taking into account the expected timing of any marketing period) all conditions to funding in the Debt Commitment Letter or other Available Financing and such definitive agreements to be entered into pursuant thereto (other than any condition where the failure to be so satisfied is a direct result of the Company's failure to furnish information or perform in all material respects its other obligations required to be delivered or performed under this Agreement (including Section 6.14(a))), to the extent applicable to Parent, Sub or their respective Subsidiaries and (y) negotiate, execute and deliver definitive agreements with respect to such Available Financing materially consistent with the terms and conditions (including the "flex" provisions) contemplated by the Debt Commitment Letter or other Available Financing. Parent shall keep the Company informed on a current basis in reasonable detail of the status of its efforts to arrange the Debt Financing or any other Available Financing. Subject to the terms and upon satisfaction of the conditions set forth in the Debt Commitment Letter or other Available Financing, Parent and Sub shall use their reasonable best efforts to cause the lenders and the other Persons providing such debt financing to provide the Available Financing on the Closing Date, provided that nothing in this Agreement shall require Parent, Sub or any of its Subsidiaries to litigate or initiate any other action or proceeding against any Financing Party. In the event any portion of the Available Financing becomes unavailable on the terms and conditions (including any "flex" provisions) contemplated in the Debt Commitment Letter, and such portion is reasonably required to consummate the Merger and the other transactions contemplated by this

  Agreement, including without limitation, to pay the aggregate Merger Consideration to be paid to the holders of shares of Common Stock, the aggregate Preferred Share Merger Consideration to be paid to the holders of shares of Series A Convertible Preferred Stock, and the aggregate consideration to be paid to holders of Options and Restricted Shares as a result of the Merger, and all fees and expenses related to the Merger and the other transactions contemplated by this Agreement, (A) Parent shall immediately notify the Company and (B) Parent and Sub shall use, and shall cause their respective Subsidiaries to use, their reasonable best efforts to arrange to obtain Alternative Financing, upon terms and conditions not materially less favorable to Parent and its Subsidiaries than the terms and conditions set forth in the Debt Commitment Letter, as promptly as practicable following the occurrence of such event. Parent shall promptly notify the Company in writing (I) if Parent has actual knowledge of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any breach or default) by any party to the Debt Commitment Letter, or (II) of the receipt by Parent or Sub of any written notice or other written communication from any Financing Party with respect to any actual breach, default, termination or repudiation by any party to the Debt Commitment Letter. Parent and Sub shall not consent to (1) any amendment or modification to, or any waiver of any provision under, the Debt Commitment Letter if such amendment, modification or waiver imposes new or additional conditions, or otherwise expands any of the conditions, to the receipt of the Debt Financing, extends the timing of the funding of the commitments thereunder, or reduces the aggregate cash amount of the funding commitments thereunder, or otherwise amends, modifies or waives, any provision of the Debt Commitment Letter, in any such case where such amendment, modification or waiver described in this clause (1) would reasonably be expected to prevent, materially delay or materially adversely affect the ability of Parent and Sub to consummate the transactions contemplated by this Agreement, including the Merger (provided, that Parent and Sub may replace or amend the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Debt Commitment Letter as of the date hereof) or (2) early termination of the Debt Commitment Letter unless it has been replaced by Alternative Financing in accordance with Section 6.14. Parent shall furnish to the Company a copy of any amendment, modification, waiver or consent of or relating to the Debt Commitment promptly upon execution thereof (which copy may be redacted in the manner described in Section 4.5(a)). Parent and Sub shall use, and shall cause their respective Subsidiaries to use, reasonable best efforts to maintain the effectiveness of the Debt Commitment Letter until the transactions contemplated by this Agreement, including the Merger, are consummated. Notwithstanding anything contained in this Section 6.14(c) or in any other provision of this Agreement, in no event shall Parent or Sub be required (y) to amend or waive any of the terms or conditions of this Agreement or (z) to consummate the Closing any earlier than the date set forth in Section 2.8.

          (d)   For purposes of this Agreement, "Financing Parties" means the lenders, underwriters, placement agents, and initial purchasers, as applicable, party to the Debt Commitment Letter or any Alternative Financing.

        Section 6.15    Stock De-Registration.     The Surviving Corporation shall use its reasonable best efforts to cause its shares of common stock to no longer be quoted on the NASDAQ and to be de-registered under the Exchange Act as soon as practicable following the Effective Time.

        Section 6.16    Standstill Agreements.     During the period from the date of this Agreement through the earlier of the Effective Time and the date this Agreement is terminated pursuant to Section 8.1, neither the Company nor any of its Subsidiaries shall amend, modify or waive any provision of any confidentiality agreement relating to an Acquisition Proposal or standstill agreement to which the Company or any of its Subsidiaries is a party (other than any involving Parent), unless the Company's

Board of Directors determines after consulting with legal counsel that the failure to terminate, amend, modify or waive such provision would be inconsistent with its fiduciary duties under applicable Law.

ARTICLE VII

CONDITIONS PRECEDENT

        Section 7.1    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligation of each party to effect the Merger is subject to the satisfaction (or waiver if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

          (a)    Stockholder Approval.    The Stockholder Approval shall have been obtained.

          (b)    No Injunctions or Restraints.    No statute, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing or imposing a Burdensome Effect in connection with (or which is reasonably likely to prevent or impose a Burdensome Effect in connection with) the consummation of the Merger shall be in effect; provided, however, that, prior to asserting this condition each of the parties shall have used all reasonable best efforts to prevent the entry of any such injunction or other order, to have any such order or injunction lifted or withdrawn, and to appeal as promptly as possible any such injunction or other order that may be entered.

          (c)   (i) The applicable waiting period (and any extension thereof) under the HSR Act applicable to the Merger shall have expired or been terminated and (ii) the Required Registrations and Consents shall have been made or obtained, as applicable, and shall remain in full force and effect (without the imposition of any Burdensome Effect) and all statutory waiting periods relating to such Required Registrations and Consents shall have expired or been terminated (without the imposition of any Burdensome Effect); provided, however, that any Consent required in a specific jurisdiction in connection with a change in control of the Company or any of its Subsidiaries holding a Money Transmitter License shall not be a condition to Closing for purposes of this Section 7.1(c) if both (A) an Alternate Arrangement reasonably acceptable to Parent shall have been implemented by the Company in such jurisdiction, and (B) as a result of the implementation of such Alternate Arrangement in such jurisdiction, the failure to obtain the applicable Consent with respect to such Money Transmitter License in such jurisdiction and the continued conduct of the operations of the Company, the Surviving Corporation, Parent and its Subsidiaries on the basis of the Alternate Arrangements in such jurisdiction shall not be a violation of applicable Law. For purposes of this Section 7.1(c), "Required Registrations and Consents" means the Registrations and Consents listed on Section 7.1(c) of the Disclosure Schedule and all other Registrations and Consents in each case required to be made or obtained prior to the Closing, except for such other Registrations or Consents not listed on Section 7.1(c) of the Disclosure Schedule the failure of which to be obtained or made prior to the Closing would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

        Section 7.2    Additional Conditions to Obligations of Parent and Sub.     The obligation of Parent and Sub to effect the Merger is subject to the satisfaction (or waiver if permissible under applicable Law) on or prior to the Closing Date of the following additional conditions:

          (a)    Representations and Warranties.    (i) The representations and warranties of the Company set forth in Section 3.2 (Capital Structure) shall be true and correct in all respects as of the date hereof and at the Closing as if made on and at the Closing (except to the extent that the representations and warranties set forth in Section 3.2 expressly relate to a specific date, in which case such representations and warranties shall be true and correct in all respects as of such date, and except where the failure of the representations and warranties set forth in Section 3.2 to be true and correct as of the date of this Agreement and at the Closing, or such specific date, as applicable, does not result in additional aggregate consideration payable by Parent or the Surviving Corporation pursuant to Section 2.1 or Section 2.6 in excess of $500,000 in the aggregate), (ii) the representations and warranties of the Company contained in Section 3.1 (Organization, Standing and Power); Sections 3.4(a) and (c) (Authority; Non Contravention); Section 3.6 (Proxy Statement); Section 3.15 (Takeover Statutes); Section 3.19 (Brokers and Finders); Section 3.21(c) (Core Business Contracts); and the second sentence of Section 3.22(f) (relating to the loaded value attributable to Cards) shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made at the Closing (except to the extent such representations and warranties expressly relate to a specific date or as of the date hereof, in which case such representations and warranties shall be true and correct in all material respects as of such date), it being understood that for purposes of this clause (ii), (x) the representations and warranties of the Company contained in Section 3.21(c) shall be deemed to be true and correct in all material respects so long as the failure of such representations or warranties to be true and correct does not and is not reasonably expected to have a material adverse effect on the Company's or any of its Subsidiaries' business relationship with any Core Counterparty, including as a result of a material diminution of the aggregate rights and benefits to the Company and its Subsidiaries under the Core Business Contracts with such Core Counterparty, taken as a whole, or a material increase in the aggregate obligations and duties of the Company and its Subsidiaries under the Core Business Contracts with such Core Counterparty, taken as a whole, and (y) the representations and warranties of the Company contained in the second sentence of Section 3.22(f) shall be deemed to be true and correct in all material respects so long as the failure of such representations or warranties to be true and correct does not and is not reasonably expected to result in Losses in the aggregate to the Company and its Subsidiaries in excess of $52.6 million, it being further understood that for purposes of this clause (y), any amount paid by the Company or its Subsidiaries after the date hereof to settle or fund any deficiencies in respect of the funds held by Issuing Banks to satisfy liabilities associated with the loaded value attributable to Cards shall not be taken into account in determining the accuracy as of the Closing Date of the representations and warranties of the Company contained in the second sentence of Section 3.22(f), and (iii) each of the representations and warranties of the Company set forth in this Agreement (other than those contained in the preceding clauses (i) and (ii)) shall be true and correct (without giving effect to any limitation as to "knowledge", "materiality" or "Material Adverse Effect" set forth therein) on the date of this Agreement and at the Closing (except to the extent that such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct as of that date), except where the failure of the representations and warranties referred to in this clause (iii) to so be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have a Material Adverse Effect. Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Financial Officer or Chief Executive Officer of the Company.

          (b)    Performance of Obligations.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing, and Parent shall have received a certificate signed on behalf of the Company by the Chief Financial Officer or Chief Executive Officer of the Company to such effect.

          (c)    No Material Adverse Effect.    Between the date of this Agreement and the Closing Date, there shall not have occurred any event, change, circumstance, effect, occurrence, condition, state of facts or development, which, either individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by the Chief Financial Officer or Chief Executive Officer of the Company to such effect.

          (d)    Material Security Breach.    There shall not have occurred any Material Security Breach.

          (e)    Termination of Contract.    Paragraph 3 of the Contract set forth in Section 7.2(e) of the Disclosure Schedule (the "Section 7.2 Contract") shall have become operative such that no party to the Section 7.2 Contract shall have any obligations or rights under the Services Agreement (as defined in the Section 7.2 Contract) except as expressly provided for in the Section 7.2 Contract.

        Section 7.3    Additional Conditions to Obligations of the Company.     The obligation of the Company to effect the Merger is subject to the satisfaction (or waiver if permissible under applicable Law) on or prior to the Closing Date of the following additional conditions:

          (a)    Representations and Warranties; Agreements and Covenants.    (i) The representations and warranties of Parent and Sub contained in Section 4.4 (Proxy Statement), shall be true and correct in all material respects as of the Closing Date as though made at the Closing (except to the extent that such representations and warranties expressly relate to a specific date or as of the date hereof, in which case such representations and warranties shall be true and correct in all material respects as of such date), and (ii) the representations and warranties of Parent and Sub set forth in this Agreement (other than those contained in the preceding clause (i)) shall be true and correct (without giving effect to any limitation as to "knowledge" or "materiality") on the date of this Agreement and at the Closing (except to the extent that such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct as of that date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a material adverse effect on the ability of Parent or Sub to consummate the Merger and the other material transactions contemplated by this Agreement. The Company shall have received a certificate signed on behalf of Parent and Sub by the Chief Financial Officer or Chief Executive Officer of each of Parent and Sub to such effect.

          (b)    Performance of Obligations.    Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to Closing, and the Company shall have received a certificate signed on behalf of Parent and Sub by the Chief Financial Officer or Chief Executive Officer of each of Parent and Sub to such effect.

          (c)    Merger Consideration.    Parent shall have delivered to the Paying Agent the aggregate Merger Consideration and aggregate Preferred Share Merger Consideration as required by Section 2.2 of this Agreement.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

        Section 8.1    Termination.     This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval (provided, that any termination pursuant to Section 8.1(f) may only occur prior to obtaining the Stockholder Approval):

        (a)   by mutual written consent of Parent and the Company;

        (b)   by either Parent or the Company:

              (i)  if the Effective Time shall not have occurred on or before October 31, 2013 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

             (ii)  if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action shall have become final and nonappealable and would result in a failure to satisfy the condition set forth in Section 7.1(b) of this Agreement, provided that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement (including such party's obligations set forth in Section 6.5) has been the cause of, or resulted in, such action;

            (iii)  if, upon a vote at a duly held meeting (including any adjournment or postponement thereof) to obtain the Stockholder Approval in accordance with this Agreement, the Stockholder Approval is not obtained; provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.1(b)(iii) if the Company has breached in any material respect any of its material obligations under this Agreement and such breach was the cause of, or resulted in, the failure to obtain the Stockholder Approval at the Stockholder Meeting or at any adjournment or postponement thereof; or

        (c)   by Parent, if the Company breaches or fails to perform any of its representations, warranties or covenants contained in this Agreement (other than with respect to Section 6.3), in any case, as a result of which a condition set forth in Section 7.2(a) or 7.2(b) would not have been satisfied prior to or as of the Termination Date and, in any such case, such breach (if curable) has not been cured within 30 days after notice to the Company (provided that Parent or Sub is not then in material breach of any representation, warranty or covenant contained in this Agreement);

        (d)   by Parent if (i) the Board of Directors of the Company (or any committee thereof) fails to include the Company Board Recommendation in the Proxy Statement or makes a Company Board Recommendation Change or publicly announces or proposes an intent to do so, or (ii) the Company shall have breached in any material respect any of its material obligations under Section 6.1 or Section 6.3;

        (e)   by the Company, if Parent or Sub breaches or fails to perform any of its representations, warranties or covenants contained in this Agreement, in any case, as a result of which a condition set forth in Section 7.3(a) or 7.3(b) would not have been satisfied prior to or as of the Termination Date and, in any such case, such breach (if curable) has not been cured within 30 days after notice to Parent (provided that the Company is not then in material breach of any representation, warranty or covenant contained in this Agreement); or

        (f)    by the Company prior to obtaining the Stockholder Approval, in order to concurrently enter into an agreement for an Acquisition Transaction that is a Superior Proposal, and the Company, concurrently with, and as a condition to, any termination pursuant to this Section 8.1(f), pays Parent the Termination Amount as set forth in Section 6.7(b); provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.1(f) if the Company has breached in any material respect or failed to perform in any material respect any of its material obligations under Sections 6.1 or 6.3.

        Section 8.2    Effect of Termination.    In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the penultimate sentence of Section 6.4, Section 6.7, this Section 8.2 and Section 9.6, which provisions shall survive such termination, and except to the extent that such termination results from fraud or a willful breach by a party of any representation, warranty or covenant set forth in this Agreement in which case the party at fault shall not be released or relieved from any liabilities or damages. The rights granted pursuant to this Section 8.2 to the Company shall be enforceable solely by the Company, in its sole and absolute discretion, on behalf of the stockholders of the Company and it is agreed that neither this provision nor any other provision of this Agreement is intended to provide the stockholders of the Company (or any party acting on their behalf) the ability to seek prior to the Effective Time the enforcement of, or directly seek any remedies pursuant to, this Agreement. For avoidance of doubt as to the parties' intent with respect to control of determinations regarding the Company's rights under this Agreement to terminate, amend, make any waiver or consent under, or enforce this Agreement, and whether and how (if applicable) to distribute any damages award to stockholders of the Company, such rights shall exclusively belong to the Company (acting expressly through the Company's Board of Directors) in its sole discretion.

        Section 8.3    Amendment.     Subject to Sections 9.6, 9.9 and 9.16 of which the Financing Parties are express third party beneficiaries and which may not be amended, modified, or supplemented by the parties hereto in a manner adverse to such Financing Parties without the express written consent of the Financing Parties, this Agreement may be amended by the parties at any time before or after receipt of the Stockholder Approval; provided, however, that after receipt of the Stockholder Approval, there shall be made no amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders; and provided, further, that after receipt of the Stockholder Approval, no such amendment or modification shall be made that reduces the amount or changes the form of Merger Consideration or otherwise materially and adversely affects the rights of the Company's stockholders hereunder, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

        Section 8.4    Extension; Waiver.     At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.3, waive compliance with any of the agreements or conditions contained in this Agreement (provided, that a waiver must be in writing and signed by the party against whom the waiver is to be effective). Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

        Section 8.5    Procedure for Termination, Amendment, Extension or Waiver.     A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.3 or an extension or waiver pursuant to Section 8.4 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

ARTICLE IX

MISCELLANEOUS

        Section 9.1    Non-Survival of Representations, Warranties and Agreements.     All representations and warranties set forth in this Agreement or in any other document, instrument or certificate delivered pursuant to or in connection with this Agreement shall terminate at the Effective Time.

        Section 9.2    Notices.     All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery, if delivered in person or by electronic mail, (b) on the first business day following the date of dispatch, if delivered by a recognized overnight courier service (upon proof of delivery) or (c) on the seventh business day following the date of mailing, if delivered by registered or certified mail, postage prepaid, return receipt requested, addressed as follows :

If to the Company:
NetSpend Holdings, Inc. c/o NetSpend Corporation 701 Brazos Street, Suite 1300 Austin, Texas 78701
Attention:	Steven F. Coleman
e-mail:	sfcoleman@netspend.com
Telephone:	(512) 547-0786
with a copy to:
Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004-1980
Attention:	Peter Golden, Esq.
email:	peter.golden@friedfrank.com
Telephone:	(212) 859-8000
If to Parent or Sub:
Total System Services, Inc. One TSYS Way Columbus, Georgia, 31901
Attention:	General Counsel
e-mail:	SandersGriffith@tsys.com
Telephone:	(706) 649-2310
with a copy to:
King & Spalding LLP 1180 Peachtree Street Atlanta, Georgia 30309
Attention:	C. William Baxley
C. Spencer Johnson III
email:	bbaxley@kslaw.com
csjohnson@kslaw.com
Telephone:	(404) 572-4600

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 9.2; provided that in order for an electronic mail to constitute proper notice hereunder, such email must specifically reference this Section 9.2 and state that it is intended to constitute notice hereunder.

        Section 9.3    Enforcement of Agreement.     The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions without posting bond or proving damages to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United

States or any state having jurisdiction, and no party shall raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement, or to enforce compliance with, the covenants and obligations of such party under this Agreement. The foregoing is in addition to any other remedy to which any party is entitled at Law or in equity.

        Section 9.4    Assignment; Binding Effect.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise, other than by operation of Law in a merger following the Effective Time) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        Section 9.5    Entire Agreement.     This Agreement, the Disclosure Schedule, the Voting Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

        Section 9.6    Governing Law.     (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS RULES OF CONFLICT OF LAWS. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this agreement or the transactions contemplated by this agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this agreement or the transactions contemplated by this agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court. Notwithstanding the foregoing, each of the parties hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in Law or in equity, whether in contract or in tort or otherwise, against the Financing Parties in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including but not limited to any dispute arising out of or relating in any way to the Commitment Letter or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under the applicable Law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof). The Financing Parties and their respective affiliates are express third party beneficiaries of this Section 9.6(a), may enforce this Section 9.6(a) directly, and this Section 9.6(a) may not be amended, modified or supplemented by the parties hereto without the prior written consent of the Financing Parties.

        (b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED

TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        Section 9.7    Counterparts.     This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. This Agreement may be executed and delivered by facsimile or "PDF" transmission.

        Section 9.8    Headings and Table of Contents.     Headings of the Articles and Sections of this Agreement, the Table of Contents, and the Index of Definitions are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

        Section 9.9    No Third Party Beneficiaries.     Except as provided in Section 2.2(c) (Exchange Procedures), Section 2.6(h) (Option Merger Consideration and Restricted Stock Unit Merger Consideration) and Section 6.2 (Directors' and Officers' Indemnification), nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement; provided, however, that the Financing Parties (and their respective affiliates) are express third party beneficiaries of the provisions of Sections 9.6, 9.9 and 9.16, may enforce such Sections directly, and such Sections may not be amended, modified or supplemented by the parties hereto in a manner adverse to such Financing Parties without the express written consent of the Financing Parties.

        Section 9.10    Incorporation of Exhibits.     The Disclosure Schedule and the Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

        Section 9.11    Severability.    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        Section 9.12    Subsidiaries.    As used in this Agreement, "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such Person.

        Section 9.13    Person.    As used in this Agreement, "Person" means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

        Section 9.14    FIRPTA.    Parent shall not withhold amounts pursuant to Section 1445 of the Code provided that not more than thirty (30) days prior to the Closing the Company delivers to Parent a certificate substantially in the form provided for in Treasury Regulation Sections 1.1445-2(c)(3) and 1.897-2(h) and certifying that neither the Common Stock nor the Preferred Stock is a United States real property interest within the meaning of Section 897(c) of the Code.

        Section 9.15    Interpretation.    This Agreement shall be governed by the following rules of interpretation: (a) the words "hereby", "herein", "hereof", "hereunder" and words of similar import refer to this Agreement as a whole (including any exhibits hereto and schedules delivered herewith) and not merely to the specific section, paragraph or clause in which such word appears; (b) all references herein to Sections, Exhibits and Disclosure Schedules shall be deemed references to Sections of,

Exhibits to, and Disclosure Schedules delivered with this Agreement unless the context shall otherwise require; (c) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation"; (d) the definitions given for terms throughout this Agreement shall apply equally to both the singular and plural forms of the terms defined; (e) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (f) except as otherwise expressly provided herein, all references to "dollars" or "$" shall be deemed references to the lawful money of the United States of America, (g) unless otherwise indicated, the word "day" shall be interpreted as a calendar day and "business day" shall be interpreted as any day on which commercial banks located in New York City are open for business; and (h) "Law" shall be interpreted as any law, statute, order, rule, regulation, decree, arbitration award, ordinance or judgment of any Governmental Entity

        Section 9.16    No Recourse to Financing Sources.    Notwithstanding any provision of this Agreement, the Company agrees (on its behalf and on behalf of its Subsidiaries and Affiliates) that none of the Financing Sources shall have any liability or obligation to the Company, its Subsidiaries and Affiliates relating to this Agreement or any of the transactions contemplated hereby (including the Debt Financing); provided, however, that nothing in this Section 9.16 shall limit the rights of the Company against Parent or Sub hereunder or limit any liability of any of the parties to this Agreement for breaches of the terms and conditions of this Agreement. This Section 9.16 is intended to benefit and may be enforced by the Financing Sources and shall be binding on all successors and assigns of the Company.

(signature page follows)

        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.

NETSPEND HOLDINGS, INC.
By:	/s/ DANIEL R. HENRY
	Name:	Daniel R. Henry
	Title:	Chief Executive Officer
TOTAL SYSTEM SERVICES, INC.
By:	/s/ M. TROY WOODS
	Name:	M. Troy Woods
	Title:	President and Chief Operating Officer
GENERAL MERGER SUB, INC.
By:	/s/ M. TROY WOODS
	Name:	M. Troy Woods
	Title:	President and Secretary

[Signature Page to Merger Agreement]

 Exhibit A

Voting Agreement

 Exhibit B

Initial Press Release

 ANNEX B

February 19, 2013

The Board of Directors
NetSpend Holdings, Inc.
701 Brazos Street
Suite 1300
Austin, Texas

The Board of Directors:

        We understand that NetSpend Holdings, Inc. ("NetSpend") proposes to enter into an Agreement and Plan of Merger (the "Agreement") among NetSpend, Total System Services, Inc. ("TSS") and General Merger Sub, Inc., a wholly owned subsidiary of TSS ("Merger Sub"), pursuant to which, among other things, Merger Sub will merge with and into NetSpend (the "Merger") and each outstanding share of the common stock, par value $0.001 per share, of NetSpend ("NetSpend Common Stock") will be converted into the right to receive $16.00 in cash (the "Common Stock Consideration"). The terms and conditions of the Merger are more fully set forth in the Agreement.

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of NetSpend Common Stock (other than JLL Partners ("JLL") and its affiliates, Oak Investment Partners ("Oak") and its affiliates and TSS and its affiliates) of the Common Stock Consideration to be received by such holders in the Merger.

        In connection with this opinion, we have, among other things:

  (i)
  reviewed certain publicly available business and financial information relating to NetSpend;

  (ii)
  reviewed certain internal financial and operating information with respect to the business, operations and prospects of NetSpend furnished to or discussed with us by the management of NetSpend, including certain financial forecasts relating to NetSpend prepared by the management of NetSpend (such forecasts, "NetSpend Forecasts");

  (iii)
  discussed the past and current business, operations, financial condition and prospects of NetSpend with members of senior management of NetSpend;

  (iv)
  reviewed the trading history for NetSpend Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

  (v)
  compared certain financial and stock market information of NetSpend with similar information of other companies we deemed relevant;

  (vi)
  compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

  (vii)
  reviewed a draft, dated February 17, 2013, of the Agreement (the "Draft Agreement"); and

  (viii)
  performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

        In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of NetSpend that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the NetSpend Forecasts, we have been advised by NetSpend, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of NetSpend as to the future financial performance of NetSpend. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of NetSpend, nor have we made any physical inspection of the properties or assets of NetSpend. We have not evaluated the solvency or fair value of NetSpend, TSS or any of their respective affiliates under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of NetSpend, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on NetSpend or the Merger. We also have assumed, at the direction of NetSpend, that that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.

        We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Common Stock Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger, the voting agreements proposed to be entered by TSS, JLL and/or certain of its affiliates and Oak and/or certain of its affiliates, the proposed amendment, in connection with the Merger, of a commercial arrangement between NetSpend and a company which, we have been informed by NetSpend, is majority owned by JLL or one or more of its affiliates, or any terms, aspects or implications of any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. As you are aware, we were not requested to, and we did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of NetSpend or any alternative transaction. Our opinion is limited to the fairness, from a financial point of view, of the Common Stock Consideration to be received by holders of NetSpend Common Stock (other than JLL, Oak, TSS and each of their respective affiliates) and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Common Stock Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to NetSpend or in which NetSpend might engage or as to the underlying business decision of NetSpend to proceed with or effect the Merger. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any related matter.

        We have acted as financial advisor to NetSpend in connection with the Merger and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, NetSpend has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

        We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of NetSpend, TSS and certain of their respective affiliates.

        We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to NetSpend and/or certain of its affiliates, including JLL and Oak, beneficial owners of approximately 26% and 13%, respectively, of NetSpend's outstanding common stock (on an as-converted basis with respect to the issued and outstanding shares of Series A Convertible Preferred Stock of NetSpend), and/or certain of JLL's and Oak's respective affiliates and portfolio companies, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as administrative agent, joint lead arranger and joint bookrunner for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of NetSpend, certain of the respective affiliates of NetSpend, JLL and Oak and/or certain of the respective portfolio companies of JLL and Oak, (ii) having acted as joint bookrunner and/or underwriter for an equity offering of NetSpend, an equity offering of a portfolio company of Oak and a debt offering of a portfolio company of JLL, (iii) having acted as dealer-manager and solicitation agent of a debt tender offer of a portfolio company of JLL, (iv) having acted as financial advisor to certain portfolio companies of JLL and Oak in certain mergers and acquisitions transactions, (v) having provided or providing certain foreign exchange, derivatives and other trading services to NetSpend, certain of the respective affiliates of NetSpend, JLL and Oak and/or certain of the respective portfolio companies of JLL and Oak, and (vi) having provided or providing certain treasury management services and products to certain of the respective affiliates of NetSpend, JLL and Oak and/or certain of the respective portfolio companies of JLL and Oak.

        In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to TSS and/or certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as administrative agent, joint lead arranger and joint book manager for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of TSS and/or certain of its affiliates, (ii) having provided or providing certain foreign exchange and other trading services to TSS and/or certain of its affiliates and (iii) having provided or providing certain treasury management services and products to TSS and/or certain of its affiliates. In addition, we and/or certain of our affiliates have maintained, currently are maintaining, and in the future may maintain, commercial (including vendor and/or customer) relationships with TSS and/or certain of its affiliates.

        It is understood that this letter is for the benefit and use of the Board of Directors of NetSpend (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

        Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by our Americas Fairness Opinion Review Committee.

        Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Common Stock Consideration to be received in the Merger by holders of NetSpend Common Stock (other than JLL, Oak, TSS and each of their respective affiliates) is fair, from a financial point of view, to such holders.

Very truly yours,

MERRILL LYNCH, PIERCE, FENNER & SMITH
    INCORPORATED

ANNEX C

Delaware General Corporation Law

§ 262. Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

 ANNEX D

EXECUTION VERSION

VOTING AGREEMENT

        VOTING AGREEMENT, dated as of February 19, 2013 (this "Agreement"), by and among Total System Services, Inc., a Georgia corporation ("Parent"), and each of the Persons listed on Schedule 1 hereto (each a "Stockholder" and collectively, the "Stockholders").

W I T N E S S E T H:

        WHEREAS, concurrently with the execution of this Agreement, NetSpend Holdings, Inc., a Delaware corporation (the "Company"), Parent, and General Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub") are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the "Merger Agreement"), pursuant to which, among other things, each outstanding share of (i) the common stock, par value $0.001 per share, of the Company (the "Common Stock") will be converted into the right to receive the Merger Consideration, and (ii) each outstanding share of Series A Convertible Preferred Stock will be converted into the right to receive the Preferred Share Merger Consideration, in each case as specified in the Merger Agreement;

        WHEREAS, as of the date hereof, each of the Stockholders is the beneficial owner of such Stockholder's Existing Shares (as defined herein);

        WHEREAS, as a condition and inducement to Parent entering into the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to such Stockholder's Covered Shares (as defined herein); and

        WHEREAS, the Board of Directors of the Company has adopted the Merger Agreement and approved the transactions contemplated thereby, and has approved the execution and delivery of this Agreement in connection therewith, understanding that the execution and delivery of this Agreement by each of the Stockholders is a material inducement and condition to Parent's willingness to enter into the Merger Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

GENERAL

        1.1    Defined Terms.     The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized and other defined terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

        "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person; provided that the Company shall not be deemed an Affiliate of the Stockholder.

        "Beneficial Ownership" has the meaning ascribed to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The terms "Beneficially Own", "Beneficially Owned" and "Beneficial Owner" shall each have a correlative meaning.

        "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means.

        "Covered Shares" of a Stockholder (and each Stockholder's "Covered Shares") means the specified Stockholder's Existing Shares, together with any shares of Common Stock or other voting capital stock of the Company and any shares of the Common Stock or other stock of the Company issuable upon the conversion, exercise or exchange of securities that are as of the relevant date securities convertible into or exercisable or exchangeable for shares of Common Stock or other voting capital stock of the Company, in each case that such specified Stockholder has or acquires Beneficial Ownership of on or after the date hereof.

        "Encumbrance" means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement). The term "Encumber" shall have a correlative meaning.

        "Existing Shares" of a Stockholder (and a Stockholder's "Existing Shares") means the shares of Common Stock and Series A Convertible Preferred Stock set forth opposite such Stockholder's name on Schedule 1 hereto.

        "Expiration Date" shall mean the date that the Merger Agreement shall terminate in accordance with its terms.

        "Permitted Transfer" means a Transfer of Covered Shares by a Stockholder (a) to an Affiliate of such Stockholder, provided, that, (i) such Affiliate shall remain an Affiliate of such Stockholder at all times following such Transfer, and (ii) prior to the effectiveness of such Transfer, such transferee executes and delivers to Parent a written agreement, in form and substance acceptable to Parent, to assume all of such Stockholder's obligations hereunder in respect of the securities subject to such Transfer and to be bound by the terms of this Agreement, with respect to the securities subject to such Transfer, to the same extent as such Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the securities transferred as such Stockholder shall have made hereunder, or (b) at any time after the date on which the Stockholder Approval is obtained, pursuant to (i) a pro rata distribution to partners or members of such Stockholder in accordance with the terms of such Stockholder's organizational documents, or (ii) the execution of a total return swap or similar transaction, so long as such Stockholder retains record ownership and the right to vote the Covered Shares.

        "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity, or any group comprised of two or more of the foregoing.

        "Representatives" means the officers, directors, employees, agents, advisors and Affiliates of a Person.

        "Subsidiary" means, with respect to any Person, any corporation or other entity, whether incorporated or unincorporated, (i) of which such Person or any other Subsidiary of such Person is a general partner, or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other entity is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided that the Company shall in no event be deemed a Subsidiary of a Stockholder.

        "Transfer" means, directly or indirectly, to sell, transfer, assign, pledge, Encumber, hypothecate or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, Encumbrance, hypothecation or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE II

VOTING

        2.1    Agreement to Vote.

          (a)   Each Stockholder (severally and not jointly) hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the Stockholder Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, such Stockholder shall, in each case to the fullest extent that the Covered Shares of such Stockholder are entitled to vote thereon or consent thereto:

              (i)  appear at each such meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

             (ii)  vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent (if then permitted under the Company's certificate of incorporation) covering, all of such Covered Shares (A) in favor of the adoption and approval of the Merger Agreement and approval of the Merger and other transactions contemplated by the Merger Agreement and any action reasonably requested by the Parent in furtherance of the foregoing, including, without limiting any of the foregoing obligations, in favor of any proposal to adjourn or postpone any meeting of the stockholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the stockholders of the Company to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters; (B) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Stockholder contained in this Agreement; and (C) against any Acquisition Proposal, Acquisition Transaction or Superior Proposal and against any other action, agreement or transaction involving the Company or any of its Subsidiaries that is intended, or would reasonably be expected to, materially impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by such Stockholder of its obligations under this Agreement, including (I) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries (other than the Merger); (II) a sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiaries or any reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries or (III) any change in the present capitalization of the Company or any amendment or other change to the Company's certificate of incorporation or bylaws.

          (b)   Each Stockholder hereby waives, and agrees not to exercise or assert, any appraisal or similar rights (including under Section 262 of the DGCL) in connection with the Merger.

          (c)   The obligations of each Stockholder specified in this Section 2.1 shall apply whether or not the Merger or any action described above is recommended by the Board of Directors of the Company (or any committee thereof).

        2.2    No Inconsistent Agreements.     Each Stockholder (severally and not jointly) hereby covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time while the Merger Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares of such Stockholder, (b) has not granted, and shall not grant at any time while the Merger Agreement remains in effect, a proxy (except pursuant to Section 2.3), consent or power of attorney with respect to the Covered Shares of such Stockholder and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing any of its obligations under this Agreement; provided, however, that this Section 2.2 shall not preclude such Stockholder from Transferring Covered Shares pursuant to a Permitted Transfer. Each Stockholder (severally and not jointly) hereby represents that all proxies, powers of attorney, instructions or other requests given by such Stockholder prior to the execution of this Agreement in respect of the voting of such Stockholder's Covered Shares, if any, are not irrevocable and the Stockholder hereby revokes (and shall cause to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Stockholder's Covered Shares.

        2.3    Proxy.     Each Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact, Philip W. Tomlinson, the Chief Executive Officer of Parent, M. Troy Woods, the President and Chief Operating Officer of Parent, and G. Sanders Griffith, III, the Senior Executive Vice President, General Counsel and Secretary of Parent, and any individual who shall hereafter succeed any such persons, and any other Person designated in writing by Parent, each of them individually, with full power of substitution and resubstitution, to vote or execute written consents with respect to the Covered Shares of such Stockholder in accordance with Section 2.1 prior to the Expiration Date at the Stockholder Meeting and at any annual or special meetings of stockholders of the Company (or adjournments thereof) at which any of the matters described in Section 2.1 is to be considered; provided, however, that such Stockholder's grant of the proxy contemplated by this Section 2.3 shall be effective if, and only if, such Stockholder has not delivered to the Secretary of the Company at least ten business days prior to the meeting at which any of the matters described in Section 2.1 is to be considered a duly executed irrevocable proxy card previously approved by Parent directing that the Covered Shares of such Stockholder be voted in accordance with Section 2.1. This proxy, if it becomes effective, is coupled with an interest, is given as an additional inducement of Parent to enter into the Merger Agreement and shall be irrevocable prior to the Expiration Date, at which time any such proxy shall terminate. Each Stockholder (solely in its capacity as such) shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. Parent may terminate this proxy with respect to such Stockholder at any time at its sole election by written notice provided to such Stockholder.

 ARTICLE III

REPRESENTATIONS AND WARRANTIES

        3.1    Representations and Warranties of Each Stockholder.     Each Stockholder (severally and not jointly) hereby represents and warrants to Parent as follows:

          (a)    Authorization; Validity of Agreement; Necessary Action.    Such Stockholder is a limited liability company, partnership, limited partnership or a limited liability partnership duly formed or organized, validly existing and in good standing under the laws of the jurisdiction of organization. Such Stockholder has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b)    Ownership.    Unless Transferred pursuant to a Permitted Transfer, (i) such Stockholder's Existing Shares are, and all of the Covered Shares owned by such Stockholder from the date hereof through and on the Expiration Date will be, Beneficially Owned and owned of record by such Stockholder and (ii) such Stockholder has good and valid title to such Stockholder's Existing Shares, free and clear of any Encumbrances other than pursuant to this Agreement, the Merger Agreement, under applicable federal or state securities laws or pursuant to any written policies of the Company only with respect to restrictions upon the trading of securities under applicable securities laws. As of the date hereof, such Stockholder's Existing Shares constitute all of the shares of Common Stock and Series A Convertible Preferred Stock (or any other equity interests of the Company) Beneficially Owned or owned of record by such Stockholder. Unless Transferred pursuant to a Permitted Transfer, such Stockholder has and will have at all times through the Expiration Date sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder's Existing Shares and with respect to all of the Covered Shares owned by such Stockholder at all times through the Expiration Date.

          (c)    No Violation.    The execution and delivery of this Agreement by such Stockholder do not, and the performance by such Stockholder of its obligations under this Agreement will not, (i) conflict with or violate any Law applicable to such Stockholder or by which any of its assets or properties is bound or any certificate or articles of incorporation, as applicable, and by-laws or other equivalent organizational documents of such Stockholder, or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on the properties or assets of such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which such Stockholder and/or any of its assets or properties is bound, except for any of the foregoing as would not impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

          (d)    Consents and Approvals.    The execution and delivery of this Agreement by such Stockholder do not, and the performance by such Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, other than the filings of any reports with the SEC.

          (e)    Absence of Litigation.    As of the date hereof, there is no litigation, action, suits or proceeding pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder and/or any of its Affiliates before or by any Governmental Entity that would reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

          (f)    Finder's Fees.    No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Sub or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

          (g)    Reliance by Parent.    Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the representations and warranties of such Stockholder contained herein. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

        3.2    Representations and Warranties of Parent.     Parent hereby represents and warrants to each Stockholder that it has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent, and constitutes a legal, valid and binding obligation of Parent, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

ARTICLE IV

OTHER COVENANTS

        4.1    Prohibition on Transfers; Other Actions.     Until the Expiration Date, each Stockholder (severally and not jointly) agrees that it shall not (a) Transfer any of such Stockholder's Covered Shares, Beneficial Ownership thereof or any other interest therein unless such Transfer is a Permitted Transfer; (b) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Stockholder's representations, warranties, covenants and obligations under this Agreement; or (c) take any action that could restrict or otherwise affect such Stockholder's legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void ab initio. Each Stockholder (severally and not jointly) shall not request that the Company or its transfer agent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Covered Shares and hereby consents to the entry of stop transfer instructions by the Company of any transfer of such Stockholder's Existing Shares (and any other Shares that are beneficially owned by such Stockholder), unless such transfer is made in compliance with this Agreement.

        4.2    Stock Dividends, etc.     In the event of a stock split, stock dividend or distribution, or any change in the Common Stock or Series A Convertible Preferred Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the terms "Existing Shares" and "Covered Shares" shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

        4.3    No Solicitation; Support of Acquisition Proposals.

          (a)   Prior to the Expiration Date each Stockholder (severally and not jointly) agrees that it shall not, and shall cause each of its Subsidiaries, Affiliates and Representatives not to, directly or indirectly (i) solicit, initiate or knowingly encourage or facilitate any inquiries regarding, or the making of, any proposal that could reasonably be expected to result in an Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information in connection with, enter into any agreement with respect to, or otherwise cooperate with or facilitate any Acquisition Proposal or any effort or attempt to make an Acquisition Proposal, (iii) waive, terminate, modify or fail to enforce any provision of any contractual confidentiality, "standstill" or similar obligation of any Person in favor of such Stockholder and relating to the Company or any of its Subsidiaries other than Parent, (iv) take any action to make the provisions of any "fair price," moratorium," "control share acquisition," "business combination" or other similar anti-takeover statute or regulation (including any transaction under, or a third party becoming an "interested shareholder" under, Section 203 of the DGCL), or any restrictive provision of any applicable anti-takeover provisions in the Company's certificate of incorporation restricting "business combinations" and "interested stockholders" that would otherwise apply, or the Company's bylaws, inapplicable to any transactions contemplated by the Acquisition Proposal, (v) make or participate in, directly or indirectly, a "solicitation" of "proxies" (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person, with respect to the voting of any shares of Common Stock in connection with any vote or other action on any matter, other than to recommend that the stockholders of the Company vote in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby as otherwise expressly provided in this Agreement, (vi) approve, adopt, recommend or enter into, or publicly propose to approve, adopt, recommend or enter into, or allow any of its Affiliates to enter into, a merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, voting, profit capture, tender or other similar contract providing for, with respect to, or in connection with, or that is intended to or could reasonably be expected to result in any Acquisition Proposal, or (vii) agree or propose to do any of the foregoing; provided, that, the foregoing shall not restrict such Stockholder or any of its Affiliates or Representatives from engaging, in coordination with the Board of Directors of the Company, in discussions or negotiations regarding an Acquisition Proposal with any New Bidder solely to the extent and during the period in which the Company is permitted to engage (and is engaging) in such discussions or negotiations with such New Bidder pursuant to Section 6.3(c) of the Merger Agreement. Each Stockholder (severally and not jointly) and its Subsidiaries, Affiliates and Representatives shall immediately cease and cause to be terminated all discussions or negotiations with any Person conducted heretofore (other than with Parent) with respect to any Acquisition Proposal, and shall take the necessary steps to inform its Affiliates and Representatives of the obligations undertaken pursuant to this Agreement, including this Section 4.3. Any violation of this Section 4.3 by any of the Stockholder's Affiliates or Representatives shall be deemed to be a violation by the Stockholder of this Section 4.3.

          (b)   For the purposes of this Section 4.3, the Company shall be deemed not to be an Affiliate or Subsidiary of any Stockholder, and any officer, director, employee, agent or advisor of the Company (in each case, in their capacities as such) shall be deemed not to be a Representative of any Stockholder.

        4.4    Notice of Acquisitions.     Each Stockholder (severally and not jointly) agrees to notify Parent as promptly as practicable (and in any event within 24 hours after receipt) orally and in writing of the number of any additional shares of Common Stock, Series A Convertible Preferred Stock, or other securities of the Company of which such Stockholder acquires Beneficial Ownership on or after the date hereof.

        4.5    Matters Regarding Series A Convertible Preferred Stock.     To the extent a Stockholder owns any shares of Series A Convertible Preferred Stock, such Stockholder hereby (a) waives all rights, if any, of such Stockholder with respect to its shares of Series A Convertible Preferred Stock to vote or consent as a separate class in respect of the approval of the Merger or the Merger Agreement, and (b) consents to the receipt with respect to its shares of Series A Convertible Preferred Stock of the amount of consideration provided therefor in the Merger Agreement.

        4.6    Further Assurances.     From time to time, at Parent's reasonable request and without further consideration, each Stockholder (severally and not jointly) agrees to cooperate with Parent in making all filings and obtaining all consents of Governmental Entities and third parties and to execute and deliver such additional documents and take all such further actions as may be necessary or desirable to effect the actions contemplated by this Agreement. Without limiting the foregoing, each Stockholder hereby authorizes Parent to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement the Stockholder's identity and ownership of such Stockholder's Covered Shares and the nature of the Stockholder's obligations under this Agreement.

ARTICLE V

MISCELLANEOUS

        5.1    Termination.     This Agreement shall remain in effect until the earlier to occur of (a) the Effective Time, (b) the Expiration Date or (c) as to any Stockholder, (i) any material change, by amendment, waiver or other modification, to any provision of the Merger Agreement that reduces the amount of, or changes the form of, the consideration per share to be paid in the Merger, or (ii) any amendment to Section 8.1 of the Merger Agreement that extends the Termination Date beyond December 31, 2013, unless, with respect to each of clauses (i) and (ii), such change, amendment, waiver or other modification is consented to by such Stockholder. Neither the provisions of this Section 5.1 nor the termination of this Agreement shall relieve (i) any party hereto from any liability of such party to any other party incurred prior to such termination or expiration, or (ii) any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement. Nothing in the Merger Agreement shall relieve any Stockholder from any liability arising out of or in connection with a breach of this Agreement. In particular, without limitation, the liability of the Stockholder for damages and losses suffered by Parent as a consequence of any breach by such Stockholder shall not be extinguished by the payment or the coming due of the Termination Amount.

        5.2    No Ownership Interest.     Each Stockholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Except as expressly set forth in this Agreement, all rights and all ownership and economic benefits of and relating to a Stockholder's Covered Shares shall remain vested in and belong to such Stockholder, and except as expressly set forth in this Agreement, nothing herein shall, or shall be construed to, grant Parent any power, sole or shared, to direct or control the voting or disposition of any of such Covered Shares. Nothing in this Agreement shall be interpreted as creating or forming a "group" with any other Person, including Parent, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable law.

        5.3    Notices.     All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery, if delivered in person or by electronic mail, (b) on the first business day following the date of dispatch, if delivered by a recognized overnight courier service (upon proof of delivery) or (c) on the seventh business day following the date of mailing, if delivered by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          (i)  if to Parent to:

    Total System Services, Inc.
    One TSYS Way
    Columbus, Georgia, 31901
    Attention: General Counsel
    facsimile : (706) 644-4999
    email:        SandersGriffith@tsys.com
    telephone: (706) 649-2310

    with copies to:

    King & Spalding LLP
    1180 Peachtree Street
    Atlanta, Georgia 30309
    Attention: C. William Baxley
                       C. Spencer Johnson III
    facsimile : (404) 572-5133
    email:        bbaxley@kslaw.com
                      csjohnson@kslaw.com
    telephone: (404) 572-4600

         (ii)  if to a Stockholder, to the applicable address set forth on Schedule 1;

        or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 5.3; provided that in order for an electronic mail to constitute proper notice hereunder, such email must specifically reference this Section 5.3 and state that it is intended to constitute notice hereunder

        5.4    Interpretation; Definitions.     This Agreement shall be governed by the following rules of interpretation: (a) the words "hereby", "herein", "hereof', "hereunder" and words of similar import refer to this Agreement as a whole (including any exhibits hereto and schedules delivered herewith) and not merely to the specific section, paragraph or clause in which such word appears; (b) all references herein to Sections shall be deemed references to Sections of this Agreement unless the context shall otherwise require; (c) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation"; (d) the definitions given for terms throughout this Agreement shall apply equally to both the singular and plural forms of the terms defined; (e) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (f) except as otherwise expressly provided herein, all references to "dollars" or "$" shall be deemed references to the lawful money of the United States of America, (g) unless otherwise indicated, the word "day" shall be interpreted as a calendar day and "business day" shall be interpreted as any day on which commercial banks located in New York City are open for business; and (h) "Law" shall be interpreted as any law, statute, order, rule, regulation, judgment, decree, arbitration award, ordinance or judgment of any Governmental Entity.

        5.5    Counterparts.     This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. This Agreement may be executed and delivered by facsimile or "PDF" transmission.

        5.6    Entire Agreement.     This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or attached hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written and oral, that may have related to the subject matter hereof in any way.

        5.7    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

          (a)   THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS RULES OF CONFLICT OF LAWS. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this agreement or the transactions contemplated by this agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this agreement or the transactions contemplated by this agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court.

          (b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        5.8    Amendment; Waiver.     This Agreement may not be amended except by an instrument in writing signed by Parent and each Stockholder. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties.

        5.9    Remedies.     The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity. Without limiting the generality of the foregoing, each Stockholder agrees with Parent that Parent shall be entitled to specific performance of such Stockholder's obligations to abide by the covenants and obligations with respect to the Covered Shares of such Stockholder set forth herein. For the avoidance of doubt, any party hereto may contemporaneously commence an action for specific performance and seek any other form of remedy at law or in equity that may be available for breach under this Agreement or otherwise in connection with this Agreement or the transactions contemplated hereby (including monetary damages).

        5.10    Severability.     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        5.11    Successors and Assigns; Third Party Beneficiaries.     Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        5.12    Action by Stockholder Capacity Only.     Parent acknowledges that each Stockholder has entered into this Agreement solely in its capacity as the record and/or beneficial owner of such Stockholder's Covered Shares (and not in any other capacity, including without limitation, any capacity as a director or officer of the Company). Nothing herein shall limit or affect any actions taken by such Stockholder or its Affiliate or designee, or require such Stockholder or its Affiliate or designee to take any action, in each case, in its or his capacity as a director or officer of the Company, and any actions taken, or failure to take any actions, by it or him in such capacity as a director or officer of the Company shall not be deemed to constitute a breach of this Agreement.

        [Remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

JLL PARTNERS FUND IV, L.P.
By:	JLL Associates IV, L.P., its general partner
By:	JLL Associates G.P. IV, L.L.C., its general partner
By:	/s/ PAUL S. LEVY
	Name:	Paul S. Levy
	Title:	Managing Member
JLL PARTNERS FUND V, L.P.
By:	JLL Associates V, L.P., its general partner
By:	JLL Associates G.P. V, L.L.C., its general partner
By:	/s/ PAUL S. LEVY
	Name:	Paul S. Levy
	Title:	Managing Member

[Signature Page to Voting Agreement]

OAK INVESTMENT PARTNERS X, LIMITED PARTNERSHIP
By:	Oak Associates X, LLC, its general partner
By:	/s/ ANN H. LAMONT
	Name:	Ann H. Lamont
	Title:	Managing Member
OAK X AFFILIATES FUND, L.P.
By:	Oak Associates X, LLC, its general partner
By:	/s/ ANN H. LAMONT
	Name:	Ann H. Lamont
	Title:	Managing Member

[Signature Page to Voting Agreement]

TOTAL SYSTEM SERVICES, INC.
By:	/s/ M. TROY WOODS
	Name:	M. Troy Woods
	Title:	President and Chief Operating Officer

[Signature Page to Voting Agreement]

 SCHEDULE 1

OWNERSHIP OF EXISTING SHARES

Beneficial Owner	Class	Number of Existing Shares
JLL Partners Fund IV, L.P.	Common Stock	4,239,677
JLL Partners Fund V, L.P.	Common Stock	10,599,548
JLL Partners Fund IV, L.P.	Series A Convertible Preferred Stock	199,995
JLL Partners Fund V, L.P.	Series A Convertible Preferred Stock	500,005
Oak Investment Partners X, Limited Partnership	Common Stock	11,042,089
Oak X Affiliates Fund, L.P.	Common Stock	177,266

Notices

(a)
for JLL Partners Fund IV, L.P. and JLL Partners Fund V, L.P., to:

c/o JLL Partners
450 Lexington Avenue, 31st Floor
New York, NY 10017
Attention: Frank J. Rodriguez
facsimile : (212) 286-8626
email:        f.rodriguez@jllpartners.com.
telephone: (212) 286-8600

with copies to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
P.O. Box 636
Wilmington, DE 19899-0636
Attention: Robert B. Pincus
facsimile : (302) 434-3090
email:        bob.pincus@skadden.com
telephone: (302) 651-3090

(b)
for Oak Investment Partners X, Limited Partnership and Oak X Affiliates Fund, L.P., to:

c/o Oak Management Corporation
901 Main Street
Suite 600
Norwalk, CT 06851
Attention: Ann H. Lamont
facsimile : (203) 227-0372
email:        annie@oakvc.com
telephone: (203) 226-8346

with copies to:

Finn Dixon & Herling LLP
177 Broad Street
15th Floor
Stamford, CT 06901-2048
Attention: Michael J. Herling
facsimile : (203) 325-5001
email:        mherling@fdh.com
telephone: (203) 325-5015

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01LRFC 1 U P X + Special Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such. If signer is a corporation, please sign the full corporate name by the president or other authorized officer. If signer is a partnership, please sign in the partnership name by an authorized person. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR each of the following proposals. For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of February 19, 2013, by and among Total System Services, Inc., General Merger Sub, Inc. and NetSpend Holdings, Inc., as it may be amended from time to time, pursuant to which General Merger Sub, Inc. will merge with and into NetSpend Holdings, Inc. and NetSpend Holdings, Inc. will continue as the surviving corporation and will become a wholly-owned subsidiary of Total System Services, Inc. For Against Abstain 2. To adjourn the special meeting, if necessary or appropriate, including to solicit additional votes in favor of the proposal to adopt the Agreement and Plan of Merger, if there are insufficient votes to adopt the Agreement and Plan of Merger at the time of the special meeting. For Against Abstain 3. To approve a non-binding advisory proposal to approve certain agreements with, and items of compensation that may be paid or become payable to, NetSpend Holdings, Inc.’s named executive officers in connection with the merger contemplated by the Agreement and Plan of Merger. Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. IMPORTANT SPECIAL MEETING INFORMATION MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENTLINE SACKPACK 1234 5678 9012 345 MMMMMMM 1 6 0 2 2 7 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 FORM OF PROXY CARD PRELIMINARY COPY - SUBJECT TO COMPLETION qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on XXXXXX XX, 2013. Vote by Internet • Go to www.investorvote.com/ntsp • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. Notice of Special Meeting of Shareholders 701 Brazos Street, Suite 1300 Austin, Texas 78701 Proxy Solicited by Board of Directors for Special Meeting - (Date) Daniel R. Henry, Steven F. Coleman and George W. Gresham, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of NetSpend Holdings, Inc. to be held on XXXXX XX, 2013 or at any postponement or adjournment thereof. Please direct the Proxies how they are to vote by placing an “X” in the appropriate box opposite the resolutions, which have all been proposed by NetSpend Holdings, Inc., specified on the reverse side hereof. This proxy, when properly executed and timely received, will be voted in the manner directed herein. If no such directions are given on this proxy card, the Proxies will have authority to vote FOR Proposals 1, 2 and 3. Complete, Sign, Date and Promptly Return this Proxy Card Using the Enclosed Envelope. Proxy — NetSpend Holdings, Inc. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01LRGC 1 U P X + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Special Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such. If signer is a corporation, please sign the full corporate name by the president or other authorized officer. If signer is a partnership, please sign in the partnership name by an authorized person. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board of Directors recommends a vote FOR each of the following proposals. For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of February 19, 2013, by and among Total System Services, Inc., General Merger Sub, Inc. and NetSpend Holdings, Inc., as it may be amended from time to time, pursuant to which General Merger Sub, Inc. will merge with and into NetSpend Holdings, Inc. and NetSpend Holdings, Inc. will continue as the surviving corporation and will become a wholly-owned subsidiary of Total System Services, Inc. For Against Abstain 2. To adjourn the special meeting, if necessary or appropriate, including to solicit additional votes in favor of the proposal to adopt the Agreement and Plan of Merger, if there are insufficient votes to adopt the Agreement and Plan of Merger at the time of the special meeting. For Against Abstain 3. To approve a non-binding advisory proposal to approve certain agreements with, and items of compensation that may be paid or become payable to, NetSpend Holdings, Inc.’s named executive officers in connection with the merger contemplated by the Agreement and Plan of Merger. IMPORTANT SPECIAL MEETING INFORMATION FORM OF PROXY CARD PRELIMINARY COPY - SUBJECT TO COMPLETION MMMMMMMMMMMM 1 6 0 2 2 7 2 MMMMMMMMM

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . Notice of Special Meeting of Shareholders 701 Brazos Street, Suite 1300 Austin, Texas 78701 Proxy Solicited by Board of Directors for Special Meeting - (Date) Daniel R. Henry, Steven F. Coleman and George W. Gresham, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of NetSpend Holdings, Inc. to be held on XXXXX XX, 2013 or at any postponement or adjournment thereof. Please direct the Proxies how they are to vote by placing an “X” in the appropriate box opposite the resolutions, which have all been proposed by NetSpend Holdings, Inc., specified on the reverse side hereof. This proxy, when properly executed and timely received, will be voted in the manner directed herein. If no such directions are given on this proxy card, the Proxies will have authority to vote FOR Proposals 1, 2 and 3. Complete, Sign, Date and Promptly Return this Proxy Card Using the Enclosed Envelope. Proxy — NetSpend Holdings, Inc.